Exhibit 10.1

EXECUTION VERSION

THIS AMENDMENT NO. 1 (this “Amendment”), dated as of December 8, 2021, is entered into between KAMAN CORPORATION, a Connecticut corporation (the “Company”), and JPMO CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

WHEREAS, the Company, the other Credit Parties, the lenders from time to time party thereto (the “Lenders”), the Administrative Agent, Bank of America, N.A. and Citizens Bank, N.A., as Co-Syndication Agents, and Fifth Third Bank, National Association, Keybank National Association, Truist Bank and Wells Fargo Bank, National Association, as Co-Documentation Agents, are party to the Second Amended and Restated Credit and Guaranty Agreement dated as of December 13, 2019 (as amended, modified, extended, restated, replaced, or supplemented from time to time prior to the date hereof, the “Credit Agreement”);

WHEREAS, certain loans, commitments and/or other extensions of credit (the “Loans”) under the Credit Agreement denominated in Sterling, Euros, Swiss Francs, Yen and such other currencies from time to time agreed by the Company, the Administrative Agent, each of the Revolving Lenders, the Swing Line Lender and the Issuing Banks (the “Affected Currencies”) incur or are permitted to incur interest, fees or other amounts based on the London Interbank Offered Rate as administered by the ICE Benchmark Administration (“LIBOR”) in accordance with the terms of the Credit Agreement;

WHEREAS, a Benchmark Transition Event has occurred with respect to the Affected Currencies and pursuant to Section 2.18(c)(i) of the Credit Agreement, the Administrative Agent and the Company have determined in accordance with the Credit Agreement that LIBOR for the Affected Currencies should be replaced with the applicable Benchmark Replacement for all purposes under the Credit Agreement and the other Credit Documents and such changes shall become effective at and after 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders (such time, the “Objection Deadline”), so long as the Administrative Agent has not received, by such time, written notice of objection to such applicable Benchmark Replacement from Lenders comprising the Required Lenders; and

WHEREAS, pursuant to Section 2.18(c)(ii) of the Credit Agreement, the Administrative Agent has determined in accordance with the Credit Agreement that LIBOR for the Affected Currencies should be replaced with an alternate rate of interest in accordance with the Credit Agreement and, in connection therewith, the Administrative Agent has determined that certain Benchmark Replacement Conforming Changes are necessary or advisable and such changes shall become effective without any further consent of any other party to the Credit Agreement or any other Credit Document.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Defined Terms. Capitalized terms used herein (including in the preliminary statements hereto) but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement, as amended by this Amendment.

SECTION 2. Amendments to Credit Agreement. The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Exhibit A hereto.

SECTION 3. Representations and Warranties. The Company represents and warrants to the Administrative Agent and to each of the Lenders that:

(a) This Amendment has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The representations and warranties of the Company set forth in the Credit Documents are true and correct in all material respects (or in all respects if the applicable representation and warranty is qualified by materiality or Material Adverse Effect (after giving effect to such qualification)) on and as of the Amendment Effective Date (as defined below), except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties are true and correct in all material respects (or in all respects if the applicable representation and warranty is qualified by materiality or Material Adverse Effect (after giving effect to such qualification)) as of such earlier date).

(c) At the time of and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

SECTION 4. Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions (the date of the satisfaction of all such conditions, the “Amendment Effective Date”):

(a) The Administrative Agent (or its counsel) shall have received from the Company, either (x) a counterpart of this Amendment signed on behalf of the Company or (y) written evidence reasonably satisfactory to the Administrative Agent (which may include delivery of a signed signature page of this Amendment by facsimile or other means of electronic transmission (e.g., “pdf”)) that the Company has signed a counterpart of this Amendment.

(b) The Administrative Agent has not received, by the Objection Deadline, written notice of objection to such applicable Benchmark Replacement or the amendments to the Credit Agreement as provided herein from Lenders comprising the Required Lenders.

(c) The representations and warranties of the Company set forth in the Credit Documents shall be true and correct in all material respects, in each case on and as of the Amendment Effective Date (or true and correct in all material respects as of a specified date, if earlier).

(d) At the time of and immediately after effectiveness of this Amendment, no Default or Event of Default shall have occurred and be continuing.

SECTION 5. Credit Agreement. Except as expressly set forth herein, this Amendment (a) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Company or any other Credit Party under the Credit Agreement or any other Credit Document and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Company or any other Credit Party to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances. After the date hereof, any reference in the Credit Documents to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Amendment shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents.

SECTION 6. Reaffirmation; Reference to and Effect on the Credit Documents.

(a) From and after the Amendment Effective Date, each reference in the Credit Agreement to “hereunder,” “hereof,” “this Agreement” or words of like import and each reference in the other Credit Documents to “Credit Agreement,” “thereunder,” “thereof” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Credit Agreement as amended by this Amendment.

(b) The Credit Documents, and the obligations of the Company and the other Credit Parties under the Credit Documents, are hereby ratified and confirmed by the Company, on behalf of itself and each other Credit Party, and shall remain in full force and effect according to their terms. This Amendment shall not extinguish the obligation for the payment of money outstanding under the Credit Agreement or discharge or release any lien or guarantee under the Credit Documents, and nothing in this Amendment shall constitute, or be construed as, a novation of the Credit Agreement or of any other Credit Document (or of any of the obligations outstanding under the Credit Agreement or any other Credit Document).

(c) The Company, on behalf of itself and each other Credit Party, (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii)

affirms all of its obligations under the Credit Documents, (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Documents, (iv) agrees that each Collateral Document to which it is a party continues to be in full force and effect and is not impaired or adversely affected in any manner whatsoever, (v) confirms its grant of security interests pursuant to the Collateral Documents to which it is a party as Collateral for the Obligations, and (vi) acknowledges that all Liens granted (or purported to be granted) pursuant to the Collateral Documents to which it is a party remain and continue in full force and effect in respect of, and to secure, the Obligations. The Company, on behalf of itself and each other Credit Party, hereby reaffirms the obligations of each Credit Party under the Credit Agreement and agrees that the obligation of each Credit Party to guarantee the Obligations is in full force and effect as of the date hereof.

(d) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents.
(e) In the event of any conflict between the terms of this Amendment and the terms of the Credit Agreement or the other Credit Documents, the terms hereof shall control.

SECTION 7. Applicable Law; Waiver of Jury Trial. (a) THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 10.16 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

SECTION 8. Counterparts; Consent to Electronic Signature; Amendment. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Company and the Administrative Agent.

SECTION 9. Expenses. The Company agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment to the extent required under Section 9.8(a) of the Credit Agreement.

SECTION 10. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

SECTION 11. Interpretive Provisions. The interpretive provisions set forth in Sections 1.02 through 1.10 of the Credit Agreement shall apply to this Amendment and are incorporated herein by reference, mutatis mutandis.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

THE COMPANY:

KAMAN CORPORATION, as the Company

by
/s/ James G. Coogan
Name: James G. Coogan
Title: Senior Vice President and
Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

By
/s/ Kelly Milton
Name: Kelly Milton
Title: Executive Director

Exhibit A

Amendments to Credit Agreement

[See attached.]

$800,000,000
SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT
dated as of December 13, 2019,
as amended by Amendment No. 1, dated as of December ~~13~~8, ~~2019~~2021, by and among
KAMAN CORPORATION,
as the Company and a Borrower,
RWG GERMANY GmbH,
KAMAN LUX HOLDING, S.à r.l.
and
certain subsidiaries of the Company from time to time party hereto, as Subsidiary Borrowers,
Certain subsidiaries of the Company from time to time party hereto, as Guarantor Subsidiaries,
The Lenders from time to time party hereto,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Collateral Agent,
BANK OF AMERICA, N.A.
and
CITIZENS BANK, N.A.,
as Syndication Agents,
and
FIFTH THIRD BANK, NATIONAL ASSOCIATION,
KEYBANK NATIONAL ASSOCIATION,
TRUIST BANK
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Documentation Agents
_____________________________________________
JPMORGAN CHASE BANK, N.A.,
BOFA SECURITIES, INC.
and
CITIZENS BANK, N.A.,
as Joint Lead Arrangers and Joint Bookrunners,

TABLE OF CONTENTS
    Page
SECTION 1.    DEFINITIONS AND INTERPRETATION    2
1.1    Definitions    2
1.2    Accounting Terms    ~~61~~67
1.3    Interpretation, etc    ~~62~~68
1.4    Certifications    ~~62~~68
1.5    Limited Condition Acquisitions    ~~62~~68
1.6    Currency Conversion and Fluctuations    ~~63~~69
1.7    Divisions    ~~64~~70
1.8    Interest Rates; ~~LIBOR~~IBOR Notification    ~~64~~71
1.9    German Terms    ~~65~~71
1.10    Luxembourg Terms    ~~65~~71
SECTION 2.    LOANS AND LETTERS OF CREDIT    ~~66~~72
2.1    [Reserved]    ~~66~~72
2.2    Revolving Loans.    ~~66~~72
2.3    Swing Line Loans    ~~67~~73
2.4    Letters of Credit    ~~70~~76
2.5    Pro Rata Shares; Availability of Funds    ~~76~~82
2.6    Use of Proceeds    ~~76~~82
2.7    Evidence of Debt; Register; Disqualified Lender List; Notes    ~~77~~83
2.8    Interest on Loans    ~~77~~84
2.9    Conversion/Continuation    ~~79~~86
2.10    Default Interest    ~~80~~87
2.11    Fees    ~~81~~87
2.12    [Reserved]    ~~82~~88
2.13    Voluntary Prepayments/Commitment Reductions    ~~82~~88
2.14    Mandatory Prepayments    ~~83~~89
2.15    Application of Prepayments/Reductions    ~~83~~90
2.16    General Provisions Regarding Payments    ~~84~~91
2.17    Ratable Sharing    ~~85~~92
2.18    ~~Making or Maintaining Eurocurrency Rate Loans 86~~Alternate Rate of Interest    92
2.19    Increased Costs; Capital Adequacy    ~~89~~95
2.20    Taxes; Withholding, etc.    ~~90~~97
2.21    Obligation to Mitigate    ~~94~~101
2.22    Defaulting Lenders    ~~95~~101
2.23    Removal or Replacement of a Lender    ~~97~~103
2.24    Incremental Facilities    ~~98~~105
2.25    Designation of Subsidiary Borrowers    ~~100~~106
SECTION 3.    CONDITIONS PRECEDENT    ~~100~~107
3.1    Closing Date    ~~100~~107
3.2    Conditions to Certain Credit Extensions After the Closing Date    ~~103~~110
3.3    Designation of a Subsidiary Borrower    ~~104~~111
SECTION 4.    REPRESENTATIONS AND WARRANTIES    ~~105~~112
4.1    Organization; Requisite Power and Authority; Qualification    ~~105~~112
4.2    Due Authorization    ~~105~~112
4.3    No Conflict; Government Consents    ~~106~~112
4.4    Binding Obligation    ~~106~~113
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4.5    Historical Financial Statements    ~~106~~113
4.6    Projections    ~~106~~113
4.7    No Material Adverse Effect    ~~106~~113
4.8    Adverse Proceedings    ~~107~~113
4.9    Payment of Taxes    ~~107~~113
4.10    Ownership of Material Property    ~~107~~114
4.11    Environmental Matters    ~~107~~114
4.12    Investment Company Regulation    ~~108~~114
4.13    Margin Stock    ~~108~~114
4.14    EEA Financial Institutions    ~~108~~115
4.15    ERISA Compliance    ~~108~~115
4.16    Solvency    ~~109~~115
4.17    Compliance with Laws    ~~109~~116
4.18    Disclosure    ~~109~~116
4.19    Perfection of Security Interests in the Collateral    ~~110~~117
4.20    Use of Proceeds    ~~110~~117
4.21    Representation as to Foreign Subsidiaries    ~~110~~117
SECTION 5.    AFFIRMATIVE COVENANTS    ~~111~~118
5.1    Financial Statements; Notices and Other Reports    ~~111~~118
5.2    Existence    ~~115~~122
5.3    Payment of Taxes and Indebtedness    ~~116~~122
5.4    Maintenance of Properties    ~~116~~123
5.5    Insurance    ~~116~~123
5.6    Books and Records; Inspections    ~~116~~123
5.7    Compliance with Laws    ~~117~~124
5.8    Sanctions and Anti-Corruption Laws    ~~117~~124
5.9    Environmental    ~~117~~124
5.10    Additional Subsidiaries    ~~118~~125
5.11    Additional Collateral    ~~119~~126
5.12    Further Assurances    ~~119~~126
5.13    Designation of Subsidiaries and Unrestricted Subsidiaries    ~~120~~126
5.14    Use of Proceeds    ~~120~~127
5.15    Permitted Supplier Financing Arrangements    ~~120~~127
5.16    Post-Closing Matters    ~~120~~127
SECTION 6.    NEGATIVE COVENANTS    ~~120~~127
6.1    Indebtedness    ~~120~~127
6.2    Liens    ~~125~~131
6.3    No Further Negative Pledges    ~~129~~136
6.4    Restricted Debt Payments    ~~130~~137
6.5    Restrictions on Subsidiary Distributions    ~~132~~138
6.6    Investments    ~~133~~139
6.7    Financial Covenants    ~~136~~143
6.8    Fundamental Changes; Disposition of Assets    ~~137~~143
6.9    Transactions with Affiliates    ~~138~~145
6.10    Conduct of Business    ~~139~~146
6.11    Certain Amendments or Waivers    ~~139~~146
6.12    Fiscal Year    ~~139~~146
SECTION 7.    GUARANTY    ~~140~~146
7.1    Guaranty of the Obligations    ~~140~~146
7.2    Contribution by Guarantors    ~~140~~146
7.3    Liability of Guarantors Absolute    ~~141~~147
7.4    Waivers by Guarantors    ~~142~~149

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7.5    Guarantors’ Rights of Subrogation, Contribution, etc    ~~143~~149
7.6    Subordination of Other Obligations    ~~143~~150
7.7    Continuing Guaranty    ~~144~~150
7.8    Authority of Guarantors or the Company    ~~144~~150
7.9    Financial Condition of the Company    ~~144~~150
7.10    Bankruptcy, etc    ~~144~~151
7.11    Discharge of Guaranty upon Sale of Guarantor    ~~145~~151
7.12    General Limitation on Guarantee Obligations    ~~145~~152
7.13    Keepwell    ~~145~~152
SECTION 8.    EVENTS OF DEFAULT    ~~146~~152
8.1    Events of Default    ~~146~~152
8.2    Remedies upon an Event of Default    ~~148~~155
8.3    Application of Proceeds    ~~149~~156
SECTION 9.    AGENTS    ~~150~~157
9.1    Appointment and Duties    ~~150~~157
9.2    Binding Effect    ~~152~~158
9.3    Use of Discretion    ~~152~~158
9.4    Delegation of Rights and Duties    ~~153~~159
9.5    Reliance and Liability    ~~153~~159
9.6    Agent Individually    ~~154~~161
9.7    Lender Credit Decision    ~~155~~161
9.8    Expenses; Indemnities; Withholding    ~~156~~162
9.9    Resignation of Administrative Agent, Collateral Agent or Issuing Bank    ~~157~~163
9.10    Release of Collateral or Guarantors    ~~158~~164
9.11    Certain ERISA Matters    ~~160~~166
9.12    Joint Lead Arrangers and Joint Bookrunners    ~~161~~167
9.13    Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim    ~~161~~168
9.14    Matters of Foreign Law    ~~162~~168
SECTION 10.    MISCELLANEOUS    ~~163~~169
10.1    Notices    ~~163~~169
10.2    Expenses    ~~165~~171
10.3    Indemnity; Certain Waivers    ~~166~~172
10.4    Set-Off    ~~167~~173
10.5    Amendments and Waivers    ~~167~~174
10.6    Successors and Assigns; Participations    ~~173~~180
10.7    Independence of Covenants; Interpretation    ~~178~~184
10.8    Survival of Representations, Warranties and Agreements    ~~178~~185
10.9    No Waiver; Remedies Cumulative    ~~178~~185
10.10    Marshalling; Payments Set Aside    ~~178~~185
10.11    Severability    ~~179~~185
10.12    Obligations Several; Independent Nature of the Lenders’ Rights    ~~179~~185
10.13    Headings    ~~179~~186
10.14    Applicable Law    ~~179~~186
10.15    Consent to Jurisdiction    ~~179~~186
10.16    WAIVER OF JURY TRIAL    ~~180~~187
10.17    Confidentiality; Tombstones; Etc    ~~180~~187
10.18    Usury Savings Clause    ~~182~~188
10.19    Counterparts    ~~182~~189
10.20    No Strict Construction    ~~182~~189
10.21    Effectiveness; Entire Agreement    ~~182~~189
10.22    No Fiduciary Duty    ~~182~~189

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10.23    No Third Parties Benefit    ~~183~~190
10.24    PATRIOT Act    ~~183~~190
10.25    Acknowledgement and Consent to Bail-In of EEA Financial Institutions    ~~183~~190
10.26    Acknowledgement Regarding any Supported QFCs    ~~184~~190
10.27    Judgment Currency    ~~185~~191
10.28    Amendment and Restatement    ~~185~~192

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Appendices
Appendix A    Revolving Credit Commitments
Appendix B    Notice Addresses
Schedules
Schedule 1.1(a)    Existing Letters of Credit
Schedule 1.1(b)    Existing Permitted Supplier Financing Arrangements
Schedule 4.10(b)    Capital Stock and Ownership
Schedule 5.16    Post-Closing Matters
Schedule 6.1    Indebtedness
Schedule 6.2    Liens
Schedule 6.3    No Further Negative Pledges
Schedule 6.6    Investments
Schedule 6.9    Affiliate Transactions
Exhibits
Exhibit A-1    Form of Funding Notice
Exhibit A-2    Form of Conversion/Continuation Notice
Exhibit A-3    Form of Issuance Notice
Exhibit B-1    Form of Revolving Loan Note
Exhibit B-2    Form of Swing Line Note
Exhibit C    Form of Compliance Certificate
Exhibit D    Form of Solvency Certificate
Exhibit E    Form of Assignment and Assumption
Exhibit F    Form of U.S. Tax Compliance Certificates
Exhibit G    Form of Closing Date Certificate
Exhibit H    Form of Counterpart Agreement
Exhibit I-1    Form of Amended and Restated Security Agreement
Exhibit I-2    Form of Amended and Restated Securities Security Agreement
Exhibit J    Form of Perfection Certificate
Exhibit K-1    Form of Subsidiary Borrower Agreement
Exhibit K-2    Form of Subsidiary Borrower Termination
Exhibit L    Form of Permitted Supplier Financing Arrangement Documentation

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SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT
This SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT, dated as of December 13, 2019 (~~the “~~as amended by that certain Amendment No. 1, dated as of December 8, 2021, the “Agreement”), is entered into by and among KAMAN CORPORATION, a Connecticut corporation (the “Company”), RWG GERMANY GmbH, a company organized under the laws of Germany (“RWG Germany”), KAMAN LUX HOLDINGS S.à r.l., a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 5, rue de Bonnevoie, L-1260 Luxembourg and registered with the Luxembourg register under number B200.366 (“Kaman Lux”), the other Subsidiary Borrowers from time to time party hereto, the Guarantor Subsidiaries from time to time party hereto, the Lenders from time to time party hereto, and JPMORGAN CHASE BANK, N.A., as administrative agent (together with its permitted successors in such capacity, the “Administrative Agent”) and as collateral agent (together with its permitted successors in such capacity, the “Collateral Agent”).
RECITALS:
WHEREAS, capitalized terms used in these recitals will have the respective meanings set forth for such terms in Section 1.1;
WHEREAS, the Company, RWG Germany, Kaman Lux, certain other Subsidiary Borrowers, the Administrative Agent, the Collateral Agent and certain Lenders are party to that certain Credit Agreement, originally dated as of November 20, 2012 (the “Original Credit Agreement”), as amended and restated as of May 6, 2015 and as further amended by that certain Amendment No. 1, dated as of May 8, 2017, that certain Amendment No. 2, dated as of December 15, 2017, that certain Amendment No. 3, dated as of February 16, 2018 and that certain Amendment No. 4, dated as of July 24, 2019, (and as may be further amended, restated, amended and restated, modified and/or supplemented from time to time prior to the date hereof, the “Existing Credit Agreement”);
WHEREAS, on the Closing Date immediately prior to the effectiveness of this Agreement, (i) no Revolving Loans (as defined in the Existing Credit Agreement) are outstanding under the Existing Credit Agreement, (ii) Letters of Credit (as defined in the Existing Credit Agreement) issued and outstanding under and in accordance with the Existing Credit Agreement (the “Existing Letters of Credit”) will be rolled-over and deemed issued and outstanding hereunder, and (iii) no term loans are outstanding under the Existing Credit Agreement;
WHEREAS, the Lenders have agreed to extend certain first lien credit facilities to the Company and the Subsidiary Borrowers consisting of $800,000,000 in aggregate principal amount of Revolving Credit Commitments;
WHEREAS, on the Closing Date the Existing Letters of Credit will remain outstanding and will be deemed to be issued and outstanding under this Agreement;
WHEREAS, Kaman Composites – UK Holdings Limited, a company organized under the laws of England and Wales and a wholly-owned Subsidiary of the Company (“Kaman UK”), was a “Subsidiary Borrower” under the Existing Credit Agreement but, upon the effectiveness of this Agreement, will be irrevocably released as such a “Subsidiary Borrower” and shall not constitute a Subsidiary Borrower hereunder and the mortgage over the Capital Stock of Kaman UK pursuant to that certain English law Equitable Share Mortgage, dated as of 5 February 2013 (the “Kaman UK Share Mortgage”), by and between Kaman Aerospace Group, Inc., as mortgagor, and JPMorgan Chase Bank, N.A., as administrative agent under the Existing Credit Agreement, will be irrevocably released and terminated in connection therewith (without prejudice to any pledge of any Capital Stock in Kaman UK by Kaman Aerospace Group, Inc. pursuant to the Amended and Restated Securities Pledge Agreement);
WHEREAS, each of the Company and the Subsidiary Borrowers has agreed to secure all of its Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a Lien on substantially all of its assets subject to certain exceptions set forth herein and in the Amended and Restated Security Agreement and the Amended and Restated Securities Pledge Agreement; and

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WHEREAS, the Guarantors have agreed to guarantee the obligations of the Company and the Subsidiary Borrowers hereunder and to secure their respective Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a Lien on substantially all of their respective assets subject to certain exceptions as set forth herein and in the Amended and Restated Security Agreement and the Amended and Restated Securities Pledge Agreement.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
Section 1.DEFINITIONS AND INTERPRETATION
1.1Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, will have the following meanings:
“Additional Lender” means, at any time, any bank, other financial institution or institutional investor that, in any case, is not an existing Lender and that agrees to provide any portion of any Incremental Loan in accordance with Section 2.24; provided that each Additional Lender (other than any Person that is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender at such time) will be subject to the approval of the Administrative Agent, each Issuing Bank and/or the Swing Line Lender (such approval not to be unreasonably withheld, conditioned or delayed), in each case to the extent any such consent would be required from the Administrative Agent, each Issuing Bank and/or the Swing Line Lender under Section 10.6(c), respectively, for an assignment of Loans to such Additional Lender.
“Additional Letter of Credit Currencies” means any currency (other than Dollars and Alternative Currencies) in which Letters of Credit may be issued hereunder as agreed by the Administrative Agent, the Company and each applicable Issuing Bank (which, for avoidance of doubt, may be a subset of the Issuing Banks).
“Adjusted Covenant Period” as defined in Section 6.7(a).
“Adjusted Daily Simple ESTR” means, with respect to any L/C Disbursement denominated in euro, an interest rate per annum equal to (a) the Daily Simple ESTR plus (b) 0.0017%.
“Adjusted Daily Simple RFR” means (a) with respect to any Loan or L/C Disbursement denominated in Pounds Sterling, the Adjusted Daily Simple SONIA, (b) with respect to any Loan or L/C Disbursement denominated in Swiss Francs, the Adjusted Daily Simple SARON, (c) with respect to any L/C Disbursement denominated in euro, the Adjusted Daily Simple ESTR and (d) with respect to any L/C Disbursement denominated in Japanese Yen, the Adjusted Daily Simple TONA.
“Adjusted Daily Simple SARON” means, with respect to any Loan or L/C Disbursement denominated in Swiss Francs, an interest rate per annum equal to (a) the Daily Simple SARON plus (b) (i) in the case of any such Loan, -0.0571% or (ii) in the case of any such L/C Disbursement, -0.0551%.
“Adjusted Daily Simple SONIA” means, with respect to any Loan or L/C Disbursement denominated in Pounds Sterling, an interest rate per annum equal to (a) the Daily Simple SONIA plus (b) (i) in the case of any such Loan, 0.0326% or (ii) in the case of any such L/C Disbursement, -0.0024%.
“Adjusted Daily Simple TONA” means, with respect to any L/C Disbursement denominated in Japanese Yen, an interest rate per annum equal to (a) the Daily Simple TONA plus (b) -0.01839%.
“Adjusted EURIBO Rate” means, with respect to any EURIBOR Borrowing for any Interest Period, an interest rate per annum equal to the EURIBO Rate for such Interest Period as adjusted for Statutory Reserves.

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“Adjusted TIBO Rate” means, with respect to any TIBOR Borrowing for any Interest Period, an interest rate per annum equal to the TIBO Rate for such Interest Period as adjusted for Statutory Reserves.
“Administrative Agent” as defined in the preamble hereto.
“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Company or any Subsidiary) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of any Responsible Officer of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary.
“Affected Lender” as defined in Section 2.18(b).
“Affected Loans” as defined in Section 2.18(b).
“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. For the avoidance of doubt, none of the Agents or their respective lender affiliates shall be deemed to be an Affiliate of the Company, any Subsidiary or any Unrestricted Subsidiary.
“Agency Fee Letter” means that certain Agency Fee Letter, dated October 22, 2012, by and between the Company and JPMorgan (provided that the only fees pursuant thereto that are applicable as of and after the Closing Date are those set forth in clause (ii) of the second paragraph thereof).
“Agents” means, collectively, the Administrative Agent, the Collateral Agent, each Syndication Agent, each Documentation Agent, each Joint Bookrunner and each Joint Lead Arranger.
“Aggregate Amounts Due” as defined in Section 2.17.
“Aggregate Payments” as defined in Section 7.2.
“Agreement” as defined in the preamble hereto.
“All or Substantially All” means, with respect to any sale, lease, exchange or other disposition of assets in any transaction or series of related transactions (each, a “Specified Transaction”), such Specified Transaction that would leave the Company and its Subsidiaries, when taken as a whole, without a significant continuing business activity. For the purposes of this Agreement, the Company and its Subsidiaries, when taken as a whole, shall be deemed to have retained a significant continuing business activity after giving effect to a Specified Transaction if, following such Specified Transaction, the Company and its Subsidiaries, when taken as a whole, either (a) retain assets having a book value of at least 25% of Consolidated Total Assets of the Company and its Subsidiaries or (b) retain assets and operations that generate at least the greater of (i) at least 25% of the Consolidated Adjusted EBITDA of the Company and its Subsidiaries and (ii) at least 25% of the annual consolidated revenues of the Company and its Subsidiaries, in the case of each of subclause (a) and (b), as reflected in the most recent financial statements delivered pursuant to Section 5.1(a) prior to the date of such Specified Transaction (or, at any time prior to the first date after the Closing Date that financial statements have been delivered or are required to be delivered pursuant to Section 5.1(a), as reflected in the Historical Audited Financial Statements for the Fiscal Year ended December 31, 2018).
“Alternative Currencies” means (a) euro, (b) Pounds Sterling, (c) Japanese Yen, (d) Swiss Francs, (e) such other currencies from time to time agreed by the Company, the Administrative Agent,

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each of the Revolving Lenders, the Swing Line Lender and the Issuing Banks; provided that, in the case of this clause (e), (i) such currency is readily available and convertible into Dollars in the international interbank market and as to which a Dollar Equivalent is readily calculable and (ii) a ~~LIBO Screen Rate~~quoted rate is available for such currency in the Administrative Agent’s reasonable discretion and (f) solely with respect to Letters of Credit, Additional Letter of Credit Currencies. With respect to any Alternative Currency, if (x) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (y) such currency is, in the reasonable determination of the Administrative Agent, no longer readily available or freely traded or (z) in the reasonable determination of the Administrative Agent, a Dollar Equivalent amount of such currency is not readily calculable, the Administrative Agent shall promptly notify the Company, and such currency shall no longer be available as an Alternative Currency for additional borrowings or extensions of credit until such time as the Administrative Agent agrees to reinstate such currency as an Alternative Currency.
“Alternative Currency L/C Exposure” means, at any time, the sum of (a) the Dollar Equivalent of the aggregate undrawn and unexpired amount of all outstanding Alternative Currency Letters of Credit at such time plus (b) the aggregate principal Dollar Equivalent of all L/C Disbursements in respect of Alternative Currency Letters of Credit that have not yet been reimbursed at such time
“Alternative Currency Letter of Credit” means a Letter of Credit denominated in an Alternative Currency.
“Alternative Currency Overnight Rate” means, for any day, with respect to any L/C Disbursement in an Alternative Currency, (a) (i) if such L/C Disbursement is denominated in Euro, a rate per annum equal to the Adjusted Daily Simple ESTR, (ii) if such L/C Disbursement is denominated in Sterling, a rate per annum equal to the Adjusted Daily Simple SONIA, (iii) if such L/C Disbursement is denominated in Swiss Francs, a rate per annum equal to the Adjusted Daily Simple SARON, (iv) if such L/C Disbursement is denominated in Japanese Yen, a rate per annum equal to the Adjusted Daily Simple TONA and (v) if such L/C Disbursement is denominated in any other currency (other than Dollars), a rate per annum at which overnight deposits in such currency would be offered on such day in the principal interbank market for such currency, as such rate is determined by the Administrative Agent in consultation with the Company, or (b) if, with respect to any L/C Disbursement denominated in any Alternative Currency, the Administrative Agent reasonably determines that it is unable to determine the rate referred to in clause (a) above with respect to such Alternative Currency, then a rate per annum equal to the Central Bank Rate with respect to such Alternative Currency; provided that, if the Alternative Currency Overnight Rate as so determined would be less than zero, the Alternative Currency Overnight Rate will be deemed to be zero.
“Alternative Currency Sub-limit” means $400,000,000; provided that such sublimit may be increased in connection with any Incremental Facility as agreed by the Administrative Agent and the Company (such increase not to exceed the aggregate amount of commitments in respect of each such Incremental Facility).
“Alternative Interest Rate Election Event” as defined in Section 2.18(c).
“Amended and Restated Securities Pledge Agreement” means the Securities Pledge Agreement, originally dated as of November 20, 2012, by and among the Company and certain of its Domestic Subsidiaries from time to time party thereto, as pledgors, and JPMorgan, as administrative agent, as the same is amended and restated as of the date hereof in the form of Exhibit I-2.
“Amended and Restated Security Agreement” means the Security Agreement, originally dated as of November 20, 2012, by and among the Company and certain of its Domestic Subsidiaries from time to time party thereto, as grantors, and JPMorgan, as administrative agent, as the same is amended and restated as of the date hereof in the form of Exhibit I-1.
“Anti-Corruption Laws” means Laws relating to anti-bribery or anti-corruption (governmental or commercial) which apply to the Credit Parties, their Subsidiaries or their Unrestricted Subsidiaries,

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including Laws that prohibit the corrupt payment, offer, promise, or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any Government Official, any foreign government employee or commercial entity in order to obtain an improper business advantage; including the FCPA, the United Kingdom Bribery Act of 2010, and all national and international Laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions to the extent they apply to the applicable Credit Party.
“Applicable Commitment Fee Rate” means, for any day, initially a percentage per annum equal to 0.175%; provided that from and after the third Business Day after the date on which the Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 5.1(e) calculating the Senior Secured Net Leverage Ratio in respect of the Q2-2020 Test Period, the “Applicable Commitment Fee Rate” for the Revolving Credit Commitments shall be the applicable percentage per annum set forth below under the caption “Commitment Fee Rate” based upon the Senior Secured Net Leverage Ratio as of the last day of the most recent Test Period as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.1(e):

Level	Senior Secured Net Leverage Ratio	Commitment Fee Rate
I	≤ 0.50 to 1.00	0.150%
II	> 0.50 to 1.00 but ≤ 1.50 to 1.00	0.175%
III	> 1.50 to 1.00 but ≤ 2.50 to 1.00	0.200%
IV	> 2.50 to 1.00 but ≤ 3.50 to 1.00	0.225%
V	> 3.50 to 1.00	0.250%
No change in the Applicable Commitment Fee Rate shall be effective until three (3) Business Days after the date on which the Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 5.1(e) calculating the Senior Secured Net Leverage Ratio (it being understood and agreed that each change in Level shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next succeeding change). If at any time the Company has failed to deliver to the Administrative Agent the applicable information as and when required under Section 5.1(e), the Applicable Commitment Fee Rate shall be deemed to be set at Level V commencing on the date that is three (3) Business Days after the required date of delivery of such information and ending on the date that is three (3) Business Days after actual delivery of such information, after which the applicable Level shall be determined in accordance with the table above and the applicable Compliance Certificate. Within one (1) Business Day of receipt of the applicable information under Section 5.1(e), the Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Commitment Fee Rate in effect from such date. In the event that any financial statement or certificate delivered pursuant to Section 5.1 is determined to be inaccurate (at a time prior to the satisfaction of the Termination Conditions), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Commitment Fee Rate for any period (a “Commitment Fee Rate Applicable Period”) than the Applicable Commitment Fee Rate applied for such Commitment Fee Rate Applicable Period, then (x) the Borrower shall promptly (and in any event within five (5) Business Days) following such determination deliver to the Administrative Agent correct financial statements and certificates required by Section 5.1 for such Commitment Fee Rate Applicable Period, (y) the Applicable Commitment Fee Rate for such Commitment Fee Rate Applicable Period shall be determined as if the Senior Secured Net Leverage Ratio were determined based on the amounts set forth in such corrected financial statements

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and certificates and (z) the Borrower shall promptly (and in any event within ten (10) Business Days) following delivery of such corrected financial statements and certificates pay to the Administrative Agent for the benefit of the applicable Lenders the accrued additional interest owing as a result of such increased Applicable Commitment Fee Rate for such Commitment Fee Rate Applicable Period. Nothing in this paragraph shall limit the right of the Administrative Agent or any Lender under Section 2.10 or Article IX. Notwithstanding anything to the contrary set forth herein, the provisions of this paragraph (which for the avoidance of doubt, shall not include the grid immediately above) may be amended or waived with the consent of only the Borrower and the Required Lenders.
“Applicable Margin” means, for any day, with respect to any ~~Eurocurrency Rate Loan or~~Term Benchmark Revolving Loan, RFR Revolving Loan, any Base Rate Loan or any L/C Disbursement in an Alternative Currency, initially a percentage per annum equal to (i) for ~~Eurocurrency Rate Loans~~Term Benchmark Revolving Loans, RFR Revolving Loans and L/C Disbursements, 1.250% and (ii) for Base Rate Loans, 0.250%; provided that from and after the third Business Day after the date on which the Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 5.1(e) calculating the Senior Secured Net Leverage Ratio in respect of the Q2-2020 Test Period, the “Applicable Margin” for the Revolving Loans and L/C Disbursements shall be the applicable percentage per annum set forth below under the caption “~~Eurocurrency Rate~~Term Benchmark, RFR and L/C Disbursement Margin” or “Base Rate Margin”, respectively, based upon the Senior Secured Net Leverage Ratio as of the last day of the most recent Test Period as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.1(e):

Level	Senior Secured Net Leverage Ratio	~~Eurocurrency RateTerm Benchmark, RFR and L/C Disbursement Margin~~	Base Rate Margin
I	≤ 0.50 to 1.00	1.125%	0.125%
II	> 0.50 to 1.00 but ≤ 1.50 to 1.00	1.250%	0.250%
III	> 1.50 to 1.00 but ≤ 2.50 to 1.00	1.375%	0.375%
IV	> 2.50 to 1.00 but ≤ 3.50 to 1.00	1.500%	0.500%
V	> 3.50 to 1.00	1.625%	0.625%
No change in the Applicable Margin for Revolving Loans and L/C Disbursements shall be effective until three (3) Business Days after the date on which the Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 5.1(e) calculating the Senior Secured Net Leverage Ratio (it being understood and agreed that each change in Level shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next succeeding change). If at any time the Company has failed to deliver to the Administrative Agent the applicable information as and when required under Section 5.1(e), the Applicable Margin for Revolving Loans and L/C Disbursements shall be deemed to be set at Level V commencing on the date that is three (3) Business Days after the required date of delivery of such information and ending on the date that is three (3) Business Days after actual delivery of such information, after which the applicable Level shall be determined in accordance with the table above and

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the applicable Compliance Certificate. Within one (1) Business Day of receipt of the applicable information under Section 5.1(e), the Administrative Agent shall give each Lender holding Revolving Loans and each Issuing Bank holding L/C Disbursements, as applicable, telefacsimile or telephonic notice (confirmed in writing) of the Applicable Margin for Revolving Loans and L/C Disbursements in effect from such date. In the event that any financial statement or certificate delivered pursuant to Section 5.1 is determined to be inaccurate (at a time prior to the satisfaction of the Termination Conditions), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for Revolving Loans for any period (a “Margin Applicable Period”) than the Applicable Margin for Revolving Loans applied for such Margin Applicable Period, then (x) the Borrower shall promptly (and in any event within five (5) Business Days) following such determination deliver to the Administrative Agent correct financial statements and certificates required by Section 5.1 for such Margin Applicable Period, (y) the Applicable Margin for Revolving Loans for such Margin Applicable Period shall be determined as if the Senior Secured Net Leverage Ratio were determined based on the amounts set forth in such corrected financial statements and certificates and (z) the Borrower shall promptly (and in any event within ten (10) Business Days) following delivery of such corrected financial statements and certificates pay to the Administrative Agent for the benefit of the applicable Lenders the accrued additional interest owing as a result of such increased Applicable Margin for Revolving Loans for such Margin Applicable Period. Nothing in this paragraph shall limit the right of the Administrative Agent or any Lender under Section 2.10 or Article IX. Notwithstanding anything to the contrary set forth herein, the provisions of this paragraph (which for the avoidance of doubt, shall not include the grid immediately above) may be amended or waived with the consent of only the Borrower and the Required Lenders.
“Application” means an application, in such form as the applicable Issuing Bank may specify from time to time, requesting such Issuing Bank to open a Letter of Credit.
“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Credit Party provides to the Administrative Agent pursuant to any Credit Document or the transactions contemplated therein which is distributed to the Administrative Agent or to the Lenders by means of electronic communications pursuant to Section 10.1(d).
“Approved Fund” means any investment company, fund, securitization vehicle, trust or conduit that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its business that is (a) an Affiliate of any Lender, (b) administered or managed by a Lender or an Affiliate of a Lender or (c) an entity or Affiliate of an entity that administers or manages a Lender.
“Asset Sale” means a sale, lease or sub-lease (as lessor or sublessor), sale and lease-back, assignment, conveyance, exclusive license (as licensor or sublicensor), transfer or other disposition to, or any exchange of property with (each, a “disposition”), any Person in one transaction or a series of related transactions, of all or any part of the Company’s or any Subsidiary’s assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, including the Capital Stock of any Subsidiary, other than:
(a)dispositions of inventory, goods or other assets in the ordinary course of business;
(b)dispositions of used, worn-out, obsolete, used or surplus property and property no longer used or useful in the Business;
(c)dispositions of assets that are made subject to a Capital Lease or Purchase Money Indebtedness within 365 days after the acquisition, construction, lease or improvement of the asset financed;
(d)dispositions of property that constitutes a Casualty Event;
(e)dispositions of cash or Cash Equivalents (or Investments that were cash or Cash Equivalents when made);

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(f)dispositions of equipment, Real Estate Assets or any fixtures affixed to any improvements on any Real Estate Asset to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the net cash proceeds of such disposition are applied within 365 days of the receipt thereof to the purchase price of replacement property;
(g)dispositions or discounts by the Company or any Subsidiary of accounts, receivables or notes receivable arising in the ordinary course of business or in connection with the collection or compromise thereof, including supplier financing arrangements without recourse to the Company or any Subsidiary that accelerate collection of receivables from clients or customers;
(h)(i) licenses or sub-licenses of Intellectual Property in the ordinary course of business and (ii) the abandonment or other disposition of Intellectual Property that is in the reasonable good faith judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Credit Parties taken as a whole;
(i)leases, subleases, licenses or sub-licenses of real property or personal property (other than Intellectual Property) in the ordinary course of business;
(j)dispositions of any business, asset or property between or among the Company and the Subsidiaries; provided that any such disposition outside the ordinary course of business (A) by any Subsidiary that is not a Guarantor Subsidiary to the Company or to another Guarantor Subsidiary or (B) by the Company or any Guarantor Subsidiary to a Subsidiary that is not a Guarantor Subsidiary is on terms that are, taken as a whole, at least as favorable to the Company or such Guarantor Subsidiary, as the case may be, as the terms of an arm’s length disposition of such business, asset or property, taken as a whole, between unaffiliated Persons (as determined by the Company in good faith);
(k)dispositions of other assets for aggregate consideration not to exceed (i) $5,000,000 in the case of any single transaction or series of related transactions or (ii) $10,000,000 in the aggregate during any Fiscal Year;
(l)dispositions of non-core assets acquired in a Permitted Investment disposed of within eighteen (18) months following the consummation of such Permitted Investment and in the aggregate amount not to exceed 25% of the cash purchase consideration paid in respect of such Permitted Investment;
(m)dispositions of real property and related assets in connection with relocation of officers or employees of the Company or any Subsidiary;
(n)unwinding of Rate Contracts;
(o)issuance or sale of Capital Stock of an Unrestricted Subsidiary, sale of Indebtedness of an Unrestricted Subsidiary owing to any Credit Party or any of their Subsidiaries, or sale of other securities of an Unrestricted Subsidiary;
(p)Sale Leaseback Transactions with respect to real property located in any foreign jurisdiction;
(q)Conversions of intercompany Indebtedness held by the Company or any Subsidiary into Capital Stock in any Subsidiary permitted pursuant to Section 6.4; and
(r)to the extent constituting dispositions, Liens permitted by Section 6.2, Restricted Debt Payments permitted by Section 6.4 and Investments permitted by Section 6.6.
“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by the Administrative Agent.

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“Assignment Effective Date” as defined in Section 10.6(b).
“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, chief operating officer, chief financial officer, president, vice president, treasurer and any other officer having substantially the same authority and responsibility as any of the foregoing.
“Available Amount” means, as at any date of determination, an amount equal to:
(a)the sum (and, in the case of clauses (ii) through (ix) below, received or retained, as applicable, after the Closing Date and prior to such date of determination), without duplication, of:
(i)$37,500,000;
(ii)50% of cumulative Consolidated Net Income for the period commencing January 1, 2019 through the most recent balance sheet date reflected in the financial statements most recently delivered by the Company to the Administrative Agent pursuant to Section 5.1(a) or 5.1(b), as applicable; provided that when measuring such amount (A) Consolidated Net Income will be deemed not to be less than zero in any Fiscal Year or Fiscal Quarter and (B) Consolidated Net Income for any Fiscal Quarter or any Fiscal Year will be deemed to be zero until the financial statements required to be delivered pursuant to Section 5.1(a) for such Fiscal Year or Section 5.1(b) for such Fiscal Quarter, and the related Compliance Certificate required to be delivered pursuant to Section 5.1(e) for such Fiscal Year or Fiscal Quarter, have been received by the Administrative Agent;
(iii)the aggregate amount of capital contributions to the capital of the Company made in cash or Cash Equivalents (other than with respect to Disqualified Capital Stock or to the extent such proceeds have been previously utilized in accordance with the terms of this Agreement);
(iv)the net cash proceeds received by the Company after the Closing Date (and prior to such date of determination) from issuances or sales of its Capital Stock (that is not Disqualified Capital Stock), other than with respect to the extent such proceeds have been previously utilized in accordance with the terms of this Agreement;
(v)[reserved];
(vi)(x) the aggregate amount of all cash dividends and other cash distributions received by the Company or any Subsidiary from any Joint Ventures or Unrestricted Subsidiaries during the period from and including the Business Day immediately following the Closing Date through and including the date of determination in respect of Investments in such Unrestricted Subsidiary or Joint Venture made by the Company or any Subsidiary made in reliance on the Available Amount and (y) the net cash proceeds received by the Company or any Subsidiary in connection with the sale, transfer or other disposition of its ownership interest in any Joint Ventures or Unrestricted Subsidiaries, or in connection with any dividends or other distributions by any Joint Venture or Unrestricted Subsidiary, during the period from and including the Business Day immediately following the Closing Date through and including the date of determination in respect of Investments in such Unrestricted Subsidiary or Joint Venture, in each case, to the extent that the original Investments in such Unrestricted Subsidiary or Joint Venture were made in reliance on the Available Amount (except to the extent such proceeds have been previously utilized to increase the amount of aggregate consideration permitted to make Permitted Acquisitions of Persons that do not become Guarantor Subsidiaries (or to purchase assets that are acquired directly by Non-Credit Parties));
(vii)the Investments of the Company or any Subsidiary made in reliance on the Available Amount in any Unrestricted Subsidiary that has been re-designated as a Subsidiary or that has been merged or consolidated with or into the Company or any Subsidiary (up to the lesser of (A) the fair market value (as determined in good faith by the Company) of the investments of the Company or any Subsidiary in such Unrestricted Subsidiary at the time of such

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re-designation or merger or consolidation and (B) the fair market value (as determined in good faith by the Company) of the original investments by the Company or any Subsidiary in such Unrestricted Subsidiary made in reliance on the Available Amount);
(viii)the returns (including repayments of principal and payments of interest), profits, distributions, returns of capital and similar amounts received in cash or Cash Equivalents by the Company or any Subsidiary on Investments made by the Company or any Subsidiary in reliance on the Available Amount pursuant to Section 6.6(l) (including as a result of any termination or unwinding of such Investments); and
(ix)the aggregate amount of Indebtedness (other than Indebtedness owing to any Parent, the Company or any Subsidiary) that has been converted into or exchanged for equity interests (other than Disqualified Capital Stock) of the Company or any Parent;
minus
(b)the sum, without duplication, of:
(i)the aggregate amount of Restricted Debt Payments made after the Closing Date (and prior to such date of determination) pursuant to Section 6.4(e); and
(ii)the aggregate amount of Investments made after the Closing Date (and prior to such date of determination) pursuant to Section 6.6(l), with each such Investment measured as of the date made and without giving effect to subsequent changes in value.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“BANA” means Bank of America, N.A.
“Bank Product Agreement” means any agreement evidencing Bank Product Obligations.
“Bank Product Obligations” means all obligations of every nature of the Company or any Subsidiary from time to time owed to any Bank Product Provider in connection with any Bank Product, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to the Company or such Subsidiary, would have accrued on any Bank Product Obligation, whether or not a claim is allowed against the Company or such Subsidiary for such interest in the related bankruptcy proceeding), reimbursement, fees, expenses, indemnification or otherwise.
“Bank Product Provider” means a Lender or Agent, or any Affiliate of a Lender or Agent, in its capacity as such, that in each case that provides Bank Products to the Company or any Subsidiary (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of a Bank Product Agreement), whether or not such Person subsequently ceases to be a Lender, an Agent or an Affiliate of a Lender or Agent, in any case, that has executed and delivered to the Administrative Agent a letter agreement in form and substance reasonably acceptable to the Administrative Agent pursuant to which such Lender, Agent or Affiliate of such Lender or Agent appoints the Administrative Agent and the Collateral Agent as agents under the applicable Credit Documents.
“Bank Products” means all facilities or services related to (a) cash management and related services, including automated clearinghouse of funds, treasury, depository, overdraft, electronic funds transfer, cash pooling, controlled disbursements and other cash management arrangements, (b)

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commercial credit card and merchant card services, credit or debit cards, stored value cards and purchase cards and the processing of related sales or receipts and (c) E-payables and comparable services.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Bankruptcy Proceeding” as defined in Section 10.6.
“Base Rate” means, for any day, the highest of (a) the rate last quoted by The Wall Street Journal (or another national publication selected by the Administrative Agent) as the U.S. “Prime Rate,” (b) the NYFRB Rate plus 0.50% per annum and (c) the onemonth Eurocurrency Rate ~~for Dollars~~ plus 1.00% per annum. Any change in the Base Rate due to a change in any of the foregoing will be effective on the effective date of such change in the “prime” rate, the NYFRB Rate or Eurocurrency Rate for an Interest Period of one month. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.18 (for the avoidance of doubt, only until any amendment to this Agreement has become effective pursuant to Section 2.18(c)), then the Base Rate shall be the greater of clause (a) and clause (b) of this definition and shall be determined without reference to clause (c) of this definition.
“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate. For the avoidance of doubt, only Loans denominated in Dollars may be Base Rate Loans and only the Company and any Subsidiary Borrower that is a Domestic Subsidiary may borrow Base Rate Loans.
“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may be a SOFR-Based Rate) that has been selected by the Administrative Agent and the Company giving due consideration to the currency in which the applicable Loans are denominated and to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the ~~Eurocurrency~~Term Benchmark Rate for the applicable currency in multicurrency syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its reasonable discretion.
“Benchmark Replacement Adjustment” means the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the ~~Eurocurrency~~applicable Term Benchmark Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the ~~Eurocurrency~~applicable Term Benchmark Rate with the applicable Unadjusted Benchmark Replacement for multicurrency syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides in its reasonable discretion (in good faith and in consultation with the Company) may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary (in good faith and in consultation with the Company) in connection with the administration of this Agreement).

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“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the ~~Eurocurrency~~applicable Term Benchmark Rate:
(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (x) the date of the public statement or publication of information referenced therein and (y) the date on which the administrator of the LIBO Screen Rate, the administrator of the EURIBO Screen Rate or the administrator of the TIBO Screen Rate permanently or indefinitely ceases to provide the LIBO Screen Rate, EURIBO Screen Rate or TIBO Screen Rate, respectively; or
(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the ~~Eurocurrency~~applicable Term Benchmark Rate:
(a) a public statement or publication of information by or on behalf of the administrator of the LIBO Screen Rate, the administrator of the EURIBO Screen Rate or the administrator of the TIBO Screen Rate announcing that such administrator has ceased or will cease to provide the LIBO Screen Rate, EURIBO Screen Rate or TIBO Screen Rate (respectively), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~the LIBO Screen Rate~~such screen rate;
(b) a public statement or publication of information by (i) the relevant regulatory supervisor for the administrator of the LIBO Screen Rate, the administrator of the EURIBO Screen Rate or the administrator of the TIBO Screen Rate, (ii) the U.S. Federal Reserve System, (iii) an insolvency official with jurisdiction over the administrator for the LIBO Screen Rate, the administrator of the EURIBO Screen Rate or the administrator of the TIBO Screen Rate, (iv) a resolution authority with jurisdiction over the administrator for the LIBO Screen Rate, the administrator of the EURIBO Screen Rate or the administrator of the TIBO Screen Rate, (v) or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Screen Rate, the administrator of the EURIBO Screen Rate or the administrator of the TIBO Screen Rate, in each case which states that the relevant administrator ~~of the LIBO Screen Rate~~ has ceased or will cease to provide the ~~LIBO Screen Rate~~relevant screen rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the ~~LIBO Screen Rate~~relevant screen rate; and/or
(c) a public statement or publication of information by the relevant regulatory supervisor for the administrator of the LIBO Screen Rate, the administrator of the EURIBO Screen Rate or the administrator of the TIBO Screen Rate announcing that the ~~LIBO Screen Rate~~relevant screen rate is no longer representative.
“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event for any Term Benchmark Rate, the earlier of (i) the applicable Benchmark Replacement Date for such Term Benchmark Rate and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event stated in such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date determined by the Administrative Agent or the Required Lenders, as applicable, and specified by notice to the Company, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.
“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to ~~the Eurocurrency~~any Term Benchmark Rate and solely to the extent that ~~the Eurocurrency~~such Term Benchmark Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the ~~Eurocurrency~~applicable Term Benchmark Rate for all purposes hereunder in accordance with Section

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2.18(c) and (y) ending at the time that a Benchmark Replacement has replaced the ~~Eurocurrency~~applicable Term Benchmark Rate for all purposes hereunder pursuant to Section 2.18(c).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Blocked Person” means any Person: (a) listed in the annex to, or otherwise subject to the provisions of, Executive Order No. 13224; (b) listed in any sanctions-related list of designated Persons maintained by the United States (including, but not limited to, OFAC Lists), the United Nations Security Council, the European Union or any of its member states, Her Majesty’s Treasury of the United Kingdom, or any other relevant sanctions authority; (c) fifty percent (50%) or more, individually or in the aggregate, owned by any Person or Persons described in paragraphs (a) or (b) hereof; (d) with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Sanctions; (e) that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; (f) that is the government of a Sanctioned Country; (g) that is operating, organized or resident in a Sanctioned Country; or (h) otherwise the object or target of Sanctions.
“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.
“Borrowers” means, collectively, the Company and the Subsidiary Borrowers, and “Borrower” means any one of them.
“Borrowing” means (a) Revolving Loans of the same Type and currency, made, converted or continued on the same date and to the same Borrower and, in the case of Term Benchmark Revolving Loans, as to which a single Interest Period is in effect or (b) a Swing Line Loan.
“Business” means, at any time, a collective reference to (a) the business activities engaged in or proposed to be engaged in by the Company and the Subsidiaries on the Closing Date, after giving effect to the Transactions, (b) all business activities that are similar, ancillary, incidental, complementary or related to the business activities identified in clause (a), and (c) all business activities that are a reasonable or logical extension of the business activities identified in clauses (a) and (b).
“Business Day” means ~~(a)~~ any day ~~excluding~~that is not a Saturday, Sunday ~~and any day which is a legal holiday under the laws of the State of New York or is a~~or other day on which ~~banking institutions located in such state~~commercial banks in New York City are authorized or required by law ~~or other governmental action to close and (b) with respect to all notices, determinations, fundings and payments~~to remain closed; provided that (a) when used in connection with ~~the~~a Eurocurrency Rate ~~or any Eurocurrency Rate Loans~~Loan, the term “Business Day” ~~means any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits~~shall also exclude any day on which banks are not open for dealings in deposits denominated in US Dollars in the London interbank market ~~and (c) with respect to any Eurocurrency Rate~~or any day on which banks in London are not open for business, (b) when used in connection with a EURIBOR Loan, the term “Business Day” shall also exclude any day which is not a TARGET2 Day, (c) when used in connection with a TIBOR Loan, the term “Business Day” shall also exclude any day on which banks are not open for business in Japan and (d) when used in connection with an RFR Loan denominated in ~~an~~any Alternative Currency, the term “Business Day” shall also exclude any day ~~on which banks are not open for dealings in deposits in such Alternative Currency in the applicable offshore interbank market~~that is not an RFR Business Day for such Alternative Currency ~~(and, if the Credit Extension or L/C Disbursements which are the subject of a borrowing, drawing, payment, reimbursement or rate selection are denominated in euro, the term “Business Day” shall also exclude any day on which the TARGET2 payment system is not open for the settlement of payments in euro).~~.
“Calculation Date” means (a) the last Business Day of each Fiscal Quarter, (b) the date of issuance, amendment, renewal or extension of any Alternative Currency Letter of Credit, and (c) any

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other date selected by the Administrative Agent in its sole discretion at any time that an Event of Default has occurred and is continuing.
“Cap” means, with respect to any provision of this Agreement as of any date of determination, any limitation based on a fixed Dollar amount or percentage of Consolidated Total Assets or of TTM Consolidated Adjusted EBITDA (or if both apply to such provision, whichever is higher determined as of such date); provided that, for the avoidance of doubt, Cap shall not include any limitation based on a ratio.
“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP as in effect on December 31, 2018, is or should be accounted for as a capital lease on the balance sheet of that Person; provided that for all purposes hereunder the amount of obligations under any Capital Lease shall be the amount thereof accounted for as a liability in accordance with GAAP as in effect on December 31, 2018 (i.e., prior to the adoption by the Company of FASB’s ASU 2016-02 “Leases (Topic 842)”).
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing; provided that no Indebtedness of the Company will constitute Capital Stock by virtue of being convertible or exchangeable into Capital Stock prior to such conversion or exchange.
“Captive Insurance Subsidiary” means any Subsidiary that is subject to regulation as an insurance company (or any Subsidiary thereof).
“Cash Equivalents” means, as at any date of determination:
(a)Dollars and each Alternative Currency;
(b)local currencies held by the Company or any Subsidiary from time to time in the ordinary course of business or consistent with past practice and not for speculation;
(c)marketable securities (i) issued or directly and unconditionally guaranteed or insured as to interest and principal by the United States Government or (ii) issued by any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date;
(d)marketable direct obligations issued by any state, commonwealth or territory of the United States of America or any political subdivision of any such state, commonwealth or territory or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s;
(e)commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);
(f)certificates of deposit, time deposits or bankers’ acceptances maturing within one year after such date and issued or accepted (x) by any Lender or (y) by any commercial bank (or any principal banking subsidiary of a bank holding company) organized under the laws of the United States of America, any State or Commonwealth thereof or the District of Columbia and is a member of the Federal Reserve System that (i) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator) and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000;

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(g)marketable short-term money market and similar highly liquid funds having a rating of at least P-1 or A-1 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); and
(h)investment funds investing substantially all of their assets in securities of the types described in clauses (a) through (g) above.
In the case of Investments by any Foreign Subsidiary or Investments made in a jurisdiction outside the United States of America, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (a) through (h) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (a) through (h) and in this paragraph.
“Casualty Event” means any event that gives rise to the receipt by the Company or any Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property.
“Central Bank Rate” means the sum of (A) the greater of (i) for any Loan denominated in (a) Sterling, the Bank of England’s (or any successor’s thereto) “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, (c) Japanese Yen, the “short-term prime rate” as publicly announced by the Bank of Japan (or any successor thereto) from time to time, (d) Swiss Francs, the policy rate of the Swiss National Bank (or any successor thereto) as published by the Swiss National Bank (or any successor thereto) from time to time and (e) any other Alternative Currency determined after December 8, 2021, a central bank rate as determined by the Administrative Agent in consultation with the Company and (ii) the Floor; plus (B) the applicable Central Bank Rate Adjustment.
“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBO Rate for the five most recent Business Days preceding such day for which the EURIBO Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBO Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of euro in effect on the last Business Day in such period, (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Sterling Borrowings for the five most recent RFR Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period, (c) Swiss Francs, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Swiss Franc Borrowings for the five most recent RFR Business Days preceding such day for which SARON was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Swiss Francs in effect on the last RFR Business Day in such period, (d) Japanese Yen, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted TIBO Rate for the five most recent Business Days preceding such day for which the

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TIBO Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted TIBO Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Japanese Yen in effect on the last Business Day in such period and (e) any other Alternative Currency determined after December 8, 2021, a Central Bank Rate Adjustment as determined by the Administrative Agent in consultation with the Company. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) each of the EURIBO Rate and the TIBO Rate on any day shall be based on the EURIBO Screen Rate or the TIBO Screen Rate, as applicable, on such day at approximately the time referred to in the definition of such term for deposits in euro or Japanese Yen, as applicable, for a maturity of one month.
“Change of Control” means the occurrence either of the following:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 40% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or
(b)    any “change of control” or similar event under the definitive documentation evidencing any Material Indebtedness of a type referred to in clause (a), (b) or (g) of the definition of “Indebtedness” (but excluding any such “change of control” or similar event under any Permitted Convertible Indebtedness or other Indebtedness that is exchangeable into Capital Stock, in each case that, if triggered, would not result in an automatic (i) Event of Default thereunder, (ii) acceleration of the maturity thereof or (iii) requirement to make a prepayment of, or offer to purchase for, the principal amount thereof).
“Citizens” means Citizens Bank, N.A.
“Claim” as defined in Section 10.6.
“Class” means (a) with respect to the Lenders, the Lenders having Revolving Credit Exposure (including the Swing Line Lender), and (b) with respect to Loans, Revolving Loans (including Swing Line Loans).
“Closing Date” means December 13, 2019.
“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit G.
“Collateral” means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are granted or purported to be granted pursuant to the Collateral Documents as collateral security for the Obligations; provided that Collateral shall not include any Excluded Assets or any other property or assets specifically excluded from the scope of any grant clause under any other Collateral Document unless (as to any Credit Party) such Credit Party hereafter agrees in writing that any such Excluded Asset, asset or property shall constitute Collateral hereunder.
“Collateral Agent” as defined in the preamble hereto.
“Collateral Documents” means the Amended and Restated Security Agreement, the Amended and Restated Securities Pledge Agreement and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to, as the case may be, the Collateral Agent or the Administrative Agent, for the benefit of the Secured

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Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations. For the avoidance of doubt, the Kaman UK Share Mortgage is terminated as of the Closing Date and shall not constitute a Collateral Document.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Company” as defined in the preamble hereto.
“Compliance Certificate” means a Compliance Certificate of the Company substantially in the form of Exhibit C.
“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with:
(a)    the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:
(b)    if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (a) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for multi-currency syndicated credit facilities at such time;
provided further, that if the Administrative Agent reasonably decides that any such rate, methodology or convention determined in accordance with clause (a) or clause (b) is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.”
“Consolidated Adjusted EBITDA” means for any Test Period, an amount determined for the Company and its Subsidiaries on a consolidated basis and without duplication equal to:
(a)Consolidated Net Income for such period, plus
(b)the sum of, in each case, to the extent deducted (and not added back or excluded) in the calculation of Consolidated Net Income (other than in the case of clauses (xiii) and (xxiii)) but without duplication:
(i)interest expense of such Person and its Subsidiaries on a consolidated basis for such Test Period, including (A) payments made in respect of hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (B) amortization and write-offs of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of bridge, commitment or financing fees;
(ii)taxes based on gross receipts, income, profits or capital, franchise, excise or similar taxes, and foreign withholding taxes, of such Person for such Test Period, including (A) penalties and interest and (B) tax distributions made to any direct or indirect holders of equity interests of such Person in respect of any such taxes;
(iii)amortization of such Person for such Test Period;
(iv)depreciation expense of such Person for such Test Period;

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(v)non-cash items of such Person for such Test Period; provided that if any such non-cash item represents an accrual or reserve for potential cash items in any future period, (A) the Company may determine not to add back such non-cash item in the current Test Period and (B) to the extent the Company decides to add back such non-cash item, the cash payment in respect thereof in such future period will be subtracted from Consolidated Adjusted EBITDA in such future period);
(vi)(A) expenses in connection with, or resulting from, stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other similar rights, (B) currency translation losses related to changes in currency exchange rates (including re-measurements of Indebtedness and any net loss resulting from hedge agreements for currency exchange risk), (C) losses, expenses or charges attributable to the movement in the mark-to-market valuation of hedge agreements or other derivative instruments, including the effect of FASB Accounting Standard Certification 815 (or successor FASB Standard or guidance or IFRS equivalent), (D) charges for deferred tax asset valuation allowances, (E) any impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and Investments in debt and equity securities, and (F) all losses from Investments recorded using the equity method;
(vii)extraordinary, unusual or non-recurring fees, charges and other expenses;
(viii)(A) contract termination costs, (B) excess pension charges, (C) start-up, closure or transition costs, (D) expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, (E) expenses associated with strategic initiatives, facilities shutdown and opening costs, (F) signing, retention and completion bonuses not incurred in the ordinary course of business, (G) relocation or recruiting expenses not incurred in the ordinary course of business, (H) transition, consolidation and closing costs for facilities, including, for the avoidance of doubt, duplicative lease expenses, (I) business optimization expenses (including costs and expenses relating to business optimization programs), (J) new systems design and implementation costs, (K) any restructuring charges or reserves, whether or not classified as such under GAAP, (L) severance payments and (M) charges and expenses incurred (other than such charges and expenses incurred in the ordinary course of business) in connection with litigation (including threatened litigation), any investigation or proceeding (or any threatened investigation or proceeding) by a regulatory, governmental or law enforcement body (including any attorney general);
(ix)all (A) costs, fees and expenses relating to the Transactions, and (B) costs, fees and expenses incurred in connection with equity issuances, Investments, restricted payments, acquisitions, dispositions, recapitalizations, mergers, option buyouts and the incurrence, modification or repayment of Indebtedness (including transactions proposed but not consummated);
(x)items reducing Consolidated Net Income of such Person for such Test Period to the extent (A) covered by a binding indemnification or refunding obligation from a third party, (B) paid (directly or indirectly) by a third party (except to the extent such payment gives rise to reimbursement obligations) or with the proceeds of a contribution to equity capital of such Person or (C) such Person is directly or indirectly, reimbursed for such item by a third party; provided that with respect to clause (a), so long as the Company has made a determination that there exists reasonable evidence that such amount will be reimbursed by such third party and only to the extent that such amount is (a) not denied by such third party in writing and (b) in fact reimbursed within 180 days of the date of such determination (with a deduction for any amount so added back to the extent not so reimbursed within 180 days);
(xi)the amount of management, monitoring, consulting and advisory fees (including termination fees) and related indemnities and expenses paid, payable or accrued, in each case in connection with a Permitted Investment, in such Test Period by such Person to the extent permitted to be paid or accrued under the Credit Documents;

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(xii)the effects of purchase accounting, fair value accounting or recapitalization accounting (including the effects of adjustments pushed down to such Person and its Subsidiaries) and the amortization, write-down or write-off of any such amount, in each case, with respect to such Person for such Test Period thereof;
(xiii)expenses, revenue and lost profits of such Person for such Test Period with respect to liability or casualty events or business interruption, in each case, to the extent that any such amount is covered by insurance which either has been reimbursed or as to which the Company has made a determination that there exists reasonable evidence that such amount will be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable insurance carrier in writing and (b) in fact reimbursed within 180 days of the date of such determination (with a deduction for any amount so added back to the extent not so reimbursed within 180 days);
(xiv)minority interest expense of such Person for such Test Period, including expense or deduction attributable to minority equity interests of third parties in any Subsidiary;
(xv)all charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of equity interests held by officers or employees and all losses, charges and expenses related to payments made to holders of options or other derivative equity interests of such Person or any direct or indirect parent thereof in connection with, or as a result of, any distribution being made to equity holders of such Person or any direct or indirect parent thereof, including (A) payments made to compensate such holders as though they were equity holders at the time of, and entitled to share in, such distribution, and (B) all dividend equivalent rights owed pursuant to any compensation or equity arrangement;
(xvi)earn-outs and contingent consideration obligations, bonuses and other compensation, payments in respect of dissenting shares, and purchase price adjustments (other than earn-outs), made by such Person during such Test Period, in each case, in connection with a Permitted Investment;
(xvii)to the extent included in Consolidated Net Income of such Person for such Test Period, the amount of any non-cash losses from abandoned, closed or discontinued operations or operations that are anticipated to become abandoned, closed or discontinued;
(xviii)fees, expenses or charges relating to curtailments or modifications to pension and post-retirement employee benefit plans, costs or expenses (including any payroll taxes) incurred pursuant to any management equity plan, profits interest or stock option plan or any other management or employee benefit plan or agreement or any stock subscription, stockholders or partnership agreement and any payments in the nature of compensation or expense reimbursement made to independent board members, in each case not incurred in the ordinary course of business;
(xix)non-cash losses or discounts on a sale of receivables, securitization assets and related assets to any securitization subsidiary in connection with a securitization transaction;
(xx)the cumulative effect of a change in accounting principles in accordance with GAAP;
(xxi)pro forma adjustments reflected in the model delivered by the Company to the Joint Lead Arrangers prior to the Closing Date;
(xxii)losses resulting from changes in the fair value of earn-out obligations for such period in accordance with FASB ASC 805 (or successor FASB Standard or guidance or IFRS equivalent);
(xxiii)the amount of “run rate” savings, operating expense reductions and synergies that are projected by the Company in good faith to be realized within 18 months after the end of such

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Test Period from actions taken or committed prior to the end of such Test Period to be taken no later than 18 months after the end of such Test Period (which amounts will be determined by the Company in good faith and are directly attributable to such actions set forth above in this clause (xxiii), reasonably identifiable and quantifiable (as identified on a schedule provided to the Administrative Agent and certified by a financial officer of the Company in an officer’s certificate) calculated on a Pro Forma Basis as though such amounts had been realized on the first day of the Test Period for which Consolidated Adjusted EBITDA is being determined), net of the amount of actual benefits realized during such Test Period from such actions; and
(xxiv)solely for purposes of calculating Consolidated Adjusted EBITDA for any Test Period that includes the Fiscal Quarter ending December 31, 2019, the amount of any bonus or incentive arrangements for directors, officers and other employees of the Company or any Subsidiary accrued as an expense by the Company in the Fiscal Year ending December 31, 2019 (regardless of when such amounts are actually paid); provided, however, that the aggregate amount added back pursuant to this cause (xxiv) in respect of any Test Period shall not exceed $25,000,000; minus
(c)the sum of, in each case, to the extent included (and not deducted) in the calculation of Consolidated Net Income but without duplication:
(i)any non-cash items increasing Consolidated Net Income of such Person for such Test Period, excluding any gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than such cash charges that have been added back to Consolidated Net Income in calculating Consolidated Adjusted EBITDA in accordance with this definition);
(ii)federal, state, local and foreign income tax benefits of the Company and the Subsidiaries for such period;
(iii)extraordinary, unusual or non-recurring gains of such Person for such Test Period increasing Consolidated Net Income; and
(iv)any net income from disposed or discontinued operations (excluding held for sale discontinued operations until actually disposed of);
provided, however, that the aggregate amount of all items added back pursuant to any one or more of clauses (viii)(E), (viii)(I), (viii)(J), (viii)(K) and clause (xxiii) above in respect of any Test Period shall not exceed $75,000,000 in the aggregate from the Closing Date through the term of this Agreement.
To the extent the determination of Consolidated Adjusted EBITDA of any other Person is required in connection with any Specified Transaction or Pro Forma calculations with respect thereto, the Company shall determine the Consolidated Adjusted EBITDA of such Person in a manner consistent with this definition but substituting such other Person and its Subsidiaries therein.
“Consolidated Interest Expense” means for any Test Period, the sum, without duplication, of (x) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money and debt securities or in connection with the deferred purchase price of assets, in each case, to the extent paid or payable in cash (including capitalized interest) but solely to the extent treated as interest in accordance with GAAP, of or by the Company and its Subsidiaries on a consolidated basis for the most recently completed Test Period, plus (y) the portion of rent expense under Capital Leases of the Company and its Subsidiaries on a consolidated basis for the most recently completed Test Period, but excluding, for the avoidance of doubt:
(a)amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest (including as a result of the effects of acquisition method accounting or pushdown accounting),

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(b)non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under hedging agreements or other derivative instruments pursuant to International Accounting Standard No. 39,
(c)any one-time cash costs associated with breakage in respect of hedging agreements for interest rates,
(d)any “additional interest” owing pursuant to a registration rights agreement with respect to any securities,
(e)any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, including, without limitation, any Indebtedness issued in connection with the Transactions,
(f)penalties and interest relating to taxes,
(g)accretion or accrual of discounted liabilities not constituting Indebtedness,
(h)interest expense attributable to a direct or indirect parent entity resulting from push down accounting,
(i)any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, and
(j)any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto and with respect to any Permitted Acquisition or similar Investment permitted hereunder.
For the avoidance of doubt, interest expense shall be determined after giving effect to any net payments made or received by the Company and its Subsidiaries in respect of Rate Contracts relating to interest rate protection, and Consolidated Interest Expense shall not include interest, if any, that may be attributable to operating leases, contingent liabilities and contractual indemnities.
“Consolidated Net Income” means, for any Test Period an amount determined for the Company and the Subsidiaries on a consolidated basis and without duplication equal to:
(a)the net income (or loss) of the Company and the Subsidiaries on a consolidated basis for such Test Period taken as a single accounting period determined in conformity with GAAP, plus
(b)the income (or loss) of any Joint Venture or Unrestricted Subsidiary of the Company or any Subsidiary, solely, in the case of any income, to the extent of the amount of dividends or other distributions actually paid to the Company or any Subsidiary by such Joint Venture or Unrestricted Subsidiary during such Test Period, minus
(c)to the extent included in clause (a) above, an amount equal to the sum of (without duplication):
(i)solely with respect to calculating Available Amount, with respect to any Person that is not a wholly-owned Subsidiary of the Company but whose net income is consolidated in whole or in part with the net income of the Company, the income (or loss) of such Person solely to the extent attributable to that portion of the Capital Stock in such Person that is not owned, directly or indirectly, by the Company during such Test Period; provided that the Company’s equity in the net income in such Person will be included in Consolidated Net Income up to the amount of dividends, distributions or other payments in respect of such equity that are paid in cash (or to the extent converted into cash) by such Person to the Company or any Subsidiary (and the Company’s equity in the net loss of such Person shall be included to the extent of the aggregate Investment of the Company or any Subsidiary in such Person);

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(ii)solely with respect to calculating Available Amount, with respect to any Person that is not a wholly-owned Subsidiary of the Company but whose net income is consolidated in whole or in part with the net income of the Company, the income of such Person solely to the extent that the declaration or payment of dividends or similar distributions by such Person of that income is not permitted by operation of the terms of its Organizational Documents or any agreement, instrument or requirement of Law applicable to such Person during such Test Period; provided that Consolidated Net Income shall be increased by the amount of dividends or distributions or other payments that are actually paid by such Person to the Company or any Subsidiary in respect of such Test Period;
(iii)the income (or loss) of any Person accrued prior to the date (x) such Person becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any Subsidiary or (y) such Person’s assets are acquired by the Company or any Subsidiary;
(iv)any after-tax gains or losses attributable dispositions of property;
(v)earnings (or losses), including any non-cash impairment charge, resulting from any reappraisal, revaluation or write-up (or write-down) of assets during such Test Period;
(vi)(A) unrealized gains and losses with respect to Rate Contracts for such Test Period and the application of Accounting Standards Codification 815 (Derivatives and Hedging) and (B) any after-tax effect of income (or losses) for such Test Period that result from the early extinguishment of (x) Indebtedness, (y) obligations under any Rate Contracts or (z) other derivative instruments;
(vii)gains and losses due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP for such Test Period, and
(viii)the effects of adjustments (including the effects of such adjustments pushed down to such Person and its Subsidiaries) in the inventory, property and equipment, software, goodwill, other intangible assets, in-process research and development, deferred revenue, debt and unfavorable or favorable lease line items in such Person’s consolidated financial statements pursuant to GAAP for such Test Period resulting from the application of purchase accounting in relation to the Transactions or any acquisition consummated prior to the Closing Date and any Permitted Acquisition or other Investment or the amortization or write-off of any amounts thereof, net of taxes, for such Test Period.
To the extent the determination of Consolidated Net Income of any other Person is required in connection with any Specified Transaction or Pro Forma calculations with respect thereto, the Company shall determine the Consolidated Net Income of such Person in a manner consistent with this definition but substituting such other Person and its Subsidiaries therein.
“Consolidated Total Assets” shall mean at any date of determination, for any Person, the total assets of such Person and its Subsidiaries determined in accordance with GAAP on a consolidated basis as of such date.
“Consolidated Total Debt” means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of the Company and the Subsidiaries referred to in the following clauses of the definition of “Indebtedness”: clauses (a), (b), (c), (f) (but only to the extent that any letter of credit or any performance, surety, statutory, appeal or similar bond has been drawn and not reimbursed (provided that any unreimbursed amount under commercial letters of credit and performance, surety, statutory, appeal or similar bonds shall not be counted as Consolidated Total Debt until three (3) Business Days after such amount is drawn (it being understood that any borrowing, whether automatic or otherwise, to fund such reimbursement shall be counted)), (h) (without duplication of the foregoing clauses and only to the extent relating to Indebtedness of the type described in clauses (a), (b), (c) and (f) of the definition thereof) and (i) (to the extent relating to Indebtedness of the type described in clauses (a), (b), (c) and (f) of the definition thereof), in each case determined on a consolidated basis in accordance with GAAP; provided that Consolidated Total Debt shall not include (i) Indebtedness in respect of

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obligations under Rate Contracts, (ii) operating leases, (iii) contingent liabilities (except for contingent liabilities of the type referred to in clause (h) of the definition of Indebtedness (but only to the extent relating to Indebtedness of the type referred to in clauses (a), (b), (c) and (f) of the definition thereof)), and (iv) contractual indemnities.
“Contractual Obligation” means, as applied to any Person, any provision of any of the Securities issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.
“Contributing Guarantors” as defined in Section 7.2.
“Controlled Account” means any deposit account, securities account or similar account maintained by the Company or any Subsidiary with any Agent or any Lender, or with any Affiliate of an Agent or a Lender; provided that such account shall not be required to be subject to any control agreement.
“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.
“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.
“Corresponding Tenor” with respect to a Benchmark Replacement for any Term Benchmark Rate means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to ~~the Eurocurrency~~such Term Benchmark Rate.
“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit H.
“Credit Date” means the date of a Credit Extension.
“Credit Document” means any of (i) this Agreement, (ii) each Subsidiary Borrower Agreement, (iii) each Subsidiary Borrower Termination, (iv) the Notes, if any, (v) the Collateral Documents, (vi) each Fee Letter, (vii) any documents or certificates executed by the Company in favor of an Issuing Bank relating to Letters of Credit, (viii) any Intercreditor Agreement, any Subordination Agreement or any other intercreditor or subordination agreement entered into pursuant to the terms hereof and (ix) any Incremental Amendment or Extension Amendment.
“Credit Extension” means the making of a Loan or the Issuing of a Letter of Credit.
“Credit Party” means the Company, each Subsidiary Borrower and each Guarantor Subsidiary.
“Current Assets” has the meaning ascribed to such term as provided for and reflected on the balance sheet included in the consolidated financial statements delivered pursuant to Section 5.1(a) or (b) (or, if prior to the Closing Date, the most recent balance sheet referred to in Section 4.4).
“Daily Simple ESTR” means, for any day (an “ESTR Interest Day”) with respect to any L/C Disbursement denominated in euro, an interest rate per annum equal to the greater of (a) ESTR for the day that is five RFR Business Days prior to (i) if such ESTR Interest Day is an RFR Business Day, such ESTR Interest Day or (ii) if such ESTR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such ESTR Interest Day and (b) zero. Any change in Daily Simple ESTR due to a change in ESTR shall be effective from and including the effective date of such change in ESTR.

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“Daily Simple RFR” means, for any day, (a) with respect to any Loan or L/C Disbursement denominated in Pounds Sterling, the Daily Simple SONIA for such day, (b) with respect to any Loan or L/C Disbursement denominated in Swiss Francs, the Daily Simple SARON for such day, (c) with respect to any L/C Disbursement denominated in euro, the Daily Simple ESTR for such day and (d) with respect to any L/C Disbursement denominated in Japanese Yen, the Daily Simple TONA for such day.
“Daily Simple SARON” means, for any day (a “SARON Interest Day”) with respect to any Loan or any L/C Disbursement denominated in Swiss Francs, an interest rate per annum equal to the greater of (a) SARON for the day that is five RFR Business Days prior to (i) if such SARON Interest Day is an RFR Business Day, such SARON Interest Day or (ii) if such SARON Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such SARON Interest Day and (b) zero. Any change in Daily Simple SARON due to a change in SARON shall be effective from and including the effective date of such change in SARON.
“Daily Simple SONIA” means, for any day (a “SONIA Interest Day”) with respect to any Loan or any L/C Disbursement denominated in Pounds Sterling, an interest rate per annum equal to the greater of (a) SONIA for the day that is five RFR Business Days prior to (i) if such SONIA Interest Day is an RFR Business Day, such SONIA Interest Day or (ii) if such SONIA Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such SONIA Interest Day and (b) zero. Any change in Daily Simple SONIA due to a change in SONIA shall be effective from and including the effective date of such change in SONIA.
“Daily Simple TONA” means, for any day (a “TONA Interest Day”) with respect to any L/C Disbursement denominated in Japanese Yen, an interest rate per annum equal to the greater of (a) TONA for the day that is five RFR Business Days prior to (i) if such TONA Interest Day is an RFR Business Day, such TONA Interest Day or (ii) if such TONA Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such TONA Interest Day and (b) zero. Any change in Daily Simple TONA due to a change in TONA shall be effective from and including the effective date of such change in TONA.
“Debt Representative” means, with respect to any series of Pari Passu Lien Indebtedness, Junior Lien Indebtedness or other Indebtedness secured by a Lien permitted under Section 6.1, the administrative agent, trustee, collateral agent, security agent or similar agent under the credit agreement, indenture, note purchase agreement or similar agreement or instrument pursuant to which such Indebtedness is incurred, issued or otherwise obtained, as the case may be, and each of their successors in such capacities.
“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.
“Default Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Pro Rata Share of the aggregate outstanding principal amount of Loans of all of the Lenders (calculated as if all Defaulting Lenders (including such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Loans of such Defaulting Lender.
“Default Period” means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (a) the date on which all Revolving Credit Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (b) with respect to any Funding Default (other than any such Funding Default arising pursuant to clause (e) of the definition of “Defaulting Lender”), the date on which (i) the Default Excess with respect to such Defaulting Lender will have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non-pro rata application of any voluntary prepayments of the Loans in accordance with the terms of Section 2.13) and (ii) such Defaulting Lender will have delivered to the Company and the Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Revolving Credit Commitments, and (c) the date on which the Company, the Administrative Agent and the Required Lenders waive all Funding Defaults of such Defaulting Lender in writing.

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“Defaulted Loan” as defined in Section 2.22.
“Defaulting Lender” will mean any Lender that has (a) failed to fund its portion of any Loan, or any portion of its participation in any Letter of Credit or Swing Line Loan within two (2) Business Days of the date on which it will have been required to fund the same, unless such Lender notifies the Company that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, will be specifically identified in such writing) has not been satisfied, (b) notified the Company, the Administrative Agent, any Issuing Bank, the Swing Line Lender or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under agreements in which it commits to extend credit generally unless such Lender notifies the Company that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, will be specifically identified in such writing) has not been satisfied, (c) failed, within three (3) Business Days after written request by the Administrative Agent or the Company, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans (unless such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, will be specifically identified in writing to the Company prior to such failure) cannot be satisfied) and participations in then outstanding Letters of Credit and Swing Line Loans; provided that any such Lender will cease to be a Defaulting Lender under this clause (c) upon receipt of such confirmation by the Administrative Agent and the Company, (d) otherwise failed to pay over to the Company, the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, (e) has become the subject of a Bail-In Action or is a Covered Party (as defined in Section 10.26 that has become subject to a proceeding under a U.S. Special Resolution Regime (as defined in Section 10.26) or (f)(i) been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Lender or its properties or assets to be, insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, unless, in the case of any Lender referred to in this clause (f), the Company, the Administrative Agent, the Swing Line Lender and each Issuing Bank will be satisfied that such Lender intends, and has all approvals required to enable it, to continue to perform its obligations as a Lender hereunder. For the avoidance of doubt, a Lender will not be deemed to be a Defaulting Lender solely by virtue of the Undisclosed Administration of such Lender or its parent or of the ownership or acquisition of any Capital Stock in such Lender or its parent by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender; provided that, as of any date of determination, the determination of whether any Lender is a Defaulting Lender hereunder will not take into account, and will not otherwise impair, any amounts funded by such Lender which have been assigned by such Lender to an SPC pursuant to Section 10.6. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (f) above will be conclusive and binding absent manifest error, and such Lender will be deemed to be a Defaulting Lender upon delivery of written notice of such determination by the Administrative Agent to the Company and each other Lender.
“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely in exchange for Capital Stock that is not otherwise Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely in exchange for Capital Stock that is not otherwise Disqualified Capital Stock), in whole or in part, (c) provides for the scheduled payment of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is ninety-one (91) days after the Revolving Credit Commitment Termination Date, except, in the case of clauses (a) and (b), if as a result of a change of control or asset

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sale, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to the prior payment in full in cash of all Obligations, the cancellation or expiration of all Letters of Credit and the termination of the Revolving Credit Commitments; provided, if such Capital Stock is issued pursuant to a plan for the benefit of future, current or former employees, directors or officers of the Company or any Subsidiary or by any such plan to such employees, directors or officers, such Capital Stock will not constitute Disqualified Capital Stock solely because the Company or any Subsidiary may be required to repurchase such Capital Stock in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s or officer’s termination, death or disability.
“Disqualified Lender” means (i) those particular banks, financial institutions and other institutional lenders or other Persons identified in writing by the Company to (x) the Joint Lead Arrangers prior to the Closing Date or (y) the Administrative Agent from time to time on or after the Closing Date and consented to by the Administrative Agent and (ii) any reasonably identifiable (on the basis of its name or as identified in writing by the Company) affiliate of, or fund managed or advised by, the entities described in the preceding clause (i) that are identified on the basis of its name or identified as such in writing by the Company to the Administrative Agent from time to time (in each case other than bona fide debt funds or investment vehicles that are engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business); provided that any Person that is a Lender and subsequently becomes a Disqualified Lender (but was not a Disqualified Lender on or prior to the Closing Date or at the time it became a Lender) will be deemed to not be a Disqualified Lender hereunder. To the extent the Company and the Administrative Agent agree to add any entities as Disqualified Lenders on or after the Closing Date, the Administrative Agent shall make such designations available to the Lenders not later than two (2) Business Days after such designation. Notwithstanding anything herein to the contrary, in no event shall any such designation on or after the Closing Date apply retroactively to disqualify any Eligible Assignee that has previously acquired (or has previously entered into a binding commitment to acquire) an assignment or participation interest in the Loans or Revolving Credit Commitments that was otherwise permitted hereunder at such time and such assignment or participation (or binding commitment to acquire such assignment or participation) was effective prior to the delivery of such supplemental designation by the Administrative Agent to the Lenders.
“Division” has the meaning set forth in Section 1.7.
“Documentation Agents” means Fifth Third Bank, National Association, KeyBank National Association, Truist Bank and Wells Fargo Bank, National Association, each in its capacity as documentation agent under this Agreement.
“Dollar Equivalent” means, at any time as to any amount denominated in any Alternative Currency, the equivalent amount in Dollars as determined by the Administrative Agent at such time on the basis of the Exchange Rate for the purchase of Dollars with such Alternative Currency, on the most recent Calculation Date for such currency.
“Dollars” and “$” mean the lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State or Commonwealth thereof or the District of Columbia.
“E-Fax” means any system used to receive or transmit faxes electronically.
“E-Signature” means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.
“E-System” means any electronic system approved by the Administrative Agent, including IntraLinks® and ClearPar® and any other Internet or extranet-based site, whether such electronic system

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is owned, operated or hosted by the Administrative Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.
“Early Opt-in Election” means, with respect to any Term Benchmark Rate, the occurrence of:

(a) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Company) that the Required Lenders have determined, in either case, that multi-currency syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.18 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace ~~the Eurocurrency~~such Term Benchmark Rate, and

(b) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders, in either such case, to declare that an Early Opt-in Election has occurred due to the occurrence of an event described in clause (a) above and the provision, as applicable, by the Administrative Agent of written notice of such election to the Company and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, Norway and the United Kingdom.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System.
“Eligible Assignee” means, in each case, subject to the proviso at the end of this definition, (a) any Lender and any Affiliate of any Lender, (b) any Person (other than a Natural Person or the Company or any of its Affiliates) in compliance with Section 10.6(c)(ii) or (c) any Approved Fund; provided that in no event will (i) a Disqualified Lender be an Eligible Assignee without the Company’s consent, (ii) any Defaulting Lender or any Subsidiary of a Defaulting Lender, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons in this clause (ii) and (iii) the Company or any of its Affiliates, be an Eligible Assignee.
“Eligible Subsidiary” means any Subsidiary that is approved from time to time by the Administrative Agent and each of the Lenders.
“Environmental Claim” means any notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged Environmental Liability or violation of any applicable Environmental Law; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.
“Environmental Laws” means any and all current and future foreign or domestic, federal or state (or any subdivision of either of them) Laws, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (a) the environment, natural resources and environmental matters,

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including those relating to any Hazardous Materials Activity; (b) the generation, use, storage, transportation or disposal of Hazardous Materials; or (c) occupational health and safety, land use or the protection of human, plant or animal health or welfare, in any such case, as of any date of determination, then in force and in any manner applicable to the Company or any of its Subsidiaries or any Facility.
“Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies, including the cost of environmental consultants and attorneys’ costs) that may be imposed on, incurred by or asserted against any Credit Party or any Subsidiary of any Credit Party as a result of, or related to, (a) any actual or alleged violation of any applicable Environmental Law; (b) any Release or threatened Release; (c) any Remedial Action or Hazardous Materials Activity; or (d) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated pursuant thereto, as the same may from time to time be supplemented or amended.
“ERISA Affiliate” means, with respect to any Borrower, any trade or business (whether or not incorporated) under common control with such Borrower within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code.
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company, any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company, any Borrower or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company, any Borrower or any ERISA Affiliate.
“Establishment” means, in respect of any Person, any place of operations where such Person carries out a non-transitory economic activity with human means and goods, assets or services.
“ESTR” means, with respect to any Business Day, a rate per annum equal to the Euro Short Term Rate for such Business Day published by the ESTR Administrator on the ESTR Administrator Website.
“ESTR Administrator” means the European Central Bank (or any successor administrator of the Euro Short Term Rate).
“ESTR Administrator Website” means the European Central Bank’s website, currently at http://www.ecb.europa.eu, or any successor source for the Euro Short Term Rate identified as such by the ESTR Administrator from time to time.
“ESTR Interest Day” has the meaning set forth in the definition of “Daily Simple ESTR”.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“EU Insolvency Regulation” means the Council of the European Union Regulations No. 2015/848 on Insolvency Proceedings.
“EU Treaty” means the Treaty on European Union.

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“EURIBO Interpolated Rate” shall mean, at any time, with respect to any Term Benchmark Borrowing denominated in euros and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the EURIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the EURIBO Screen Rate for the longest period (for which the EURIBO Screen Rate is available) that is shorter than the Impacted EURIBO Rate Interest Period; and (b) the EURIBO Screen Rate for the shortest period (for which the EURIBO Screen Rate is available) that exceeds the Impacted EURIBO Rate Interest Period, in each case, at such time.
“EURIBO Rate” means, with respect to any Borrowing of Loans denominated in Euro for any Interest Period, the EURIBO Screen Rate at approximately 11:00 a.m., Brussels time, two TARGET2 Days prior to the commencement of such Interest Period; provided that, if the EURIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted EURIBO Rate Interest Period”), then the EURIBO Rate shall be the EURIBO Interpolated Rate.
“EURIBO Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time two TARGET2 Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.
“EURIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Adjusted EURIBO Rate.
“euro” and “€” mean the single common currency of the Participating Member States.
“Eurocurrency Rate” means, for any Interest Period ~~and for any currency~~, the LIBO Screen Rate for ~~such currency~~Dollars at approximately 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period, as adjusted for Statutory Reserves; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) ~~with respect to the applicable currency~~, then the Eurocurrency Rate shall be the Interpolated Rate.
“Eurocurrency Rate Loan” means a Loan bearing interest at a rate determined by reference to the Eurocurrency Rate.
“Event of Default” as defined in Section 8.1.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.
“Exchange Rate” means, on any day, for purposes of determining the Dollar Equivalent of any Alternative Currency, the rate at which such other currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m., Local Time, on such date on the Reuters World Currency Page for such Alternative Currency. If such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be selected by the Administrative Agent, or, in the event no such service is selected, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of Dollars for

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delivery two Business Days later; provided that, if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Company, may use any reasonable method it deems in good faith appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.
“Excluded Assets” means (a) any Real Estate Asset; (b) any asset (including, to the extent applicable, any Equipment or Inventory owned by a Credit Party that is subject to a Lien permitted under Section 6.2(d)), lease, license, franchise, charter, authorization, contract or agreement to which any Credit Party is a party, together with any rights or interest thereunder, in each case, if and to the extent security interests therein (i) are prohibited by or in violation of any applicable Law, (ii) require any governmental consent that has not been obtained or consent of a third party that is not a Credit Party that has not been obtained pursuant to any contract or agreement binding on such asset at the time of its acquisition and not entered into in contemplation of such acquisition or (iii) is prohibited by or in violation of a term, provision or condition of any lease, license, franchise, charter, authorization, contract or agreement to which a Credit Party is a party, except, in the case of each of the foregoing clauses (i), (ii) and (iii), to the extent that such prohibition or restriction would be rendered ineffective under the UCC or other applicable Law or principle of equity; provided, however, that, notwithstanding the foregoing, the Collateral shall include (and the Lien securing the Obligations shall attach), at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach to any portion of such asset, lease, license, franchise, charter, authorization, contract or agreement not subject to the prohibitions specified in clauses (i), (ii) or (iii) above (in each case, after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law); (c) the Excluded Equity Interests and any assets of any Excluded Subsidiary; (d) any “intent-to-use” trademark applications; (e) (i) as extracted collateral, (ii) timber to be cut, (iii) farm products, (iv) manufactured homes and (v) healthcare insurance receivables; (f) any particular asset, if the pledge thereof or the security interest therein would result in material adverse tax consequences to any Grantor as reasonably determined by the Company in good faith in consultation with the Administrative Agent; (g) any specifically identified asset with respect to which the Administrative Agent has determined (in its reasonable judgment in consultation with the Company) that the costs of obtaining, perfecting or maintaining a security interest or pledge in such asset exceed the fair market value thereof (as determined by the Company in its reasonable judgment) or the practical benefit to the Secured Parties afforded thereby; (h) Letter of Credit rights to the extent a security interest therein cannot be perfected by the filing of UCC-1 financing statements and all commercial tort claims; and (i) motor vehicles, aircraft and other assets subject to certificates of title or ownership (including, without limitation, aircraft, airframes, aircraft engines or helicopters, or any equipment or other assets constituting a part thereof and rolling stock) in each case, to the extent a security interest therein cannot be perfected by the filing of a UCC-1 financing statement in the jurisdiction of organization of the applicable Credit Party. Each other term used in this definition but not defined in this Agreement that is defined in the UCC shall have the meaning specified in the UCC.
“Excluded Equity Interests” means: (a) any Capital Stock of any Domestic Subsidiary or Foreign Subsidiary, in each case that is an Immaterial Subsidiary; (b) any Capital Stock in excess of 66% of the issued and outstanding Voting Capital Stock of (1) each Subsidiary that is a Foreign Subsidiary and (2) each Subsidiary that is a Foreign Subsidiary Holding Company; (c) any Capital Stock of (1) any Person that is not a direct wholly-owned Subsidiary of a Credit Party or (2) any other Person (other than a direct or indirect wholly-owned Subsidiary of a Credit Party), in each case to the extent (x) the Organizational Documents or other agreements with respect to such Capital Stock with other equity holders prohibits or restricts the pledge of such Capital Stock, (y) the pledge of such Capital Stock is otherwise prohibited or restricted by (i) applicable law, rule or regulation, which would require governmental (including regulatory) consent, approval, license or authorization to be pledged or that would require consent under any contractual obligation existing on the Closing Date or on the date any subsidiary is acquired (so long as, in respect of such contractual obligation, such prohibition is not incurred in contemplation of such acquisition and except to the extent such prohibition is overridden by anti-assignment provisions of the Uniform Commercial Code) or (ii) any agreement with a third party (other than a Credit Party or any Subsidiary) or (z) would result in a change of control, repurchase obligation or other adverse consequence (in each case, except to the extent that any such prohibition or restriction would be rendered ineffective under the UCC or other applicable Law or principle of equity); (d) any margin stock; (e) any Capital Stock, if the pledge thereof or the security interest therein would result in material adverse tax consequences to any Credit Party as reasonably determined by the Company

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in good faith (in consultation with the Administrative Agent); (f) Capital Stock in any Excluded Subsidiary (other than a Foreign Subsidiary); and (g) any Capital Stock with respect to which the Administrative Agent has determined (in its reasonable judgment) in consultation with the Company that the costs of pledging, perfecting or maintaining the pledge in respect of such Capital Stock hereunder exceeds the fair market value thereof or the practical benefit to the Secured Parties afforded (or proposed to be afforded) thereby.
“Excluded Subsidiary” means (a) each Immaterial Subsidiary, (b) each Unrestricted Subsidiary, (c) each Foreign Subsidiary, (d) each Foreign Subsidiary Holding Company, (e) each Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary, (f) each Subsidiary to the extent that such Subsidiary is prohibited by any applicable Law from guaranteeing the Obligations, (g) each Subsidiary if, and for so long as, the guarantee of the Obligations by such Subsidiary would require the consent, approval, license or authorization of a Governmental Authority or under any binding Contractual Obligation with any Person other than the Company or any Subsidiary existing on the Closing Date (or, if later, the date such Subsidiary is acquired (so long as such Contractual Obligation is not incurred in contemplation of making such Subsidiary an Excluded Subsidiary), except to the extent such consent, approval, license or authorization has actually been obtained, (h) each Subsidiary that is not a wholly-owned Subsidiary of the Company or a Guarantor, (i) [reserved], (j) each Subsidiary that is a not-for-profit organization, (k) each Captive Insurance Subsidiary, (l) each Subsidiary with respect to which, as reasonably determined by the Company in good faith (in consultation with, and notified in writing to, the Administrative Agent), the guarantee by such Subsidiary would reasonably be expected to result in material adverse tax consequences to the Company or any Subsidiary, and (m) each Subsidiary with respect to which, as reasonably determined by the Company in good faith (in consultation with, and notified in writing to, the Administrative Agent) the cost of providing a guarantee is excessive in view of the benefits to be obtained by the Lenders; in each case of this definition, unless such Subsidiary is designated as a Guarantor pursuant to the definition of “Guarantor Subsidiaries.”
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” (determined after giving effect to any applicable keep well, support or other agreement for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Credit Parties) as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 7.13) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion will apply only to the portion of such Swap Obligation that is attributable to swaps for which the Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Tax” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient (a) Taxes imposed on or measured by net income (however denominated, and including branch profits Taxes) and Taxes imposed in lieu of net income Taxes including franchise Taxes, in each case (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) imposed on any Recipient as a result of a present or former connection between such Recipient and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than such connection arising solely from any such Recipient having executed, delivered or performed its obligations or received a payment under, received or perfected a security interest under, or enforced, any Credit Document); (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Recipient with respect to an applicable interest in a Loan or Revolving Credit Commitment pursuant to a Law in effect on the date on which such Recipient (i) acquires such interest in the Loan or Revolving Credit Commitment or otherwise becomes a party to this Agreement (other than, with respect to a Lender, pursuant to an assignment request by the Company under Section 2.23) or (ii) changes its lending office, except in each case, to the extent that, pursuant to

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Section 2.20, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office; (c) Taxes that are attributable to the failure by any Recipient to deliver the documentation required to be delivered pursuant to Section 2.20(f) or Section 2.20(g); and (d) any withholding Taxes imposed under FATCA.
“Executive Order No. 13224” means Executive Order No. 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism.
“Existing Credit Agreement” as defined in the recitals hereto.
“Existing Letters of Credit” as defined in the recitals hereto and specified on Schedule 1.1(a).
“Existing Permitted Supplier Financing Arrangements” means those supplier financing arrangements that constituted “Permitted Supplier Financing Arrangements” (as defined in the Existing Credit Agreement) under the Existing Credit Agreement and specified on Schedule 1.1(b).
“Export Controls” means any applicable laws, regulations, and orders related to the regulation of imports, exports or re-exports, including the Export Administration Regulations (15 C.F.R. § 730-774), the Arms Export Control Act (22 U.S.C. § 2778), the International Traffic in Arms Regulations (22 C.F.R. § 120-130), the Tariff Act of 1930 and regulations administered and enforced by U.S. Customs and Border Protection and U.S. Immigration and Customs Enforcement, and any other laws, regulations, and orders of a similar nature.
“Extended Revolving Credit Commitment” as defined in Section 10.5(g).
“Extension” as defined in Section 10.5(g).
“Extension Amendment” as defined in Section 10.5(g).
“Extension Offer” as defined in Section 10.5(g).
“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Company, any Subsidiary or any of their respective predecessors or Affiliates.
“Fair Share” as defined in Section 7.2.
“Fair Share Contribution Amount” as defined in Section 7.2.
“FASB Standards” means the standards established by the Financial Accounting Standards Board, as in effect from time to time.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.
“FCPA” means the U.S. Foreign Corrupt Practices Act (15 U.S.C. §§78dd-1 et seq.).
“Federal Funds Rate” means for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next

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succeeding Business Day by the NYFRB as the effective federal funds rate; provided, however, that if such rate shall be less than zero, then such rate shall be deemed to be zero for all purposes of this Agreement.
“Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org or any successor source.
“Fee Letters” means, collectively, (a) the Agency Fee Letter, (b) that certain Fee Letter, dated as of November 1, 2019, by and between the Company and JPMorgan and (c) that certain Fee Letter, dated as of November 12, 2019, by and between the Company, JPMorgan, BofA Securities, Inc. and Citizens.
“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer, treasurer, controller or other officer with equivalent duties of the Company that such financial statements fairly present, in all material respects, the financial condition of the Company and the Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and the absence of footnotes.
“Financial Covenants” means the (a) maximum Total Net Leverage Ratio covenant set forth in Section 6.7(a), (b) minimum Interest Coverage Ratio covenant set forth in Section 6.7(b) and (c) minimum Liquidity covenant set forth in Section 6.7(c).
“Fiscal Quarter” means, with respect to any Person, the fiscal quarter of such Person. In the case of the Company, Fiscal Quarter means a fiscal quarter of any Fiscal Year of the Company. A Fiscal Quarter of the Company may be designated by reference to the last day thereof (i.e., the “December 31, 2019 Fiscal Quarter” refers to the Fiscal Quarter ended on December 31, 2019, the last day of the Company’s fourth Fiscal Quarter for Fiscal Year 2019) or by reference to the applicable Fiscal Quarter of a Fiscal Year (i.e., the “Q4-2019 Fiscal Quarter” also refers to the Company’s fourth Fiscal Quarter for Fiscal Year 2019). To the extent that the Fiscal Quarters of any Person (other than the Company) are different than the Fiscal Quarters of the Company, the Company shall determine in good faith a methodology to align such other Person’s Fiscal Quarters with the corresponding Fiscal Quarters of the Company. For purposes of this Agreement, except to the extent expressly stated otherwise, references to any “Fiscal Quarter” will mean a Fiscal Quarter of the Company. For the avoidance of doubt, while the Company’s Fiscal Year ends on December 31 of each calendar year, the Company’s first three Fiscal Quarters of each Fiscal Year follow a 13-week convention, with each such Fiscal Quarter ending on a Friday.
“Fiscal Year” means, with respect to any Person, the fiscal year of such Person. A Fiscal Year of the Company may be designated by reference to the last day thereof (i.e., the “December 31, 2019 Fiscal Year” refers to the Fiscal Year ended on December 31, 2019) or by reference to the calendar year in which such Fiscal Year ends (i.e., the “Fiscal Year 2019” also refers to the Fiscal Year ended on December 31, 2019). To the extent that the Fiscal Years of any Person (other than the Company) are different than the Fiscal Years of the Company, the Company shall determine in good faith a methodology to align such other Person’s Fiscal Years with the corresponding Fiscal Years of the Company. For purposes of this Agreement, except to the extent expressly stated otherwise, references to any “Fiscal Year” will mean a Fiscal Year of the Company. For the avoidance of doubt, as of the Closing Date the Company’s Fiscal Year ends on December 31 of each calendar year.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted EURIBO Rate, Adjusted TIBO Rate each Adjusted Daily Simple RFR or the Central Bank Rate, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted EURIBO Rate, Adjusted TIBO Rate, each Adjusted Daily Simple RFR or the Central Bank Rate shall be zero (0%).
“Foreign Government Scheme or Arrangement” as defined in Section 4.15(d).
“Foreign Plan” as defined in Section 4.15(d).

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“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“Foreign Subsidiary Holding Company” means any Subsidiary that has no material assets other than the Capital Stock (or Capital Stock and Indebtedness) of one or more Foreign Subsidiaries or other Foreign Subsidiary Holding Companies.
“Funding Default” as defined in Section 2.22.
“Funding Guarantor” as defined in Section 7.2.
“Funding Notice” means a notice substantially in the form of Exhibit A-1.
“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2 and in the definition of Capital Lease, United States generally accepted accounting principles in effect as of the date of determination thereof.
“Government Official” means (a) any official, officer, employee or representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Entity, (b) any political party or party official or candidate for political office or (c) any official, officer, employee, or any Person acting in an official capacity for or on behalf of, any company, business, enterprise or other entity owned (in whole or in substantial part) or controlled by a Governmental Entity.
“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.
“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government in a jurisdiction where the Company and the Subsidiaries operate the Business, including any supra-national bodies (such as the European Union or the European Central Bank).
“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.
“Governmental Entity” means any (a) international, multinational, foreign, federal, state, local, municipal, or other government or political subdivision, (b) governmental or quasigovernmental entity of any nature (including any governmental agency, branch, department, commission, board, bureau, official, or entity and any court or other tribunal) or (c) body exercising, or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal.
“Granting Lender” as defined in Section 10.6(i).
“Grantor” as defined in the Amended and Restated Security Agreement.
“Guaranteed Obligations” means all Obligations; provided that, with respect to any Guarantor, “Guaranteed Obligations” shall exclude all Excluded Swap Obligations of such Guarantor.
“Guarantor” means the Company (solely with respect to the Guaranteed Obligations in respect of (x) Obligations hereunder incurred by the Subsidiary Borrowers and (y) any Bank Product Agreement or any Secured Rate Contract entered into by any other Credit Party, and not with respect to its direct Obligations as a primary obligor under the Credit Documents) and each Guarantor Subsidiary, and, in each case, their respective successors and assigns.

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“Guarantor Subsidiary” means each Domestic Subsidiary of the Company (other than an Excluded Subsidiary). The Company may, in its sole discretion, cause any Subsidiary that is not required to be a Guarantor to guarantee the Obligations by causing such Subsidiary to execute a Counterpart Agreement, and any such Subsidiary shall be a Guarantor hereunder for all purposes; provided that with respect to any such election by the Company with respect to any Excluded Subsidiary of the type described in clauses (c), (d), (e) and (l) of the definition of “Excluded Subsidiary”, the Administrative Agent shall have consented (in its sole discretion) to such Subsidiary as a Guarantor taking into account the local laws and regulations in the jurisdiction of such Subsidiary’s organization and operations, and the availability and enforceability of guarantees and security to be provided by such Subsidiary, and all documentation of such guarantees and security and related filings (if applicable) shall be in form and substance reasonably satisfactory to the Administrative Agent and Collateral Agent.
“Guaranty” means the guaranty of each Guarantor set forth in Section 7.
“Hazardous Materials” means any chemical, material, substance or waste, exposure to which, or the Release of which, either is prohibited, limited or regulated by any Governmental Authority or may give rise to Environmental Liability.
“Hazardous Materials Activity” means any activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.
“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.
“Historical Audited Financial Statements” means the audited consolidated balance sheets, and related audited consolidated statements of operations, comprehensive income, shareholders’ equity and cash flows of the Company and its Subsidiaries as of and for the Fiscal Year ended December 31, 2018.
“Historical Financial Statements” means, collectively, the Historical Audited Financial Statements and the Historical Unaudited Financial Statements.
“Historical Unaudited Financial Statements” means the unaudited condensed consolidated balance sheets, and related unaudited condensed consolidated statements of operations, comprehensive income and cash flows of the Company and its Subsidiaries as of and for the nine months ended September 27, 2019.
“IFRS” means the International Financial Reporting Standards, as promulgated by the International Accounting Standards Board and in effect from time to time.
“Immaterial Subsidiary” means on any date, any Subsidiary of the Company that has less than 2.5% of Consolidated Total Assets of the Company and the Subsidiaries as reflected in the most recent financial statements delivered pursuant to Section 5.1(a) prior to such date (or, at any time prior to the first date after the Closing Date that financial statements have been delivered or are required to be delivered pursuant to Section 5.1(a), as reflected in the Historical Audited Financial Statements for the Fiscal Year ended December 31, 2018); provided that if, at any time and from time to time after the Closing Date (or such longer period as the Administrative Agent may agree in its sole discretion), Domestic Subsidiaries that are not Guarantors solely because they meet the threshold set forth above comprise in the aggregate more than (when taken together with the Consolidated Total Assets of the Subsidiaries of such Domestic Subsidiaries at the last day of the most recent Test Period) 5.0% of Consolidated Total Assets of the Company and the Subsidiaries as of the end of the most recently ended Test Period, then the Company shall, not later than forty-five (45) days after the date by which financial statements for such Test Period were required to be delivered pursuant to this Agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion), cause one or more Domestic

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Subsidiaries to comply with the provisions of Section 5.10 with respect to any such Subsidiaries so that the foregoing condition ceases to be true. All of the calculations set forth in this definition shall be on a Pro Forma Basis.
“Impacted EURIBO Rate Interest Period” has the meaning assigned to it in the definition of “EURIBO Rate.”
“Impacted Interest Period” has the meaning assigned to it in the definition of “Eurocurrency Rate.”
“Impacted TIBO Rate Interest Period” has the meaning assigned to it in the definition of “~~Eurocurrency~~TIBO Rate.”
“Increased Cost Lender” as defined in Section 2.23.
“Incremental Amendment” as defined in Section 2.24(e).
“Incremental Amount” means $200,000,000.
“Incremental Facilities” as defined in Section 2.24(a).
“Incremental Loans” as defined in Section 2.24(a).
“Indebtedness” means, as applied to any Person and without duplication, (a) all indebtedness for borrowed money; (b) all obligations evidenced by bonds, debentures, notes or similar instruments (excluding performance, surety, statutory, appeal or similar bonds) which (in the case of such similar instruments only) are held by financial institutions; (c) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP as in effect on December 31, 2018; (d) any obligation owed for all or any part of the deferred purchase price of property or services, which purchase price is (A) due more than six months from the date of incurrence of the obligation in respect thereof or (B) evidenced by a note or similar written instrument (excluding (i) any such obligations incurred under ERISA, (ii) accounts payable, payroll and other liabilities and accrued expenses incurred in the ordinary course of business that are not overdue by more than one hundred eighty (180) from the date of incurrence of the obligations in respect thereof, (iii) accruals for payroll and other liabilities in the ordinary course of business and (iv) earn-outs, escrows, hold-backs and similar obligations incurred in connection with Permitted Acquisitions and other permitted Investments on market terms (as reasonably determined by the Company)); (e) contingent obligations in respect of the purchase price of property and services (excluding earn-outs, escrows, hold-backs and similar obligations incurred in connection with Permitted Acquisitions and other permitted Investments on market terms (as reasonably determined by the Company)); (f) the face amount of any letter of credit and performance, surety, statutory, appeal or similar bonds issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (g) Disqualified Capital Stock; (h) the direct or indirect guaranty of obligations, of the type in clauses (a)-(g) of this definition, of any other Person; (i) obligations, of the type in clauses (a)-(g) of this definition, that are secured by a Lien on any property or asset owned or held by that Person regardless of whether such obligations are owed by or recourse to such Person; and (j) obligations of such Person in respect of any derivative transaction, including any Rate Contract, whether entered into for hedging or speculative purposes. Notwithstanding the foregoing, for all purposes of this Agreement: (1) Indebtedness of any Person will (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt and (B) in the case of Non-Credit Parties, exclude loans and advances made by Credit Parties having a term not exceeding 364 days (inclusive of any roll over or extensions of terms) and made in the ordinary course of business solely to the extent the aggregate principal amount of all such loans and advances at any time outstanding does not exceed $10,000,000 solely to the extent that such intercompany loans and advances are evidenced by one or more notes in form and substance reasonably satisfactory to the Administrative Agent and pledged as Collateral; (2) with respect to clause (f) above, to the extent any letter of credit or bond issued for the benefit of the

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Company or any Subsidiary (a “Primary LC”) is supported (including any “back-to-back” arrangement) by a another letter of credit or bond (including any Letter of Credit hereunder) also issued for the benefit of the Company or any Subsidiary (the “Supporting LC”), to the extent that both such Primary LC and the relevant Supporting LC would constitute “Indebtedness” for any purpose under this Agreement, then the Primary LC and the relevant Supporting LC shall be deemed to be a single obligation in an amount equal to the amount of Indebtedness attributable to the Primary LC (and any corresponding amount of the Supporting LC that also would then constitute “Indebtedness” will be disregarded); (3) with respect to clause (i) above, the amount of Indebtedness of any Person will be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value (as determined by such Person in good faith) of the property encumbered thereby as determined by such Person in good faith; and (4) with respect to clause (j) above, in no event will obligations under any Rate Contract be deemed “Indebtedness” for the purpose of calculating any ratio contemplated by this Agreement. Notwithstanding anything to the contrary in the foregoing, any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction, in each case, shall not constitute Indebtedness.
“Indemnified Liabilities” means, collectively, any and all liabilities (including Environmental Liabilities), obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), actions, judgments, suits, costs (including the costs of any Remedial Action), expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented in reasonable detail fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person, whether or not any such Indemnitee will be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and applicable Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (a) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (b) any Fee Letter and any Contractual Obligation entered into in connection with any Approved Electronic Communications; (c) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of the Company or any Subsidiary; or (d) any actual or prospective investigation, litigation or other proceeding relating to any of the foregoing, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of securities or creditors (and including attorneys’ fees in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Law or theory thereof, including common law, equity, contract, tort or otherwise.
“Indemnified Taxes” means (a) all Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document, and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” as defined in Section 10.3.
“Initial Credit Extension” as defined in Section 3.1.
“Initial Revolving Borrowing” means one or more borrowings of Revolving Loans on the Closing Date.
“Initial Revolving Commitment” means the commitment of a Lender set forth on Appendix A to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit and Swing Line Loans hereunder, and “Initial Revolving Commitments” means such commitments of all of the Lenders in the aggregate. The amount of each Lender’s Initial Revolving Commitment, if any, is subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Initial Revolving Commitments as of the Closing Date is $800,000,000.

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“Intellectual Property” shall mean all rights, priorities and privileges relating to intellectual property, whether arising under United States of America, state, multinational or foreign laws or otherwise, including, without limitation: copyrights (including copyrights in software) whether registered or unregistered and all applications therefor, patents and certificates of invention, or similar industrial property rights, and applications therefor, software, trademarks (whether registered or unregistered and applications therefor), service-marks, technology, know-how and processes, formulas, trade secrets and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
“Intercreditor Agreement” means any Pari Passu Lien Intercreditor Agreement and any Junior Lien Intercreditor Agreement.
“Interest Coverage Ratio” means, as of any date, the ratio of (a) Consolidated Adjusted EBITDA to (b) Consolidated Interest Expense, in each case for the most recently ended Test Period as of such date, all of the foregoing determined on a Pro Forma Basis.
“Interest Payment Date” means with respect to (a) any Base Rate Loan, the last Business Day of each calendar quarter, commencing on the first such date to occur after the borrowing of such Loan and the final maturity date or conversion date of such Loan; ~~and~~ (b) ~~any Eurocurrency Rate Loan,~~with respect to any Term Benchmark Loan, (i) the last day of ~~each~~the Interest Period applicable to the Borrowing of which such Loan~~; provided that~~ is a part and, in the case of ~~each~~a Term Benchmark Borrowing with an Interest Period of ~~longer~~more than three months ~~“Interest Payment Date” will also include each date that is three months, or an integral multiple thereof, after the commencement~~’ duration, such day or days prior to the last day of such Interest Period~~.~~ as shall occur at intervals of three months’ duration after the first day of such Interest Period and (ii) the final maturity date of such Loan; (c) with respect to any RFR Loan, (i) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) (provided, that if such day is not a Business Day, such Interest Payment Date shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Payment Date shall be the next preceding Business Day) and (ii) the final maturity date of such Loan; and (d) with respect to any Swing Line Loan, the day that such Loan is required to be repaid.
“Interest Period” means, ~~in connection with a~~with respect to any Term Benchmark Revolving Loan, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (or, in the case of Eurocurrency Rate ~~Loan, an interest period of one-, two-, three- or six-months (or~~Loans, if available, twelve-months or shorter periods, in each case, with the consent of each applicable Lender), as ~~selected by the Company in~~ the applicable ~~Funding Notice or Conversion/Continuation Notice, (a) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (b) thereafter, commencing on the day on which the immediately preceding Interest Period expires~~Borrower may elect; provided that (i) if ~~an~~any Interest Period would ~~otherwise expire~~end on a day ~~that is not~~other than a Business Day, such Interest Period ~~will expire on~~shall be extended to the next succeeding Business Day unless ~~no further~~such next succeeding Business Day ~~occurs in such~~would fall in the next calendar month, in which case such Interest Period ~~will expire~~shall end on the ~~immediately~~next preceding Business Day~~;~~ and (ii) any Interest Period that ~~begins~~commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month ~~at the end~~ of such Interest Period) ~~will, subject to clauses (iii) and (iv) of this definition,~~shall end on the last Business Day of ~~a~~the last calendar month~~; and (iii) no~~ of such Interest Period ~~with respect to any portion of the Revolving Loans will extend beyond the Revolving Credit Commitment Termination Date applicable to such Revolving Loans.~~. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two (2) Business Days prior to the first day of such Interest Period.

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“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, and any successor statute.
“Interpolated Rate” means, at any time, for any Impacted Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available for the applicable currency) that is shorter than such Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available for the applicable currency) that exceeds such Impacted Interest Period, in each case, at such time; provided that if the Interpolated Rate as so determined for any Impacted Interest Period would be less than zero, such rate for such period shall be deemed to zero for purposes of this Agreement.
“Investment” means (a) any direct or indirect purchase or other acquisition by the Company or any Subsidiary, or of a beneficial interest in, any of the Securities of any other Person; (b) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary from any Person, of any Capital Stock of such Person; (c) any direct or indirect loan, advance or capital contribution by the Company or any Subsidiary to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business and (d) any acquisition, whether by purchase, merger or otherwise, of all or substantially all of the assets of, or a division, unit, business line or product line of, any other Person. The amount of any Investment will be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. Notwithstanding anything to the contrary in the foregoing, any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction, in each case, shall not constitute Investments.
“IRS” means the United States Internal Revenue Service.
“Issuance Notice” means an Issuance Notice substantially in the form of Exhibit A-3.
“Issue” means, with respect to any Letter of Credit, to issue, extend the expiration date of, renew (including by failure to object to any automatic renewal on the last day such objection is permitted), increase the face amount of, or reduce or eliminate any scheduled decrease in the face amount of, such Letter of Credit, or to cause any Person to do any of the foregoing. The terms “Issued” and “Issuance” have correlative meanings.
“Issuing Bank” means each of (a) JPMorgan, BANA, Citizens and Wells Fargo, each in its capacity as an issuer of Letters of Credit hereunder, and (b) any (i) Lender, (ii) Affiliate of a Lender and (iii) other bank or legally authorized Person, in each case under this clause (b), that agrees to act in such capacity and reasonably acceptable to the Company and the Administrative Agent, in such Person’s capacity as an issuer of Letters of Credit hereunder, in each case with their respective permitted successors and assigns.
“Japanese Yen” means the lawful currency of Japan.
“Joint Bookrunners” means JPMorgan, BofA Securities, Inc. and Citizens, in their capacity as Joint Bookrunners.
“Joint Lead Arrangers” means JPMorgan, BofA Securities, Inc. and Citizens, in their capacity as Joint Lead Arrangers.
“Joint Venture” means (a) any Person which would constitute an “equity method investee” of the Company or any Subsidiary and (b) any Person in whom the Company or any of the Subsidiaries beneficially owns any Capital Stock that is not a Subsidiary (other than an Unrestricted Subsidiary); provided that in no event will any Subsidiary of any Person be considered a Joint Venture of such Person.

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“Joint Venture Subsidiary” means any Subsidiary that is not wholly-owned, directly or indirectly, by the Company and the business and management thereof is jointly controlled by the holders of the Capital Stock in such Subsidiary pursuant to customary joint venture arrangements; provided that such Subsidiary does not have and is not liable in respect of any Indebtedness other than Indebtedness of such Subsidiary that is not recourse to the Company or any Subsidiary.
“JPMorgan” means JPMorgan Chase Bank, N.A.
“Judgment Currency” as defined in Section 10.26(a).
“Junior Financing” means any Junior Lien Indebtedness and any Subordinated Debt. For the avoidance of doubt, any Permitted Convertible Indebtedness shall not constitute Junior Financing.
“Junior Lien Indebtedness” means any Indebtedness of any Credit Party that is secured by Liens on Collateral that rank junior in priority to the Liens that secure the Obligations.
“Junior Lien Intercreditor Agreement” means an intercreditor agreement, in form and substance reasonably acceptable to the Company, the Collateral Agent, the Required Lenders and the applicable Debt Representatives for Junior Lien Indebtedness permitted hereunder.
“Kaman Lux” as defined in the preamble hereto.
“L/C Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.
“L/C Reimbursement Agreement” as defined in Section 2.4(a).
“Laws” means, with respect to any Person, (a) the common law and any federal, state, local, foreign, multinational or international statutes, laws, treaties, judicial decisions, standards, rules and regulations, guidances, guidelines, ordinances, rules, judgments, writs, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, governmental agreements and governmental restrictions (including administrative or judicial precedents or authorities), in each case whether now or hereafter in effect, and (b) the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“LCA Election” as defined in Section 1.5.
“LCA Test Date” as defined in Section 1.5.
“Lender” means, collectively, (a) each Person listed on the signature pages hereto as a Lender holding a Revolving Credit Commitment or a Loan on the Closing Date and (b) any other Person (other than a Natural Person) that becomes a party hereto pursuant to an Assignment Agreement and holds a Revolving Credit Commitment or a Loan. Unless the context clearly indicates otherwise, the term “Lenders” will include the Swing Line Lender. Notwithstanding the foregoing, any Disqualified Lender that purports to become a Lender hereunder, and to which the Company has not consented in writing to allow to become a Lender hereunder, shall be deemed for all purposes to be a Defaulting Lender (except for purposes of cash collateralization to the extent required by Section 2.22) until such time as such Disqualified Lender no longer owns any Loans or Revolving Credit Commitments and shall not be entitled to receive confidential information or attend Lender meetings.
“Lending Office” means, with respect to any Lender, the office or offices of such Lender specified as its “Lending Office” beneath its name on Appendix B hereto or in the administrative questionnaire delivered by such Lender to the Company and the Administrative Agent, or, in each case, such other office or offices of such Lender as it may from time to time notify the Company and the Administrative Agent.

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“Letter of Credit” means a commercial, trade or standby letter of credit Issued or to be Issued by an Issuing Bank pursuant to this Agreement.
“Letter of Credit Obligations” means all outstanding obligations incurred by any Issuing Bank or any Lender at the request of the Company, whether direct or indirect, contingent or otherwise, due or not due, in connection with the Issuance or any other amendment to Letters of Credit by any Issuing Bank or the purchase of a participation as set forth in Section 2.4(e) with respect to any Letter of Credit. The amount of such Letter of Credit Obligations will equal the maximum amount that may be payable by the Issuing Banks and the Lenders thereupon or pursuant thereto; provided that such calculation will, with respect to Alternative Currency Letters of Credit, be made using the Dollar Equivalent of such Alternative Currency Letters of Credit (or obligations owing with respect thereto).
“Letter of Credit Sub-limit” means, as of any date of determination, an amount equal to (a) the lower of (i) $375,000,000 and (ii) the aggregate amount of the Revolving Credit Commitments as of such date minus (b) the Total Utilization of Revolving Credit Commitments as of such date, minus (c) the aggregate face amount of all letters of credit issued for the account of the Company or any Subsidiary in reliance on Section 6.1(n).
“Letter of Credit Usage” means, as at any date of determination, the sum of (a) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding, and (b) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Banks and not theretofore reimbursed by or on behalf of the Company; provided that such calculation will, with respect to Alternative Currency Letters of Credit, be made using the Dollar Equivalent of such Alternative Currency Letters of Credit (or amounts owing with respect thereto).
“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, Taxes, commissions, charges, disbursements and expenses (including those incurred upon any appeal or in connection with the preparation for and/or response to any subpoena or request for document production relating thereto), in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.
“LIBO Screen Rate” means, for any day and time, with respect to any Eurocurrency Rate Loan for ~~any applicable currency~~Dollars and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for ~~the relevant currency~~Dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.
“Lien” means (a) any lien, mortgage, pledge, assignment, hypothecation, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (b) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities provided that in no event shall an operating lease in and of itself be deemed a Lien. For the avoidance of doubt, any Permitted Convertible Indebtedness, Permitted Bond Hedge Transaction or Permitted Warrant Transaction, in each case, shall not constitute Liens.
“Limited Condition Acquisition” means any Permitted Investment by the Company and/or one or more Subsidiaries the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.

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“Liquidity” means, as of any date of determination, the sum of (a) the aggregate amount of all Unrestricted and Unencumbered Cash as of such date plus (b) an amount equal to the amount by which (i) the aggregate Revolving Credit Commitments outstanding as of such date exceed (ii) the Total Utilization of Revolving Credit Commitments as of such date; provided that the aggregate amount pursuant to this clause (b) shall not exceed the maximum additional amount that the Company could borrow under the Revolving Credit Commitments while maintaining Pro Forma compliance with the Total Net Leverage Ratio in Section 6.7(a).
“Loan” means a Revolving Loan (including any Incremental Loan) or a Swing Line Loan.
“Local Time” means (a) New York City time in the case of a Loan, Credit Extension or L/C Disbursement denominated in Dollars and (b) local time in the case of a Loan, Credit Extension or L/C Disbursement denominated in an Alternative Currency (it being understood that such local time shall mean London, England time unless otherwise notified by the Administrative Agent).
“Margin Stock” means “margin stock” as such term is defined in Regulation U of the Board of Governors as in effect from time to time.
“Material Adverse Effect” means any of the following: (a) any materially adverse effect on the business, operations, properties, assets or financial condition of the Company and the Subsidiaries, taken as a whole; (b) any material impairment of the ability of the Credit Parties, when taken as a whole, to fully and timely perform their respective Obligations; (c) any material impairment of the legality, validity, binding effect or enforceability against a Credit Party of a Credit Document to which it is a party; or (d) any material impairment of the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under any Credit Document.
“Material Indebtedness” means Indebtedness of the Company or any of its Subsidiaries with an aggregate principal amount (including undrawn commitments) in excess of $25,000,000.
“Material Permitted Investment” means any Permitted Investment for which the aggregate consideration paid or to be paid exceeds $125,000,000; provided that if the consideration for such Permitted Investment (a) is denominated in any currency other than Dollars, then for purposes of this definition the amount thereof shall be converted by the Company to Dollars based on the relevant currency exchange rate in effect on the date the definitive agreement for such Permitted Investment was effective and (b) includes any deferred, contingent or earn-out consideration, then such deferred, contingent or earn-out portion of the consideration shall be included in the determination of Permitted Investment to the extent it would appear as a liability on a balance prepared in accordance with GAAP as of any applicable date of determination.
“Maximum Refinancing Amount” means, with respect to any Permitted Refinancing or other refinancing, the principal amount (including interest paid in kind or otherwise capitalized to principal) and/or undrawn commitments, as applicable, of such Refinanced Indebtedness plus the sum of (i) the amount of all accrued and unpaid interest on such Refinanced Indebtedness, (ii) the amount of any premiums (including tender premiums), make-whole amounts or penalties on such Refinanced Indebtedness, (iii) the amount of all fees (including any exit consent fees) on such Refinanced Indebtedness, (iv) the amount of all fees (including arrangement, commitment, structuring, underwriting, ticking, amendment, closing and other similar fees), commissions, costs, expenses and other amounts associated with such Refinancing Indebtedness and (v) the amount of all original issue discount and upfront fees associated with such Refinancing Indebtedness (“Refinancing Amount”); provided that (1) to the extent on the date of such Permitted Refinancing the Company has capacity under the clause of Section 6.1 pursuant to which such Refinanced Indebtedness was initially incurred (or to which such Refinanced Indebtedness at such time has been classified, as applicable) to incur an additional principal amount of Indebtedness of the same type as the Refinanced Indebtedness (“Additional Incurrence Capacity”), then the Company and the Subsidiaries may incur Refinancing Indebtedness in an aggregate principal amount not to exceed the maximum Additional Incurrence Capacity if greater than the Refinancing Amount; provided further, that the amount of Refinancing Indebtedness incurred in reliance on the Additional Incurrence Capacity will be considered to have been incurred under the clause of

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Section 6.1 pursuant to which such Refinanced Indebtedness was initially incurred (or to which such Refinanced Indebtedness at such time has been classified, as applicable).
“Moody’s” means Moody’s Investor Services, Inc.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company, any other Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six plan years, has made or been obligated to make contributions.
“NAIC” means The National Association of Insurance Commissioners and any successor thereto.
“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a customary (for the syndicated loan market) summary narrative report describing the results of operations and financial condition of the Company and the Subsidiaries in the form prepared for presentation to senior management thereof for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the Fiscal Year in which such Fiscal Quarter occurs to the end of such Fiscal Quarter.
“Natural Person” means a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person.
“Net Cash Proceeds” means:
(a)with respect to any Asset Sale or Casualty Event, an amount equal to: (i) cash payments (including any cash received by way of release from escrow or deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by the Company or any Subsidiary from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale, including (A) Taxes payable in connection with such Asset Sale (including Taxes imposed on the distribution or repatriation of such Net Cash Proceeds), (B) payment of the outstanding principal amount of, premium or penalty, if any, interest and breakage costs on any Indebtedness (other than the Revolving Loans) that is secured by a Lien on the stock or assets in question (and, to the extent such stock or assets constitute Collateral, which Lien is senior to the Lien of Agent or is pari passu with the Lien of Agent to the extent permitted hereunder) and that is required to be repaid under the terms thereof as a result of such Asset Sale, (C) a reserve for any purchase price adjustment or indemnification payments (fixed or contingent) established in accordance with GAAP or attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by the Company or any Subsidiary in connection with such Asset Sale, (D) the out-of-pocket expenses, costs and fees (including with respect to legal, investment banking, brokerage, advisor and accounting and other professional fees, sales commissions and disbursements, survey costs, title insurance premiums and related search and recording charges, transfer Taxes and deed or mortgage recording Taxes or following a Casualty Event, restoration costs) in each case actually incurred in connection with such sale or disposition and payable to a Person that is not an Affiliate of the Company, (E) in the case of any Asset Sale or Casualty Event by a non-wholly-owned Subsidiary, the pro rata portion of the Net Cash Proceeds thereof attributable to minority interests and not available for distribution to or for the account of the Company as a result thereof and (F) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Company or any Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, it being understood that “Net Cash Proceeds” shall include the amount of any reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this subclause (F)); and
(b)with respect to the sale, incurrence or issuance of any Indebtedness by the Company or any Subsidiary, the excess, if any, of (A) the sum of all cash and Cash Equivalents received in connection with such incurrence or issuance, over (B) the sum of all Taxes paid or reasonably estimated to be payable as a result thereof, all fees (including investment banking fees, attorneys’ fees, accountants’ fees,

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underwriting fees and discounts), commissions, costs and other out-of-pocket expenses and all other customary expenses, in each case incurred by the Company or such Subsidiary in connection with such sale, incurrence or issuance.
“Non-Consenting Lender” as defined in Section 2.23.
“Non-Credit Party” means any Subsidiary that is not a Credit Party.
“Non-Guarantor Investment Cap” means, as of any date of determination, the greater of (a) $22,500,000 and (b) 15% of TTM Consolidated Adjusted EBITDA (calculated as of the end of the Fiscal Quarter for which financial statements were most recently delivered pursuant to Section 5.1(a) or (b) or, if prior to the first to occur of (x) the date for delivery of the first financial statements to be delivered pursuant to such Sections and (y) the date of actual delivery of such first financial statements, the most recent financial statements referred to in Section 4.4).
“Non-U.S. Lender” means a Lender (including any Issuing Bank) that is not a United States person as defined in Section 7701(a)(30) of the Internal Revenue Code.
“Nonpublic Information” means material information with respect to the Company, or any Subsidiary or their respective securities which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.
“Note” means a Revolving Loan Note or a Swing Line Note.
“Notice” means a Funding Notice, an Application, an Issuance Notice or a Conversion/Continuation Notice.
“Notice of Intent to Cure” as defined in Section 5.1(e).
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or, for any day that is not a Business Day, for the immediately preceding Business Day); provided, however, that, if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a Federal funds transaction quoted at 11:00 a.m., New York City time, on such day to the Administrative Agent from a federal funds broker of recognized standing selected by it; provided further, however, that if any of the aforesaid rates shall be less than zero, then such rate shall be deemed to be zero for all purposes of this Agreement.
“Obligations” means all obligations of every nature of each Credit Party from time to time owed to any Agent (including any former Agent), any Lender, any Issuing Bank, any Indemnitee or any other Secured Party under any Credit Document (including, without limitation, Letter of Credit Obligations), any obligations owed to any Secured Swap Provider under any Secured Rate Contract, or any obligations owed to any Bank Product Provider in respect of Bank Product Obligations under any Bank Product Agreement, in each case, whether for principal, premium, interest (including interest premiums, fees and other amounts incurred during the pendency of any bankruptcy, insolvency, receivership or similar proceeding, whether or not due and payable and whether or not allowed or allowable in such proceeding), reimbursement of amounts drawn under Letters of Credit payments for early termination of Secured Rate Contracts, fees, expenses, indemnification or otherwise.
“Obligee Guarantor” as defined in Section 7.6.
“OFAC” means the U.S. Department of Treasury’s Office of Foreign Assets Control.

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“OFAC Lists” means, collectively, the SDN List and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any applicable executive orders.
“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (b) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, and (d) with respect to any limited liability company, its articles of organization or articles of association, as applicable, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” will only be to a document of a type customarily certified by such governmental official.
“Original Credit Agreement” as defined in the recitals hereto.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are imposed as a result of a present or former connection between a Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document or sold or assigned an interest in any Loan or Credit Document) imposed with respect to an assignment (other than an assignment made pursuant to Section 2.23).
“Overnight Bank Funding Rate” means, for any date, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depositary institutions, as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Parent” means, with respect to any Company, any Person (a) of which the Company is a direct or indirect Subsidiary and (b) which does not own directly any Subsidiaries other than (i) the Company or (ii) any other Parent of the Company.
“Pari Passu Lien Indebtedness” means any Indebtedness of a type referred to in clauses (a), (b) or (h) (solely to the extent relating to clause (a) or (b) of the definition of ~~Inedebtedness~~Indebtedness) of the definition thereof (and specifically excluding any Indebtedness of a type referred to in clause (c) of the definition thereof) permitted by this Agreement, in each case of any Credit Party that is secured by Liens on Collateral that rank pari passu in priority with the Liens on Collateral that secure the Initial Revolving Commitments.
“Pari Passu Lien Intercreditor Agreement” means an intercreditor agreement among the Collateral Agent and one or more Debt Representatives for Pari Passu Lien Indebtedness permitted hereunder, and acknowledged by the Company and the Guarantors, in form and substance reasonably acceptable to the Company, the Collateral Agent and the applicable Debt Representatives for such Pari Passu Lien Indebtedness.
“Participant Register” as defined in Section 10.6(g).
“Participating Member State” means any member state of the European Union that adopts or has adopted the single common currency of the European Union as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

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“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001, as amended from time to time.
“Payment Office” means the office of the Administrative Agent set forth on Appendix B hereto, or such other office or Person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Pension Funding Rules” means the rules of the Internal Revenue Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date as to such Pension Plan of the Pension Protection Act of 2006, Section 412 of the Internal Revenue Code and Section 302 of ERISA each as in effect prior to the Pension Protection Act of 2006 and, thereafter, Sections 412 and 430 of the Internal Revenue Code and Sections 302 and 303 of ERISA.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company, any other Borrower or any ERISA Affiliate or to which the Company, any other Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding six plan years.
“Perfection Certificate” shall mean a certificate in the form of Exhibit J or any other form approved by the Administrative Agent, as the same shall be supplemented from time to time.
“Permitted Acquisition” means the purchase or other acquisition of property and assets or Business of any Person or of assets constituting a business unit, a line of business or division of such Person, a facility or Capital Stock in a Joint Venture or other Capital Stock in another Person that, upon the consummation thereof, will be a Subsidiary (including as a result of a merger or consolidation) or, in the case of a purchase or acquisition of assets (other than Capital Stock), will be owned by the Company and/or any one or more Subsidiaries; provided that:
(a)subject to the provisions of Section 1.5 to the extent an LCA Election has been made with respect to such acquisition, immediately prior to and after giving effect thereto, no Event of Default has occurred and is continuing;
(b)the Person, assets or division acquired are in the same business as the Business engaged in by the Company and the Subsidiaries on the Closing Date, after giving effect to the Transactions, or other similar, ancillary or related business, or reasonable or logical extensions of such Business;
(c)subject to the provisions of Section 1.5 to the extent an LCA Election has been made with respect to such acquisition, immediately prior to and after giving Pro Forma effect thereto, the Company is in compliance with the Financial Covenants as of the last day of the most recently ended Test Period;
(d)to the extent any acquired Person is required to become a Guarantor, the Company takes all actions required by Sections 5.10 and 5.11, as applicable; provided that the Company and the Guarantor Subsidiaries shall not make Permitted Acquisitions of Persons that do not become Guarantor Subsidiaries (or pay for the purchase of assets that are acquired directly by Non-Credit Parties) for aggregate consideration (determined as of the date of making any such Investment, and (x) after giving effect to clause (1) in the last paragraph of Section 6.6 and (y) as reduced by the aggregate Net Cash Proceeds received by the Credit Parties (including to the extent received by any Non-Credit Party and distributed to any Credit Party) from any Asset Sales of the Capital Stock of any Non-Credit Party so acquired or of assets owned by Non-Credit Parties so acquired, including in reliance on Section 6.8(l)) in excess of the Non-Guarantor Investment Cap; and

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(e)such Permitted Acquisition has been approved by (i) a majority of the Persons comprising the board of directors or equivalent governing body of the Person selling such assets (in the case of an asset acquisition), (ii) the Persons representing a majority of the Voting Capital Stock of the Person being acquired (in the case of an acquisition of Capital Stock) or (iii) to the extent required by applicable Law or such Person’s Organizational Documents, the Persons specified in both of the foregoing clauses (i) and (ii).
“Permitted Bond Hedge Transaction” means (a) each Specified Bond Hedge Transaction and (b) any other call or capped call option (or substantively equivalent derivative transaction) relating to the Company’s common stock (or other Capital Stock, securities or property following a merger event or other change of the common stock of the Company) purchased by the Company in connection with the issuance of any Permitted Convertible Indebtedness; provided that the sum of (x) the purchase price for such Permitted Bond Hedge Transaction minus (y) the proceeds received by the Company from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Company from the issuance of such Permitted Convertible Indebtedness in connection with such Permitted Bond Hedge Transaction.
“Permitted Convertible Indebtedness” means (a) any Specified Convertible Notes and (b) any other Indebtedness of the Company that is convertible into common stock of the Company (or other Capital Stock, securities or property following a merger event or other change of the common stock of the Company), cash or any combination thereof (with the amount of such cash or such combination determined by reference to the market price of such common stock or such other securities); provided that (i) the terms, conditions and covenants of such Indebtedness shall be customary for convertible Indebtedness of such type (as determined by the Company in good faith); (ii) such Indebtedness is an unsecured obligation of the Company that is not guaranteed by any Subsidiary; and (iii) such Indebtedness has a maturity date that is not prior to the date specified in clause (a) of the definition of Revolving Credit Commitment Termination Date.
“Permitted Investment” means any Permitted Acquisition or other similar acquisition or Investment permitted under the Credit Documents.
“Permitted Liens” as defined in Section 6.2.
“Permitted Refinancing” means, with respect to any specified Indebtedness of any Person (“Refinanced Indebtedness”), any modification, refinancing, refunding, replacement, renewal, extension, defeasance or discharge (the Indebtedness incurred to effect such modification, refinancing, refunding, replacement, renewal, extension, defeasance or discharge, “Refinancing Indebtedness”) of such Refinanced Indebtedness; provided that:
(a)the principal amount (and/or undrawn commitments, as applicable) of such Refinancing Indebtedness is not greater than the Maximum Refinancing Amount;
(b)except with respect to Indebtedness of the Company and the Subsidiaries incurred pursuant to Section 6.1(c) or (d), has a scheduled final maturity that is no sooner than, and a Weighted Average Life to Maturity that is no shorter than, the final scheduled final maturity date and Weighted Average Life to Maturity of such Refinanced Indebtedness;
(c)the only obligors in respect of such Refinancing Indebtedness are the obligors on such Refinanced Indebtedness; provided that, in the case of a Permitted Refinancing that occurs in connection with a Permitted Investment, additional Persons that are created or acquired as part of such Permitted Investment may be added as obligors to the Refinancing Indebtedness;
(d)the other terms applicable to such new Indebtedness are either (i) substantially identical to, or (taken as a whole as determined by the Company in good faith) no more favorable to the lenders or holders providing such Indebtedness than, those applicable to such Refinanced Indebtedness or (ii) otherwise on customary market terms (taken as a whole as determined by the Company in its reasonable judgment), including with respect to high yield debt securities to the extent applicable; provided that the Company will promptly deliver to the Administrative Agent final copies of the definitive credit

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documentation relating to such Indebtedness (unless the Company or applicable Subsidiary is bound by a confidentiality obligation with respect thereto, in which case the Company will deliver a reasonably detailed description of the material terms and conditions of such Indebtedness in lieu thereof);
(e)to the extent such Refinanced Indebtedness is Subordinated Debt, such Refinancing Indebtedness is Subordinated Debt; and
(f)to the extent such Refinanced Indebtedness is secured by Liens on any property or assets of the Company or any Subsidiary, such Refinancing Indebtedness is either (i) secured by Liens on property and assets that are not Collateral or (ii) secured by Liens on Collateral; provided that (x) if such Refinanced Indebtedness is Junior Lien Indebtedness, the Refinancing Indebtedness also is Junior Lien Indebtedness on intercreditor terms at least as favorable to the Lenders as those contained in the intercreditor documentation governing the Refinanced Indebtedness and (y) if such Refinanced Indebtedness is Pari Passu Lien Indebtedness, the Refinancing Indebtedness is either Pari Passu Lien Indebtedness on intercreditor terms at least as favorable to the Lenders as those contained in the intercreditor documentation governing the Refinanced Indebtedness (as reasonably determined by the Company in good faith) or Junior Lien Indebtedness subject to a Junior Lien Intercreditor Agreement;
provided further, in the case of clauses (d), (e) and (f) of this definition, a certificate of the Company delivered to the Administrative Agent at least four (4) Business Days prior to the incurrence of such Refinancing Indebtedness (or such shorter period as may be agreed by the Administrative Agent), together with a reasonably detailed description of the material covenants and events of default of such Refinancing Indebtedness or drafts of the documentation relating thereto, stating that the Company has reasonably determined in good faith that such terms and conditions satisfy the requirements of such clause shall be conclusive evidence that such terms and conditions satisfy the foregoing requirements unless the Administrative Agent notifies the Company within such four (4) Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees).
“Permitted Supplier Financing Arrangement” means (1) the Existing Permitted Supplier Financing Arrangements and (2) any other transaction or transactions whereby the Company or any of its Subsidiaries sells a portion of its accounts receivable owing by a customer of the Company or such Subsidiary at the request of such customer (and, for the avoidance of doubt, not with respect to accounts receivable of the Company or any of its Subsidiaries generally) and:
(a)the Company or such Subsidiary, prior to entering into such transaction, shall have provided the Administrative Agent with copies of all documentation regarding such Permitted Supplier Financing Arrangements and, to the extent such documentation is not in form and substance substantially similar to the documentation attached hereto as Exhibit L, such documentation shall otherwise be in form and substance satisfactory to the Administrative Agent;
(b)all or substantially all of the proceeds of such transaction are received in cash;
(c)the aggregate amount of the accounts receivable sold pursuant to all such transactions shall not exceed $62,500,000 during any Fiscal Quarter and $250,000,000 during any Fiscal Year;
(d)such transaction shall be without recourse to the Company and its Subsidiaries other than customary recourse terms provided for in the applicable documentation (in connection with customary representations made with respect to the applicable receivables);
(e)any discount rate applicable to such transaction shall be reasonable and customary based on market terms at such time; and
(f)prior to and after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

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“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Company’s common stock (or other Capital Stock, securities or property following a merger event or other change of the common stock of the Company) and/or cash (in an amount determined by reference to the price of such common stock) sold by the Company substantially concurrently with any purchase by the Company of a related Permitted Bond Hedge Transaction.
“Person” means and includes Natural Persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established, maintained or contributed to by the Company or any other Borrower or, with respect to any such plan that is subject to the Pension Funding Rules, any ERISA Affiliate.
“Platform” as defined in Section 5.1(n).
“Pledgor” as defined in the Amended and Restated Securities Pledge Agreement.
“Pounds Sterling” or “£” means the lawful currency of the United Kingdom.
“Pro Forma” or “Pro Forma Basis” means, with respect to the calculation the Senior Secured Net Leverage Ratio, the Total Net Leverage Ratio, the Interest Coverage Ratio, any Financial Covenant or for any other pro forma calculation called for by this Agreement to be made Pro Forma or on a Pro Forma Basis, as of any time, that pro forma effect will be given to the Transactions, any Permitted Investment, or any other Specified Transaction (including any such transaction prior to the Closing Date), as follows:
(a)with respect to any incurrence, assumption, guarantee, redemption or permanent repayment of Indebtedness, such ratio will be calculated giving pro forma effect thereto as if such incurrence, assumption, guarantee, redemption or permanent repayment of indebtedness had occurred on the first day of such Test Period;
(b)with respect to the Transactions, acquisitions prior to the Closing Date, any Permitted Investment or other permitted Investment or the redesignation of an Unrestricted Subsidiary, such ratio or other calculation will be calculated giving pro forma effect thereto as if such action occurred on the first day of such Test Period in a manner consistent, where applicable, with the pro forma adjustments (along with the limitations pertaining thereto) set forth in the definition of “Consolidated Adjusted EBITDA” (including for the amount of “run-rate” cost savings, operating expense reductions and synergies (in the manner set forth therein) in connection with the Transactions and acquisitions that occurred prior to the Closing Date, in each case, which cost savings, operating expense reductions and synergies will be calculated as though such cost savings, operating expense reductions and synergies had been realized on the first day of the Test Period for which Consolidated Adjusted EBITDA is being determined);
(c)with respect to any merger, sale, transfer or other disposition, and the designation of an “Unrestricted Subsidiary,” such ratio will be calculated giving pro forma effect thereto as if such action had occurred on the first day of such Test Period; and
(d)all Indebtedness assumed to be outstanding pursuant to preceding clause (a) shall be deemed to have borne interest at (i) in the case of fixed rate indebtedness, the rate applicable thereto, or (ii) in the case of floating rate Indebtedness, (x) with respect to any portion of the relevant Test Period that such Indebtedness was outstanding, the actual rates applicable thereto and (y) with respect to any portion of the relevant Test Period that such Indebtedness was not in fact outstanding (or if such Indebtedness was not outstanding at any time during the relevant Test Period), the rate applicable thereto as of the applicable date of determination as if such rate had been the applicable rate for such portion of the Test Period (or the entire Test Period), in any such case under this clause (ii), after giving effect to the operation of any Rate Contracts applicable to such floating rate Indebtedness).

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For purposes of the calculation of Total Net Leverage Ratio as used in Section 6.7(a), such calculation shall be made on the last day of the applicable Test Period, and no Pro Forma effect shall be given to any Specified Transaction that is consummated after the last day of such Test Period.
“Pro Rata Share” means with respect to all payments, computations and other matters relating to the Revolving Credit Commitment or Revolving Loans of any Lender or any Letters of Credit Issued or participations purchased therein by any Lender or any participations in any Swing Line Loans purchased by any Lender, the percentage obtained by dividing (i) the Revolving Credit Exposure of that Lender by (ii) the aggregate Revolving Credit Exposure of all of the Lenders. For all other purposes with respect to each Lender, “Pro Rata Share” means the percentage obtained by dividing (A) an amount equal to the Revolving Credit Exposure of that Lender, by (B) an amount equal to the aggregate Revolving Credit Exposure of all of the Lenders. Notwithstanding the foregoing, with respect to any payment by the Company upon exercise of its option in Section 2.22(e), such payment shall be made to the Administrative Agent for further payment only to the applicable Defaulting Lender, and no other Lender or Secured Party shall be entitled to a Pro Rata Share of such payment.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” as defined in Section 5.1(n).
“Purchase Money Indebtedness” means Indebtedness of the Company or any Subsidiary incurred for the purpose of financing all or any part of the purchase price or cost of acquisition, repair, construction or improvement of property or assets used or useful in the business of the Company and the Subsidiaries, taken as a whole.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Rate Contracts” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, interest rate options, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, forward foreign exchange transactions, currency swap transactions, cross-currency rate swap transactions, currency options, derivative transactions, insurance transactions, cap transactions, floor transactions, collar transactions, spot contracts, or any other similar transactions or any combination of any of the foregoing whether relating to interest rates, commodities, investments, securities, currencies or any other reference measure (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. Notwithstanding anything to the contrary in the foregoing, any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction, in each case, shall not constitute Rate Contracts of the Company.
“Real Estate Asset” means, at any time of determination, (a) any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property and (b) any improvements on any real property described in the preceding clause (a).
“Recipient” means (a) the Administrative Agent or (b) any Lender, as applicable.

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“Refinanced Indebtedness” means, (a) with respect to any Permitted Refinancing, as defined in the definition thereof and (b) with respect to any other refinancing, the obligations being refinanced.
“Refinancing Indebtedness” means, (a) with respect to any Permitted Refinancing, as defined in the definition thereof and (b) with respect to any other refinancing, the new obligations being incurred the proceeds of which will be used to refinance other obligations.
“Refunded Swing Line Loans” as defined in Section 2.3(b)(iv).
“Register” as defined in Section 2.7(b).
“Regulation D” means Regulation D of the Board of Governors, as in effect from time to time.
“Regulation FD” means Regulation FD as promulgated by the U.S. Securities and Exchange Commission under the Securities Act and Exchange Act as in effect from time to time.
“Reimbursement Date” as defined in Section 2.4(d).
“Related Person” means, with respect to any Person, each Affiliate of such Person, and each director, officer, employee, partner, agent, trustee or other representative of or to such Person or any of its Affiliates.
“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Board of Governors and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors and/or the Federal Reserve Bank of New York or, in each case, any successor thereto~~.~~, (b) with respect to a Benchmark Replacement in respect of Loans denominated in euro, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (c) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (d) with respect to a Benchmark Replacement in respect of Loans denominated in Swiss Francs, the Swiss National Bank, or a committee officially endorsed or convened by the Swiss National Bank or, in each case, any successor thereto, (e) with respect to a Benchmark Replacement in respect of Loans denominated in Japanese Yen, the Bank of Japan, or a committee officially endorsed or convened by the Bank of Japan or, in each case, any successor thereto and (f) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (i) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such Benchmark Replacement is denominated, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.
“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material).
“Remedial Action” means all actions required pursuant to applicable Environmental Laws to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.

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“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Required Lenders” means, as of any date of determination, Revolving Lenders having or holding more than 50% of the aggregate Revolving Credit Exposure of all Revolving Lenders; provided that the Revolving Credit Exposure of or held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided further if at any time there are two or more unaffiliated Revolving Lenders, then “Required Lenders” shall include at least two such unaffiliated Revolving Lenders.
“Reset Date” as defined in Section 1.6(c).
“Responsible Officer” means the chief executive officer, president or chief financial officer of the Company.
“Restricted Debt Payment” means any payment of principal of, or any payment of any premium, if any, or interest on, or fees on, or indemnities or expenses owing to any holder of, or redemption, purchase, retirement, defeasance (including in substance or legal defeasance), sinking fund or similar payment, in each case prior to the stated maturity or due date thereof, with respect to any Junior Financing.
“Restricted Lender” as defined in Section 5.7.
“Revolving Credit Commitment” means (a) the Initial Revolving Commitments and (b) each additional commitment of a Lender to make or otherwise fund any Revolving Loan (including any Incremental Loan) and to acquire participations in Letters of Credit and Swing Line Loans hereunder, and “Revolving Credit Commitments” means such commitments of all of the Lenders in the aggregate. The amount of each Lender’s Revolving Credit Commitment is set forth on Appendix A, in the applicable Assignment Agreement, if applicable, or in the Incremental Amendment evidencing an Incremental Facility, if applicable, and in each case is subject to any adjustment or reduction pursuant to the terms and conditions hereof.
“Revolving Credit Commitment Period” means the period from and including the Closing Date to but excluding the Revolving Credit Commitment Termination Date.
“Revolving Credit Commitment Termination Date” means the earliest to occur of (a) the fifth anniversary of the Closing Date, as extended in accordance with this Agreement from time to time solely with respect to any Extended Revolving Credit Commitments, as applicable, (b) the date the Revolving Credit Commitments are permanently reduced to zero pursuant to Section 2.13(b), and (c) the date of the termination of the Revolving Credit Commitments pursuant to Section 8.2(a).
“Revolving Credit Exposure” means, with respect to any Lender as of any date of determination, (a) prior to the termination of the Revolving Credit Commitments, that Lender’s Revolving Credit Commitment; and (b) after the termination of the Revolving Credit Commitments, the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (ii) in the case of an Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit Issued by that Lender (net of any participations by the Lenders in such Letters of Credit), (iii) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit (it being understood that such calculation will, with respect to Alternative Currency Letters of Credit, be made using the Dollar Equivalent of any such amounts), (iv) in the case of the Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein by the Lenders), and (v) the aggregate amount of all participations therein by that Lender in any outstanding Swing Line Loans.
“Revolving Credit Limit” means, as of any date of determination, the aggregate amount of the Revolving Credit Commitments as of such date.

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“Revolving Lender” means a Lender that has a Revolving Credit Commitment or, after the termination thereof, Revolving Credit Exposure.
“Revolving Loan” means a Loan made by a Lender to any Borrower pursuant to Section 2.2(a).
“Revolving Loan Note” means a promissory note in the form of Exhibit B-1, as it may be amended, supplemented or otherwise modified from time to time.
“RFR” means (a) for any Loan or L/C Disbursement denominated in Pounds Sterling, SONIA, (b) for any Loan or L/C Disbursement denominated in Swiss Francs, SARON, (c) for any L/C Disbursement denominated in euro, ESTR, and (d) for any L/C Disbursement denominated in Japanese Yen, TONA.
“RFR Borrowing” means any Borrowing comprised of RFR Loans.
“RFR Business Day” means (a) for any Loan or L/C Disbursement denominated in Pounds Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London, (b) for any Loan or L/C Disbursement denominated in Swiss Francs, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for the settlement of payments and foreign exchange transactions in Zurich, (c) for any L/C Disbursement denominated in euro, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in Brussels and (d) for any L/C Disbursement denominated in Japanese Yen, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in Japan.
“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR.
“RWG Germany” as defined in the preamble hereto.
“S&P” means Standard & Poor’s Ratings Services, or any successor entity thereto.
“Sale Leaseback Transaction” means an arrangement relating to real property now owned or hereafter acquired by the Company or a Subsidiary whereby the Company or such Subsidiary transfers such real property to a Person and the Company or such Subsidiary leases it from such Person, other than leases between the Company and a Subsidiary or between Subsidiaries.
“Sanctioned Country” means, at any time, any country or territory, or whose government is, the subject or target of any Sanctions (including as of the Closing Date, but not limited to, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctions” means any of the Laws relating to terrorism, economic sanctions, export controls or money laundering implemented pursuant to (i) Executive Order No. 13224, (ii) the PATRIOT Act, (iii) the Laws comprising or implementing the Bank Secrecy Act, or (iv) the export controls and economic and financial sanctions or trade embargoes enacted, imposed, administered and enforced from time to time by (a) the U.S. government, including those administered by OFAC, the U.S. Department of State or the U.S. Department of Commerce, (b) the European Union or any of its member states, (c) Her Majesty’s Treasury of the United Kingdom or (d) any other relevant sanctions authority of a jurisdiction where the Company and the Subsidiaries operate the Business.
“SARON” means, with respect to any Business Day, a rate per annum equal to the Swiss Average Rate Overnight for such Business Day published by the SARON Administrator on the SARON Administrator Website.
“SARON Administrator” means the SIX Swiss Exchange AG (or any successor administrator of the Swiss Average Rate Overnight).

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“SARON Administrator Website” means the SIX Swiss Exchange AG’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time.
“SARON Interest Day” has the meaning set forth in the definition of “Daily Simple SARON”.
“SDN List” means the Specially Designated Nationals and Blocked Persons List maintained by OFAC.
“Secured Party” means the Administrative Agent, the Collateral Agent, each other Agent (including any former Agent), each Lender, each Issuing Bank, each other Indemnitee solely to the extent of any outstanding claim under Section 10.2 or for Indemnified Liabilities of such Indemnitee pursuant to and in accordance with Section 10.3, each Secured Swap Provider and each Bank Product Provider.
“Secured Rate Contract” means any Rate Contract between the Company and/or any Subsidiary, on the one hand, and a Secured Swap Provider, as the counterparty thereto, that is entered into not for speculative purposes.
“Secured Swap Provider” means (a) an Agent or a Lender or an Affiliate of an Agent or a Lender, (b) any Person who was an Agent or a Lender or an Affiliate of an Agent or a Lender at the time of execution and delivery of the applicable Rate Contract, or (c) any assignee of any of the foregoing.
“Securities” means any Capital Stock, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.
“Senior Secured Net Leverage Ratio” means, as of any date, the ratio of (a)(i) Consolidated Total Debt that is secured by a Lien on any asset or property of the Company or any of its Subsidiaries outstanding as of the last day of the most recently ended Test Period, minus (ii) all Unrestricted and Unencumbered Cash in excess of $25,000,000 that is in a Controlled Account as of the last day of the most recently ended Test Period to (b) Consolidated Adjusted EBITDA for the most recently ended Test Period, all of the foregoing determined on a Pro Forma Basis.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.
“SOFR-Based Rate” means SOFR, Compounded SOFR or Term SOFR.
“Solvent” means, with respect to any Person, that as of the date of determination, (a) the fair value of the assets of the Company and the Subsidiaries, on a consolidated basis, exceeds their debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis, (b) the present fair saleable value of the property of the Company and the Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such debts and other liabilities become absolute and matured, (c) the Company and the Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such liabilities become absolute and matured, and (d) the Company and the Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

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“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator Website on the immediately succeeding Business Day.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“SONIA Interest Day” has the meaning set forth in the definition of “Daily Simple SONIA”.
“SPC” as defined in Section 10.6(i).
“Specified Bond Hedge Transactions” means each capped call transaction entered into by the Company and (i) Bank of America, N.A, dated May 8, 2017, (ii) Bank of America, N.A, dated May 22, 2017, (iii) JPMorgan Chase Bank, National Association, London Branch, dated May 8, 2017, (iv) JPMorgan Chase Bank, National Association, London Branch, dated May 22, 2017, (v) UBS AG, London Branch, dated May 8, 2017, and (vi) UBS AG, London Branch, dated May 22, 2017.
“Specified Convertible Notes” means the Company’s 3.25% Convertible Senior Notes due May 1, 2024 issued pursuant to that certain Indenture, dated as of May 12, 2017, by and between the Company and U.S. Bank National Association, as trustee.
“Specified Representations” means the representations and warranties set forth in Sections 4.1(a), 4.1(b)(ii), 4.2, 4.3(a)(i)(1), 4.4, 4.12, 4.13, 4.16, 4.17(b) (generally, with respect to Patriot Act and anti-money laundering laws, and otherwise, solely to the extent of the use of proceeds of the applicable Credit Extension) and 4.19.
“Specified Transaction” means any Permitted Investment or other acquisition (including acquisition of a book of business) or Investment, any issuance, incurrence, assumption, guarantee, redemption or permanent repayment of indebtedness (including indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transaction), the creation of any Lien, any designation or re-designation of an “Unrestricted Subsidiary,” any merger or other fundamental change, all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business or division, any Restricted Debt Payment to the extent otherwise permitted under this Agreement.
“Statutory Reserves” means, for any day during any Interest Period for any ~~Eurocurrency Rate~~Term Benchmark Loan, the aggregate maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental, special or emergency reserves) are required to be maintained with respect thereto during such Interest Period under regulations issued by the Board of Governors against Eurocurrency funding liabilities (currently referred to as “Eurocurrency liabilities” (as such term is used in Regulation D)). Such reserves shall include those imposed under Regulation D. ~~Eurocurrency Rate~~Term Benchmark Loans will be deemed to constitute “Eurocurrency Liabilities” (as defined in Regulation D) and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.
“Subordinated Debt” means, collectively, any Indebtedness permitted to be incurred hereunder that is subject to a Subordination Agreement made by the holders or lenders of such Indebtedness (or a Debt Representative with respect thereto) in favor of the Obligations. For the avoidance of doubt, (x) no Indebtedness will be construed to be Subordinated Debt due to the fact that such Indebtedness is unsecured or secured by Liens that rank junior in priority to any other Liens and (y) no Permitted Convertible Indebtedness will be construed to be Subordinated Debt unless such Permitted Convertible Indebtedness is expressly subordinated in right of payment to the Obligations pursuant to the terms of the documentation governing such Permitted Convertible Indebtedness.

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“Subordination Agreement” means, collectively, each agreement with respect to Indebtedness (other than the Obligations) that provides that such Indebtedness is expressly subordinated in right of payment to the payment of the Obligations, the terms of which must be reasonably satisfactory to the Required Lenders. For the avoidance of doubt, neither the subordination of the priority of any Lien securing any Indebtedness (other than the Obligations), nor the fact that any Indebtedness is unsecured, shall be construed to be the subordination of such Indebtedness in right of payment to the Obligations.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person will be deemed to be outstanding. For purposes of this Agreement, except to the extent expressly stated otherwise, (a) references to any “Subsidiary” will mean a Subsidiary of the Company and (b) with respect to the Company or any of their respective direct or indirect subsidiaries, references to “Subsidiary” will not include any Unrestricted Subsidiary.
“Subsidiary Borrower” means, collectively, (i) RWG Germany, (ii) Kaman Lux, and (iii) any other Eligible Subsidiary that becomes a Subsidiary Borrower pursuant to Section 2.25 and, in each case, that has not ceased to be a Subsidiary Borrower pursuant to Section 2.25.
“Subsidiary Borrower Agreement” means a Subsidiary Borrower Agreement substantially in the form of Exhibit K-1.
“Subsidiary Borrower Termination” means a Subsidiary Borrower Termination substantially in the form of Exhibit K-2.
“Successor Reference Rate” as defined in Section 2.18(c).
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act. Notwithstanding anything to the contrary in the foregoing, any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction, in each case, shall not constitute Swap Obligations of the Borrower.
“Swing Line Lender” means BANA, in its capacity as Swing Line Lender hereunder, or, upon the resignation of BANA as the Swing Line Lender hereunder, any Lender (or Affiliate or Approved Fund of any Lender) that agrees, with the approval of the Administrative Agent (or, if there is no such successor Administrative Agent, the Required Lenders) and the Company, to act as the Swing Line Lender hereunder or any replacement Swing Line Lender in accordance with Section 2.3(c).
“Swing Line Loan” means a Loan made by the Swing Line Lender to any Borrower pursuant to Section 2.3.
“Swing Line Loan Outstandings” means, at any time of calculation, the then existing aggregate outstanding principal amount of Swing Line Loans.
“Swing Line Note” means a promissory note in the form of Exhibit B-2, as it may be amended, supplemented or otherwise modified from time to time.
“Swing Line Refunding Notice” as defined in Section 2.3(b)(iv).

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“Swing Line Sub-limit” means, as of any date of determination, the lower of the following amounts: (a) $50,000,000 and (b) the aggregate amount of the Revolving Credit Commitments as of such date minus the Total Utilization of Revolving Credit Commitments as of such date.
“Swiss Francs” means the lawful currency of Switzerland.
“Syndication Agents” means Bank of America, N.A. and Citizens Bank, N.A., each in its capacity as syndication agent under this Agreement.
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement).
“TARGET2 Day” means any day on which the TARGET2 is open for the settlement of payments in euro.
“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (including backup withholding) of any nature and whatever called, levied, collected, withheld or assessed by any Governmental Authority, together with any interest thereon, additions to tax or penalties imposed with respect thereto.
“Term Benchmark”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest based on a Term Benchmark Rate.
“Term Benchmark Rate” means a rate determined by reference to the Eurocurrency Rate, the Adjusted EURIBO Rate or the Adjusted TIBO Rate.
“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Terminated Lender” as defined in Section 2.23.
“Termination Conditions” means that the Revolving Credit Commitments have been terminated, the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Credit Document (other than amounts in respect of indemnification, expense reimbursement, yield protection or Tax gross-up and contingent obligations, in each case that are not then owing or with respect to which no claim has been made) have been paid in full and all Letters of Credit have been cancelled, or have expired or have been cash collateralized or otherwise backstopped in a manner satisfactory to the applicable Issuing Bank.
“Test Period” in effect at any time means the most recent period of four consecutive Fiscal Quarters of the Company ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each Fiscal Quarter (or the Fiscal Year) in such period have been delivered or are required to have been delivered pursuant to Section 5.1(a) or (b), as applicable; provided that, prior to the first date after the Closing Date that any such financial statements have been delivered or are required to have been delivered, the Test Period in effect will be the period of four consecutive Fiscal Quarters of the Company ended September 27, 2019 (with “TTM Consolidated Adjusted EBITDA” determined as set forth in the definition thereof). A Test Period may be designated by reference to the last day thereof (i.e., the “September 27, 2019 Test Period” refers to the period of four consecutive Fiscal Quarters ended on September 27, 2019) or by reference to the applicable fiscal period (i.e., references to the “Q4-2019 Test Period” and the “Fiscal Year 2019 Test Period” also both refer to the period of four consecutive Fiscal Quarters ended on December 31, 2019), and a Test Period will be deemed to end on the last day thereof.

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“TIBO Interpolated Rate” shall mean, at any time, with respect to any Term Benchmark Borrowing denominated in Japanese Yen and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the TIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the TIBO Screen Rate for the longest period (for which the TIBO Screen Rate is available) that is shorter than the Impacted TIBO Rate Interest Period; and (b) the TIBO Screen Rate for the shortest period (for which the TIBO Screen Rate is available) that exceeds the Impacted TIBO Rate Interest Period, in each case, at such time.
“TIBO Rate” means, with respect to any TIBOR Borrowing for any Interest Period, the TIBO Screen Rate at approximately 11:00 a.m., Tokyo time, two Business Days prior to the commencement of such Interest Period; provided that, if the TIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted TIBO Rate Interest Period”), then the TIBO Rate shall be the TIBO Interpolated Rate.
“TIBO Screen Rate” means a rate per annum equal to the Tokyo interbank offered rate as administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other Person that takes over the administration of that rate) for deposits in Japanese Yen for the applicable period, as displayed on the Reuters screen page that displays such rate (currently DTIBOR0) (or, in the event such rate does not appear on a page of the Reuters screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion); provided that if the TIBO Screen Rate, determined as provided above, would be less than zero, then the TIBO Screen Rate shall be deemed to be zero for all purposes.
“TIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Adjusted TIBO Rate.
“TONA” means, with respect to any Business Day, a rate per annum equal to the Tokyo Overnight Average Rate for such Business Day published by the TONA Administrator on the TONA Administrator Website.
“TONA Administrator” means the Bank of Japan (or any successor administrator of the Tokyo Overnight Average Rate).
“TONA Administrator Website” means the Bank of Japan’s website, currently at http://www.boj.or.jp, or any successor source for the Tokyo Overnight Average Rate identified as such by the TONA Administrator from time to time.
“TONA Interest Day” has the meaning set forth in the definition of “Daily Simple TONA”.
“Total Leverage Ratio” means, as of any date, the ratio of (a) Consolidated Total Debt outstanding as of the last day of the most recently ended Test Period to (b) Consolidated Adjusted EBITDA for the most recently ended Test Period, all of the foregoing determined on a Pro Forma Basis.
“Total Net Leverage Ratio” means, as of any date, the ratio of (a)(i) Consolidated Total Debt outstanding as of the last day of the most recently ended Test Period, minus (ii) all Unrestricted and Unencumbered Cash in excess of $25,000,000 that is in a Controlled Account as of the last day of the most recently ended Test Period to (b) Consolidated Adjusted EBITDA for the most recently ended Test Period, all of the foregoing determined on a Pro Forma Basis.
“Total Utilization of Revolving Credit Commitments” means, as at any date of determination, the sum of (a) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loan or reimbursing the applicable Issuing Bank for any amount drawn under any Letter of Credit, but not yet so applied), (b) the aggregate principal amount of all outstanding Swing Line Loans, and (c) the Letter of Credit Usage.

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“Transaction Costs” means the fees, costs and expenses paid or payable by the Company, the Subsidiary Borrowers or the other Subsidiaries in connection with the Transactions paid on or about the Closing Date.
“Transactions” means the Initial Credit Extension, the deemed reissuance of Existing Letters of Credit as Letters of Credit hereunder, the payment of the Transaction Costs, and the other transactions consummated (or to be consummated) on or about the Closing Date.
“TTM Consolidated Adjusted EBITDA” means, as of any date of determination, the Consolidated Adjusted EBITDA for the four consecutive Fiscal Quarters most recently ended prior to such date for which financial statements have been delivered or were required to have been delivered pursuant to Section 5.1(a) or (b) (or, in the case of a determination date that occurs prior to the first such delivery pursuant after the Closing Date, for the four consecutive Fiscal Quarters ended as of September 27, 2019 as set forth in the definition of “Consolidated Adjusted EBITDA”), on a Pro Forma Basis.
~~“Type of Loan” means (a) with respect to Revolving Loans, a Base Rate Loan or a Eurocurrency Rate Loan, and (b) with respect to Swing Line Loans, a Base Rate Loan.~~
“Type” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Eurocurrency Rate, the Adjusted EURIBO Rate, the Adjusted TIBO Rate, the Base Rate, the Adjusted Daily Simple SONIA or the Adjusted Daily Simple SARON.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or the priority of the security interests of the Collateral Agent in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, the term “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.
“Undisclosed Administration” means the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator with respect to a Lender or its direct or indirect parent under or pursuant to the law in the country where such Lender or parent is subject to home jurisdiction supervision, if applicable law requires that such appointment is not to be publicly disclosed.
“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to the Pension Funding Rules for the applicable plan year.
“Unrestricted and Unencumbered Cash” means the sum of the aggregate amount of cash and Cash Equivalents held in accounts of the Company and the Subsidiaries reflected in the combined consolidated balance sheet of the Company and the Subsidiaries to the extent that (a) it would not appear as “restricted” on the combined consolidated balance sheet of the Company and the Subsidiaries (unless such appearance is related to the Credit Documents (or the Liens created thereunder)), (b) it is not subject to any Lien other than (i) Liens in favor of the Collateral Agent for the benefit of the Secured Parties, (ii) Permitted Liens arising in the ordinary course of business (including those of a type described in Section 6.2(i), (l), (n), (o), (p), (x), (z) and (aa)), or (iii) Liens in favor of any other Person the priority of which is subordinated to the priority of the Liens securing the Obligations pursuant to a Junior Lien Intercreditor Agreement, and (c) for purposes of calculating any of the Senior Secured Net Leverage Ratio or the Total Net Leverage Ratio, it does not represent the cash proceeds of any Indebtedness then being incurred.

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“Unrestricted Subsidiary” means, as of any date, collectively and individually, any direct or indirect subsidiary (determined in accordance with the definition of “Subsidiary” but without giving effect to clause (b) of the last sentence thereof) of the Company identified by the Company in writing to the Administrative Agent as being an “Unrestricted Subsidiary” pursuant to Section 5.13; provided that (a) except to the extent provided in Section 5.13, no Subsidiary may be designated (or re-designated) as an Unrestricted Subsidiary, (b) no Person may be designated as an “Unrestricted Subsidiary” if such Person is not an “Unrestricted Subsidiary” or is a “Guarantor” under any agreement, document or instrument evidencing any Material Indebtedness, or any Permitted Refinancing in respect of the foregoing, or has otherwise guaranteed or given assurances of payment or performance under or in respect of any such Indebtedness. For purposes of calculating Investments permitted under Section 6.6, (i) the designation of any Subsidiary as an “Unrestricted Subsidiary” will constitute an Investment in an amount equal to the fair market value of such Subsidiary, determined as of the date of such designation by the Company in its good faith and reasonable business judgment, (ii) the aggregate amount of all Investments permitted to be made in all “Unrestricted Subsidiaries” will be limited as provided in Section 6.6 and (iii) the designation of any Unrestricted Subsidiary as a Subsidiary shall constitute the incurrence of any Indebtedness and Liens and the making of any Investments of such Subsidiary existing at such time and shall constitute a return on any Investment by the Company in such Subsidiary in an amount equal to the fair market value at the date of such designation of the Company’s or its Subsidiary’s (as applicable) Investment in such Subsidiary; and (c) no Person may be designated as an “Unrestricted Subsidiary” or thereafter continue to constitute an Unrestricted Subsidiary if such Person proposed to be designated as an Unrestricted Subsidiary owns, licenses or holds other rights in any Intellectual Property that is material to the business of the Company and its other Subsidiaries taken as a whole. On the Closing Date, immediately after giving effect to the Transactions, there are no Unrestricted Subsidiaries.
“U.S.” or “United States” means United States of America.
“U.S. Lender” means each Lender (including any Issuing Bank) that is a United States person as defined in Section 7701(a)(30) of the Internal Revenue Code.
“Voting Capital Stock” means, with respect to any Person, shares of such Person’s Capital Stock having the right to vote for the election of directors of such Person and any other Capital Stock of such Person treated as voting stock for purposes of Treasury Regulation Section 1.956-2(c)(2).
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of (i) any Refinanced Indebtedness or (ii) any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended (in any such case, the “Applicable Indebtedness”), the effects of any amortization payments or other prepayments made on such Applicable Indebtedness (including the effect of any prepayment on remaining scheduled amortization) prior to the date of the applicable modification, refinancing, refunding, renewal, replacement, extension or incurrence shall be disregarded.
“Wells Fargo” means Wells Fargo Bank, National Association.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
1.2Accounting Terms. Except as otherwise expressly provided herein (including as set forth in the definition of Capital Lease), all accounting terms not otherwise defined herein will have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by the Company to the Lenders pursuant to Sections 5.1(a) and 5.1(b) will be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together

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with the reconciliation statements provided for in Section 5.1(f), if applicable). If at any time any change in GAAP would affect the computation of any financial ratio or financial requirement, or compliance with any covenant, set forth in any Credit Document, and either the Company or the Required Lenders will so request, the Administrative Agent, the Lenders and the Company will negotiate in good faith to amend such ratio, requirement or covenant to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that until so amended, (a) such ratio, requirement or covenant will continue to be computed in accordance with GAAP prior to such change therein and (b) the Company will provide to the Administrative Agent and the Lenders reconciliation statements to the extent provided in Section 5.1(f), if applicable. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein will be construed, and all computations of amounts and ratios referred to in Section 5 and Section 6 will be made, without giving effect to (a) any election under FASB Accounting Standards Codification 825-10 (or successor FASB Standard or IFRS equivalent, in each case having a similar result or effect) to value any Indebtedness or other Liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value” and (b) any treatment of Indebtedness in respect of convertible debt instruments under FASB Accounting Standards Codification 470-20 (or any successor FASB Standard or IFRS equivalent, in each case having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. For the avoidance of doubt, and without limitation of the foregoing, Permitted Convertible Indebtedness shall at all times be valued at the full stated principal amount thereof and shall not include any reduction or appreciation in value of the shares deliverable upon conversion thereof. Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof may utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements.
1.3Interpretation, etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References to “hereof” or “herein” mean of or in this Agreement, as applicable. References herein to any Section, Appendix, Schedule or Exhibit will be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license will include sub-lease and sub-license, as applicable. Unless the context requires otherwise, any definition of or reference to any agreement, instrument or other document (including any Organizational Document) will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Credit Document). Any reference herein to any Person will be construed to include such Person’s successors and permitted assigns. The words “asset” and “property” will be construed to have the same meaning and effect. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Any reference to any law or regulation will (i) include all statutory and regulatory provisions consolidating, replacing or interpreting or supplementing such law or regulation and (ii) unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. This Section 1.3 will apply, mutatis mutandis, to all Credit Documents.
1.4Certifications. Any certificate or other writing required hereunder or under any other Credit Document to be certified by any officer or other authorized representative of any Person will be deemed to be executed and delivered by such officer or other authorized representative solely in such individual’s capacity as an officer or other authorized representative of such Person and not in such officer’s or other authorized representative’s individual capacity.
1.5Limited Condition Acquisitions. Notwithstanding anything in this Agreement or any Credit Document to the contrary, when (a)(i) calculating any applicable ratio (other than the Total Net Leverage Ratio required by Section 6.7(a) or the Interest Coverage Ratio required by Section 6.7(b)) or the use of any basket, (ii) determining the accuracy of the representations and warranties set forth in

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Section 4 hereof or in any other Credit Document or (iii) determining satisfaction of any conditions precedent (other than compliance with the Total Net Leverage Ratio required by Section 6.7(a) or the Interest Coverage Ratio required by Section 6.7(b)), in the case of each of clause (i), (ii) and (iii), in connection with any Specified Transaction or (b) determining compliance with any provision that requires that no Default or Event of Default has occurred is continuing or would result therefrom (other than a Default or Event of Default resulting from non-compliance with the Total Net Leverage Ratio required by Section 6.7(a) or the Interest Coverage Ratio required by Section 6.7(b)), in each case of (a) and (b) in connection with a Limited Condition Acquisition, the date of determination of such ratio and determination of such compliance will, at the option of the Company (the Company’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”). If on a Pro Forma Basis after giving effect to such Limited Condition Acquisition and the other Specified Transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) determined as if such Limited Condition Acquisition or other transactions had occurred at the beginning of the most recently ended Test Period ending prior to the LCA Test Date for which financial statements are delivered (or were required to have been delivered), the Company could have taken such action on the relevant LCA Test Date in compliance with the applicable ratios and other conditions, then such provisions will be deemed to have been complied with, unless an Event of Default pursuant to Section 8.1(a), (f) or (g) will be continuing on the date such Limited Condition Acquisition is consummated. For the avoidance of doubt, (i) if any of such ratios are exceeded or conditions are not satisfied as a result of fluctuations in such ratio or for any other reason (other than an Event of Default pursuant to Section 8.1(a), (f) or (g)) (including due to fluctuations in Consolidated Adjusted EBITDA) at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted hereunder and (ii) such ratios and compliance with such conditions will not be tested at the time of consummation of such Limited Condition Acquisition or related Specified Transactions, unless on such date an Event of Default pursuant to Section 8.1(a), (f) or (g) will be continuing. If the Company has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Specified Transaction on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket will be calculated on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof and the use of cash which would have otherwise constituted Unrestricted and Unencumbered Cash for the purpose of calculating any applicable ratio) have been consummated until such time as the applicable Limited Condition Acquisition has actually closed or the definitive agreement with respect thereto has been terminated or expires.
1.6Currency Conversion and Fluctuations.
(a)If more than one currency or currency unit are at the same time recognized by the central bank of any country as the lawful currency of that country, then (i) any reference in the Credit Documents to, and any obligations arising under the Credit Documents in, the currency of that country shall be translated into or paid in the currency or currency unit of that country designated by the Administrative Agent and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognized by the central bank for conversion of that currency or currency unit into the other, rounded up or down (to the next 1/16 of 1%) by the Administrative Agent as it deems appropriate.
(b)If a change in any currency of a country occurs, this Agreement shall be amended (and each party hereto agrees to enter into any supplemental agreement necessary to effect any such amendment) to the extent that the Administrative Agent determines such amendment to be necessary to reflect the change in currency and to put the Lenders in the same position, so far as possible, that they would have been in if no change in currency had occurred.

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(c)No later than 11:00 a.m. London time on each Calculation Date, the Administrative Agent shall determine the Exchange Rate as of such Calculation Date with respect to each applicable currency; provided that, upon receipt of an Application or Issuance Notice for an Alternative Currency Letter of Credit pursuant to Section 2.4(b), the Administrative Agent shall determine the Exchange Rate with respect to the relevant currency on the related Calculation Date (it being acknowledged and agreed that the Administrative Agent shall use such Exchange Rate for the purposes of determining compliance with Section 2.4(a) with respect to such Application). The Exchange Rates so determined shall become effective on the relevant Calculation Date (a “Reset Date”), shall remain effective until the next succeeding Reset Date and shall for all purposes of this Agreement (other than Section 10.26 and any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between Dollars and any other currency. For purposes of 2.4(g), the Alternative Currency L/C Exposure shall be calculated using the applicable Exchange Rate on the date notice demanding cash collateralization is delivered to the Company.
(d)No later than 11:00 a.m. London time on each Reset Date, the Administrative Agent shall determine the aggregate amount of the Dollar Equivalents of (i) all Loans and (ii) all Letter of Credit Obligations, in each case then outstanding that are denominated in an Alternative Currency, and shall promptly notify the Company and the Issuing Banks of such amounts.
(e)The Administrative Agent shall promptly notify the Company of each determination of an Exchange Rate hereunder.
(f)Any amount specified in this Agreement (other than in Section 2 and Section 10) or any of the other Credit Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of such currency with Dollars. The “Spot Rate” for a currency means the rate determined by Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date of such determination; provided that Administrative Agent may obtain such spot rate from another financial institution designated by Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.
(g)Except as otherwise specified, wherever in this Agreement in connection with a Credit Extension, a conversion, continuation or prepayment of a Loan, an amount, such as, without limitation, a required minimum or multiple, is expressed in Dollars, but such Loan is denominated in an Alternative Currency, such amount shall be the equivalent amount thereof in such Alternative Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of such Alternative Currency with Dollars of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 and greater of a unit being rounded upward), as determined by Administrative Agent.
(h)For the avoidance of doubt, in the case of a Loan denominated in an Alternative Currency, all interest shall accrue and be payable thereon based on the actual amount outstanding in such Alternative Currency (without any translation into the Dollar Equivalent thereof).
1.7Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws) (a “Division”): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.
1.8Interest Rates; ~~LIBOR~~IBOR Notification. The interest rate on ~~Eurocurrency Rate~~Term Benchmark Loans is determined by reference to ~~the Eurocurrency Rate, which is~~one of the Term Benchmark Rates, which are derived from the ~~London~~ interbank offered rate for the applicable

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currency. The ~~London~~ interbank offered ~~rate is~~rates are intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the ~~London~~applicable interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on ~~Eurocurrency~~Term Benchmark Rate Loans denominated in Dollars. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the ~~London~~ interbank offered ~~rate~~rates for each currency. Upon the occurrence of a Benchmark Transition Event or an Early Opt-In Election with respect to any Term Benchmark Rate, Section 2.18(c) provides a mechanism for determining an alternative rate of interest for such Term Benchmark Rate. The Administrative Agent will promptly notify the Company, pursuant to Section 2.18(c), of any change to the reference rate upon which the interest rate on ~~Eurocurrency~~any Term Benchmark Rate Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the ~~London~~ interbank offered ~~rate~~rates or other rates in the definition of “Eurocurrency Rate”, “Adjusted EURIBO Rate” or “Adjusted TIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.18(c), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.18(c)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the Eurocurrency Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

1.9German Terms. In this Agreement, where it relates to a German entity, a reference to: (a) "Organizational Documents" shall include (if applicable) a copy of an up-to-date commercial register extract (Handelsregisterausdruck), its articles of association (Satzung) or partnership agreement (Gesellschaftsvertrag), copies of any by-laws, a list of shareholders (Gesellschafterliste) and (b) "Resolutions of the board of directors or similar governing body" shall include a copy of a resolution signed by all the holders of the issued shares of such entity and (if applicable) a resolution of the supervisory board (Aufsichtsrat) and/or advisory board (Beirat) of such entity, approving the terms of, and the transactions contemplated by the Credit Documents.
1.10Luxembourg Terms. Without prejudice to the generality of any provision of this Agreement, in this Agreement where it relates to a Credit Party incorporated or established in Luxembourg, a reference to:
(a)a winding-up, administration or dissolution includes, without limitation, bankruptcy (faillite), insolvency, liquidation, composition with creditors (concordat préventif de la faillite), moratorium or suspension of payments (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance (action paulienne), general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally;
(b)a receiver, administrative receiver, administrator, trustee, custodian, sequestrator, conservator or similar officer includes, without limitation, a juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur or curateur;
(c)a lien or security interest includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention, and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security;
(d)creditors process means an executory attachment (saisie exécutoire) or a conservatory attachment (saisie conservatoire); and

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(e)a person being unable to pay its debts includes that person being in a state of cessation de paiements.
Section 2.LOANS AND LETTERS OF CREDIT
2.1[Reserved].
2.2Revolving Loans.
(a)Revolving Credit Commitments. Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make Revolving Loans denominated in Dollars or in one or more Alternative Currencies to the Borrowers during the Revolving Credit Commitment Period in an aggregate amount up to but not exceeding such Lender’s Revolving Credit Commitment; provided that after giving effect to each making of Revolving Loans (i) the Dollar Equivalent of the Total Utilization of Revolving Credit Commitments does not exceed the Revolving Credit Limit and (ii) if such borrowing is denominated in an Alternative Currency, the Dollar Equivalent of the Total Utilization of Revolving Credit Commitments denominated in Alternative Currencies then outstanding does not exceed the Alternative Currency Sub-limit. Amounts borrowed pursuant to this Section 2.2(a) may be repaid and reborrowed during the Revolving Credit Commitment Period; provided that amounts borrowed in an Alternative Currency must be repaid in the applicable Alternative Currency. Each Lender’s Revolving Credit Commitment will expire on the Revolving Credit Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Credit Commitments will be paid in full no later than such date.
(b)Borrowing Mechanics for Revolving Loans.
(i)Revolving Loans that are Base Rate Loans will be made in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount, and Revolving Loans that are ~~Eurocurrency Rate~~Term Benchmark or RFR Loans will be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount. For the avoidance of doubt, ~~Revolving Loans denominated in an Alternative Currency shall be Eurocurrency Rate~~each Borrowing denominated in (i) euros shall be comprised entirely of EURIBOR Loans, (ii) Pounds Sterling or Swiss Francs shall be comprised entirely of RFR Loans and (iii) Japanese Yen shall be comprised entirely of TIBOR Loans. Notwithstanding the foregoing, with respect to Loans denominated in an Alternative Currency, at the time of Borrowing of any Term Benchmark or RFR Loan and/or the commencement of each Interest Period for any ~~Eurocurrency Rate~~Term Benchmark Loan, such Loans shall be in an aggregate amount that is an integral multiple of $500,000 (or, if such Loan is denominated in (i) Japanese Yen, ¥50,000,000 and (ii) an Alternative Currency other than Japanese Yen, 500,000 units of such currency) and not less than $1,000,000 (or, if such Loan is denominated in (i) Japanese Yen, ¥100,000,000 and (ii) an Alternative Currency other than Japanese Yen, 1,000,000 units of such currency); provided that the Company and the Administrative Agent may agree other minimum amounts and integral multiples in excess thereof for specific Alternative Currencies.
(ii)Whenever a Borrower desires that the Lenders make Revolving Loans, such Borrower will deliver to the Administrative Agent by Electronic Transmission a fully executed and delivered Funding Notice no later than 11:00 a.m. (New York City time) on the Business Day of the proposed Credit Date in the case of a Revolving Loan that is a Base Rate Loan, and 11:00 a.m. (Local Time) at least three (3) Business Days in advance of the proposed Credit Date in the case of a ~~Eurocurrency Rate~~Term Benchmark or RFR Loan; provided that any such notice of a Base Rate Loan to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.4(d) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Credit Extension. Except with respect to a Funding Notice for borrowings of Revolving Loans on the Closing Date (which may be conditional on consummation of the Closing

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Date) and as otherwise provided herein, a Funding Notice for a Revolving Loan that is a ~~Eurocurrency Rate~~Term Benchmark or RFR Loan will be irrevocable on and after the related Interest Rate Determination Date, and the applicable Borrower will be bound to make a borrowing in accordance therewith.
(iii)Notice of receipt of each Funding Notice in respect of Revolving Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, will be provided by the Administrative Agent to each applicable Lender by Electronic Transmission with reasonable promptness.
(iv)Each Lender will make the amount of its Revolving Loan available to the Administrative Agent (A) in the case of Loans denominated in Dollars, not later than 12:00 noon (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars at the Payment Office, (B) in the case of Loans denominated in Alternative Currencies (other than Swiss Francs), by 12:00 noon, Local Time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency and at such Eurocurrency Payment Office for such currency and (C) in the case of each Loan denominated in Swiss Francs, by 8:00 a.m., Local Time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency and at such Eurocurrency Payment Office for such currency; provided that ~~Swingline~~Swing Line Loans shall be made as provided in Section 2.3. Except as provided herein, upon satisfaction or waiver of the applicable conditions precedent specified herein, the Administrative Agent will make the proceeds of such Revolving Loans available to the Borrowers on the applicable Credit Date by causing an amount of same day funds equal to the proceeds of all such Revolving Loans received by the Administrative Agent from the Lenders to be credited to the account of the applicable Borrower at the Payment Office or such other account as may be designated in writing to the Administrative Agent by applicable Borrower. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.
2.3Swing Line Loans.
(a)Swing Line Loans Commitments. During the Revolving Credit Commitment Period, subject to the terms and conditions hereof, the Swing Line Lender hereby agrees to make Swing Line Loans to the Company in Dollars; provided that after giving effect to the making of any Swing Line Loan, in no event will (i) the Swing Line Loan Outstandings exceed the Swing Line Sub-limit then in effect or (ii) the Dollar Equivalent of the Total Utilization of Revolving Credit Commitments exceeds the Revolving Credit Limit. Amounts borrowed pursuant to this Section 2.3 may be repaid and reborrowed during the Revolving Credit Commitment Period. The Company hereby unconditionally promises to pay the unpaid principal amount of each Swing Line Loan on the earlier of the Revolving Credit Commitment Termination Date and the first date after such Swing Line Loan is made that is the 15th or last day of a calendar month (or, if such date is not a Business Day, on the next succeeding Business Day) and is at least five (5) Business Days after such Swing Line Loan is made; provided that, on each date that a Revolving Loan is made, the Company will repay all Swing Line Loans that were outstanding on the date such Loan was requested to be made. The Swing Line Lender’s Revolving Credit Commitment will expire on the Revolving Credit Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans and the Revolving Credit Commitments will be paid in full no later than such date.
(b)Borrowing Mechanics for Swing Line Loans.
(i)Swing Line Loans will be made in an aggregate minimum amount of $200,000 and integral multiples of $100,000 in excess of that amount.
(ii)Whenever the Company desires that the Swing Line Lender make a Swing Line Loan, the Company will deliver to the Administrative Agent by Electronic

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Transmission a Funding Notice no later than 12:00 noon (New York City time) on the proposed Credit Date.
(iii)The Swing Line Lender will fund each Swing Line Loan by 3:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars at the Payment Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent will make the proceeds of such Swing Line Loans available to the Company on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Swing Line Loans received by the Administrative Agent from the Swing Line Lender to be credited to the account of the Company at the Payment Office, or to such other account as may be designated in writing to the Administrative Agent by the Company.
(iv)With respect to any Swing Line Loans which have not been voluntarily prepaid by the Company pursuant to Section 2.13, the Swing Line Lender may at any time in its sole and absolute discretion, deliver to the Administrative Agent (with a copy to the Company), no later than 10:00 a.m. (New York City time) at least one (1) Business Day in advance of the proposed Credit Date, a notice (which will be deemed to be a Funding Notice given by the Company, a “Swing Line Refunding Notice”) requesting that each Revolving Lender make Revolving Loans that are Base Rate Loans to the Company on such Credit Date in an amount equal to the amount of such Swing Line Loans (the “Refunded Swing Line Loans”) outstanding on the date such notice is given which the Swing Line Lender requests the Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Revolving Loans made by the Lenders other than the Swing Line Lender will be immediately delivered by the Administrative Agent to the Swing Line Lender (and not to the Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (2) on the day such Revolving Loans are made, the Swing Line Lender’s Pro Rata Share of the Refunded Swing Line Loans will be deemed to be paid with the proceeds of a Revolving Loan made by the Swing Line Lender to the Company (in its capacity as a Revolving Lender), and such portion of the Swing Line Loans deemed to be so paid will no longer be outstanding as Swing Line Loans and will no longer be due under the Swing Line Note of the Swing Line Lender but will instead constitute part of the Swing Line Lender’s (in its capacity as a Revolving Lender) outstanding Revolving Loans to the Company and will be due under the Revolving Loan Note issued by the Company to the Swing Line Lender (in its capacity as a Revolving Lender). The Company hereby authorizes the Administrative Agent and the Swing Line Lender to charge the Company’s accounts with the Administrative Agent and the Swing Line Lender (up to the amount available in each such account) in order to immediately pay the Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by the Lenders, including the Revolving Loans deemed to be made by the Swing Line Lender (in its capacity as a Revolving Lender), are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to the Swing Line Lender should be recovered by or on behalf of the Company from the Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered will be ratably shared among all of the Lenders in the manner contemplated by Section 2.17.
(v)If for any reason Revolving Loans are not made pursuant to Section 2.3(b)(iv) in an amount sufficient to repay any amounts owed to the Swing Line Lender in respect of any outstanding Swing Line Loans on or before the third Business Day after demand by the Swing Line Lender for such Revolving Loans, each Revolving Lender will be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans, and in an amount equal to its Pro Rata Share of the applicable unpaid amount together with accrued interest thereon. Upon one (1) Business Days’ notice from the Swing Line Lender, each Revolving Lender will deliver to the

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Swing Line Lender an amount equal to its respective participation in the applicable unpaid amount in same day funds at the Payment Office of the Swing Line Lender. In order to evidence such participation each Revolving Lender agrees to enter into a participation agreement at the request of the Swing Line Lender in form and substance reasonably satisfactory to the Swing Line Lender. In the event any Revolving Lender fails to make available to the Swing Line Lender the amount of such Lender’s participation as provided in this paragraph, the Swing Line Lender will be entitled to recover such amount on demand from such Lender together with interest thereon for three (3) Business Days at the rate customarily used by the Swing Line Lender for the correction of errors among banks and thereafter at the Base Rate, as applicable.
(vi)Notwithstanding anything contained herein to the contrary, (1) each Revolving Lender’s obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to Section 2.3(b)(iv) and each Revolving Lender’s obligation to purchase a participation in any unpaid Swing Line Loans pursuant to Section 2.3(b)(v) will be absolute and unconditional and will not be affected by any circumstance, including without limitation (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Credit Party or any other Person for any reason whatsoever; (B) the occurrence or continuation of a Default or Event of Default; (C) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Credit Party; (D) any breach of this Agreement or any other Credit Document by any party thereto; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; and (2) the Swing Line Lender will not be obligated to make any Swing Line Loans (A) if it has elected not to do so after the occurrence and during the continuation of a Default or Event of Default or (B) so long as any Revolving Lender is a Defaulting Lender, unless the Swing Line Lender has entered into arrangements satisfactory to it and the Company to eliminate the Swing Line Lender’s risk with respect to the Defaulting Lender’s participation in such Swing Line Loan, including by cash collateralizing such Defaulting Lender’s Pro Rata Share of the outstanding Swing Line Loans and participating interests in any such Swing Line Loan will be allocated among non-Defaulting Lenders in a manner consistent with Section 2.22 (and Defaulting Lenders will not participate therein).
(c)Resignation or Removal of the Swing Line Lender. The Swing Line Lender may resign as the Swing Line Lender hereunder at any time upon at least 30 days’ prior written notice to the Revolving Lenders, the Administrative Agent and the Company. Following such notice of resignation, the Swing Line Lender may be replaced at any time by written agreement among the Company, the Administrative Agent and the successor Swing Line Lender. In addition, the Administrative Agent may at any time replace the Swing Line Lender (to the extent the Swing Line Lender is not the Lender then acting as the Administrative Agent) with the Lender then acting as the Administrative Agent by providing not less than ten (10) Business Days’ written notice to the Company and the Lender then acting as the Swing Line Lender of such replacement. In any such case, the Administrative Agent will notify the Revolving Lenders of any such replacement of the Swing Line Lender. At the time any such resignation or replacement will become effective, the Company will pay all unpaid fees accrued for the account of the replaced Swing Line Lender. From and after the effective date of any such resignation or replacement, (i) the successor Swing Line Lender will have all the rights and obligations of the Swing Line Lender under this Agreement with respect to Swing Line Loans to be made by it thereafter and (ii) references herein and in the other Credit Documents to the term “Swing Line Lender” will be deemed to refer to such successor or to any previous Swing Line Lender, or to such successor and all previous Swing Line Lenders, as the context may require. After the resignation or replacement of the Swing Line Lender hereunder, the replaced Swing Line Lender will remain a party hereto and will continue to have all the rights and obligations of the Swing Line Lender under this Agreement with respect to Swing Line Loans made by it prior to such resignation or replacement, but will not be required to make additional Swing Line Loans.
2.4Letters of Credit.

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(a)Letters of Credit. From time to time on any Business Day from the Closing Date through the earlier of the Revolving Credit Commitment Termination Date and the fifth Business Day prior to the date specified in clause (a) of the definition of “Revolving Credit Commitment Termination Date,” subject to the terms and conditions hereof, each Issuing Bank agrees to Issue, in accordance with such Issuing Bank’s usual and customary business practices, Letters of Credit for the account of the Company (which, at the Company’s discretion, may be issued on behalf of the Company or any Domestic Subsidiary) in the aggregate amount the Dollar Equivalent of which does not exceed the Letter of Credit Sub-limit; provided that the Revolving Credit Exposure does not exceed the Revolving Credit Limit; and provided further, that (i) each Letter of Credit will be denominated in Dollars or in one or more Alternative Currencies (including any Additional Letter of Credit Currency agreed to by the applicable Issuing Bank); (ii) the stated amount of each Letter of Credit will not be less than $10,000 (or the Dollar Equivalent thereof in the case of any Letter of Credit denominated in an Alternative Currency), or such lesser amount as is acceptable to such applicable Issuing Bank; (iii) after giving effect to such Issuance, in no event will the Total Utilization of Revolving Credit Commitments exceed the Revolving Credit Limit then in effect; (iv) after giving effect to such Issuance, in no event will the Letter of Credit Usage exceed the Letter of Credit Sub-limit then in effect; and (v) in no event will any Letter of Credit have an expiration date that is not a Business Day or is later than the earlier of (1) the fifth Business Day prior to the date specified in clause (a) of the definition of “Revolving Credit Commitment Termination Date” and (2) the date which is one year from the date of Issuance of such Letter of Credit or such later date as is acceptable to such applicable Issuing Bank in its sole and absolute discretion (which shall in no event extend beyond the date referred to in clause (1) above unless, at least five Business Days prior to the Revolving Credit Commitment Termination Date, the Company shall cash collateralize the outstanding Letter of Credit Usage with respect to such Letter of Credit as set forth in Section 2.4(h)). Notwithstanding anything herein to the contrary, the Dollar Equivalent of the aggregate face amount of Letters of Credit issued by (w) JPMorgan shall not exceed $100,000,000 at any time, (x) BANA shall not exceed $100,000,000 at any time, (y) Citizens shall not exceed $100,000,000 at any time, and (z) Wells Fargo shall not exceed $75,000,000 at any time. Subject to the foregoing, each Issuing Bank may agree that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each (and in any event not to exceed the period prescribed in clause (v)(1) above); provided that no Issuing Bank will Issue any Letter of Credit if (A) any fee due in connection with, and on or prior to, the Issuance of such Letter of Credit has not been paid, (B) such Letter of Credit is requested to be Issued in a form that is not acceptable to such Issuing Bank or (C) such Issuing Bank will not have received, each in form and substance reasonably acceptable to it and duly executed by the Company, the documents that such Issuing Bank generally uses in the ordinary course of business for the Issuance of letters of credit of the type of such Letter of Credit (collectively, the “L/C Reimbursement Agreement”); provided further, that so long as any Revolving Lender is a Defaulting Lender, such Issuing Bank will not be required to Issue any Letter of Credit unless the provisions of Section 2.22(c) have been satisfied. No Issuing Bank shall be under any obligation to issue Letters of Credit if the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.
(b)Notice of Issuance. Whenever the Company desires the Issuance of a Letter of Credit, it will deliver in a writing or Electronic Transmission to the applicable Issuing Bank and the Administrative Agent an Application or an Issuance Notice no later than 12:00 noon (New York City time) at least three (3) Business Days, or such shorter period as may be agreed to by the applicable Issuing Bank in any particular instance, in advance of the proposed date of Issuance. For each Issuance, the applicable Issuing Bank may, but will not be required to, determine that, or take notice whether, the conditions precedent set forth in Section 3.2 have been satisfied or waived in connection with the Issuance of any Letter of Credit; provided, however, that no Letters of Credit will be Issued during the period starting on the first Business Day after the receipt by such Issuing Bank of notice from the Administrative Agent or the Lenders holding more than 50% of the aggregate Revolving Credit Exposure of all Lenders that any condition precedent contained in Section 3.2 is not satisfied and ending on the date all such conditions are satisfied or duly waived. Upon receipt by the applicable Issuing Bank of the L/C Reimbursement Agreement, in form and substance reasonably acceptable to such Issuing Bank and duly executed by the Company, the applicable Issuing Bank will Issue the requested Letter of Credit only in accordance with such Issuing Bank’s standard operating procedures. Upon the Issuance of any Letter of Credit or amendment or modification to a Letter of Credit, such Issuing Bank will promptly notify the Administrative Agent, which will in turn promptly notify each Revolving Lender of such Issuance, which notice will be accompanied by a copy of such Letter of Credit or amendment or modification to a Letter

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of Credit and the amount of such Lender’s respective participation in such Letter of Credit pursuant to Section 2.4(e). Each Issuing Bank further agrees to provide the Administrative Agent, in form and substance satisfactory to the Administrative Agent, upon the request of the Administrative Agent (or any Revolving Lender through the Administrative Agent), copies of any Letter of Credit Issued by such Issuing Bank and any related L/C Reimbursement Agreement and such other documents and information as may reasonably be requested by the Administrative Agent. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 2.4, the provisions of this Section 2.4 shall control.
(c)Responsibility of the Issuing Banks With Respect to Requests for Drawings and Payments. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the applicable Issuing Bank will be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to determine whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank (as determined by a court of competent jurisdiction in a final non-appealable order) with respect to such a determination, such Issuing Bank will be deemed to have exercised reasonable care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, any Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. As between the Company and the Issuing Banks, the Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit Issued by the Issuing Banks, by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Banks will not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and Issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, email, cable, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Banks, including any Governmental Acts; none of the above will affect or impair, or prevent the vesting of, any of the Issuing Banks’ rights or powers hereunder. Without limiting the foregoing and in furtherance thereof, any action taken or omitted by the Issuing Banks under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith, will not give rise to any liability on the part of the Issuing Banks to the Company. Notwithstanding anything to the contrary contained in this Section 2.4(c), the Company will retain any and all rights it may have against the applicable Issuing Bank for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Bank as determined by a court of competent jurisdiction in a final non-appealable order.
(d)Reimbursement by the Company of Amounts Drawn or Paid Under Letters of Credit. In the event any Issuing Bank has determined to honor a drawing under a Letter of Credit, it will immediately notify the Company and the Administrative Agent, and the Company will reimburse the applicable Issuing Bank, or the Administrative Agent for the benefit of such Issuing Bank, on or before the Business Day immediately following the date on which such drawing is honored (the “Reimbursement Date”) in an amount in Dollars (or, in the case of an Alternative Currency Letter of Credit, in the applicable Alternative Currency) and in same day funds equal to the amount of such honored drawing; provided that anything contained herein to the contrary notwithstanding, (i) unless the Company will have notified the Administrative Agent and the applicable Issuing Bank prior to 10:00 a.m. (Local Time) on the date such drawing is honored that the Company intends to reimburse the applicable

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Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, the Company will be deemed to have given a timely Funding Notice to the Administrative Agent requesting each Revolving Lender to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing (or, in the case of an Alternative Currency Letter of Credit, Revolving Loans that are ~~Eurocurrency Rate~~Term Benchmark or RFR Loans on the Reimbursement Date in an amount in the applicable Alternative Currency equal to the amount of such honored drawing; provided that if the L/C Disbursement was made in an Additional Letter of Credit Currency, then such deemed Funding Notice shall be for Revolving Loans denominated in Dollars in an aggregate amount equal to the Dollar Equivalent of such L/C Disbursement determined by reference to the Exchange Rate for the date on which such payment is required to be made), and (ii) without regard to the satisfaction of the conditions specified in Section 3.2 (each of which conditions precedent the Revolving Lenders hereby irrevocably waive), each Revolving Lender will, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount in Dollars of such honored drawing (or, in the case of an Alternative Currency Letter of Credit, Revolving Loans that are ~~Eurocurrency Rate~~Term Benchmark or RFR Loans in an amount in the applicable Alternative Currency of such honored drawing; provided that if the L/C Disbursement was made in an Additional Letter of Credit Currency, then the Revolving Lenders shall make such Revolving Loans in Dollars in an amount equal to the Dollar Equivalent of such L/C Disbursement determined by reference to the Exchange Rate for the date on which such Revolving Loan is required to be made), the proceeds of which will be applied directly by the Administrative Agent to reimburse the applicable Issuing Bank for the amount of such honored drawing; and provided further, if for any reason proceeds of Revolving Loans are not received by the applicable Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing, the Company will reimburse such Issuing Bank, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this Section 2.4(d) will be deemed to relieve any Revolving Lender from its obligation to make Revolving Loans on the terms and conditions set forth herein, and the Company will retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this Section 2.4(d). If the Company’s reimbursement of, or obligation to reimburse, any amounts in any Alternative Currency would subject the Administrative Agent, the applicable Issuing Bank or any Lender to any stamp duty, ad valorem charge or similar Tax that would not be payable if such reimbursement were made or required to be made in Dollars, then the Company shall, at its option, either (x) pay the amount of any such Tax requested by the Administrative Agent, the applicable Issuing Bank or the applicable Lender(s) or (y) reimburse each L/C Disbursement made in such Alternative Currency in Dollars, in an amount equal to the Dollar Equivalent (calculated using the applicable Exchange Rate on the date such L/C Disbursement is made) of such L/C Disbursement.
(e)Lenders’ Purchase of Participations in Letters of Credit. Immediately upon the Issuance of each Letter of Credit, each Revolving Lender will be deemed to have purchased, in each case, without recourse or warranty, and hereby agrees to irrevocably purchase, from the applicable Issuing Bank a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Revolving Lender’s Pro Rata Share (with respect to the Revolving Credit Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder. In the event that the Company will fail for any reason to reimburse the applicable Issuing Bank as provided in Section 2.4(d), the applicable Issuing Bank will promptly notify the Administrative Agent on behalf of each Revolving Lender of the unreimbursed amount of such honored drawing (and if such amount is payable in respect of an Alternative Currency Letter of Credit denominated in an Additional Letter of Credit Currency, such amount shall be converted to Dollars based on the Dollar Equivalent thereof) and of such Lender’s respective participation therein based on such Revolving Lender’s Pro Rata Share of the Revolving Credit Commitments. Each Revolving Lender will make available to the Administrative Agent on behalf of the applicable Issuing Bank an amount equal to its respective participation, in Dollars and in same day funds, at the office of the Issuing Bank specified in such notice, not later than 12:00 noon (New York City time) on the first Business Day (under the laws of the jurisdiction in which such office of such Issuing Bank is located) after the date notified by such Issuing Bank. In the event that any Revolving Lender fails to make available to the applicable Issuing Bank on such Business Day the amount of such Lender’s participation in such Letter of Credit as provided in this Section 2.4(e), such Issuing Bank will be entitled to recover such amount on demand from such Lender together with interest thereon for three (3) Business Days at the rate customarily used by such Issuing Bank for the correction of

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errors among banks and thereafter at the Base Rate. Nothing in this Section 2.4(e) will be deemed to prejudice the right of any Revolving Lender to recover from such Issuing Bank any amounts made available by such Lender to such Issuing Bank pursuant to this Section in the event that it is determined that the payment with respect to a Letter of Credit in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Bank as determined by a court of competent jurisdiction in a final non-appealable order. In the event such Issuing Bank will have been reimbursed by other Lenders pursuant to this Section 2.4(e) for all or any portion of any drawing honored by such Issuing Bank under a Letter of Credit, such Issuing Bank will distribute to the Administrative Agent, which will in turn distribute to each Revolving Lender which has paid all amounts payable by it under this Section 2.4(e) with respect to such honored drawing, such Lender’s Pro Rata Share of all payments subsequently received by such Issuing Bank from the Company in reimbursement of such honored drawing when such payments are received. Any such distribution will be made to a Lender at its primary address set forth below its name on Appendix B, in the administrative questionnaire delivered by such Lender to the Company and the Administrative Agent or at such other address as such Lender may request.
(f)Obligations Absolute. The obligation of the Company to reimburse the Issuing Banks for drawings honored under the Letters of Credit Issued by it and to repay any Revolving Loans made by the Lenders pursuant to Section 2.4(d) and the obligations of the Lenders under Section 2.4(e) will be unconditional and irrevocable and will be performed strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit, any document transferring or purporting to transfer any Letter of Credit, any Credit Document (including the sufficiency of any such instrument), or any modification to any provision of any of the foregoing; (ii) the existence of any claim, set-off, defense, abatement, recoupment or other right which the Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Issuing Banks, Lender or any other Person or, in the case of a Lender, against the Company, whether in connection herewith, the transactions contemplated herein or any transaction (including any underlying transaction between the Company or the Subsidiaries and the beneficiary for which any Letter of Credit was procured); (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by the applicable Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit; (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Company or any Subsidiary; (vi) any breach hereof or any other Credit Document by any party thereto; (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; (viii) the fact that an Event of Default or a Default will have occurred and be continuing; or (ix) solely with respect to the obligations of the Lenders under Section 2.4(c), the failure of any condition precedent set forth in Section 3.2 to be satisfied (each of which conditions precedent the Revolving Lenders hereby irrevocably waive); provided that, in each case, that payment by the applicable Issuing Bank under the applicable Letter of Credit will not have constituted gross negligence or willful misconduct of such Issuing Bank as determined by a court of competent jurisdiction in a final non-appealable order under the circumstances in question.
(g)Indemnification. Without duplication of any obligation of the Company under Section 10.2 or Section 10.3, in addition to amounts payable as provided herein, the Company hereby agrees to protect, indemnify, pay and save harmless the Issuing Banks from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Issuing Banks may incur or be subject to as a consequence, direct or indirect, of (i) the Issuance of any Letter of Credit by an Issuing Bank, other than as a result of (1) the gross negligence or willful misconduct of such Issuing Bank as determined by a court of competent jurisdiction in a final non-appealable order or (2) the failure by such Issuing Bank to exercise reasonable care when determining whether a proper demand for payment is made under any Letter of Credit Issued by it, or (ii) the failure of an Issuing Bank to honor a drawing under any such Letter of Credit as a result of any Governmental Act. For the avoidance of doubt, this Section 2.4(g) will not apply with respect to Taxes other than any Taxes that represent losses, claims, or damages arising from any non-Tax claim.

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(h)Cash Collateralization of Letters of Credit. In the event that any Letter of Credit is outstanding at the time that the Company prepays, or is required to repay, the Obligations, the Revolving Credit Commitments are terminated or the Company requests, and an Issuing Bank agrees in its sole and absolute discretion, that a Letter of Credit expire on a date after the Revolving Credit Commitment Termination Date, the Company will (i) deposit with the Administrative Agent, for the benefit of all Lenders having Revolving Credit Exposure, cash or Cash Equivalents in an amount equal to one hundred and three percent (103%) of the aggregate outstanding Letter of Credit Usage to be available to Administrative Agent, for its benefit and the benefit of Issuing Banks, to reimburse payments of drafts drawn under such Letters of Credit and pay any fees and expenses related thereto and (ii) prepay the fee payable under Section 2.11(a)(ii) with respect to such Letters of Credit for the full remaining terms of such Letters of Credit. All deposits made pursuant to preceding clause shall be made in Dollars or, with respect to Alternative Currency Letters of Credit, in the applicable Alternative Currency or as the applicable Issuing Bank may otherwise agree. Upon termination of any such Letter of Credit and provided no Event of Default will have occurred and be continuing, the unearned portion of such prepaid fee attributable to such Letter of Credit will be refunded to the Company, together with the deposit described in the preceding clause (i) to the extent not previously applied by the Administrative Agent in the manner described herein.
(i)Issuing Bank Agreements. Each Issuing Bank agrees that, unless otherwise requested by the Administrative Agent, such Issuing Bank shall report in writing to the Administrative Agent (i) on the first Business Day of each week, the daily activity (set forth by day) in respect of Letters of Credit during the immediately preceding week, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) on or prior to each Business Day on which such Issuing Bank expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), it being understood that such Issuing Bank shall not permit any issuance, renewal, extension or amendment resulting in the issuance of a new Letter of Credit or an increase in the amount of any Letter of Credit to occur without first obtaining written confirmation from the Administrative Agent that it is then permitted under this Agreement, (iii) on each Business Day on which such Issuing Bank makes any L/C Disbursement, the date of such L/C Disbursement and the amount of such L/C Disbursement, (iv) on any Business Day on which the Company fails to reimburse an L/C Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount and currency of such L/C Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request.
(j)Replacement of Issuing Banks. Any Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of any Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by such successor Issuing Bank thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(k)Existing Letters of Credit. Notwithstanding anything to the contrary in this Agreement or in any other Credit Document, each Existing Letter of Credit outstanding on the Closing Date shall be, and is, deemed to be a Letter of Credit issued and outstanding hereunder on the Closing Date automatically without any further action by the Company, any Subsidiary Borrower, any Agent or any Issuing Bank.
2.5Pro Rata Shares; Availability of Funds.

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(a)Pro Rata Shares. All Loans will be made, and all participations will be purchased, by the Lenders simultaneously and proportionately to their respective Pro Rata Shares. No Lender will be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor will any Revolving Credit Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.
(b)Availability of Funds. Unless the Administrative Agent will have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to the Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Credit Date and the Administrative Agent may, in its sole discretion, but will not be obligated to, make available to the Company a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent will be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent, at the customary rate set by the Administrative Agent for the correction of errors among banks for three (3) Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent will promptly notify the Company and the Company will immediately pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Class of Loans. Nothing in this Section 2.5(b) will be deemed to relieve any Lender from its obligation to fulfill its Revolving Credit Commitments hereunder or to prejudice any rights that the Company may have against any Lender as a result of any default by such Lender hereunder.
2.6Use of Proceeds.
(a)The proceeds of the Initial Revolving Borrowing will be used to consummate the Transactions and for working capital purposes of the Company and the Subsidiaries.
(b)The proceeds of Revolving Loans, Letters of Credit and Swing Line Loans made after the Closing Date will be applied by the Borrowers for working capital and general corporate purposes of the Borrowers and the Subsidiaries, including for Permitted Investments, capital expenditures, Restricted Debt Payments and other transactions not prohibited under the terms of this Agreement.
(c)No portion of the proceeds of or draws related to any Credit Extension will be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Exchange Act.
(d)None of the Company, its Subsidiaries or any of their respective directors and officers, will directly or indirectly use any part of any proceeds of any Credit Extension or lend, contribute, or otherwise make available such proceeds to any Person (i) to fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is the subject or the target of any Sanctions, (ii) to fund or facilitate any activities or business of or in any Sanctioned Country or (iii) in any other manner that will result in a violation by any Person of any applicable Sanctions. No part of the proceeds of any Credit Extension will be used, directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any applicable Sanctions.
2.7Evidence of Debt; Register; Disqualified Lender List; Notes.

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(a)Evidence of Debt. Each Lender will maintain on its internal records an account or accounts evidencing the Indebtedness of the Company to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation will be conclusive and binding on the Company, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, will not affect any Lender’s Revolving Credit Commitments or the Company’s Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register will govern.
(b)Register. The Administrative Agent will maintain a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitments and the Loans of each Lender from time to time (the “Register”). The Register will be available for inspection by the Company or any Lender (with respect to any entry relating to such Lender’s Loans) at any reasonable time from time to time upon reasonable prior notice. The Administrative Agent will record in the Register the Revolving Credit Commitments and the Loans, the currency and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from to time and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation will be conclusive and binding on the Company and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, will not affect any Lender’s Revolving Credit Commitments or the Company’s Obligations in respect of any Loan. The Company hereby designates the Administrative Agent to serve as the Company’s non-fiduciary agent solely for tax purposes and solely for the purpose of maintaining the Register as provided in this Section 2.7.
(c)Disqualified Lender List. The list of Disqualified Lenders will be available to the Lenders, other Agents and Issuing Banks upon written request to the Company and the Administrative Agent. The parties to this Agreement hereby acknowledge and agree that the Administrative Agent will not be deemed to be in default under this Agreement or to have any duty or responsibility or to incur any liabilities as a result of a breach of this Section 2.7(c), nor will the Administrative Agent have any duty, responsibility or liability to monitor or enforce assignments, participations or other actions in respect of Disqualified Lenders, or otherwise take (or omit to take) any action with respect thereto.
(d)Notes. If so requested by any Lender by written notice to the Company at least three (3) Business Days prior to the Closing Date, or at any time prior thereto, the Company will execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the date that is three (3) Business Days prior to the Closing Date, subsequent to the Closing Date but in any case promptly after the Company’s receipt of such notice) a Note or Notes to evidence such Lender’s Revolving Loan or Swing Line Loan as the case may be.
2.8Interest on Loans.
(a)Except as otherwise set forth herein, each Class of Loan will bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

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Class of Loans	Interest
Revolving Loans that are Base Rate Loans	Base Rate plus the Applicable Margin
Revolving Loans ~~that are~~comprising each Eurocurrency Rate ~~Loans~~Borrowing	Eurocurrency Rate plus the Applicable Margin
Revolving Loans comprising each EURIBOR Borrowing	Adjusted EURIBO Rate plus the Applicable Margin
Revolving Loans comprising each TIBOR Borrowing	Adjusted TIBO Rate plus the Applicable Margin
Revolving Loans comprising each RFR Borrowing	Adjusted Daily Simple RFR for the currency of such Revolving Loans plus the Applicable Margin
Swing Line Loans	Base Rate plus the Applicable Margin

(b)The basis for determining the rate of interest with respect to any Loan (except a Swing Line Loan which can be made and maintained as Base Rate Loans only) and the Interest Period with respect to any ~~Eurocurrency Rate~~Term Benchmark Loan will be selected by the Company and notified to the Administrative Agent and the Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be. If on any day a Loan denominated in Dollars is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to the Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan will be a Base Rate Loan.
(c)In connection with ~~Eurocurrency Rate~~Term Benchmark Loans there will be no more than ten (10) Interest Periods outstanding at any time with respect to any currency (unless otherwise agreed by the Administrative Agent). In the event the Company fails to specify between a Base Rate Loan or a ~~Eurocurrency Rate~~Term Benchmark or RFR Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (i) if denominated in Dollars~~,~~ and made to the Company or a Subsidiary Borrower that is a Domestic Subsidiary and outstanding as a ~~Eurocurrency Rate~~Term Benchmark Loan~~)~~, will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan), (ii) if denominated in euros, will be automatically deemed to be for EURIBOR Loans, (iii) if denominated in Sterling, will be automatically deemed to be for RFR Loans based on Adjusted Daily Simple SONIA, (iv) if denominated in Swiss Francs, will be automatically deemed to be for RFR Loans based on Adjusted Daily Simple SARON, or (v) if denominated in Japanese Yen, will be automatically deemed to be for TIBOR Loans. In the event the Company fails to specify an Interest Period for any ~~Eurocurrency Rate~~Term Benchmark Loan in the applicable Funding Notice or Conversion/Continuation Notice, the Company will be deemed to have selected an Interest Period of one month. Promptly after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, the Administrative Agent will determine (which determination will, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that will apply to the ~~Eurocurrency Rate~~Term Benchmark Loans for which an interest rate is then being determined for the applicable Interest Period and will promptly give notice thereof (in writing, electronically or by telephone confirmed in writing or electronically) to the Company and each Lender.
(d)Interest payable pursuant to Section 2.8(a) will be computed (i) in the case of Base Rate Loans on the basis of a 365-day year (or 366-day year, in the case of a leap year), (ii) in the

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case of ~~Eurocurrency Rate~~Term Benchmark Loans denominated in Japanese Yen, RFR Loans denominated in Pounds Sterling, on the basis of a 365-day year (or 366-day year, in the case of a leap year), and (iii) in the case of ~~Eurocurrency Rate~~Term Benchmark Loans denominated in Dollars or ~~in any Alternative Currency other than Pounds Sterling~~euro and RFR Loans denominated in Swiss Francs, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan denominated in Dollars being converted from a ~~Eurocurrency Rate~~Term Benchmark Loan, the date of conversion of such ~~Eurocurrency Rate~~Term Benchmark Loan to such Base Rate Loan, as the case may be, will be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a ~~Eurocurrency Rate~~Term Benchmark Loan, the date of conversion of such Base Rate Loan to such ~~Eurocurrency Rate~~Term Benchmark Loan, as the case may be, will be excluded; provided that if a Loan is repaid on the same day on which it is made, one day’s interest will be paid on that Loan.
(e)Except as otherwise set forth herein, interest on each Loan will accrue on a daily basis and be payable in arrears (i) on each Interest Payment Date applicable to that Loan; (ii) any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) at maturity, including final maturity (or, in the case of Revolving Loans, such earlier date on which the Revolving Credit Commitments are terminated) and, after such maturity (or termination), on each date on which demand for payment is made; provided, however, that, with respect to any voluntary prepayment of a Revolving Loan outstanding as a Base Rate Loan, accrued interest will instead be payable on the applicable Interest Payment Date.
(f)The Company agrees to pay to the applicable Issuing Bank, with respect to drawings honored under any Letter of Credit, interest on the amount paid by such Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of the Company at a rate equal to (a) in the case of a Letter of Credit denominated in Dollars (i) for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans, and (ii) thereafter, a rate which is 2.00% per annum in excess of the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans~~.~~ or (b) in the case of a Letter of Credit denominated in any Alternative Currency (i) for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the applicable Alternative Currency Overnight Rate plus the Applicable Margin, and (ii) thereafter, a rate which is 2.00% per annum in excess of the applicable Alternative Currency Overnight Rate plus the Applicable Margin.
(g)Interest payable pursuant to Section 2.8(f) will be computed on the basis of a 365/366-day year for the actual number of days elapsed in the period during which it accrues, and will be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. Promptly upon receipt by an Issuing Bank of any payment of interest pursuant to Section 2.8(f), such Issuing Bank will distribute to the Administrative Agent, which will in turn distribute to each Lender, out of the interest received by such Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Loans), the amount that such Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit. In the event an Issuing Bank will have been reimbursed by the Lenders for all or any portion of such honored drawing, such Issuing Bank will distribute to each Lender which has paid all amounts payable by it under Section 2.4(e) with respect to such honored drawing such Lender’s Pro Rata Share of any interest received by such Issuing Bank in respect of that portion of such honored drawing so reimbursed by the Lenders for the period from the date on which such Issuing Bank was so reimbursed by the Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by the Company.

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2.9Conversion/Continuation.
(a)Subject to Section 2.18 (and, in the case of Loans denominated in Dollars, so long as no Default or Event of Default will have occurred and then be continuing), the Company will have the option:
(i)to convert at any time all or any part of any Revolving Loan denominated in Dollars equal to the corresponding minimum and integral multiple Dollar amount set forth in Section 2.2(b)(i) from one Type ~~of Loan~~ to another Type ~~of Loan~~; provided that a ~~Eurocurrency Rate~~Term Benchmark Loan denominated in Dollars may only be converted on the expiration of the Interest Period applicable to such ~~Eurocurrency Rate~~Term Benchmark Loan unless the Company will pay all amounts due under Section 2.18 in connection with any such conversion; or
(ii)upon the expiration of any Interest Period applicable to any ~~Eurocurrency Rate~~Term Benchmark Loan denominated in (A) Dollars, to continue all or any portion of such Loan equal to the corresponding minimum and integral multiple Dollar amount set forth in Section 2.2(b)(i) as a ~~Eurocurrency Rate~~Term Benchmark Loan and (B) any Alternative Currency, to continue all or any portion of such Revolving Loan equal to the corresponding minimum and integral multiple for such Alternative Currency set forth in Section 2.2(b)(i).
(b)The Company will deliver a Conversion/Continuation Notice to the Administrative Agent by Electronic Transmission no later than 11:00 a.m. (New York City time) at least one (1) Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three (3) Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a ~~Eurocurrency Rate~~Term Benchmark Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any ~~Eurocurrency Rate~~Term Benchmark Loans will be irrevocable on and after the related Interest Rate Determination Date, and the Company will be bound to effect a conversion or continuation in accordance therewith.
2.10Default Interest.
(a)Upon the occurrence and during the continuance of an Event of Default under Section 8.1(a), 8.1(f) or 8.1(g), the overdue principal amount of any Loans and, to the extent permitted by applicable law and due and owing, any overdue interest payments on the Loans and any other overdue fees and other overdue amounts, will bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) from the date of such Event of Default, payable on demand at a rate that is 2.00% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2.00% per annum in excess of the interest rate otherwise payable hereunder for Loans outstanding as Base Rate Loans); provided that in the case of any overdue principal or interest with respect to ~~Eurocurrency Rate~~Term Benchmark Loans denominated in Dollars, upon the expiration of the Interest Period in effect at the time any increase in interest rate is effective, such ~~Eurocurrency Rate~~Term Benchmark Loans will thereupon become Base Rate Loans and thereafter such overdue principal or interest, as applicable, will bear interest payable upon demand at a rate that is 2.00% per annum in excess of the interest rate otherwise payable hereunder for such Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.10(a) is not a permitted alternative to timely payment and will not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.
(b)Upon the occurrence and during the continuance of any Event of Default not described in clause (a) above, the Required Lenders may, at their option, by notice to the Company (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 10.5(b) requiring the consent of each Lender affected thereby for reductions in interest rates), declare that (i) all Loans shall bear interest at a rate that is 2.00% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans or (ii) in the case of any other amount

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outstanding hereunder that accrues interest or fees, such amount shall bear interest or accrue fees at a rate that is 2.00% per annum in excess of the rate otherwise payable hereunder with respect to such amount. Any increase in applicable rates under this Section 2.10(b) shall automatically cease on the date on which the applicable Event(s) of Default with respect to which the Required Lenders have increased the rate pursuant to this clause (b) have been cured or waived.
2.11Fees.
(a)Revolving Commitment Fee. The Company agrees to pay to the Lenders having Revolving Credit Exposure the following fees:
(i)commitment fees equal to (A) the average of the daily difference between (1) the Revolving Credit Commitments, and (2) the sum of (x) the aggregate principal amount of outstanding Revolving Loans (but not any outstanding Swing Line Loans unless and to the extent the Swing Line Lender has delivered a Swing Line Refunding Notice to the Administrative Agent with respect to such Swing Line Loans in accordance with Section 2.3), plus (y) the Letter of Credit Usage, times (B) the Applicable Commitment Fee Rate; and
(ii)letter of credit fees equal to (A) the Applicable Margin for Revolving Loans that are ~~Eurocurrency Rate~~Term Benchmark or RFR Loans, times (B) the average aggregate daily maximum amount available to be drawn under all Letters of Credit issued and outstanding under this Agreement (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination).
All fees referred to in this Section 2.11(a) will be paid to the Administrative Agent at the Payment Office and upon receipt, the Administrative Agent will promptly distribute to each Lender its Pro Rata Share thereof.
(b)Letter of Credit Fees. The Company agrees to pay to the Administrative Agent, for the account of each Issuing Bank, the following fees in respect of Letters of Credit:
(i)a fronting fee equal to (A) the Issuing Bank’s prevailing rate (which shall not exceed 0.125% per annum) times (B) the average aggregate daily maximum amount available to be drawn under all Letters of Credit issued by it and outstanding under this Agreement (determined as of the close of business on any date of determination); and
(ii)such documentary and processing charges for any Issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with such Issuing Bank’s standard schedule for such charges and as in effect at the time of such Issuance, amendment, transfer or payment, as the case may be.
(c)Participation fees under clause (a)(ii) above and fronting fees under clause (b) above (i) in respect of Letters of Credit denominated in Dollars shall be paid in Dollars and (ii) in respect of Letters of Credit denominated in an Alternative Currency or an Additional Letter of Credit Currency shall be paid in Dollars calculated using the applicable Dollar Equivalent and Exchange Rate as of the most recent Calculation Date with respect to the applicable Letter of Credit.
(d)[Reserved].
(e)All fees referred to in Section 2.11(a) through 2.11(d) (except 2.11(b)(i)) will be calculated on the basis of a 360-day year and the actual number of days elapsed. The fees referred to in Sections 2.11(a) and 2.11(b)(i) will be payable quarterly in arrears on the last Business Day of each calendar quarter of each year during the Revolving Credit Commitment Period, commencing on the first such date to occur at the end of the first full calendar quarter ending after the Closing Date, and on the Revolving Credit Commitment Termination Date.

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(f)In addition to the foregoing fees, the Company agrees to pay to Agents such other fees in the amounts and at the times separately agreed upon in the applicable Fee Letter.
(g)Once paid, none of the foregoing fees will be refundable under any circumstances.
2.12[Reserved].
2.13Voluntary Prepayments/Commitment Reductions.
(a)Voluntary Prepayments. Any time and from time to time, with respect to any Type ~~of Loan~~, the Borrowers may prepay the Loans, in whole or in part, on any Business Day, in an aggregate minimum amount of and integral multiples in excess of that amount (or, in each case, if less the entire amount thereof), and upon prior written notice given to the Administrative Agent or the Swing Line Lender, as the case may be, (i) in the case of Base Rate Loans (other than Swing Line Loans) and ~~Eurocurrency Rate~~Term Benchmark or RFR Loans, by 12:00 noon (New York City time in the case of Loans denominated in Dollars, or Local Time in the case of any Credit Extension denominated in any Alternative Currency) and (ii) in the case of Swing Line Loans, by 2:00 p.m. New York City time, in each case on the applicable date indicated below (or such shorter period as the Administrative Agent may agree in its sole discretion), in each case, as set forth in the following table:

Class of Loans	Minimum Amount	Integral Multiple	Prior Notice
Base Rate Loans (other than Swing Line Loans)	$100,000; ¥100,000,000; or 100,000 units	$50,000; ¥50,000,000; or 50,000 units	One Business Day
~~Eurocurrency RateTerm Benchmark or RFR Loans~~	$100,000; ¥100,000,000; or 100,000 units	$50,000; ¥50,000,000; or 50,000 units	Three Business Days
Swing Line Loans	$50,000	$50,000	Same day

Any amounts received after such time on such date will be deemed to have been received on the next succeeding Business Day. Upon the giving of any such notice, the principal amount of the Loans specified in such notice will become due and payable without premium or penalty (except as set forth in Section 2.11(d) and subject to Section 2.18(d)) on the prepayment date specified therein; provided that such notice may be conditioned on receiving the proceeds necessary for such prepayment in a refinancing or otherwise. Any such voluntary prepayment will be applied as specified in Section 2.15(a).
(b)Voluntary Revolving Credit Commitment Reductions. The Borrowers may, upon not less than three (3) Business Days’ prior written notice (or such shorter period as the Administrative Agent may agree in its sole discretion), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Credit Commitments in an amount up to the amount by which the Revolving Credit Limit exceeds the Total Utilization of Revolving Credit Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Revolving Credit Commitments must be in an aggregate minimum amount of $10,000,000 and integral multiples of $1,000,000 in excess of that amount (or, in each case, if less the entire amount thereof); provided further, that the Borrowers may rescind any notice of termination under this Section 2.13(b) if such notice was delivered in connection with a refinancing or other transaction, that is not consummated or is otherwise delayed. The Borrowers’ notice to the Administrative Agent will designate the date (which must be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Credit Commitments will be

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effective on the date specified in the Borrowers’ notice and will reduce the Revolving Credit Commitment of each Lender proportionately to its Pro Rata Share thereof.
2.14Mandatory Prepayments.
(a)Revolver Overadvance, Generally. If the Dollar Equivalent of the Total Utilization of Revolving Credit Commitments as of any date exceeds the Revolving Credit Limit as of such date, then the Administrative Agent may, in its sole discretion, make a demand on the Company by giving written notice to the Company of the amount of such excess and, within one Business Day after receipt of such demand, the Company shall make a repayment of Revolving Loans such that, after giving effect to such repayment, the Total Utilization of Revolving Credit Commitments as of such date does not exceed the Revolving Credit Limit; provided that to the extent that all or any portion of such overadvance is due to fluctuations in currency exchange rates, then the Administrative Agent shall first apply the provisions of clause (b) of this Section before applying the provisions of this clause (a).
(b)Revolver Overadvance due to Currency Fluctuations. If at any time there are Revolving Loans denominated in an Alternative Currency and/or Alternative Currency Letters of Credit then outstanding and the Administrative Agent determines that, on any Calculation Date, (i) the Dollar Equivalent of the Total Utilization of Revolving Credit Commitments is greater than 105% of the aggregate Revolving Credit Commitments of all Lenders or (ii) the Dollar Equivalent of the Total Utilization of Revolving Credit Commitments denominated in Alternative Currencies is greater than 105% of the Alternative Currency Sub-limit as a result of fluctuations in the Exchange Rate of the applicable Alternative Currency or Alternative Currencies to Dollars, then the Administrative Agent may, in its sole discretion, make a demand on the applicable Borrower or Borrowers by giving written notice to the Company of the Dollar amount of such excess as of such Calculation Date and, within one Business Day after receipt of such demand, the applicable Borrower or Borrowers shall make a repayment of Revolving Loans such that, after giving effect to such repayment, (i) the Dollar Equivalent of the Total Utilization of Revolving Credit Commitments as of such Calculation Date does not exceed 105% of the aggregate Revolving Credit Commitments of all Lenders or (ii) the Dollar Equivalent of the Total Utilization of Revolving Credit Commitments denominated in Alternative Currencies as of such Calculation Date does not exceed 105% of the Alternative Currency Sub-limit, as applicable.
2.15Application of Prepayments/Reductions.
(a)Application of Voluntary Prepayments. Subject to Section 2.15(d), any prepayment of any Loan pursuant to Section 2.13(a) will be applied as specified by the Company in the applicable notice of prepayment and absent any such direction as to the prepayment of such Loans, in direct order of maturity; provided that in any event, any prepayment shall be applied ratably among holders of the same Class of Loans (or, in the case of any Obligations other than Loans, of the same type of such Obligations).
(b)Application of Mandatory Prepayments. Subject to Section 2.15(d), (i) any prepayment by any Borrower pursuant to Section 2.14(b) will be applied to prepayment of Loans of such Borrower in the applicable Alternative Currency or Alternative Currencies and (ii) any prepayment by any Borrower pursuant to Section 2.14(a) will be applied to prepayment of Loans of such Borrower as specified by the Company in the applicable notice of prepayment and absent any such direction as to the prepayment of such Loans, in direct order of maturity; provided that in any event, any prepayment shall be applied ratably among holders of the same Class of Loans (or, in the case of any Obligations other than Loans, of the same type of such Obligations).
(c)Application of Prepayments of Loans to Base Rate Loans and ~~Eurocurrency Rate~~Term Benchmark or RFR Loans. Considering each Class of Loans being prepaid separately, any prepayment thereof will be applied first to Base Rate Loans and/or RFR Loans to the full extent thereof before application to ~~Eurocurrency Rate~~Term Benchmark Loans, in each case, in a manner that minimizes the amount of any payments required to be made by the Company pursuant to Section 2.18(d).
(d)Application of Payments or Proceeds. During the continuance of an Event of Default, the Administrative Agent may, and will upon the direction of the Required Lenders, apply any

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and all payments received by the Administrative Agent in respect of any Obligation in accordance with Section 8.3. All payments made by a Credit Party to the Administrative Agent after any or all of the Obligations have been accelerated (so long as such acceleration has not been rescinded), including proceeds of Collateral, will be applied in accordance with Section 8.3.
2.16General Provisions Regarding Payments.
(a)Except as otherwise specified herein, all payments by the Company of principal, interest, fees and other Obligations will be made in Dollars (or (x) in the case of any reimbursement payment by the Company in an Alternative Currency pursuant to Section 2.4(d), in such Alternative Currency and (y) in the case of the repayment of, or the payment of interest in respect of, any Loan denominated in an Alternative Currency, in the applicable Alternative Currency) in same day funds and by wire transfer (which will be the exclusive means of payment hereunder), without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the Administrative Agent not later than 12:00 noon (New York City time) on the date due at the Payment Office (or such other address as the Administrative Agent may from time to time specify in accordance with Section 10.1) for the account of the Lenders; for purposes of computing interest and fees, funds received by the Administrative Agent after that time on such due date may, in the Administrative Agent’s discretion, be deemed to have been paid by the Company on the next succeeding Business Day. If, for any reason, the Company is prohibited by any law from making any required payment hereunder in an Alternative Currency, the Company shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount.
(b)[Reserved].
(c)The Administrative Agent (or its agent or sub-agent appointed by it) will promptly distribute to each Lender at such address as such Lender may indicate in writing, (i) such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due to such Lender pursuant to Sections 2.8, 2.10, 2.12, 2.13 or 2.14, and (ii) all other amounts due to such Lender, including all fees payable with respect thereto, to the extent received by the Administrative Agent.
(d)Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any ~~Eurocurrency Rate~~Term Benchmark Loans, the Administrative Agent will give effect thereto in apportioning payments received thereafter.
(e)Subject to the provisos set forth in the definition of “Interest Period,” whenever any payment to be made hereunder is stated to be due on a day that is not a Business Day, such payment will be made on the next succeeding Business Day and such extension of time will be included in the computation of the payment of interest hereunder or of the Revolving Credit Commitment fees hereunder.
(f)The Administrative Agent may deem any payment by or on behalf of the Company hereunder that is not made in same day funds prior to 12:00 noon (New York City time) to be a non-conforming payment. Any such payment will not be deemed to have been received by the Administrative Agent until the later of (i) the time such funds become available funds and (ii) the applicable next Business Day. The Administrative Agent will give prompt written notice to the Company if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest will continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.10 from the date such amount was due and payable until the date such amount is paid in full.
(g)Notwithstanding any other provisions hereof, so long as no Event of Default has occurred and is continuing, if any prepayment of ~~Eurocurrency Rate~~Term Benchmark Loans is required to be made prior to the last day of the Interest Period therefor, in lieu of making any payment in respect of any such ~~Eurocurrency Rate~~Term Benchmark Loan prior to the last day of the Interest Period therefor, the Company may, in the sole discretion of the Company, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the

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last day of such Interest Period into an escrow account designated by the Administrative Agent until the last day of such Interest Period, at which time the Administrative Agent will be authorized (without any further action by or notice to or from the Company or any other Credit Party) to apply such amount to the prepayment of such Loans in accordance with the provisions of this Agreement otherwise applicable to such payment. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent will also be authorized (without any further action by or notice to or from the Company or any other Credit Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the provisions of this Agreement otherwise applicable to such payment.
2.17Ratable Sharing. The Lenders hereby agree among themselves that if any of them, whether by voluntary payment, through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code or as a distribution in connection with a plan of reorganization, plan of liquidation or similar dispositive plan, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment will (a) notify the Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it will be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due will be shared by all of the Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Company or otherwise, those purchases will be rescinded and the purchase prices paid for such participations will be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by the Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. The provisions of this Section 2.17 will not be construed to apply to (i) any payment made by a Credit Party pursuant to and in accordance with the express terms of this Agreement as in effect on the Closing Date, (ii) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it, or (iii) the exchange of any Loans held by a Lender for all or a portion of a new tranche of Loans issued hereunder but only to the extent such new tranche of Loans is made available to all Lenders on a pro rata basis.
2.18~~Making or Maintaining Eurocurrency~~Alternate Rate ~~Loans~~of Interest.
(a)Inability to Determine Applicable Interest Rate. In the event that the Administrative Agent or the Required Lenders determine (which determination will be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any ~~Eurocurrency Rate~~Term Benchmark Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of “Eurocurrency Rate” ~~or the Eurocurrency Rate~~, “EURIBO Rate” or “TIBO Rate”, as applicable, or the Term Benchmark for any requested Interest Period does not adequately and fairly reflect the cost to Lenders of funding such ~~Eurocurrency Rate~~Term Benchmark Loan, the Administrative Agent (including by direction of Required Lenders) will on such date give notice (by telefacsimile or by telephone confirmed in writing) to the Company and each Lender of such determination, whereupon (i) no Loans denominated in Dollars may be made as, or converted to, Eurocurrency Rate Loans until such time as the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist; provided that ~~Eurocurrency Rate~~Term Benchmark Loans denominated in an Alternative Currency shall bear interest at an alternative rate mutually acceptable to the Company and the Required Lenders and (ii) any Funding Notice or Conversion/Continuation Notice given by the Company with respect to the Loans in respect of which such determination was made will be deemed to be rescinded by the Company.

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(b)Illegality or Impracticability of ~~Eurocurrency Rate~~Term Benchmark Loans. In the event that on any date any Lender determines in good faith (which determination will be final and conclusive and binding upon all parties hereto but will be made only after consultation with the Company and the Administrative Agent) that the making, maintaining or continuation of its ~~Eurocurrency Rate~~Term Benchmark Loans in a given currency (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the Closing Date that materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender will be an “Affected Lender” and it will on that day give notice (by telefacsimile or by telephone confirmed in writing) to the Company and the Administrative Agent of such determination (which notice the Administrative Agent will promptly transmit to each other Lender). If the Administrative Agent receives a notice from any Lender pursuant to the preceding sentence, then (A) the obligation of such Lender to make Loans as, or to convert Loans to, ~~Eurocurrency Rate~~Term Benchmark Loans in such currency will be suspended until such notice is withdrawn by such Affected Lender, (B) to the extent such determination by the Affected Lender relates to a ~~Eurocurrency Rate~~Term Benchmark Loan then being requested by the Company pursuant to a Funding Notice or a Conversion/Continuation Notice, such Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan (or, with respect to Loans denominated in an Alternative Currency or made to a Subsidiary Borrower that is a Foreign Subsidiary, such Loans shall bear interest at an alternative rate mutually acceptable to the Company and the Required Lenders), (C) such Lender’s obligations to maintain its outstanding ~~Eurocurrency Rate~~Term Benchmark Loans in such currency (the “Affected Loans”) will be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (D) the Affected Loans will automatically convert into Base Rate Loans on the date of such termination (or, with respect to Affected Loans denominated in an Alternative Currency or made to a Subsidiary Borrower that is a Foreign Subsidiary, such Affected Loans shall bear interest at an alternative rate mutually acceptable to the Company and the Required Lenders). Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a ~~Eurocurrency Rate~~Term Benchmark Loan then being requested by the Company pursuant to a Funding Notice or a Conversion/Continuation Notice, the Company will have the option, subject to the provisions of Section 2.18(d), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving written notice to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Administrative Agent will promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.18(b) will affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, ~~Eurocurrency Rate~~Term Benchmark Loans in accordance with the terms hereof.
(c)~~LIBOR~~Benchmark Replacement.
(i)Notwithstanding anything to the contrary herein or in any other Credit Document, upon the occurrence of a Benchmark Transition Event (as determined in good faith by the Administrative Agent or the Company) or an Early Opt-in Election, as applicable, the Administrative Agent and the Company may amend this Agreement to replace the ~~Eurocurrency Rate~~applicable Term Benchmark with a Benchmark Replacement. Any such amendment agreed between the Administrative Agent and the Company with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Company, so long as the Administrative Agent has not received, by such time, written notice of objection to such proposed amendment from Lenders comprising the Required Lenders; provided that, with respect to any proposed amendment containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment agreed between the Administrative Agent and the Company with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written

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notice that such Required Lenders accept such amendment. No replacement of ~~Eurocurrency Rate~~any Term Benchmark with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date.
(ii) In connection with the implementation of a Benchmark Replacement pursuant to an amendment that has become effective as provided in Section 2.18(c)(i), the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(iii)The Administrative Agent will promptly notify the Company and the Lenders of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and the related Benchmark Replacement Date and Benchmark Transition Start Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes and (D) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.18 (subject to the agreement of the Company, to the extent required hereby), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their reasonable discretion (in good faith and in consultation with the Company) and without consent from any other party hereto, except, in each case, as such agreement or consent is expressly required pursuant to this Section 2.18.
(iv)Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period for any Term Benchmark, (A) if such Term Benchmark is the Eurocurrency Rate, any notice that requests the conversion of any Base Rate Loans to, or continuation of any Eurocurrency Rate Loans as, ~~Eurocurrency Rate~~Term Benchmark Loans shall be ineffective, (B) if any Funding Notice requests a borrowing of ~~Eurocurrency Rate~~Term Benchmark Loans, (1) if the unavailable Term Benchmark is the Eurocurrency Rate and such borrowing is to be denominated in Dollars and made by the Company or a Subsidiary Borrower that is a Domestic Subsidiary, such borrowing shall be made in the form of Base Rate Loans and (2) if the unavailable Term Benchmark is the EURIBO Rate or TIBO Rate and such borrowing is to be denominated in ~~an Alternative Currency or made by a Subsidiary Borrower that is a Foreign Subsidiary~~euro or Japanese Yen, respectively, such Funding Notice shall be ineffective and (C) if the unavailable Term Benchmark is the EURIBO Rate or TIBO Rate, any outstanding ~~Eurocurrency Rate~~Term Benchmark Loans denominated in ~~an Alternative Currency~~euro or Japanese Yen, respectively, shall be continued, and any new Revolving Loans to be denominated in ~~an Alternative Currency~~euro or Japanese Yen, respectively, may be made, as Revolving Loans bearing interest at such rate as the applicable Lenders and the applicable Borrower may agree adequately reflects the costs to such Lenders of making or maintaining such Loans (or, in the absence of such agreement, (x) any ~~such~~ outstanding ~~Eurocurrency Rate Loans~~Term Benchmark Loans in the currency of the unavailable Term Benchmark will be prepaid at the end of the applicable Interest Period and (y) any such new Revolving Loans denominated in ~~an Alternative Currency~~the currency of the unavailable Term Benchmark shall not be made).
(v)The provisions of this Section 2.18(c) shall, solely with respect to implementation of a Benchmark Replacement and Benchmark Replacement Conforming Changes as expressly set forth herein, supersede any contrary provision of Section 10.5.

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(d)Compensation for Breakage or Non-Commencement of Interest Periods. In the event of (i) the payment or prepayment (voluntary or otherwise) of any principal of any ~~Eurocurrency Rate~~Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (ii) the conversion of any ~~Eurocurrency Rate~~Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any ~~Eurocurrency Rate~~Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (subject to any conditionality provisions contained in any such notice) or (iv) the assignment of any ~~Eurocurrency Rate~~Term Benchmark Loan earlier than the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.23, then, in any such event, the Company will compensate each Lender for the actual loss, cost and expense incurred by such Lender attributable to such event, excluding loss of anticipated profits or margin and without giving to any applicable ~~LIBOR “floor.”~~Floor. A certificate of any Lender computing any amount or amounts that such Lender is entitled to receive pursuant to this Section in reasonable detail will be delivered to the Company and will be presumptively correct. The Company will pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.
(e)Booking of ~~Eurocurrency Rate~~Term Benchmark Loans. Any Lender may make, carry or transfer ~~Eurocurrency Rate~~Term Benchmark Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.
2.19Increased Costs; Capital Adequacy.
(a)Compensation For Increased Costs and Taxes. In the event that any Lender (which term includes each Issuing Bank for purposes of this Section 2.19(a)) determines in good faith (which determination will, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a Governmental Authority, in each case that becomes effective after the Closing Date, or compliance by such Lender with any guideline, request or directive issued or made after the Closing Date by any central bank or other Governmental Authority: (i) subjects such Lender (or its applicable Lending Office) to any additional Tax (other than (x) Indemnified Taxes and (y) Excluded Taxes) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable Lending Office) of principal, interest, fees or any other amount payable hereunder or thereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements ~~with respect to Eurocurrency Rate Loans that are~~ reflected in the ~~definition of “Eurocurrency~~applicable Term Benchmark Rate~~”~~); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable Lending Office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable Lending Office) with respect thereto; then, in any such case, the Company will pay to such Lender, within ten (10) Business Days of receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion may determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender will deliver to the Company (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.19(a), which statement will be conclusive and binding upon all parties hereto absent manifest error.
(b)Capital Adequacy Adjustment. In the event that any Lender (which term includes each Issuing Bank for purposes of this Section 2.19(b)) determines that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital or liquidity requirements, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable

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agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable Lending Office) or any entity controlling any Lender with any guideline, request or directive regarding capital or liquidity requirements (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any entity controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or Revolving Credit Commitments or Letters of Credit, or participations therein or other obligations hereunder with respect to the Revolving Loans or the Letters of Credit to a level below that which such Lender or such controlling entity could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling entity with regard to capital or liquidity requirements), then from time to time, within five (5) Business Days after receipt by the Company from such Lender of the statement referred to in the next sentence, the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling entity for such reduction. Such Lender will deliver to the Company (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.19(b), which statement will be conclusive and binding upon all parties hereto absent manifest error.
(c)Dodd-Frank; Basel III. Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case in respect of this clause (ii) pursuant to Basel III, will, in each case, be deemed to be a change in law, treaty or governmental rule, regulation or order under subsection (a) above and/or a change in law, rule or regulation (or any provision thereof) regarding capital or liquidity requirements under subsection (b) above, as applicable, regardless of the date enacted, adopted or issued.
(d)Delay in Requests. The failure or delay on the part of any Lender (which term will include each Issuing Bank for purposes of this Section 2.19(d)) to demand compensation pursuant to the foregoing provisions of this Section 2.19 will not constitute a waiver of such Lender’s right to demand such compensation; provided that the Company will not be required to compensate a Lender pursuant to the foregoing provisions of this Section 2.19 for any increased costs incurred or reductions suffered more than one hundred and eighty (180) days prior to the date that such Lender sends the Company written notice of such Lender’s intention to claim compensation therefor; provided further, that if the circumstance giving rise to such increased costs or reductions suffered is retroactive, then the 180-day period referred to above will be extended to include the period of retroactive effect thereof.
2.20Taxes; Withholding, etc..
(a)Except as required by Law or otherwise provided in this Section 2.20, each payment by any Credit Party under any Credit Document will be made without deduction or withholding for any Taxes with respect thereto.
(b)If any Taxes will be required by any Law to be deducted from or in respect of any amount payable under any Credit Document to any Recipient (i) to the extent such Taxes required to be deducted are Indemnified Taxes, such amount will be increased as necessary to ensure that, after all required deductions for Indemnified Taxes are made (including deductions for Indemnified Taxes applicable to any increases to any amount under this Section 2.20(b)(i)), such Recipient receives the amount it would have received had no such deductions for Indemnified Taxes been made, (ii) the relevant Credit Party or the Administrative Agent, as applicable, will make such deductions, (iii) the relevant Credit Party or the Administrative Agent, as applicable, will timely pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Law and (iv) as soon as practicable after any such payment by a Credit Party is made, the relevant Credit Party will deliver to the Administrative Agent an original or certified copy of a receipt evidencing such payment or other evidence of payment reasonably satisfactory to the Administrative Agent.
(c)In addition, the Credit Parties will timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely

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reimburse it for the payment of, any Other Taxes. As soon as practicable after the date of any payment of Other Taxes by any Credit Party pursuant to this Section 2.20(c), the relevant Credit Party will deliver to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment reasonably satisfactory to the Administrative Agent.
(d)Without duplication of Section 2.20(b) or Section 2.20(c), the Credit Parties will indemnify and reimburse, within 10 days after receipt of a written demand therefor (with copy to the Administrative Agent), each Recipient for all Indemnified Taxes (including any Indemnified Taxes imposed by any jurisdiction on amounts payable under this Section 2.20) imposed on or with respect to any payment made by the Credit Parties hereunder, and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted. Any Recipient claiming indemnity pursuant to this Section 2.20(d) will notify the Credit Parties of the imposition of the relevant Indemnified Taxes as soon as practicable after the Recipient becomes aware of such imposition. A certificate of the Recipient (or of the Administrative Agent on behalf of such Recipient) claiming any compensation under this clause (d), setting forth in reasonable detail the amounts to be paid thereunder and delivered to the Company with copy to the Administrative Agent, will be conclusive, absent manifest error.
(e)Without limiting Section 2.21, any Lender claiming any additional amounts payable pursuant to this Section 2.20 will use its reasonable efforts (consistent with its internal policies and Law) to change the jurisdiction of its Lending Office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.
(f)Withholding Certifications.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document will deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, will deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(f)(ii)(1), Section 2.20(f)(ii)(2) and Section 2.20(f)(ii)(4) below) will not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing:
(1)any U.S. Lender will deliver to the Company and the Administrative Agent, on or prior to the date on which such Lender becomes a party to this Agreement from time to time thereafter upon the reasonable request of the Company or the Administrative Agent, properly completed and executed copies of IRS Form W-9 (certifying that such U.S. Lender is exempt from U.S. federal backup withholding tax);
(2)Any Non-U.S. Lender will, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as will be requested by the recipient), on or prior to the date on which such Non-U.S. Lender becomes a party to this Agreement (and from time to time

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thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:
i)in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, properly completed and executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, properly completed and executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
ii)properly completed and executed copies of IRS Form W-8ECI;
iii)in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10-percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) properly completed and executed copies of IRS Form W-8BEN or W-8-BEN-E; or
iv)to the extent a Non-U.S. Lender is not the beneficial owner, properly completed and executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W- 8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9 and/or other certification documents from each beneficial owner, as applicable; provided that, if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;
(3)any Non-U.S. Lender will, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as will be requested by the recipient), on or prior to the date on which such Non-U.S. Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and
(4)if a payment made to a Recipient under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Recipient will deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time

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or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section ~~2.20(f)(ii)(4)~~2.20(f)(ii)(4), “FATCA” will include any amendments made to FATCA after the date of this Agreement.
Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it will update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.
(g)Any Administrative Agent that (i) is a U.S. Person will deliver to the Company, on or prior to the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Company), properly completed and executed copies of IRS Form W-9 certifying that such Administrative Agent is exempt from U.S. federal backup withholding tax or (ii) is not a U.S. Person will deliver to the Company, on or prior to the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Company), properly completed and executed copies of (A) IRS Form W-8IMY for payments that the Administrative Agent does not receive for its own account, certifying that it is either a “U.S. branch” within the meaning of US Treasury Regulation Section 1.1441-1(b)(2)(iv)(A) or a “Qualifying Intermediary” that assumes primary withholding responsibility under Chapter 3 and Chapter 4 of the Code and for Form 1099 reporting and backup withholding and (B) IRS Form W-8ECI for payments that the Administrative Agent receives for its own account.
(h)If any Recipient determines in its sole discretion exercised in good faith that it has received a refund (which for purposes of this paragraph shall include a credit received in lieu of a refund) of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it will pay to the Company an amount equal to such refund (but only to the extent of indemnity payments made or additional amounts paid under this Section 2.20 with respect to the Taxes giving rise to such refund), net of all reasonable, documented, out-of-pocket expenses of such Recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). The Company, upon the request of such Recipient, will repay to such Recipient the amount paid over pursuant to this Section 2.20(h) (plus any penalties, interest or other charges properly imposed by the relevant Governmental Authority) in the event that such Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the Recipient be required to pay any amount to a Credit Party pursuant to this paragraph (h) the payment of which would place the Recipient in a less favorable net after-Tax position than the Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph will not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Credit Party or any other Person.
(i)Each Lender will severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.1(g) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent will be conclusive absent

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manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.20(i).
(j)Each party’s obligations under this Section 2.20 will survive the resignation or replacement of the Administrative Agent or any assignment of right by, or the replacement of, a Recipient.
(k)For purposes of this Section 2.20, the term “Lender” shall include any Issuing Bank and the term “applicable law” includes FATCA.
2.21Obligation to Mitigate. Each Lender (which term includes each Issuing Bank for purposes of this Section 2.21) agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans or Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.18, 2.19 or 2.20, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts (a) to make, fund or maintain its Loans, including any Affected Loans, or Issue its Letters of Credit, in each case through another office of such Lender, or (b) to take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.18, 2.19 or 2.20 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, Issue, funding or maintaining of such Revolving Credit Commitments, Loans or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Revolving Credit Commitments, Loans or Letters of Credit or the interests of such Lender; provided that such Lender will not be obligated to utilize such other office pursuant to this Section 2.21 unless the Company agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by the Company pursuant to this Section 2.21 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Company (with a copy to the Administrative Agent) will be conclusive absent manifest error.
2.22Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that any Lender becomes a Defaulting Lender, then:
(a)during any Default Period with respect to such Defaulting Lender, such Defaulting Lender will be deemed not to be a “Lender” for purposes of voting on any matters (including the granting of any consents or waivers, except with respect to Section 10.5(b) or any other matter which matter disproportionately affects such Defaulting Lender) with respect to any of the Credit Documents;
(b)to the extent permitted by applicable law, until such time as the Default Excess with respect to such Defaulting Lender has been reduced to zero, any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or the Swing Line Lender hereunder; third, to cash collateralize the Issuing Banks’ fronting exposure with respect to such Defaulting Lender in accordance with Section 2.4(h); fourth, as the Company may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Banks’ future fronting exposure with respect to such Defaulting Lender with

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respect to such future Letters of Credit issued under this Agreement, in accordance with Section 2.4(h); sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Letter of Credit Usage in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Usage owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Usage owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the applicable Revolving Credit Commitments, without giving effect to Section 2.22(c). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.22(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. Such Defaulting Lender will not be entitled to receive (i) any increased rate of interest pursuant to Section 2.10 and (ii) any fee pursuant to Section 2.11(a) or Section 2.11(c), in each case, in respect of any Default Period with respect to such Defaulting Lender;
(c)all or any part of a Defaulting Lender’s participation in Letter of Credit Obligations and Swing Line Loans will be reallocated among the non-Defaulting Lenders holding Revolving Credit Commitments on a pro rata basis according to their Revolving Credit Commitments (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that such reallocation does not cause any non-Defaulting Lender’s Revolving Credit Exposure (defined, solely for purposes of this clause (c), by reference to clause (b) of the definition of “Revolving Credit Exposure”) at such time to exceed such Lender’s Revolving Credit Commitment (it being understood that no reallocation hereunder will constitute a waiver or release of any claim of a non-Defaulting Lender against a Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation); provided that:
(i)if the reallocation described in this clause (c) cannot, or can only partially, be effected, the Company will, without prejudice to any right or remedy available to it hereunder or under Law, within one (1) Business Day following written notice by the Administrative Agent (A) prepay the Swing Line Loans of such Defaulting Lender in an amount equal to the amount by which such Defaulting Lender’s Swing Line Loans exceed the amount of such Defaulting Lender’s Swing Line Loans reallocated pursuant to this clause (c) (after giving effect to any partial reallocation pursuant to this clause (c)) and (B) cash collateralize such Defaulting Lender’s portion of the Revolving Credit Exposure in respect of Letters of Credit (after giving effect to any partial reallocation pursuant to this clause (c)) in accordance with the procedures set forth in Section 2.4(h) for so long as such Revolving Credit Exposure in respect of Letters of Credit is outstanding;
(ii)if the Company cash collateralizes any portion of such Defaulting Lender’s Revolving Credit Exposure in respect of Letters of Credit pursuant to this proviso, the Company will not be required to pay any letter of credit participation fee to such Defaulting Lender during the period such Defaulting Lender’s Revolving Credit Exposure in respect of Letters of Credit is cash collateralized;
(iii)if the Revolving Credit Exposure in respect of Letters of Credit of the non-Defaulting Lenders is reallocated pursuant to this clause (c), then the fees payable to the Lenders pursuant to Section 2.11(a)(i) will be adjusted in accordance with such non-

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Defaulting Lenders’ reallocated Revolving Credit Exposure in respect of Letters of Credit; and
(iv)if any Defaulting Lender’s Revolving Credit Exposure in respect of Letters of Credit is neither cash collateralized nor reallocated pursuant to this clause (c), then, without prejudice to any rights or remedies of the Issuing Banks or any Lender hereunder, all commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Revolving Credit Commitment that was utilized by such Revolving Credit Exposure in respect of Letters of Credit) and letter of credit participation fee payable with respect to such Defaulting Lender’s Revolving Credit Exposure in respect of Letters of Credit will be payable to the applicable Issuing Banks until such Revolving Credit Exposure in respect of Letters of Credit is cash collateralized and/or reallocated;
(d)the Total Utilization of Revolving Credit Commitments as at any date of determination will be calculated as if such Defaulting Lender has funded all Defaulted Loans. No Revolving Credit Commitment of any Lender will be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.22, performance by the Company of its obligations hereunder and the other Credit Documents will not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.22. The rights and remedies against a Defaulting Lender under this Section 2.22 are in addition to other rights and remedies that the Company may have against such Defaulting Lender with respect to any Funding Default and that the Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default; and
(e)as long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Company may, in its sole discretion, elect to terminate the Revolving Credit Commitments of any Defaulting Lender without penalty or premium; provided that the Required Lenders shall have consented to such prepayment and/or termination.
For purposes of this Agreement, (i) “Funding Default” means, with respect to any Defaulting Lender, the occurrence of any of the events set forth in the definition of “Defaulting Lender,” and (ii) “Defaulted Loan” means any Loan of a Defaulting Lender with respect to which such Defaulting Lender is a Defaulting Lender.
2.23Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that:
(a)(i) any Lender (an “Increased Cost Lender”) gives notice to the Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.18, 2.19 or 2.20, (ii) the circumstances that have caused such Lender to be an Affected Lender or that entitle such Lender to receive such payments remain in effect, and (iii) such Lender fails to withdraw such notice within five (5) Business Days after Borrower’s request for such withdrawal; or
(b)(i) any Lender becomes a Defaulting Lender, (ii) the Default Period for such Defaulting Lender remains in effect, and (iii) such Defaulting Lender fails to cure the default as a result of which it has become a Defaulting Lender within five (5) Business Days after the Company’s request that it cure such default; or
(c)in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions of a Credit Document as contemplated by Section 10.5(b), the consent of Required Lenders with respect to which has been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required has not been obtained;
then, with respect to each such Increased Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), the Company may, by giving written notice to the Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Credit Commitments,

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if any, in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.6 and the Company will pay the fees, if any, payable thereunder in connection with any such assignment from an Increased Cost Lender or a Non-Consenting Lender and the Defaulting Lender will pay the fees, if any, payable thereunder in connection with any such assignment from such Defaulting Lender; provided that (1) on the date of such assignment, the Replacement Lender must pay to a Terminated Lender that is not a Defaulting Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.11; (2) on the date of such assignment, the Company must pay any amounts payable to such Terminated Lender pursuant to Section 2.11(d), 2.18(d), 2.19 or 2.20; and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender will consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; provided that the Company may not make such election with respect to any Terminated Lender that is also an Issuing Bank unless, prior to the effectiveness of such election, the Company has caused each outstanding Letter of Credit Issued thereby to be cancelled, backstopped or cash collateralized. Upon the assignment of all amounts owing to any Terminated Lender and the termination or assignment of such Terminated Lender’s Revolving Credit Commitments, if any, such Terminated Lender will no longer constitute a “Lender” for purposes hereof; provided that any rights of such Terminated Lender to indemnification hereunder will survive as to such Terminated Lender. Each Lender agrees that if the Company exercises its option hereunder to cause an assignment by such Lender as a Non-Consenting Lender or Terminated Lender, such Lender will, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 10.6. In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one (1) Business Day after receipt of such notice, each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power of attorney will be coupled with an interest) to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 10.6 on behalf of a Non-Consenting Lender or Terminated Lender and any such documentation so executed by the Administrative Agent will be effective for purposes of documenting an assignment pursuant to Section 10.6.
2.24Incremental Facilities.
(a)Notice. At any time and from time to time, on one or more occasions, any Borrower may, by written notice to the Administrative Agent, increase the aggregate principal amount of Revolving Credit Commitments on the same terms as the then-existing Revolving Credit Commitments (the “Incremental Facilities” and the revolving loans and other extensions of credit made thereunder, the “Incremental Loans”); provided that any such increase may result in a commensurate increase in the Alternative Currency Sub-limit if agreed to by the Company and the institutions providing such Incremental Facility.
(b)Ranking. Incremental Facilities will (i) rank pari passu in right of payment and security with the Initial Revolving Commitments (subject to Section 8.3) and (ii) be secured by the same Liens (with the same ranking in priority) that secure the Initial Revolving Commitments.
(c)Size. The aggregate principal amount of Incremental Facilities on any date Indebtedness thereunder is first committed will not exceed the Incremental Amount. Each Incremental Facility will be in an integral multiple of $10,000,000 and in an aggregate principal amount that is not less than $10,000,000 (or such lesser minimum amount approved by the Administrative Agent in its reasonable discretion); provided that such amount may be less than such minimum amount or integral multiple amount if such amount represents all the remaining availability under the limit set forth above.
(d)Incremental Lenders. Incremental Facilities may be provided by any existing Lender (it being understood that no existing Lender will have an obligation to make all or any portion of any Incremental Loan) or by any Additional Lender on terms permitted by this Section 2.24; provided that the Administrative Agent, each Issuing Bank and/or the Swing Line Lender will have consented (in each case, such consent not to be unreasonably withheld, conditioned or delayed) to any such Person’s

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providing Incremental Facilities if such consent would be required under Section 10.6(c)(ii) for an assignment of Revolving Loans or Revolving Credit Commitments to such Person.
(e)Incremental Facility Amendments; Use of Proceeds. Each Incremental Facility will become effective pursuant to an amendment (each, an “Incremental Amendment”) to this Agreement and, as appropriate, the other Credit Documents, executed by the Company, each Person providing such Incremental Facility and the Administrative Agent. Incremental Amendments may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable good faith opinion of the Administrative Agent and the Company, to effect the provisions of this Section 2.24. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Amendment, this Agreement and the other Credit Documents, as applicable, will be amended to the extent necessary to reflect the existence and terms of the Incremental Facility and the Incremental Loans evidenced thereby. This Section 2.24 will supersede any provisions in Section 2.17 or 10.5 to the contrary. The Company may use the proceeds of the Incremental Loans for any purpose permitted by this Agreement.
(f)Conditions. The availability of Incremental Facilities under this Agreement will be subject solely to the following conditions, subject in each case to Section 1.5:
(i)no Default or Event of Default will have occurred and be continuing on the date such Incremental Loans are incurred or would occur immediately after giving effect thereto; provided that the condition set forth in this clause (i) may be waived (or not required) (other than with respect to Events of Default under Section 8.1(a), (f) or (g)) by the Persons providing such Incremental Facility if the proceeds of such Incremental Facility will be used to finance, in whole or in part, a Permitted Investment or the purchase or other acquisition of property and assets or business of any Person or of assets constituting a business unit, a line of business or division of such Person, a facility or Capital Stock in a Person; and
(ii)the representations and warranties in the Credit Documents will be true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties will be true and correct in all respects) immediately prior to, and immediately after giving effect to, the incurrence of such Incremental Facility; provided that if such Incremental Facility is being provided in connection with a Permitted Investment, the condition set forth in this clause (ii) may be satisfied with (x) the accuracy of Specified Representations and customary “acquisition agreement representations” and (y) such other limitations or exceptions to representations and warranties as may be agreed by the lenders providing such Incremental Facility).
(g)Terms. Each Incremental Amendment will set forth the amount and terms of the relevant Incremental Facility.
(h)[Reserved].
(i)Adjustments to Loans. Upon each increase in the Revolving Credit Commitments pursuant to this Section 2.24,
(i)each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each lender providing a portion of such increase (each an “Incremental Facility Lender”), and each such Incremental Facility Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (1) participations hereunder in Letters of Credit and (2) participations hereunder in Swing Line Loans held by each Revolving Lender will equal

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the percentage of the aggregate Revolving Credit Commitments of all Lenders represented by such Revolving Lender’s Revolving Credit Commitments; and
(ii)if, on the date of such increase, there are any Revolving Loans outstanding, such Revolving Loans will on or prior to the effectiveness of such Incremental Facility be prepaid from the proceeds of Incremental Loans made hereunder (reflecting such increase in Revolving Credit Commitments), which prepayment will be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Revolving Lender in accordance with Section 2.18(d). The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement will not apply to the transactions effected pursuant to the immediately preceding sentence.
2.25Designation of Subsidiary Borrowers. On the Closing Date, each of RWG Germany and Kaman Lux is a Subsidiary Borrower party to this Agreement and will remain so until the Company shall have executed and delivered to the Administrative Agent a Subsidiary Borrower Termination with respect to RWG Germany or Kaman Lux, as the case may be, whereupon RWG Germany or Kaman Lux, as the case may be, shall cease to be a Subsidiary Borrower and a party to this Agreement. For the avoidance of doubt, as of the Closing Date Kaman UK is not a Subsidiary Borrower and shall not be party to this Agreement. After the Closing Date, the Company may at any time and from time to time designate any Eligible Subsidiary as a Subsidiary Borrower by delivery to the Administrative Agent of a Subsidiary Borrower Agreement executed by such Subsidiary and the Company and the satisfaction of the other conditions precedent set forth in Section 3.3, and upon such delivery and satisfaction such Subsidiary shall for all purposes of this Agreement be a Subsidiary Borrower and a party to this Agreement until the Company shall have executed and delivered to the Administrative Agent a Subsidiary Borrower Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Subsidiary Borrower and a party to this Agreement. Notwithstanding the preceding sentence, no Subsidiary Borrower Termination will become effective as to any Subsidiary Borrower at a time when any principal of or interest on any Loan to such Borrower shall be outstanding hereunder; provided that such Subsidiary Borrower Termination shall be effective to terminate the right of such Subsidiary Borrower to request further Loans under this Agreement. As soon as practicable upon receipt of a Subsidiary Borrower Agreement, the Administrative Agent shall furnish a copy thereof to each Lender.

Section 3.CONDITIONS PRECEDENT
3.1Closing Date. The obligation of the Lenders on the Closing Date to (x) make the Revolving Credit Commitments available to the Borrowers, (y) continue, and deem reissued, the Existing Letters of Credit as Letters of Credit hereunder and (z) fund the Initial Revolving Borrowings (the “Initial Credit Extension”) is subject to the satisfaction, or waiver by the Required Lenders, of only the following conditions on or before the Closing Date:
(a)Credit Documents. The Administrative Agent will have received a copy of each of the following Credit Documents, in each case where applicable, executed and delivered by the Company, each Subsidiary Borrower and each Guarantor Subsidiary: (A) this Agreement; (B) the Amended and Restated Security Agreement; (C) the Amended and Restated Securities Pledge Agreement; (D) each of the Notes (if such Notes have been requested at least three (3) Business Days prior to the date the funding of the Initial Credit Extension would otherwise occur); and (E) the Perfection Certificate.
(b)Organizational Documents; Incumbency; Resolutions; Good Standing Certificates. The Administrative Agent will have received:
(i)Organizational Documents. A copy of each Organizational Document of the Company, each Subsidiary Borrower and each Guarantor Subsidiary, certified as of the Closing Date by its secretary or an assistant secretary (or any other officer with an

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equivalent role, including a manager) each dated the Closing Date or a recent date prior thereto.
(ii)Incumbency Certificate. A signature and incumbency certificate of the officers or other authorized representatives of the Company, each Subsidiary Borrower and each Guarantor Subsidiary executing the Credit Documents referenced in Section 3.1(a), if applicable.
(iii)Resolutions. Resolutions of the board of directors or similar governing body of the Company, each Subsidiary Borrower and each Guarantor Subsidiary approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary (or any other officer with an equivalent role, including a manager) as being in full force and effect without modification or amendment.
(iv)Good Standing Certificates. A good standing certificate from the applicable Governmental Authority of the jurisdiction of incorporation, organization or formation of the Company, each Subsidiary Borrower and each Guarantor Subsidiary if applicable.
(v)Formalities certificate. A certificate in form and substance reasonably acceptable to the Administrative Agent from each Credit Party incorporated in Luxembourg, represented by one of its managers, confirming that:
(1)it is not subject to bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciare), composition with creditors (concordat préventif de faillite), reprieve from payment (sursis de paiement), controlled management (gestion controlée);
(2)it is not, on the date hereof, in a state of cessation of payments (cessation de payments) and has not lost its commercial creditworthiness;
(3)no application has been made by it or, as far as it is aware, by any other person for the appointment of a commissaire, juge-commissaire, liquidateur, curateur or similar officer pursuant to any insolvency or similar proceedings; and
(4)to the best of its knowledge, no petition for the opening of such proceedings has been presented by it or by any other person entitled to do so.
(vi)Specimens of signature. With respect to a Credit Party incorporated in Luxembourg, a specimen of the signature of each person authorized by the resolution referred to in paragraph 3.1(b)(ii) above.
(c)Funding Notice. The Administrative Agent will have received a fully executed and delivered Funding Notice as required pursuant to 2.2 (or, in the case of the Issuance of a Letter of Credit, an Issuance Notice pursuant to Section 2.4); provided that all certifications made under such Funding Notice will be made (or deemed made) as of the Closing Date; provided further that utilization of the Initial Revolving Commitments on the Closing Date will be limited to the Initial Revolving Borrowing, and no Issuance Notice shall be required with respect to the deemed reissuance of the Existing Letters of Credit as Letters of Credit hereunder.
(d)Closing Date Certificate and Attachments. The Administrative Agent will have received an executed Closing Date Certificate, together with all attachments thereto, certifying to the satisfaction of the conditions set forth in Section 3.1(e) and 3.1(g).

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(e)Representations. Each of the representations and warranties set forth in Section 4 hereof and in the other Credit Documents will be true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar language, in all respects (after giving effect to such qualification)) on and as of the Closing Date.
(f)Financial Statements. The Administrative Agent and the Lenders will have received (i) the Historical Audited Financial Statements and (ii) the Historical Unaudited Financial Statements.
(g)No Material Adverse Effect. Since September 27, 2019, no event or change shall have occurred that has caused or would reasonably be expected to cause, either in any case or in the aggregate, a Material Adverse Effect.
(h)Solvency. The Administrative Agent will have received a solvency certificate in the form attached as Exhibit D from the chief financial officer or other officer with equivalent duties of the Company certifying to the solvency of the Company and the Subsidiaries on a consolidated basis after giving effect to the Transactions.
(i)Personal Property Collateral. The Collateral Agent will have received:
(i)Deliverables, Etc. Solely to the extent not already delivered by the Company or any Subsidiary to the Administrative Agent under the Original Credit Agreement or the Existing Credit Agreement, in connection with the pledge of the Capital Stock of the Company, each Guarantor Subsidiary and each Subsidiary thereof, and the pledge of Indebtedness owing to the Credit Parties, in each case to the extent required under the Amended and Restated Security Agreement, the Company, each Subsidiary Borrower and each applicable Guarantor Subsidiary will deliver, or cause to be delivered, to the Collateral Agent, to the extent required under the Amended and Restated Securities Pledge Agreement, an original stock certificate or other instruments representing such pledged Capital Stock or Indebtedness, together with customary blank stock or other equity transfer powers and instruments of transfer and irrevocable powers duly executed in blank.
(ii)Lien Searches. The results of customary lien searches with regard to the Company, each Subsidiary Borrower and each applicable Guarantor Subsidiary; and
(iii)UCC financing statements in appropriate form for filing under the UCC, documents suitable for filing with the United States Patent and Trademark Office and United States Copyright Office and all other documents and instruments necessary to establish and perfect the Collateral Agent’s first priority Lien in the Collateral other than foreign Intellectual Property (subject to Permitted Liens), in each case, executed and delivered (if applicable, in proper form for filing) by the Company and the Guarantors;
(j)Opinions of Counsel to Credit Parties. The Administrative Agent and its counsel will have received copies of (and each Credit Party hereby instructs such counsel to deliver such opinions to the Administrative Agent and the Lenders) customary legal opinions, each dated as of the Closing Date, of (i) Latham & Watkins LLP, with respect to matters of U.S. federal and New York State law and certain matters of the laws of the State of Delaware, (ii) Murtha Cullina LLP, with respect to the Company, which is organized in the State of Connecticut, and each Guarantor Subsidiary organized in the State of Connecticut, (iii) Latham & Watkins LLP, with respect to RWG Germany, which is organized under the laws of Germany, and (iv) Clément Konrad & Partners, with respect to Kaman Lux, which is organized under the laws of the Grand Duchy of Luxembourg.
(k)Fees and Expenses. All costs, fees, expenses (including reasonable, documented, out-of-pocket legal fees and expenses of consultants and other advisors) and other compensation payable to the Joint Lead Arrangers, Administrative Agent and the Lenders will have been paid (or will concurrently be paid) to the extent then due; provided that an invoice of such expenses will have been presented no less than two (2) Business Days prior to the Closing Date. For the avoidance of doubt the

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Company shall pay in cash all accrued and unpaid fees in respect to participations in Existing Letters of Credit in accordance with Section 2.12 of the Existing Credit Agreement on the Closing Date.
(l)“Know-Your-Customer.” The Administrative Agent will have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations including the PATRIOT Act at least five (5) Business Days prior to the Closing Date, to the extent requested from the Company, at least ten (10) calendar days prior to the Closing Date, which shall include, for the avoidance of doubt, a duly executed IRS Form W-9, or other applicable tax form.
(m)“Beneficial Ownership.” to the extent the Company qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), a certificate regarding beneficial ownership as required by the Beneficial Ownership Regulation with respect to the Company which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.
For purposes of determining compliance with the conditions specified in this Section 3.1, (i) each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto and (ii) transactions occurring (or to occur) on the Closing Date in accordance with, and as expressly set forth in, the funds flow memorandum delivered to (and approved by) the Administrative Agent shall be deemed to occur and have occurred substantially simultaneously with the Initial Credit Extension.
3.2Conditions to Certain Credit Extensions After the Closing Date.
(a)Conditions Precedent. Except (x) in connection with the Initial Credit Extension, and (y) as may be limited in respect of certain conditions precedent as set forth in Section 1.5 with respect to any Limited Condition Acquisition and other related Specified Transactions, the obligation of each Lender to make any Loan, or each Issuing Bank to Issue any Letter of Credit, on any Credit Date, including the Closing Date, are subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:
(i)Notice. The Administrative Agent will have received a fully executed and delivered Funding Notice, Application or Issuance Notice, as the case may be;
(ii)Revolving Credit Limit. After making the Credit Extensions requested on such Credit Date, the Total Utilization of Revolving Credit Commitments will not exceed the Revolving Credit Limit then in effect;
(iii)Representations and Warranties. As of such Credit Date, the representations and warranties contained herein and in the other Credit Documents will be true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which will be true and correct in all respects) on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties will have been true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which will have been true and correct in all respects) on and as of such earlier date; and
(iv)No Default or Event of Default. As of such Credit Date, no event will have occurred and be continuing or would result from the consummation of the applicable Credit Extension, or the use of proceeds thereof, that would constitute a Default or an Event of Default.

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(b)Letters of Credit. In addition, with respect to any Letter of Credit, the Administrative Agent will have received all other information required by the applicable Application or Issuance Notice, and such other documents or information as the applicable Issuing Bank may reasonably require in connection with the Issuance of such Letter of Credit.
(c)Any Notice will be executed by an Authorized Officer in a writing delivered to the Administrative Agent. The Administrative Agent, any Lender or any Issuing Bank will not have any obligation to verify the veracity of any such notice referred to above nor will the Administrative Agent, any Lender or any Issuing Bank incur any liability to the Company in acting upon any notice referred to above that the Administrative Agent believes in good faith to have been given by a duly authorized officer or other Person authorized on behalf of the Company. Each delivery of a Notice will constitute a representation and warranty that as of the date of any Credit Extension (both immediately before and immediately after such Credit Extension) the conditions contained in Section 3.2 have been satisfied.
3.3Designation of a Subsidiary Borrower. The designation of a Subsidiary Borrower pursuant to Section 2.25 is subject to the condition precedent that the Company or such proposed Subsidiary Borrower shall have furnished or caused to be furnished to the Administrative Agent:
(a)Organizational Documents. A copy of each Organizational Document of such Subsidiary, certified as of a recent date by the appropriate governmental official (to the extent applicable);
(b)Incumbency Certificate. A signature and incumbency certificate of the officers or other authorized representatives of such Subsidiary executing the Subsidiary Borrower Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound;
(c)Resolutions. Resolutions of the board of directors or similar governing body of such Subsidiary approving and authorizing the execution, delivery and performance of the Subsidiary Borrower Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound, certified by its secretary or an assistant secretary (or any other officer with an equivalent role) as being in full force and effect without modification or amendment;
(d)Good Standing Certificates. A good standing certificate from the applicable Governmental Authority of the jurisdiction of incorporation, organization or formation of such Subsidiary;
(e)Opinions of Counsel to Such Subsidiary. Customary legal opinions of counsel to such Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, with respect to the laws of its jurisdiction of organization and such other matters as are reasonably requested by counsel to the Administrative Agent and addressed to the Administrative Agent and the Lenders;
(f)Promissory Notes and Instruments. Any promissory notes requested by any Lender, and any other instruments and documents reasonably requested by the Administrative Agent; and
(g)“Know-Your-Customer.” The Administrative Agent will have received all documentation and other information in respect of such Subsidiary reasonably requested by any Lender to the extent required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations including the PATRIOT Act, which shall include, for the avoidance of doubt, a duly executed IRS Form W-9, or other applicable tax form.
Section 4.REPRESENTATIONS AND WARRANTIES
In order to induce the Lenders, each Agent and each Issuing Bank to enter into this Agreement and to make each Credit Extension to be made thereby, each Borrower represents and warrants to the Lenders, the Agents and the Issuing Banks, on the Closing Date and on each Credit Date, that the following statements are true and correct:

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4.1Organization; Requisite Power and Authority; Qualification. The Company and each Subsidiary (a) is duly organized, validly existing and (if the concept is relevant in the jurisdiction of organization of such Person) in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.10(b), except where the failure to be in good standing would not have a Material Adverse Effect; (b) has all requisite organizational power and authority to (i) own and operate its properties, to lease the property it operates as lessee, and to carry on its business as now conducted and (ii) to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, except where failure to comply with any of the foregoing would not have a Material Adverse Effect, and (c) is qualified to do business and in good standing as a foreign entity in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where (i) such Person is organized, (ii) there is no requirement to be so registered, or (iii) the failure to be so qualified or in good standing has not had, and would not be reasonably expected to have, a Material Adverse Effect. Each Subsidiary organized under the laws of England and Wales or organized under the laws of a European Union jurisdiction represents and warrants to the Lenders that its “centre of main interest” (as that term is used in Article 3(l) of the EU Insolvency Regulation) is its jurisdiction of organization.
4.2Due Authorization. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.
4.3No Conflict; Government Consents.
(a)No Conflict with Organizational Documents, Law or Contractual Obligations; No Creation of Liens. The execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party and the consummation of the transactions contemplated by the Credit Documents do not and will not (i)(1) violate any of the Organizational Documents of such Credit Party or (2) otherwise require any approval of any stockholder, member or partner of such Credit Party, except for such approvals or consents which have been obtained or made; (ii) violate any provision of any law, rule, regulation, order, judgment or decree of any Governmental Authority applicable to or otherwise binding on such Credit Party, except to the extent such violation would not reasonably be expected to have a Material Adverse Effect; (iii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, or otherwise require any approval or consent of any Person under, any Contractual Obligation of such Credit Party, except to the extent such conflict, breach or default would not reasonably be expected to have a Material Adverse Effect, and except for such approvals or consents which have been obtained or made; or (iv) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Credit Party (other than any Liens created under any of the Credit Documents in favor of the Collateral Agent, on behalf of the Secured Parties, and Permitted Liens).
(b)Governmental Consents. The execution, delivery and performance by each Credit Party of the Credit Documents to which it is party and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except for such filings and recordings with respect to the Collateral made as of the Closing Date or made or to be made in accordance with Sections 5.10, 5.12 and 5.16.
4.4Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by general equitable principles, regardless of whether considered in a proceeding in equity or at law and principles of good faith and fair dealing.
4.5Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, except as may be indicated in the notes thereto, and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described

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therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments.
4.6Projections. On and as of the Closing Date, the projections of the Company and its Subsidiaries for the period from the Closing Date through and including Fiscal Year 2024 (the “Projections”) are based on good faith estimates and assumptions made by the management of the Company; provided that (i) forecasts are not to be viewed as facts, (ii) any forecasts are subject to significant uncertainties and contingencies, many of which are beyond the control of the Credit Parties, (iii) no assurance can be given that any particular forecasts will be realized and (iv) actual results may differ and such differences may be material.
4.7No Material Adverse Effect. Since September 27, 2019, no event or change has occurred that has caused or would reasonably be expected to cause, either in any case or in the aggregate, a Material Adverse Effect.
4.8Adverse Proceedings. There are no Adverse Proceedings, individually or in the aggregate, that would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
4.9Payment of Taxes. Except as otherwise permitted under Section 5.3 or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and the Subsidiaries have timely filed with the appropriate United States federal, state, local and foreign taxing authorities all Tax returns and reports that were required to be filed and have timely paid all Taxes owed by them, whether or not shown on such Tax returns or reports, that would, in the aggregate, if not paid, be material to the Company and the Subsidiaries when taken as a whole or be reportable under the Exchange Act or required under FASB Standards to be disclosed on the Company’s consolidated audited financial statements.
4.10Ownership of Material Property.
(a)Generally. The Company and its Subsidiaries have (i) good, valid and legal fee simple title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or tangible personal property) and (iii) good title to (in the case of all other tangible personal property), all of their respective properties and material assets necessary in the ordinary conduct of the Business, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as permitted by this Agreement or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all such properties and assets are free and clear of Liens, except for Permitted Liens.
(b)Capital Stock and Subsidiaries The Capital Stock of the Company and each Subsidiary that is owned by the Company or any Subsidiary has been duly authorized and validly issued in compliance with all applicable federal, state and other Laws and is fully paid and non-assessable (except to the extent such concepts are not applicable under the applicable Law of such Subsidiary’s jurisdiction of formation). Except as set forth on Schedule 4.10(b), as of the Closing Date, there is no existing option, warrant, call, right, commitment or other agreement (including preemptive rights) to which any Subsidiary is a party requiring, and there is no membership interest or other Capital Stock of any Subsidiary outstanding which upon conversion or exchange would require, the issuance by any Subsidiary of any additional membership interests or other Capital Stock of any Subsidiary or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of any Subsidiary. On the Closing Date, the Company has no equity investments in any other Person other than those specifically disclosed in Schedule 4.10(b).
(c)Intellectual Property. The Company and the Subsidiaries own or have the right to use all Intellectual Property that is used in or otherwise necessary for the operation of their respective Business as currently conducted, except where the failure of the foregoing would not reasonably be

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expected to have a Material Adverse Effect. The operation of the Business by the Company and the Subsidiaries does not infringe upon, misappropriate, violate or otherwise conflict with the Intellectual Property of any third party, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.
4.11Environmental Matters. To the best of the Company’s knowledge and belief, the Company and each Subsidiary is in substantial compliance with all material provisions of applicable Environmental Laws and all judgments, orders and decrees relating thereto and binding upon the Company or any Subsidiary, in each case except where failure to be in compliance would not have a Material Adverse Effect.
4.12Investment Company Regulation. Neither the Company nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.
4.13Margin Stock. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of any Credit Extension made to or for the benefit of any Credit Party or any Subsidiary will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation U or X of the Board of Governors, as in effect from time to time or any other regulation thereof or to violate the Exchange Act.
4.14EEA Financial Institutions. No Credit Party is an EEA Financial Institution.
4.15ERISA Compliance.
(a)Each Plan is in compliance in all respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state Laws, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and each Borrower and ERISA Affiliate have made all required contributions to each Plan subject to the Pension Funding Rules, and no application for a funding waiver or an extension of any amortization period pursuant to the Pension Funding Rules has been made with respect to any Plan.
(b)There are no pending or, to the best knowledge of the Company or any Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction under ERISA or the Internal Revenue Code or violation of the fiduciary responsibility rules set forth in Part 4 of Title I of ERISA with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.
(c)(i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability in an amount that would result in a Material Adverse Effect; ; and (iii) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
(d)Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, with respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by any Credit Party or any Subsidiary of any Credit Party that is not subject to United States law (a “Foreign Plan”):
(i)any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices;

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(ii)the fair market value of the assets of each funded Foreign Plan, together with the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, and any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing Date, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and
(iii)each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.
4.16Solvency. On the Closing Date, after giving effect to the Transactions, including the making of the Credit Extensions to be made on the Closing Date and giving effect to the application of the proceeds thereof, the Company and the Subsidiaries, on a consolidated basis, are Solvent.
4.17Compliance with Laws.
(a)Generally. Each of the Company and the Subsidiaries is in compliance with all applicable Laws in respect of the conduct of its business and the ownership of its property, except (i) such instances in which such Laws are being contested in good faith by appropriate proceedings diligently conducted and (ii) such non-compliance that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
(b)Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and, since three (3) years prior to the Closing Date, the Company, its Subsidiaries and their respective directors, officers and employees, and to the knowledge of the Company, its agents with respect to their dealings by or on behalf of the Company, are in compliance with applicable Sanctions in all material respects. None of (a) the Company, any Subsidiary or to the knowledge of the Company or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Blocked Person. No Credit Extension or Letter of Credit, use of proceeds or other Transactions will violate any Anti-Corruption Law or Sanctions applicable to any party hereto. In relation to each Lender that notifies the Administrative Agent to this effect (each a “Restricted Lender”), this Section 4.17(b) shall only apply for the benefit of that Restricted Lender to the extent that the Sanctions provisions would not result in (i) any violation of, conflict with or liability under EU Regulation (EC) 2271/96 or (ii) a violation or conflict with section 7 foreign trade rules (AWV) (Außenwirtschaftsverordnung) (in connection with section 4 para 1 no 3 foreign trade law (AWG) (Außenwirtschaftsgesetz)) or a similar anti-boycott statute. In connection with any amendment, waiver, determination or direction relating to any part of this Section 4.17(b) of which a Restricted Lender does not have the benefit, the Revolving Credit Commitments of that Restricted Lender will be excluded for the purpose of determining whether the consent of the Required Lenders has been obtained or whether the determination or direction by the Required Lenders has been made.
4.18Disclosure.
(a)None of the written information and data (other than any projections, any information of a forward-looking nature and any general economic or specific industry information developed by, and obtained from, third-party sources) heretofore furnished to any Agent or the Lenders by or on behalf of the Company on or prior to the Closing Date for use in connection with the transactions contemplated hereby, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact (known to any Responsible Officer of the Company, in the case of any document not furnished by the Company) necessary in order to make the statements contained therein taken as a whole not materially misleading in light of the circumstances under which such statements were made (after giving effect to all supplements and updates to such written information and data, in each case, furnished after the date on which such written information or data was originally delivered and prior to the Closing Date). Any projections furnished in writing to any Agent or the Lenders by or on behalf of the Company

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have been prepared in good faith based upon assumptions believed by the Company to be reasonable at the time made (it being understood and agreed that such projections are not to be viewed as a guarantee of financial performance or achievement, that such projections are subject to significant uncertainties and contingencies, many of which are beyond the Company’s control, and that actual results may differ from such projections and such differences may be material).
(b)As of the Closing Date, to the best knowledge of the Company, the information included in the Beneficial Ownership Certification provided on or prior to the Closing Date to any Lender in connection with this Agreement is true and correct in all respects.
4.19Perfection of Security Interests in the Collateral. On the Closing Date, the Collateral Documents create valid security interests in, and Liens on, the Collateral of the Credit Parties purported to be covered thereby on such date and described therein (other than foreign Intellectual Property), which security interests and Liens will be first priority Liens (subject to Permitted Liens) with respect to personal property of the Credit Parties, to the extent such Liens are perfected by filing appropriate UCC-1 financing statements against each such Credit Party with the secretary of state of the state of incorporation or formation of each such Credit Party and appropriate filings with the U.S. Patent and Trademark Office and the U.S. Copyright Office, as applicable, or the pledge of original stock certificates representing Capital Stock and customary stock and other equity powers related thereto upon the timely and proper filings, deliveries, notations and other actions contemplated by the Collateral Documents (to the extent that such security interests and Liens may be perfected by such filings, deliveries, notations and other actions contemplated by the Collateral Documents).
4.20Use of Proceeds. The Company has used (or will use) the proceeds of the Revolving Loans and the Swing Line Loans in accordance with Section 2.6.
4.21Representation as to Foreign Subsidiaries. The Company and each Borrower that is a Foreign Subsidiary represents and warrants to the Administrative Agent and the Lenders that:
(a)Such Foreign Subsidiary is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Credit Documents to which it is a party (collectively as to such Foreign Subsidiary, the “Applicable Foreign Subsidiary Documents”), and the execution, delivery and performance by such Foreign Subsidiary of the Applicable Foreign Subsidiary Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Subsidiary nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Subsidiary is organized and existing in respect of its obligations under the Applicable Foreign Subsidiary Documents.
(b)The Applicable Foreign Subsidiary Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Subsidiary is organized and existing for the enforcement thereof against such Foreign Subsidiary under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Subsidiary Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Subsidiary Documents that the Applicable Foreign Subsidiary Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Subsidiary is organized and existing or that any registration charge or stamp or similar Tax be paid on or in respect of the Applicable Foreign Subsidiary Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Subsidiary Document or any other document is sought to be enforced and (ii) any charge or Tax as has been timely paid.
(c)There is no Tax imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Subsidiary is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Subsidiary Documents or (ii) on any payment to be made by such Foreign Subsidiary pursuant to the Applicable Foreign Subsidiary Documents, except as has been disclosed to the Lenders.

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(d)The execution, delivery and performance of the Applicable Foreign Subsidiary Documents executed by such Foreign Subsidiary are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Subsidiary is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).
Section 5.AFFIRMATIVE COVENANTS
The Company, each Subsidiary Borrower and each Guarantor Subsidiary covenants and agrees that so long as the Revolving Credit Commitments have not been terminated and until the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Credit Document (other than amounts in respect of indemnification, expense reimbursement, yield protection or Tax gross-up and contingent obligations, in each case that are not then owing or with respect to which no claim has been made) have been paid in full and all Letters of Credit have been cancelled, or have expired or have been cash collateralized or otherwise backstopped in a manner satisfactory to the applicable Issuing Bank and all amounts drawn thereunder have been reimbursed in full, it will perform, and the Company will cause each of the Subsidiaries to perform (to the extent applicable to such Subsidiaries), all covenants in this Section 5.
5.1Financial Statements; Notices and Other Reports. The Company will deliver to the Administrative Agent by Electronic Transmission, and the Administrative Agent will deliver to the Lenders by Electronic Transmission:
(a)Annual Financial Statements. As soon as available, and in any event within one hundred twenty (120) days after the end of each Fiscal Year ended after the Closing Date, (i) the consolidated balance sheet of the Company and the Subsidiaries and Unrestricted Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of operations, shareholders’ equity and cash flows of the Company and the Subsidiaries and Unrestricted Subsidiaries for such Fiscal Year, setting forth, in each case, in comparative form the corresponding figures for the previous Fiscal Year, together with a Financial Officer Certification and, within five (5) days after delivery of the financial statements contemplated by this clause (a), a Narrative Report with respect thereto, and (ii) with respect to such consolidated financial statements, a report thereon by PricewaterhouseCoopers LLP or any other independent certified public accountants of recognized national or regional standing selected by the Company (or another accounting firm selected by the Company and reasonably satisfactory to the Administrative Agent), which report (1) will not be subject to any explanatory statement as to the Company’s ability to continue as a “going concern” or like qualification or exception (other than with respect to (A) an upcoming maturity of any Loans under this Agreement or (B) any actual or anticipated inability to satisfy any Financial Covenant) or any qualification or exception as to the scope of such audit and (2) will state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Company, the Subsidiaries and the Unrestricted Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements).
(b)Interim Financial Statements. As soon as available, and in any event within sixty (60) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the March 27, 2020 Fiscal Quarter, the consolidated balance sheet of the Company and the Subsidiaries and Unrestricted Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of operations and cash flows of the Company and the Subsidiaries and Unrestricted Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth, in each case, in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and in accordance with GAAP in all material respects (subject to normal year-end audit adjustments and the absence of footnotes), together with a Financial Officer Certification and, within five (5) days after delivery of the financial statements contemplated by this clause (b), a Narrative Report with respect thereto. The Company may elect, in its sole discretion, to also provide the consolidated balance sheet of the Company and the Subsidiaries and Unrestricted Subsidiaries as at the end of the fourth Fiscal Quarter of any Fiscal Year

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and the related consolidated statements of comprehensive income and cash flows of the Company and the Subsidiaries and Unrestricted Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, but shall not be under any obligation to provide such fourth Fiscal Quarter financial statements and any failure to so deliver such financial statements shall not constitute a Default or Event of Default under any Credit Document.
(c)Perfection Certificate. Together with each delivery of financial statements of the Company and the Subsidiaries and Unrestricted Subsidiaries pursuant to Sections 5.1(a) only, a duly completed Perfection Certificate for the Credit Parties as of the most recent balance sheet date reflected in such financial statements; provided that the Company shall not be required to deliver any Perfection Certificate with respect to any Fiscal Year ended on or prior to December 31, 2019.
(d)Information Regarding Unrestricted Subsidiaries. Notwithstanding anything to the contrary in this Section 5.1, if the Company has any Unrestricted Subsidiaries as of the last date on which the financial statements for any fiscal period are required to be delivered pursuant to Section 5.1(a), 5.1(b) or 5.1(c), then the Company will include, together with delivery of such financial statements, consolidating information (which may be unaudited) that shows in reasonable detail in accordance with GAAP the breakdown of assets and liabilities, and revenues and expenses, between the Company and the Subsidiaries, on the one hand, and the Unrestricted Subsidiaries, on the other hand, as of the dates and for the periods covered by such financial statements.
(e)Compliance Certificate. Together with each delivery of financial statements of the Company and the Subsidiaries and Unrestricted Subsidiaries pursuant to Sections 5.1(a) and 5.1(b), a duly executed and completed Compliance Certificate; provided that (i) the Compliance Certificate accompanying such financial statements for any Fiscal Quarter or Fiscal Year will certify as to (and will include the information and calculations necessary for determining) compliance or non-compliance with the applicable Financial Covenants for the Test Period ended as of the date of such financial statements commencing with the Q4-2019 Test Period and (ii) the Compliance Certificate accompanying such financial statements for any Fiscal Quarter or Fiscal Year will be required to include calculations in respect of the Financial Covenant set forth in Section 6.7(c) only to the extent that the Company is required to maintain a specified level of Liquidity pursuant to such Section as of the end of the applicable Test Period.
(f)Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in GAAP from that used in the preparation of the Historical Financial Statements, the consolidated financial statements of the Company and the Subsidiaries and Unrestricted Subsidiaries delivered pursuant to this Section 5.1 will differ in any material respect from the consolidated financial statements that would have been delivered had no such change in GAAP occurred, then the Company will deliver, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all prior financial statements delivered for the Fiscal Year immediately preceding the Fiscal Year in which such change occurred.
(g)Accountants’ Report. Promptly upon receipt thereof, copies of all final management letters identifying a material weakness or significant deficiency submitted by the independent certified public accountants referred to in Section 5.1(a) in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Company or any Subsidiary made by such accountants.
(h)Notice of Default. Promptly upon a Responsible Officer of the Company obtaining knowledge:
(i)    of the occurrence of any Default or Event of Default;
(ii)    that any Person has given any notice to the Company or any Subsidiary or taken any other action with respect to any event or condition set forth in Section 8.1(b); or

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(iii)    of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect;
a certificate of an Authorized Officer of the Company specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action the Company has taken, is taking and proposes to take with respect thereto.
(i)Notice of Litigation and Judgments. Promptly upon a Responsible Officer of the Company obtaining knowledge of:
(i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by the Company to the Administrative Agent; or
(ii) any material development in any Adverse Proceeding or the entry of any judgment;
that if adversely determined would be reasonably expected to result in a Material Adverse Effect, written notice thereof by the Company together with such other information as may be reasonably available to the Company to enable the Administrative Agent and its counsel to evaluate such matters.
(j)Notices of ERISA Events. Promptly upon a Responsible Officer of the Company becoming aware of the occurrence of any ERISA Event that would reasonably be expected to result in a Material Adverse Effect, a written notice specifying the nature thereof, what action the Company or any Subsidiary or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto.
(k)Notices Related to OFAC, Etc. The Company will promptly notify the Administrative Agent if (i) a Responsible Officer of the Company has knowledge that any Credit Party or any Subsidiary or its Unrestricted Subsidiaries or any of their respective directors, officers, and employees is listed on the OFAC Lists or otherwise becomes a Blocked Person, (ii) any Credit Party or any Subsidiary or Unrestricted Subsidiary, or any of their respective directors and officers (or, to the knowledge of a Responsible Officer, any employees of any Credit Party or any Subsidiary or Unrestricted Subsidiary) is convicted on, pleads nolo contendere to, is indicted on, or is arraigned and held over on, charges involving money laundering or Sanctions, or (iii) any Credit Party or any Subsidiary or Unrestricted Subsidiary or any of their respective directors or officers (or, to the knowledge of a Responsible Officer, any employees of any Credit Party or any Subsidiary or Unrestricted Subsidiary) has received formal notice of any proceeding or investigation by any Governmental Authority in connection with any violation of any applicable Sanctions.
(l)Other Material Indebtedness. Promptly after the delivery to the applicable Debt Representative for any other Material Indebtedness (or any Refinancing Indebtedness in respect of any of the foregoing) of the definitive documentation evidencing such Indebtedness, the Company will deliver to the Administrative Agent copies of all such executed definitive documents and all material amendments, modifications, supplements, waivers or other material documents delivered pursuant to the terms of the definitive documentation for any such Material Indebtedness (including any such security documentation related thereto).
(m)Other Information. The Company will deliver to the Administrative Agent, promptly upon request therefor, such other information and data with respect to the Company, any Subsidiary or any Unrestricted Subsidiary the Administrative Agent may from time to time reasonably request (including on behalf of any Lender) relating to the Loans including the Beneficial Ownership Regulation.
(n)Certification of Public Information. Concurrently with the delivery of any document or notice required to be delivered pursuant to this Section 5.1, the Company will indicate in writing whether such document or notice contains Nonpublic Information. The Company and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish

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to receive Nonpublic Information, a “Public Lender”) and, if documents or notices required to be delivered pursuant to this Section 5.1 or otherwise are being distributed by Electronic Transmission (including, through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform approved by the Administrative Agent (the “Platform”)), any document or notice that the Company has indicated contains Nonpublic Information will not be posted on that portion of the Platform designated for such public-side Lenders. If the Company has not indicated whether a document or notice delivered pursuant to this Section 5.1 contains Nonpublic Information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive Nonpublic Information with respect to the Company and the Subsidiaries and their respective securities. Notwithstanding the foregoing or anything to the contrary in this Agreement, the following documentation, notices and information shall be deemed not to contain Nonpublic Information: (A) the Credit Documents, (B) notification of changes in the terms of the Credit Documents and (C) all information delivered pursuant to Section 5.1(a), (b) or (e).
(o)Substitution of SEC Reports or Parent Financial Statements; Purchase Accounting. Notwithstanding anything to the contrary in this Section 5.1:
(i)The filing by the Company or any Parent, as applicable, of a Form 10-K or Form 10-Q (or any successor or comparable forms) with the Securities and Exchange Commission (or any successor thereto) with respect to any Fiscal Year or Fiscal Quarter will be deemed to satisfy the obligations under Section 5.1(a) or 5.1(b), as applicable, as to the Credit Parties and Subsidiaries covered by such filing to deliver financial statements and a Narrative Report;
(ii)the obligations referred to in Sections 5.1(a) and 5.1(b) may be satisfied (A) by furnishing the financial statements of the Company or any Parent for the applicable Fiscal Year or Fiscal Quarter, as applicable, and (B) by the public filing by the Company or any Parent of a Form 10-K or Form 10-Q, as applicable, filed with the Securities and Exchange Commission (or any successor thereto); provided that, with respect to each of the preceding clauses (A) and (B), (1) if and so long as the Company and/or such Parent and its Subsidiaries has no material independent operations, such information is accompanied by consolidating information that need not be audited and that explains in reasonable detail the differences between the information relating to the Company or such Parent and its assets and liabilities, and revenues and expenses, on the one hand, and the information relating to the Company and the Subsidiaries and Unrestricted Subsidiaries, on the other hand, and (2) to the extent such information is in lieu of information required to be provided under Section 5.1(a), such materials are accompanied by a report and opinion of independent registered public accounting firm of nationally or regionally recognized standing selected by the Company (or another accounting firm selected by the Company and reasonably satisfactory to the Administrative Agent) that satisfies the criteria set forth in Section 5.1(a)(ii);
(iii)any financial statements required to be delivered pursuant to Sections 5.1(a) or 5.1(b) will not be required to contain purchase accounting adjustments relating to the Transactions or any other any transaction(s) permitted hereunder (including Permitted Investments); and
(iv)the Administrative Agent will not have any obligation to request the delivery of or to maintain copies of the documents referred to above.
(p)Confidentiality and Privilege. Notwithstanding anything to the contrary in any Credit Document, neither the Company nor any Subsidiary will be required to deliver or disclose to the Administrative Agent or any Lender any financial information or data (i) that constitutes non-financial trade secrets or non-financial proprietary information as determined in accordance with the Company’s reasonable policies and practices applicable to safeguarding such trade secrets or proprietary information (or to the extent any Agent, any Issuing Bank or any Lender declines receipt of such trade secrets in accordance with the last sentence of Section 10.17(a)), (ii) in respect of which disclosure is prohibited or restricted by applicable Laws, including all applicable security regulations and requirements of any

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Governmental Authority, (iii) that is subject to bona fide attorney client or similar privilege or constitutes attorney work product or (iv) the disclosure of which is prohibited by binding agreements not entered into primarily for the purpose of qualifying for the exclusion in this clause (iv); provided the foregoing will not limit the Company’s obligation to deliver financial statements pursuant to Section 5.1(a) and 5.1(b).
5.2Existence. Except as otherwise permitted under Section 6.8, (a) each Credit Party will, and will cause each of the Subsidiaries to, at all times preserve and keep in full force and effect (i) its existence and (ii) all rights and franchises, licenses and permits unless, in each case of this clause (a) (other than with respect to the preservation of the existence of the Company and each Subsidiary Borrower), the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (b) each Credit Party that is a Foreign Subsidiary will maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which such Credit Party is organized and existing, unless the failure to do so would not have a Material Adverse Effect.
5.3Payment of Taxes and Indebtedness. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company will, and will cause each of its Subsidiaries to (a) pay all Taxes as and when due and (b) make all scheduled payments of all Indebtedness of the Company and the Subsidiaries, as and when due in accordance with the documents governing such Indebtedness as in effect from time to time (after giving effect to all amendments, restatements, supplements or other modifications thereto and all waivers and replacements thereof); provided that no such Tax, claim or Indebtedness need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as adequate reserve or other appropriate provision, as may be required pursuant to GAAP has been made therefor.
5.4Maintenance of Properties. Except if the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and as otherwise permitted under Section 6.8, the Company will, and will cause each of the Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all tangible properties that are necessary in the operation of the business of such Person and from time to time will make or cause to be made all necessary repairs, renewals and replacements thereof in Borrower’s reasonable discretion, and prosecute, protect, defend, preserve, maintain, renew and enforce all Intellectual Property (except to the extent the Company reasonably determines in good faith that (a) such actions are not necessary or (b) the cost of such actions is excessive in relation to the value of such Intellectual Property).
5.5Insurance. The Company will maintain or cause to be maintained, with financially sound and reputable unaffiliated insurers, such liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and Business of the Company and the Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons engaged in similar Business, in each case, in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as may be customary for such Persons. Without limiting the generality of the foregoing, the Company will maintain or cause to be maintained replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons engaged in similar Business. Alternatively, the Company may self-insure in such amounts and in such manner as may be appropriate in the Company’s industry and in the Company’s reasonable business judgment. Subject to Section 5.16, each such policy of insurance will, (i) in the case of liability insurance, name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a lender loss payable clause or endorsement that names the Collateral Agent, on behalf of the Secured Parties, as the lender loss payee thereunder for any covered loss. The Company will use commercially reasonable efforts to cause such policy of insurance to provide for at least 30 days’ prior written notice to the Collateral Agent of any modification or cancellation of the policy. To the extent that the requirements of this Section 5.5 are not satisfied on the Closing Date, the Company may satisfy such requirements within ninety (90) days of the Closing Date (as extended by the Administrative Agent in its reasonable discretion).

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5.6Books and Records; Inspections. Each Credit Party will, and the Company will cause each of the Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries will be made of all material dealings and transactions in relation to its business and activities. Subject to Section 5.1(p) and Section 10.17(a), each Credit Party will, and the Company will cause each of the Subsidiaries to, during normal business hours and with reasonable advance notice, permit the Administrative Agent and any Lender and their respective authorized representatives to visit and inspect any of the properties of such Person, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided that (a) unless an Event of Default has occurred and is continuing, only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 5.6; provided further, that unless an Event of Default has occurred and be continuing, the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year and only one (1) such time shall be at the Company’s expense and (b) in respect of any such discussions with any independent accountants, the Company or such Subsidiary, as the case may be, must receive reasonable advance notice thereof and a reasonable opportunity to participate therein and such discussions will be subject to the execution of any indemnity, non-reliance letter or other than requirements of such accountants. The Administrative Agent and the Lenders acknowledge and agree that, in accordance with its policies and practices related to trade secrets and non-proprietary financial information, the Company can restrict access to areas of certain facilities of the Company or its Subsidiaries, but such policies and practices will not restrict access generally to the personnel of the Company and its Subsidiaries outside such areas.
5.7Compliance with Laws. The Company will comply, and will cause each of the Subsidiaries to comply, with the requirements of all applicable Laws, rules, regulations and orders of any Governmental Authority (including all applicable Environmental Laws and ERISA, but excluding Export Controls, applicable Sanctions and Anti-Corruption Laws), noncompliance with which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, unless where such Laws, rules, regulations and orders are being contested in good faith by appropriate proceedings diligently conducted. The Company will comply, and will cause each of the Subsidiaries to comply, in all material respects with the requirements of all Export Controls, applicable Sanctions and Anti-Corruption Laws unless where such Laws, rules, regulations and orders are being contested in good faith by appropriate proceedings diligently conducted. In relation to each Restricted Lender, this Section 5.7 shall only apply for the benefit of that Restricted Lender to the extent that the Sanctions provisions would not result in (i) any violation of, conflict with or liability under EU Regulation (EC) 2271/96 or (ii) a violation or conflict with section 7 foreign trade rules (AWV) (Außenwirtschaftsverordnung) (in connection with section 4 para 1 no 3 foreign trade law (AWG) (Außenwirtschaftsgesetz)) or a similar anti-boycott statute. In connection with any amendment, waiver, determination or direction relating to any part of this Section 5.7 of which a Restricted Lender does not have the benefit, the Revolving Credit Commitments of that Restricted Lender will be excluded for the purpose of determining whether the consent of the Required Lenders has been obtained or whether the determination or direction by the Required Lenders has been made.
5.8Sanctions and Anti-Corruption Laws. The Company will maintain in effect and enforce, and will procure that each of the Subsidiaries maintains in effect and enforces, policies, procedures and internal controls designed to ensure compliance by the Company, the Subsidiaries and their respective directors, officers, and employees with applicable Sanctions and Anti-Corruption Laws.
5.9Environmental.
(a)Environmental Disclosure. The Company will deliver to the Administrative Agent and the Lenders, as soon as practicable following the sending or receipt thereof by the Company or any Subsidiary, a copy of any and all material written communications with respect to any of the following events to the extent such event would reasonably be expected to result in a Material Adverse Effect: (A) any Environmental Claims against the Company or any Subsidiary, (B) any Release that could require Remedial Action by the Company or any Subsidiary, and (C) any request for information from any governmental agency that suggests such agency is investigating whether the Company or any Subsidiary may be potentially responsible for any Hazardous Materials Activity.

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(b)Hazardous Materials Activities, Etc. The Company will promptly take, and will cause each of the Subsidiaries promptly to take, any and all reasonable actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or such Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against the Company or any Subsidiary and discharge any obligations it may have to any Person thereunder where failure to do so would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided that neither the Company nor any Subsidiary will be required to undertake any such actions to the extent that its obligation to do so is being contested in good faith by appropriate proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.
5.10Additional Subsidiaries.
(a)In the event that any Person becomes a Subsidiary (which, for purposes of the foregoing reference to “Subsidiary” only, will be deemed to include an Unrestricted Subsidiary) of the Company, such Person will be deemed to be a Subsidiary hereunder until such time as the Company has designated such Subsidiary as an Unrestricted Subsidiary in accordance with the terms hereof.
(b)In the event that any Person becomes a Domestic Subsidiary (other than an Excluded Subsidiary), the Company will, within 45 days (or such longer time as the Administrative Agent may agree in its sole discretion):
(i)cause such Domestic Subsidiary to become a Guarantor hereunder and a Grantor under the Amended and Restated Security Agreement and, to the extent applicable, a Pledgor under the Amended and Restated Securities Pledge Agreement, in each case by executing and delivering to the Administrative Agent and the Collateral Agent a Counterpart Agreement and such other Collateral Documents (including the deliverables set forth in Section 5.11 below and an acknowledgement to any Intercreditor Agreement then applicable), in each case as may be reasonably requested by the Collateral Agent and take and cause such Domestic Subsidiary to take such actions (including the actions set forth in Section 5.11 below) as are required by the Collateral Documents or are reasonably requested by the Collateral Agent to perfect the security interests created by the Collateral Documents;
(ii)upon reasonable request by the Administrative Agent, take all such actions and execute and deliver, or cause to be executed and delivered, all appropriate resolutions, secretary certificates, certified Organizational Documents and customary legal opinions relating to the matters described in this Section 5.10(b); and
(iii)deliver to the Administrative Agent a supplement to Schedule 4.10(b), which will be deemed to supplement Schedule 4.10(b) for all purposes hereof.
(c)In the event that any Person becomes a Foreign Subsidiary or a Foreign Subsidiary Holding Company (in each case, other than an Immaterial Subsidiary) of the Company, and the ownership interests of such Foreign Subsidiary or Foreign Subsidiary Holding Company are owned directly by the Company or by any Guarantor Subsidiary, the Company will, or will cause such Subsidiary to (in the absence of any other applicable limitation hereunder), within 45 days (or such longer time as the Administrative Agent may agree in its sole discretion), deliver all such applicable documents, instruments and agreements necessary in the reasonable determination of the Administrative Agent to grant to the Collateral Agent a perfected Lien in such ownership interests in favor of the Collateral Agent, for the benefit of the Secured Parties, under the Amended and Restated Securities Pledge Agreement; provided that in no event will more than 66% of the Voting Capital Stock of any Foreign Subsidiary or Foreign Subsidiary Holding Company be required to be delivered or granted or perfected as a Lien for the benefit of the Secured Parties; provided further, that in no event will the Company or any Subsidiary be required to execute any document, instrument or agreement, complete any filing or take any other action (i) with respect to the perfection of the Collateral Agent’s security interest in such ownership interests in any jurisdiction outside of the United States or any State thereof, (ii) that would violate applicable Law or (iii) that would provide any Lien in respect of Excluded Assets.

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(d)Notwithstanding anything to the contrary in any Credit Document, the Credit Parties are not required to (i) provide a Lien on any Real Estate Asset that it may own or hereafter acquire, or subject such Real Estate Asset to the Lien of the Collateral Documents in favor of the Collateral Agent, for the benefit of the Secured Parties, or (ii) perfect a Lien on any fixtures affixed to any improvements on any Real Estate Asset that it may own or hereafter acquire other than by means of the filing of a financing statement under Article 9 of the UCC (and only to the extent that such financing statement would be effective to effect such perfection).
5.11Additional Collateral. If the Company or any Credit Party that is a Domestic Subsidiary acquires any property or assets after the Closing Date (or, if such Domestic Subsidiary was not a Credit Party on the Closing Date, after the date on which such Domestic Subsidiary became a Credit Party in accordance with Section 5.10 or otherwise) (in each case, other than (i) Excluded Assets, (ii) Real Estate Assets and (iii) any property or assets that constitute Collateral under the Amended and Restated Security Agreement or Pledged Collateral under the Amended and Restated Securities Pledge Agreement, and in either such case under this clause (iii) become subject to the Lien thereunder upon acquisition thereof), then the Company will notify the Administrative Agent of such acquired property or asset within 5 days of the acquisition thereof, and the Company or the applicable Credit Party will take such actions as the Administrative Agent may reasonably request to grant and perfect a Lien in such property or assets to secure the Obligations. In addition, in no event shall (1) landlord lien waivers, estoppels, bailee letters or collateral access letters be required, (2) notices be required to be sent to account debtors or other contractual third parties prior to a an Event of Default pursuant to Section 8.1(a) or Section 8.1(f), (3) the Credit Parties be required to enter into or otherwise establish source code escrow or register any intellectual property, or (4) the Credit Parties be required to provide any notice to or obtain the consent of governmental authorities under the Federal Assignment of Claims Act (or any state equivalent thereof). For purposes of this Section 5.11, “fair market value” will be determined by the Company in good faith (and, if supported by an opinion of a reputable valuation or investment banking firm, shall be conclusive).
5.12Further Assurances. At any time or from time to time upon the request of the Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent or the Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents. In furtherance and not in limitation of the foregoing, each Credit Party will take such actions as the Administrative Agent or the Collateral Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by the Collateral, including all of the outstanding Capital Stock of the Company and each of the Subsidiaries to the extent constituting Collateral.
5.13Designation of Subsidiaries and Unrestricted Subsidiaries. The Company may designate any Subsidiary as an Unrestricted Subsidiary or re-designate any Unrestricted Subsidiary as a Subsidiary, in each case, so long as immediately before and after giving effect to such designation or re-designation, (a) no Default or Event of Default will have occurred and be continuing or would immediately result therefrom, and (b) the Company will be in compliance with the Financial Covenants for the most recently ended Test Period prior to giving effect to such designation.
5.14Use of Proceeds. All proceeds of the Revolving Loans and the Swing Line Loans will be used in accordance with Section 2.6 (including that no part of the proceeds of any Revolving Loan will be used, whether directly or indirectly, for any purpose that would entail a violation of Regulation T, Regulation U or Regulation X).
5.15Permitted Supplier Financing Arrangements. The Company will, and will cause each of the Subsidiaries to, (a) promptly provide the Administrative Agent with executed copies of all documentation regarding Permitted Supplier Financing Arrangements and (b) include on each Compliance Certificate delivered pursuant to Section 5.1(e) the aggregate amount of any accounts receivable that have been sold pursuant to Permitted Supplier Financing Arrangements during the applicable Fiscal Quarter and the applicable Fiscal Year (or portion thereof) and the applicable discount rate with respect to such sales.

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5.16Post-Closing Matters. The Company will, and will cause each of the Subsidiaries to, take each of the actions set forth on Schedule 5.16 within the time period prescribed therefor on such schedule (as such time period may be extended by the Administrative Agent).
Section 6.NEGATIVE COVENANTS
The Company, each Subsidiary Borrower and each Guarantor Subsidiary covenants and agrees that so long as the Revolving Credit Commitments have not been terminated and until the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Credit Document (other than amounts in respect of indemnification, expense reimbursement, yield protection or Tax gross-up and contingent obligations, in each case that are not then owing or with respect to which no claim has been made) have been paid in full and all Letters of Credit have been cancelled, or have expired or have been cash collateralized or otherwise backstopped in a manner satisfactory to the applicable Issuing Bank and all amounts drawn thereunder have been reimbursed in full, it will perform, and the Company will cause each Subsidiary to perform (to the extent applicable to such Subsidiary), all covenants in this Section 6.
6.1Indebtedness. The Company will not, nor will it permit any Subsidiary to, directly or indirectly, create, incur, assume or guaranty, or otherwise become directly or indirectly liable with respect to any Indebtedness, except:
(a)the Obligations (including all obligations arising under any Secured Rate Contract and all Bank Product Obligations, in each case to the extent constituting Obligations);
(b)Indebtedness, the incurrence of which would not cause the Company to be in violation of the Financial Covenants set forth in Section 6.7 determined as of the most recently ended Test Period on a Pro Forma Basis (including with respect to any applicable Permitted Investment) after giving effect thereto; provided (i) that no Event of Default has occurred and is continuing or would result from such incurrence and (ii) to the extent any such Indebtedness is secured, that the Liens in respect of such Indebtedness are permitted pursuant to Section 6.2;
(c) Indebtedness of the Company or any Subsidiary described on Schedule 6.1 in existence on the Closing Date;
(d)Indebtedness of the Company or any Subsidiary with respect to Capital Leases and Purchase Money Indebtedness in an aggregate amount at any time outstanding not to exceed the greater of (1) $50,000,000 and (2) an amount equal to 33.3% of TTM Consolidated Adjusted EBITDA at such time (calculated as of the end of the immediately preceding Fiscal Quarter for which financial statements were most recently delivered pursuant to Section 5.1(a) or (b) or, if prior to the first to occur of (x) the date for delivery of the first financial statements to be delivered pursuant to Sections and (y) the date of actual delivery of such first financial statements, the most recent financial statements referred to in Section 4.4), in each case determined at the time of incurrence (but not any refinancings thereof); provided that (i) such Indebtedness is issued and any Liens securing such Indebtedness are created within 365 days after the acquisition, construction, lease or improvement of the asset financed and (ii) any such Indebtedness is secured only by the asset acquired, constructed, leased or improved in connection with the incurrence of such Indebtedness or proceeds thereof and related property; provided further, that individual financings provided by a lender or group of lenders may be cross collateralized to other financings provided by such lender or group;
(e)Indebtedness in respect of Rate Contracts entered into for non-speculative purposes;
(f)Indebtedness of any Subsidiary owing to the Company or to any other Subsidiary, or of the Company owing to any Subsidiary; provided that (i) to the extent that the aggregate principal amount of Indebtedness owed by a Credit Party to a Non-Credit Party at any time outstanding exceeds $25,000,000, such excess amount shall be subject to an intercompany subordination agreement in form and substance reasonably satisfactory to the Administrative Agent and (ii) in the case of any Indebtedness of any such Subsidiary that is not a Guarantor Subsidiary owing to the Company or any

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Guarantor Subsidiary, such Indebtedness is permitted under Section 6.6 (subject to the proviso at the end thereof);
(g)Permitted Convertible Indebtedness not to exceed $400,000,000 at any one time outstanding;
(h)[reserved];
(i)[reserved];
(j)Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Subsidiary, or Indebtedness attaching solely to assets that are acquired by the Company or any Subsidiary, in each case after the Closing Date; provided that (i) such Indebtedness existed at the time such Person became a Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation or contemplation thereof and (ii) such and Indebtedness is not guaranteed by the Company or any of its Subsidiaries (other than by any Person that becomes a Subsidiary in connection with the foregoing and its Subsidiaries);
(k)Indebtedness incurred by the Company or any Subsidiary in the form of indemnification, incentive, non-compete, consulting, adjustment of purchase price or similar obligations (including “earn-outs” or similar obligations in connection with acquisitions) and other contingent obligations (other than in respect of Indebtedness for borrowed money of another Person), or guaranty securing the performance of the Company or any Subsidiary (both before and after liability associated therewith becomes fixed), in each case, pursuant to any agreement entered into in connection with dispositions or acquisitions (including Permitted Investments) of any business, assets or Subsidiary;
(l)Indebtedness pursuant to any guaranties, performance, surety, statutory, appeal or similar bonds or obligations incurred in the ordinary course of business or any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities (including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims) or tenant improvement loans incurred in the ordinary course of business;
(m)guaranties of the obligations of suppliers, customers, franchisees, lessors and licensees of the Company or any Subsidiary incurred in the ordinary course of business;
(n)Indebtedness in respect of letters of credit issued for the account of the Company or any Subsidiary in the ordinary course of business; provided that the aggregate principal amount of such Indebtedness, when combined with the aggregate amount of Letters of Credit Issued pursuant to Section 2.4(a), will not exceed the Letter of Credit Sub-limit;
(o)Indebtedness of the Company or any Subsidiary in connection with Bank Products incurred in the ordinary course of business;
(p)Indebtedness owing to any unaffiliated insurance company in connection with the financing of insurance premiums;
(q)Indebtedness assumed by the Company or any Subsidiary in connection with a Permitted Investment; provided that no Event of Default has occurred and is continuing or would result from such assumption; and provided further that in the case of such Indebtedness that is assumed, (x) the Total Net Leverage Ratio (after giving effect to the assumption thereof) does not exceed the maximum Total Net Leverage Ratio permitted at the time of such assumption pursuant to Section 6.7(a) determined as of the most recently ended Test Period on a Pro Forma Basis, and (y) such Indebtedness was not created in anticipation or contemplation of such Permitted Investment;

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(r)Indebtedness incurred by the Company or any Subsidiary to a seller or vendor in connection with one or more acquisitions in an aggregate amount at any time outstanding not to exceed the greater of (1) $37,500,000 and (2) an amount equal to 25.0% of TTM Consolidated Adjusted EBITDA;
(s)to the extent constituting Indebtedness, Investments permitted under Section 6.6 (other than under Section 6.6(n));
(t)[reserved];
(u)Indebtedness incurred in connection with deferred compensation or stock-based compensation;
(v)(i) Indebtedness consisting of promissory notes issued by the Company or any Subsidiary to current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the purchase or redemption of Capital Stock or securities convertible into Capital Stock of the Company or any Parent and (ii) reasonable severance payments to officers and employees;
(w)the incurrence by the Company or any Subsidiary of Indebtedness constituting a Permitted Refinancing in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted to be incurred under clause (b), (c), (d), (g), (h), (i), (j), (q), (r), (t), (y) or (z) of this Section 6.1;
(x)(i) guaranties by the Company of Indebtedness of a Guarantor Subsidiary, (ii) guaranties by any Subsidiary of Indebtedness of the Company or a Guarantor Subsidiary, or (iii) guaranties by the Company or a Guarantor Subsidiary of Indebtedness of any Non-Credit Party that would have been permitted as an Investment by the Company or a Guarantor Subsidiary in such Subsidiary pursuant to Section 6.6, with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1; provided that if the Indebtedness that is being guaranteed is unsecured and/or Subordinated Debt, the guaranty will also be unsecured and/or be expressly subordinated in right of payment to the Obligations; provided further, that, in the case of foregoing clause (ii), if such Indebtedness of the Company or a Guarantor Subsidiary is being guaranteed by a Non-Credit Party, then either (A) such Non-Credit Party shall also guarantee the Obligations or (B) such guarantee by such Non-Credit Party shall be subject to the proviso to this Section 6.1 below;
(y)Indebtedness of Joint Venture Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of (1) $22,500,000 and (2) an amount equal to 15% of TTM Consolidated Adjusted EBITDA; and
(z)additional Indebtedness of the Company or any Subsidiary in an aggregate principal amount, at any time outstanding, not to exceed the greater of (1) $100,000,000 and (2) an amount equal to 75% of TTM Consolidated Adjusted EBITDA;
provided that, the aggregate principal amount of Indebtedness of Non-Credit Parties incurred in reliance on clauses (b), (q) and (z) of this Section 6.1 will not exceed at the time of incurrence thereof the greater of (x) $75,000,000 and (y) an amount equal to 50.0% of TTM Consolidated Adjusted EBITDA at such time (calculated as of the end of the immediately preceding Fiscal Quarter for which financial statements were most recently delivered pursuant to Section 5.1(a) or (b) or, if prior to the first to occur of (x) the date for delivery of the first financial statements to be delivered pursuant to Sections and (y) the date of actual delivery of such first financial statements, the most recent financial statements referred to in Section 4.4), and Permitted Refinancings of the foregoing.
For purposes of determining compliance with this Section 6.1:
(1)the principal amount of Indebtedness outstanding under any clause of this Section 6.1 will be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness;

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(2)guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness will not be included in the determination of such amount of Indebtedness.
(3)(i) the accrual of interest, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest in the form of additional Indebtedness, (ii) the payment of premiums, fees, expenses, charges and additional or contingent interest on obligations and (iii) increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies, in each case, will not be deemed to be an incurrence of Indebtedness;
(4)for purposes of determining compliance with any Cap on the incurrence of Indebtedness, the Dollar equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower Dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is issued to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar denominated Cap to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar denominated Cap will be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced plus (ii) the aggregate amount of accrued but unpaid interest, fees, underwriting discounts, defeasance costs, premiums (including tender premiums) and other costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such refinancing;
(5)the principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date will be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP;
(6)in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the clauses of this Section 6.1, the Company may, in its sole discretion, at the time of incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify, such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant; provided that all Indebtedness created pursuant to the Credit Documents will be deemed to have been incurred in reliance on the exception in clause (a) above, and shall not be permitted to be reclassified pursuant to this paragraph (other than in connection with a refinancing thereof pursuant to a separate exception to this covenant);
(7)for the avoidance of doubt, if the Company or any Subsidiary incurs Incremental Loans using a ratio-based test on the same date that it incurs Indebtedness under any Dollar-based Cap, then the ratio-based test will be calculated with respect to such incurrence under the ratio-based test without regard to any incurrence of such Indebtedness under the Dollar-based Cap;
(8)in the case of any Permitted Refinancing of Indebtedness, (x) the original amount of Refinanced Indebtedness (including with respect to successive Permitted Refinancings) will continue to be considered to have been incurred under the clause of this Section 6.1 in reliance on which such Refinanced Indebtedness was initially incurred (or to which such Refinanced Indebtedness at such time has been classified, as applicable), and (y) if Refinanced Indebtedness was initially incurred in reliance on (or at such time has been classified to, as applicable) a clause of this Section 6.1 that is subject to a Cap, and such Permitted Refinancing would cause such Cap to be exceeded, then such Cap will be deemed not to be exceeded to the extent that the aggregate principal amount of the Refinancing Indebtedness incurred to replace the Refinanced Indebtedness does not exceed the Maximum Refinancing Amount; and
(9)notwithstanding anything to the contrary under any Credit Document, (i) obligations incurred by the Company or a Subsidiary to a third party which do not constitute Indebtedness (including

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for the avoidance of doubt guarantees for (x) trade obligations incurred by the Company’s Affiliates in the ordinary course of business and (y) Indebtedness or trade obligations of other Persons in which the Company or its Affiliates have made an Investment not otherwise prohibited under Section 6.6) and (ii) contractual indemnities, not having substantially the same effect as a guarantee, given in the ordinary course of business, in each case of sub-clauses (i) and (ii) shall not be restricted by this covenant or any other covenant under the Credit Documents.
6.2Liens. The Company will not, nor will the Company permit any Subsidiary to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any of its property or assets (including any document or instrument in respect of goods or accounts receivable), whether now owned or hereafter acquired, or any income or profits therefrom, except the following (collectively, “Permitted Liens”):
(a)Liens securing the Obligations (including Incremental Facilities, Extended Revolving Credit Commitments, and all obligations arising under any Secured Rate Contract and all Bank Product Obligations, in each case to the extent constituting Obligations);
(b)[reserved];
(c)Liens described on Schedule 6.2 in existence on the Closing Date, including any modification, replacement, extension or renewal of any such Lien upon or in the same property subject thereto and the modification, replacement, extension, renewal or refinancing of the obligations secured or benefited by such Liens (including, if such Lien secures Indebtedness described on Schedule 6.1, Liens securing any Permitted Refinancing thereof);
(d)Liens securing Indebtedness in respect of Capital Leases and Purchase Money Indebtedness, in each case permitted pursuant to Section 6.1(d), and Permitted Refinancing thereof; provided that, at the time of incurrence of such Liens, the Company would be in compliance with the Financial Covenants applicable as of the most recently ended Test Period on a Pro Forma Basis;
(e)Liens granted to (and in favor of) a Credit Party to secure intercompany Indebtedness permitted by Section 6.1; provided that, if such Liens encumber Collateral, such Liens shall rank junior in priority to the Liens securing the Obligations pursuant to intercreditor and/or subordination terms that are reasonably acceptable to the Required Lenders;
(f)Liens on accounts receivable sold pursuant to Permitted Supplier Financing Arrangement;
(g)Liens on assets acquired, or on assets of a Person that is acquired, securing Indebtedness permitted pursuant to Section 6.1(j) (provided that such (i) Liens were existing at the time of such acquisition and were not created in anticipation or contemplation of such acquisition and (ii) do not extend to property not subject to such Liens at the time of such acquisition (other than improvements thereon)) and Permitted Refinancings thereof; provided that (i) the amount of Current Assets subject to such Liens does not, when aggregated with the aggregate amount of Current Assets subject to Liens permitted by Section 6.2(hh), exceed $35,000,000 at any time outstanding and (ii) at the time of incurrence of such Liens, the Company would be in compliance with the Financial Covenants applicable as of the most recently ended Test Period on a Pro Forma Basis;
(h)Liens solely on any escrow accounts and deposits therein or on any cash earnest money deposits made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder;
(i)Liens of landlords, carriers, warehousemen, mechanics, repairmen, lessors, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business and not overdue for a period of more than sixty (60) days or, if more than sixty (60) days overdue, are unfiled and no other action has been taken to enforce such Lien or that are being

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contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(j)Liens for Taxes not yet due or to the extent the Company and the Subsidiaries are in compliance with Section 5.3 with respect thereto;
(k)deposits and other Liens to secure the performance of (i) tenders, bids, trade contracts, governmental contracts, trade contracts, performance and return-of-money bonds and other similar contracts (other than obligations for the payment of Indebtedness for borrowed money) and (ii) leases, subleases, statutory obligations, surety, stay, judgment and appeal bonds, performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business;
(l)Liens incurred by the Company or any Subsidiary in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;
(m)Liens created in the ordinary course of business on deposits to secure liability for premiums to insurance carriers or securing insurance premium financing arrangements;
(n)(i) Liens that are contractual or common law rights of set-off or rights of pledge relating to (A) the establishment of depository relations in the ordinary course of business with banks or other deposit-taking financial institutions not given in connection with the incurrence of Indebtedness or (B) pooled deposit or sweep accounts of the Company or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and the Subsidiaries, or (C) purchase orders and other agreements entered into with customers of the Company or any Subsidiary in the ordinary course of business or consistent with past practice and (ii) Liens securing cash management obligations (that do not constitute Indebtedness) and obligations in respect of Bank Products incurred in the ordinary course of business;
(o)Liens (i) of a collection bank arising under Section 4-208 or 4-210 of the Uniform Commercial Code on the items in the course of collection, (ii) encumbering reasonable customary initial deposits and margin deposits, (iii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business or consistent with past practice and not for speculative purposes and (iv) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry;
(p)possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the Closing Date and in connection with Investments not otherwise prohibited by this Agreement; provided that such Liens (i) attach only to such Investments and (ii) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing or otherwise;
(q)survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, reservations of rights, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not and will not in the aggregate materially adversely interfere with the ordinary conduct of the business of the Company or any Subsidiary;
(r)any zoning or similar land use restrictions or rights reserved to or vested in any governmental office or agency, including without limitation, site plan agreements, development agreements and contractual zoning agreements, to control or regulate the use of any real property;

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(s)Liens disclosed by the title insurance policies for any Real Estate Asset and any replacement, extension or renewal of any such Liens (so long as the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Agreement); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;
(t)any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder or any Liens on such interest or title that do not affect the Company’s or applicable Subsidiary’s leasehold or subleasehold estate in any Real Estate Asset;
(u)leases, licenses, subleases, sublicenses, occupancy agreements or assignments granted to others in the ordinary course of business or consistent with past practice (or other agreement under which the Company or any Subsidiary has granted rights to end users to access and use the Company’s or any Subsidiary’s products, technologies, facilities or services) which do not (x) interfere in any material respect with the business of the Company and the Subsidiaries, taken as a whole, or (y) secure any Indebtedness;
(v)licenses or sub-licenses of patents, copyrights, trademarks and other Intellectual Property rights granted by the Company or any Subsidiary in the ordinary course of business and any interest or title in connection therewith, which do not interfere in any material respect with the ordinary conduct of business of the Company or any Subsidiary;
(w)Liens arising in connection with conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any Subsidiary in the ordinary course of business permitted by this Agreement, and purchase orders and other agreements entered into with customers of the Company or any Subsidiary in the ordinary course of business;
(x)purported Liens (i) evidenced by the filing of precautionary financing statements relating solely to operating leases of personal property entered into in the ordinary course of business or (ii) arising from equipment or other materials which are not owned by the Company or any Guarantor Subsidiary located on the premises of the Company or a Guarantor Subsidiary (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of the Company and the Guarantor Subsidiaries and precautionary financing statement filings in respect thereof;
(y)Liens on cash or Cash Equivalents used to defease or to satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited hereunder;
(z)trustees’ Liens granted pursuant to any indenture governing any Indebtedness not otherwise prohibited by this Agreement in favor of the trustee under such indenture and securing only obligations to pay compensation to such trustee, to reimburse such trustee of its expenses and to indemnify such trustee under the terms of such indenture;
(aa)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit permitted under Section 6.1 issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;
(ab)Liens on Capital Stock in joint ventures securing obligations of such joint venture;
(ac)judgment Liens not constituting an Event of Default under Section 8.1(i);
(ad)Liens securing Indebtedness under letters of credit permitted to be incurred pursuant to Section 6.1(n) or cash collateralization (which includes Liens over both the applicable cash or Cash Equivalents and the accounts into which the same are deposited) of such Indebtedness;

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(ae)Liens on assets of Non-Credit Parties securing Indebtedness of Non-Credit Parties permitted to be incurred under Section 6.1;
(af)Liens given in the ordinary course of business to a public utility or any Governmental Authority when required by such utility or Governmental Authority in connection with the operation of Borrower’s or such Subsidiary’s business or property;
(ag)Liens securing Indebtedness assumed in connection with a Permitted Investment in reliance on Section 6.1(q), in any such case to the extent incurred as Pari Passu Lien Indebtedness or Junior Lien Indebtedness, and Permitted Refinancings thereof; and
(ah)Liens securing obligations, including Indebtedness, in an aggregate amount not to exceed, on the date such Liens are granted, the greater of (1) $75,000,000 and (2) an amount equal to 50.0% of TTM Consolidated Adjusted EBITDA at such time (calculated as of the end of the immediately preceding Fiscal Quarter for which financial statements were most recently delivered pursuant to Section 5.1(a) or (b) or, if prior to the first to occur of (x) the date for delivery of the first financial statements to be delivered pursuant to Sections and (y) the date of actual delivery of such first financial statements, the most recent financial statements referred to in Section 4.4), and Permitted Refinancings of the foregoing.
For purposes of determining compliance with this Section 6.2:
(1)the increase in the amount of any obligation secured by a Lien by virtue of (i) the accretion or amortization of original issue discount, (ii) the payment of interest, fees and other amounts in the form of Indebtedness, and (iii) as a result of fluctuations in the exchange rate of currencies, in each case will not be deemed to be an incurrence or existence of additional Liens;
(2)in the case of any Permitted Refinancing of Indebtedness or other obligations secured by a Lien, (x) the original amount of Refinanced Indebtedness or other obligations (including with respect to successive Permitted Refinancings) will continue to be considered to have been incurred under the clause of this Section 6.2 in reliance on which such Lien was initially incurred (or to which such Lien at such time has been classified, as applicable), and (y) if any Liens securing obligations are incurred to refinance Liens securing obligations initially incurred in reliance on a clause of this Section 6.2 measured by a Cap, and such refinancing would cause such Cap to be exceeded, then such clause will be deemed not to be exceeded to the extent that the aggregate principal amount of the new obligations incurred to replace such existing obligations does not exceed the Maximum Refinancing Amount;
(3)for the avoidance of doubt, if the Company or any Subsidiary incurs any Lien securing any Incremental Loans using a ratio-based test on the same date that it incurs any Lien securing such Indebtedness under any Dollar-based Cap, then the ratio-based test will be calculated with respect to such incurrence under the ratio-based test without regard to any incurrence of such Indebtedness under the Dollar-based Cap; and
(4)in the event that any Lien (or any portion thereof) meets the criteria of more than one of the clauses of this Section 6.2, the Company may, in its sole discretion, at the time of incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify, such Lien (or any portion thereof) in any manner that complies with this covenant; provided that all Liens created pursuant to the Credit Documents will be deemed on the Closing Date to have been incurred in reliance on the exception in clause (a) above and shall not be permitted to be reclassified pursuant to this paragraph (other than in connection with a permitted refinancing thereof).
6.3No Further Negative Pledges. The Company will not, nor will it permit any Subsidiary to, enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, to secure the Obligations other than:
(a)specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale or other disposition described in the definition of “Asset Sale”;

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(b)restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements, asset sale agreements, stock sale agreements and similar agreements entered into to the extent permitted hereunder; provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses, joint venture agreements, asset sale agreements, stock sale agreements or similar agreements, as the case may be;
(c)restrictions set forth in any document governing Indebtedness permitted pursuant to Section 6.1(b), so long as such restrictions do not restrict or otherwise impair the rights of the Agent, the Lenders or any other Secured Party under this Agreement or any other Credit Document or any refinancing thereof;
(d)restrictions under any subordination or intercreditor agreement reasonably acceptable to the Required Lenders with respect to Indebtedness permitted under Section 6.1;
(e)restrictions on Non-Credit Parties pursuant to Indebtedness permitted under Section 6.1;
(f)restrictions on Persons or property at the time such Person or property is acquired (including under Indebtedness permitted to be incurred pursuant to Section 6.1(j)); provided such restrictions were existing at the time of such acquisition and were not created in anticipation or contemplation thereof and are limited to the Person or property so acquired;
(g)restrictions on assets financed or acquired pursuant to Section 6.1(d) (to the extent such restrictions were not created in contemplation of such acquisition of assets and do not extend to any assets other than such assets so acquired except to the extent permitted by Section 6.1(d));
(h)restrictions that exist on the Closing Date and (to the extent not otherwise permitted by this Section 6.3) are listed on Schedule 6.3 hereto and to the extent such restrictions are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such restrictions;
(i)apply by reason of any applicable Law, rule, regulation or order or are required by any Governmental Authority having jurisdiction over the Company or any Subsidiary;
(j)restrictions arising in connection with cash or other deposits permitted under Section 6.2; and
(k)restrictions imposed by any agreement governing Indebtedness entered into after the Closing Date and permitted under Section 6.1 that are, taken as a whole, in the good faith judgment of the Company, not materially more restrictive with respect to the Company or any Subsidiary than customary market terms for Indebtedness of such type (and, in the case of any term indebtedness, are no more restrictive than the restrictions contained in this Agreement), so long as the Company shall have determined in good faith that such restrictions will not affect its obligation or ability to make any payments required or to provide security hereunder.
6.4Restricted Debt Payments. The Company will not, nor will it permit any Subsidiary to, directly or indirectly, pay or make any Restricted Debt Payment except:
(a) subject to the terms of any applicable subordination provisions, the Company or any Subsidiary may:
(i)make all regularly scheduled payments of principal, interest, fees and premiums and all payments of indemnities and expenses in respect of any Junior Financing when due;

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(ii)pay customary closing, consent and similar fees related to any Junior Financing;
(iii)make mandatory prepayments, mandatory redemptions and mandatory purchases, in each case pursuant to the terms governing any Junior Financing as in effect on the date of incurrence or issuance (including in connection with a refinancing thereof) of such Junior Financing
(iv)prepay Indebtedness (x) of the Company or any Subsidiary owed to the Company or any Guarantor Subsidiary, (y) of any Non-Credit Party owed to any Non-Credit Party or (z) of the Company or any Guarantor Subsidiary to any Non-Credit Party to the extent the amount of such prepayment is treated as an Investment in Non-Credit Parties and may be made in compliance with Section 6.6,
(v)convert any intercompany Indebtedness of any Subsidiary to the Company or to any other Subsidiary into Capital Stock of such Subsidiary;
(vi)prepay or refinance any Junior Financing (including the payment of any premium in connection therewith) with the proceeds of any other Junior Financing otherwise permitted by Section 6.1 (including any Permitted Refinancing thereof and/or or with the proceeds of any sale of or contribution to the Capital Stock of the Company (other than the proceeds of any Specified Equity Contribution)) to the extent such proceeds are not otherwise used under this Agreement and do not increase the Available Amount; and
(vii)convert any Junior Financing to Capital Stock (other than Disqualified Capital Stock) of the Company or of any Parent;
(b)subject to the terms of any applicable subordination provisions, the Company or any Subsidiary may, after the fifth anniversary of the incurrence of any Junior Financing, make any payments necessary to prevent any such Indebtedness from being treated as “applicable high yield discount obligations” under Section 163(e)(5) or Section 163(i) of the Internal Revenue Code;
(c)so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Restricted Debt Payments made from the net cash proceeds received by the Company after the Closing Date pursuant to contributions to its common equity capital or issuances of its Capital Stock (other than Disqualified Capital Stock and, in all cases, other than proceeds of any Specified Equity Contribution) of the Company or any Parent (other than to the extent otherwise used under this Agreement or applied to the Available Amount) that are used substantially contemporaneously to make such Restricted Debt Payment;
(d)Restricted Debt Payments in an aggregate amount not to exceed the Available Amount (excluding clause (a)(x) of the definition of “Available Amount”) as in effect immediately before such Restricted Debt Payment; provided that (i) no Event of Default has occurred and is continuing or would result therefrom and (ii) if the Restricted Debt Payments are being made exclusively in reliance on clauses (a)(i) and/or (a)(ii) of the definition of “Available Amount”, the Total Leverage Ratio at the time of making such Restricted Debt Payment shall be less than or equal to 2.50:1.00;
(e)Restricted Debt Payments, so long as (i) no Event of Default has occurred and is continuing at such time or would result after giving effect to such Restricted Debt Payment and (ii) the Total Leverage Ratio at the time of making such Restricted Debt Payment (taking into account the making of such Restricted Debt Payment) is less than 2.00:1.00; and
(f)as long as no Event of Default has occurred and is continuing at such time or would result after giving effect thereto, Restricted Debt Payments in an aggregate amount not to exceed $5,000,000 in any Fiscal Year.

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For purposes of determining compliance with this Section 6.4:
(1)the amount set forth in Section 6.4(f) (without duplication) may, in lieu of Restricted Debt Payments, be utilized by the Company or any Subsidiary to make or hold any Investments in accordance with Section 6.6(y); and
(2)in the event that any Restricted Debt Payment (or any portion thereof) meets the criteria of more than one of the clauses of this Section 6.4, the Company may, in its sole discretion, at the time of making such payment, divide, classify or reclassify, or at any later time divide, classify or reclassify, such Restricted Debt Payment (or any portion thereof) in any manner that complies with this covenant.
6.5Restrictions on Subsidiary Distributions. Except as provided herein, the Company will not, nor will it permit any Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Company to (i) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by the Company or any other Subsidiary of the Company; (ii) repay or prepay any Indebtedness owed by such Subsidiary to the Company or any other Subsidiary of the Company; (iii) make loans or advances to the Company or any other Subsidiary of the Company; or (iv) transfer any of its property or assets to the Company or any other Subsidiary of the Company, in each case, other than restrictions:
(a)in agreements evidencing Indebtedness permitted in accordance with Section 6.1(a), (c), (d) (that impose restrictions on the property so acquired, constructed, leased or improved), (g), (h), (i), (j) (limited to such acquired Person or asset), (q), (r), (t), (y) and (z);
(b)in agreements evidencing Permitted Refinancing of Indebtedness permitted in accordance with Section 6.1(w) or other Indebtedness issued or incurred (including by means of the extension or renewal of existing Indebtedness) to refinance, refund, extend, defease, discharge, renew or replace other Indebtedness; provided that the encumbrances, restrictions and conditions under any such refinancing are not materially more restrictive, taken as a whole, than those contained in the documentation governing the Indebtedness being refinanced (as determined by the Company in good faith);
(c)by reason of customary provisions restricting assignments, subletting, or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business;
(d)that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement;
(e)apply by reason of any applicable Law, rule, regulation or order or are required by any Governmental Authority having jurisdiction over the Company or any Subsidiary;
(f)restrictions on Non-Credit Parties pursuant to Indebtedness permitted under Section 6.1 and pursuant to restrictions in agreements related to Investments and acquisitions permitted by Section 6.6;
(g)restrictions on Persons or property at the time such Person or property is acquired; provided such restrictions were existing at the time of such acquisition and were not created in anticipation or contemplation thereof;
(h)under licensing, sub-licensing, leasing or sub-leasing agreements entered into by the Company or any Subsidiary, in each case entered into in the ordinary course of business, and provisions restricting assignment of any agreement entered into by the Company or any Subsidiary in the ordinary course of business;
(i)restrictions that exist on the Closing Date;

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(j)restrictions imposed by any agreement governing Indebtedness entered into after the Closing Date and permitted under Section 6.1 that are, taken as a whole, in the good faith judgment of the Company, no more restrictive with respect to the Company or any Subsidiary than customary market terms for Indebtedness of such type (and, in any event, are no more restrictive than the restrictions contained in this Agreement), so long as the Company shall have determined in good faith that such restrictions will not affect its obligation or ability to make any payments required hereunder;
(k)negative pledges that are permitted pursuant to Section 6.3;
(l)customary provisions restricting assignment of any agreement entered into in the ordinary course of business; and
(m)restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business and restrictions that arise in connection with cash or other deposits permitted hereunder.
6.6Investments. The Company will not, nor will it permit any Subsidiary to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:
(a)cash and Cash Equivalents; provided that any Investment which when made complies with the requirements of the definition of “Cash Equivalents” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements;
(b)Investments by the Company in any Subsidiary and by any Subsidiary in the Company or any other Subsidiary;
(c)accounts receivable arising and trade credit granted in the ordinary course of business or consistent with past practice;
(d)Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors;
(e)deposits, prepayments and other credits to suppliers made in the ordinary course of business;
(f)capital expenditures in respect of the Company and the Subsidiaries in accordance with GAAP (other than any expenditure that involves the acquisition, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock of, or a business line or unit or a division of, any Person);
(g)(i) advances, loans or extensions of credit by the Company or any Subsidiary in compliance with applicable laws to officers, directors, and employees of the Company or any Subsidiary for reasonable and customary travel, entertainment or relocation, out-of-pocket or other business-related expenses in an aggregate amount outstanding at any date of determination not to exceed $5,000,000, (ii) Investments made pursuant to a “rabbi trust” or similar employee benefit plan or arrangement designed to defer the taxability of compensation to an employee, officer or director of purchase payments made in connection with an acquisitions (so long as the direct payment of such compensation would not otherwise be prohibited hereunder), (iii) loans by the Company or any Subsidiary in compliance with applicable laws to officers, directors, and employees of the Company or any Subsidiary the proceeds of which are used to pay taxes owned in connection with the vesting of Capital Stock of the Company or any Subsidiary, and (iv) advances, loans or extensions of credit by the Company or any Subsidiary to officers, directors, and employees of the Company or any Subsidiary for any other purpose in an aggregate amount at any date of determination not to exceed $5,000,000;

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(h)cash and non-cash loans to officers, directors, and employees of the Company or any of its Subsidiaries, the proceeds of which will be used to purchase Capital Stock of the Company or any Parent, if the proceeds of loans are contributed to the Company;
(i)advances of payroll payments to employees in the ordinary course of business;
(j)Permitted Acquisitions;
(k)Investments described on Schedule 6.6 in existence on the Closing Date and any modification, replacement, renewal, reinvestment or extension of any of such Investments; provided that the amount of any Investment permitted pursuant to this Section 6.6(k) is not increased from the amount of such Investment on the Closing Date except pursuant to the terms of such Investment as of the Closing Date or as otherwise permitted by another clause of this Section 6.6;
(l)Investments in an aggregate amount not to exceed the Available Amount as in effect immediately before such Investment; provided that no Event of Default has occurred and is continuing or would result therefrom;
(m)Investments of any Person that becomes a Subsidiary on or after the Closing Date; provided that (i) such Investments exist at the time such Person is acquired and (ii) such Investments are not made in anticipation or contemplation of such Person becoming a Subsidiary (it being understood and agreed that any consideration paid by a Credit Party in connection with a Permitted Acquisition that may be allocable directly or indirectly to Investments in Persons that are not Credit Parties (as determined in good faith by the Company at the time of closing such Investment (or at the time an LCA Election is made with respect thereto, if applicable) and without taking into account purchase accounting adjustments) must be permitted by clause (d) of the proviso appearing in the definition of “Permitted Acquisition”);
(n)Indebtedness permitted by Section 6.1 (other than Indebtedness permitted by Section 6.1(f), 6.1(s) or 6.1(x)(iii));
(o)bank deposits in the ordinary course of business;
(p)Investments made as a result of the receipt of non-cash consideration from a disposition made in compliance with Section 6.8;
(q)so long as no Default or Event of Default has occurred and is continuing or would result therefrom, (i) Investments by the Company or any Subsidiary made from the net cash proceeds received by the Company after the Closing Date pursuant to contributions to the common equity capital of the Company (other than Specified Equity Contributions) and (ii) Investments made by the Company or any Subsidiary in exchange for Capital Stock (other than Disqualified Capital Stock) of the Company or any Parent, in each case to the extent not otherwise used under this Agreement or applied to the Available Amount;
(r)loans and advances by the Company or any Subsidiary to any Parent the proceeds of which are used by such Parent to redeem or repurchase Capital Stock of the Company or such Parent;
(s)guarantees by (i) the Company of obligations of any Subsidiary and (ii) any Subsidiary of obligations of the Company or any other Subsidiary, in each case which obligations do not constitute Indebtedness;
(t)Investments in Rate Contracts;
(u)Investments made to effect the Transactions;
(v)Investments (including debt obligations and Capital Stock) (i) received in connection with the bankruptcy, workout, recapitalization or reorganization of, or in settlement of

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delinquent obligations of, or other disputes with, the issuer of such Investment or an Affiliate thereof, (ii) arising in the ordinary course of business or consistent with past practice or upon the foreclosure with respect to any secured Investment, (iii) received in satisfaction of judgments against any other Person and (iv) as a result of the settlement, compromise or resolutions of litigation, arbitration or other disputes of the Company or any Subsidiary with Persons who are not Affiliates;
(w)Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;
(x)to the extent constituting Investments, purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of Intellectual Property, in each case in the ordinary course of business;
(y)Investments made in reliance on clause (1) of the last paragraph of Section 6.4;
(z)Investments, so long as (i) no Default or Event of Default has occurred and is continuing at such time or would result after giving effect to such Investment and (ii) the Total Leverage Ratio at the time of the making of such Investment and giving effect thereto and the use of proceeds thereof is less than or equal 2.50:1.00;
(aa)Investments in Unrestricted Subsidiaries that do not exceed in the aggregate at any one time outstanding, determined at the time of incurrence thereof, the greater of (i) $37,500,000 and (ii) an amount equal to 25% of TTM Consolidated Adjusted EBITDA;
(ab)Investments in Joint Venture Subsidiaries in the aggregate at any one time outstanding, determined at the time of incurrence thereof, the greater of (1) $37,500,000 and (2) an amount equal to 25% of TTM Consolidated Adjusted EBITDA; and
(ac)Investments that do not exceed, in the aggregate at any one time outstanding, determined at the time of incurrence thereof, the greater of (i) $50,000,000 and (ii) an amount equal to 33.3% of TTM Consolidated Adjusted EBITDA; provided that Investments in Unrestricted Subsidiaries pursuant to this clause (cc) shall not exceed, in the aggregate at any one time outstanding determined at the time of incurrence thereof, the greater of (i) $25,000,000 and (ii) an amount equal to 16.67% of TTM Consolidated Adjusted EBITDA;
provided that, the aggregate amount of Investments in Non-Credit Parties incurred in reliance on clauses (b), (j) and (aa) of this Section 6.6 will not exceed, at any one time outstanding, determined at the time of incurrence thereof, the Non-Guarantor Investment Cap; provided that any Investments in Non-Credit Parties to fund the consummation of any Permitted Acquisition shall not reduce the amount available under the Non-Guarantor Investment Cap.
For purposes of determining compliance with this Section 6.6:
(1)except to the extent an Investment was made using the Available Amount, to the extent any Investment in any Person is made in compliance with this Section 6.6 in reliance on a clause above that is subject to a Cap and, subsequently, such Person returns to the Company, any other Credit Party or, to the extent applicable, any Subsidiary all or any portion of such Investment (in the form of a dividend, distribution, liquidation or otherwise but excluding intercompany Indebtedness), such return shall be deemed to be credited to the clause of this Section 6.6 against which the Investment is then charged, but in any event not in an amount that would result in the aggregate dollar amount able to be invested in reliance on such category to exceed such Cap;
(2)for purposes of determining compliance with any Cap on the making of Investments, the Dollar equivalent amount of the Investment denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Investment was made;

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(3)in the event that any Investment (or any portion thereof) meets the criteria of more than one of the clauses of this Section 6.6, the Company may, in its sole discretion, at the time of making such Investment, divide, classify or reclassify, or at any later time divide, classify or reclassify, such Investment (or any portion thereof) in any manner that complies with this covenant.
6.7Financial Covenants.
(a)Total Net Leverage Ratio. Commencing with the Q4-2019 Test Period, the Company will not permit the Total Net Leverage Ratio on the last day of each Test Period ending as of the last day of the Fiscal Quarter for which financial statements have been or are required to have been delivered pursuant to Section 5.1(b) to be greater than 4.00 to 1.00; provided that (x) if the Company consummates a Material Permitted Investment, then the Company may elect that the maximum Total Net Leverage Ratio permitted under this Section 6.7(a) be increased to 4.50 to 1.00 for each of the four consecutive Test Periods that include the Fiscal Quarter in which such Material Permitted Investment is consummated (each such period, an “Adjusted Covenant Period”) and (y) notwithstanding the foregoing clause (x), absent the consent of the Required Lenders, (A) the Company may only make an election for an Adjusted Covenant Period with respect to any Material Permitted Investment on or prior to the date that the Company delivers the Compliance Certificate (and related financial statements required pursuant to section 5.1(a) or 5.1(b), as applicable) covering the Fiscal Quarter in which the Material Permitted Investment was consummated and (B) the Company may not elect an Adjusted Covenant Period for at least one full Fiscal Quarter following the end of an Adjusted Covenant Period; provided, further, that (i) the Company will provide notice in writing to the Administrative Agent of such increase and a transaction description of such Material Permitted Investment (regarding the name of the Person or assets being acquired and the approximate purchase price, subject in each case to applicable confidentiality restrictions) and (ii) following the completion of each Adjusted Covenant Period, the maximum Total Net Leverage Ratio permitted under this Section 6.7(a) will revert to 4.00 to 1.00.
(b)Interest Coverage Ratio. Commencing with the Q4-2019 Test Period, the Company will not permit the Interest Coverage Ratio as of the end of any Test Period to be less than 3.00 to 1.00.
(c)Liquidity. The Company will not permit Liquidity (i) as of the last day of the Fiscal Quarter ending on or about September 30, 2023, to be less than an amount equal to 50% of the aggregate principal amount of the Specified Convertible Notes outstanding as of such date, and (ii) as of the last day of the Fiscal Quarter ending on December 31, 2023 and ending on or about March 29, 2024, to be less than an amount equal to 100% of the aggregate principal amount of the Specified Convertible Notes outstanding as of such date; provided that (x) if the Specified Convertible Notes then outstanding are extended to, or refinanced with Indebtedness that has, a maturity date that occurs in a Fiscal Quarter after the Q2-2024 Fiscal Quarter, then the applicable Fiscal Quarters for determination of compliance with the foregoing sub-clauses (i) and (ii) will be extended correspondingly such that they are tested as of the penultimate and last Fiscal Quarters, respectively, immediately preceding the Fiscal Quarter in which the Specified Convertible Notes then mature and (y) if all of the Specified Convertible Notes then outstanding are extended to, or are refinanced with Indebtedness that has, a maturity date that is after the Revolving Credit Commitment Termination Date, then this clause (c) will automatically cease to have any effect upon effectiveness of such extension or refinancing.
6.8Fundamental Changes; Disposition of Assets. The Company will not, nor will it permit any Subsidiary to, (i) enter into any transaction of merger, consolidation or Division, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), (ii) convey, sell, lease, exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired or leased or (iii) sell, assign, pledge or otherwise dispose of any Capital Stock of any Subsidiary, except:
(a)Any Subsidiary of the Company may merge or consolidate with the Company (including a merger, the purpose of which is to reorganize the Company into a new jurisdiction); provided that (x) the Company shall be the continuing or surviving Person and (y) such merger or consolidation

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does not result in the Company ceasing to be organized under the Laws of the United States, any State or Commonwealth thereof or the District of Columbia;
(b)(i) any Non-Credit Party may merge or consolidate with or into any other Non-Credit Party, (ii) any Subsidiary may merge or consolidate with or into any other Subsidiary that is a Credit Party, (iii) any merger the sole purpose of which is to reincorporate or reorganize a Credit Party in another jurisdiction in the United States shall be permitted, so long as the Company provides notice to the Administrative Agent promptly, and in any event no more than five (5) Business Days, after the consummation of such transaction, (iv) any Subsidiary may liquidate or dissolve or change its legal form if the Company determines in good faith that such action is in the best interests of the Company and the Subsidiaries and is not materially disadvantageous to the Lenders, provided, in the case of clauses (ii) through (iv), that (A) no Change of Control shall result therefrom and (B) the surviving Person (or, with respect to clause (iv), the Person who receives the assets of such dissolving or liquidated Subsidiary that is a Guarantor) shall be a Credit Party, and (v) any Credit Party or any Subsidiary may conduct a Division that produces two or more surviving or resulting Persons; provided that, if a Division is conducted by a Credit Party, then (A) the Company shall give the Administrative Agent at least five (5) Business Days’ prior written notice (which may be revocable) of such Credit Party’s intention to conduct a Division and (B) each surviving or resulting Person of such Division shall be a Credit Party (and, if the dividing Person is the Company, each surviving or resulting Person shall be a Borrower, unless the Administrative Agent otherwise consents) and shall remain liable for all Obligations (other than Excluded Swap Obligations, where applicable) of the Credit Party conducting the Division;
(c)any Subsidiary may dispose of all or substantially all of its assets to the Company or any other Subsidiary; provided that a Guarantor Subsidiary may not dispose of all or substantially all of its assets to a Non-Credit Party unless treated as an Investment that is permitted by Section 6.6.
(d)conveyances, sales, leases, exchanges, transfers or other dispositions that do not constitute Asset Sales;
(e)Asset Sales; provided that (i) the consideration received for such assets is in an amount at least equal to the fair market value thereof (determined in good faith by the Company), (ii) no less than 75% of which will paid in cash and (iii) no Default or Event of Default has occurred and is continuing or would result therefrom; provided further, that for the purposes of clause (ii), any liabilities (as shown on the Company’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Company, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Asset Sale and for which the Company and all of the Subsidiaries shall have been validly released by all applicable creditors in writing; provided further, that the Company and the Subsidiaries may not sell All or Substantially All of their assets, taken as a whole, to any Person in reliance on this clause (e);
(f)the Company and the Subsidiaries may lease (as lessee) or license (as licensee) real or personal property so long as any such lease or license does not create a Capital Lease except to the extent permitted by Section 6.1(d);
(g)any transaction (other than an Asset Sale) in connection with a Permitted Acquisition or other Investment permitted by Section 6.6; provided that if the merging or consolidating Subsidiary is a Guarantor Subsidiary, the surviving entity is or becomes a Guarantor Subsidiary;
(h)sales, leases, assignments, conveyances, transfers, licenses, exchanges or dispositions of other assets; provided that in no event shall the aggregate net book value of the assets sold, leased, assigned, conveyed, transferred, licensed, exchanged or otherwise disposed of pursuant to this clause (h) exceed $150,000,000 during the term of this Agreement; provided further, that if, in connection with any sale, lease, assignment, conveyance, transfer, license, exchange or disposition (a “Reinvestment Sale”) in any calendar year, the Company or such Subsidiary re-invests, or commits to re-invest, the proceeds of such Reinvestment Sale in other useful assets of the Company or any Subsidiary within twelve (12) months of the date of such sale, then the net book value of the assets sold pursuant to such Reinvestment Sale shall not be included in any determinations made under this clause (h);

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(i)dispositions of Investments in Joint Ventures or Joint Venture Subsidiaries to the extent required by, or pursuant to, customary agreements between the joint venture parties set forth in binding agreements between such parties;
(j)Disposition of non-core assets acquired in any Permitted Investment that the Company determines will not be used or useful in the business of the Company and its Subsidiaries; and
(k)sales of accounts receivable pursuant to any Permitted Supplier Financing Arrangement.
6.9Transactions with Affiliates. The Company will not, nor will it permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company, on terms that are less favorable to the Company or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such an Affiliate; provided that the foregoing restriction will not apply to:
(a)any transaction between or among any of the Credit Parties and/or any of their Subsidiaries to the extent not otherwise prohibited by this Agreement;
(b)indemnity provided to and reasonable and customary fees and expense reimbursement paid to members of the board of directors (or similar governing body) of the Company or any Subsidiary;
(c)(i) compensation, benefits and indemnification arrangements (including the payment of bonuses and other deferred compensation) for directors, officers and other employees of the Company or any Subsidiary entered into in the ordinary course of business or approved by the board of directors of the Company or the applicable Subsidiary, (ii) employment and severance agreements between the Company or any Subsidiary and their employees, officers or directors, entered in the ordinary course of business, (iii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options, stock ownership plans, including restricted stock plans, stock grants, directed share programs and other equity based plans and the granting and stockholder rights of registration rights approved by the Company’s board of directors; and (iv) payments or loans (or cancellation of loans) to officers, directors and employees that are approved by a majority of or the Company’s board of directors, subject to the limitations set forth in Section 6.6;
(d)transactions described in Schedule 6.9 in existence on the Closing Date;
(e)any purchase by any Person (including any Parent) of Capital Stock (other than Disqualified Capital Stock) of the Company, or any contribution by any Person (including any Parent) to the equity capital of the Company;
(f)the existence of, or the performance of obligations under the terms of, agreements entered into in connection with a Permitted Acquisition or other Investment permitted by Section 6.6 (including payments of earnouts and other similar payments);
(g)Restricted Debt Payments permitted by Section 6.4, Investments permitted by Section 6.6, Indebtedness permitted by Section 6.1 and transactions permitted by Section 6.8 (including Asset Sales and the exceptions thereto);
(h)the entering into or performance of any tax sharing agreement or arrangement; provided that any payments made thereunder comply with Section 6.4; and
(i)any transaction or series of related transactions involving consideration valued at less than $10,000,000 (as determined in good faith by the Company).

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6.10Conduct of Business. The Company will not, nor will it permit any Subsidiary to, engage in any material business other than the Business.
6.11Certain Amendments or Waivers. The Company will not, nor will it permit any Subsidiary to, (a) amend, supplement, waive or otherwise modify any provision of its Organizational Documents in a manner that would be materially adverse to the interests of the Lenders or (b) change or amend the terms of the documentation with regard to any Material Indebtedness that is Junior Financing (in each case, except to the extent such changes or amendments are not prohibited by any applicable intercreditor or subordination provisions applicable to such Junior Financing), in each case in a manner that would be materially adverse to the interests of the Lenders.
6.12Fiscal Year. Make any change in Fiscal Year; provided, however, that the Company may, upon written notice to the Administrative Agent, change its Fiscal Year to any other Fiscal Year reasonably acceptable to the Administrative Agent, in which case, the Company and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in Fiscal Year.
Section 7.GUARANTY
7.1Guaranty of the Obligations. Subject to the provisions of Section ~~7.2~~7.2, the Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to the Administrative Agent for the ratable benefit of the Secured Parties the due and punctual payment in full of all Guaranteed Obligations when the same will become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)). In addition, in order to induce the Lenders to extend credit to the other Subsidiary Borrowers hereunder, the Company hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Obligations of the Subsidiary Borrowers. The Company further agrees that the due and punctual payment of such Obligations of the Subsidiary Borrowers may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Obligation. The Guaranty provided in this Section 7 amends and restates, and replaces, the entirety of the Subsidiary Guaranty (as defined in the Existing Credit Agreement).
7.2Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor will be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the Guaranteed Obligations. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided that, solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section ~~7.2~~7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder will not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to the sum of (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section ~~7.2~~7.2), minus (2) the aggregate amount of all payments received on or before such date by such

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Contributing Guarantor from the other Contributing Guarantors as contributions under this Section ~~7.2~~7.2. The amounts payable as contributions hereunder will be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section ~~7.2~~7.2 will not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section ~~7.2~~7.2.
7.3Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and will not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:
(a)this Guaranty is a guaranty of payment when due and not of collectability;
(b)this Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;
(c)the Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between the Company and any Secured Party with respect to whether such Event of Default has occurred and is continuing;
(d)the obligations of each Guarantor hereunder are independent of the obligations of the Company and the obligations of any other guarantor (including any other Guarantor) of the obligations of the Company, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against the Company or any of such other guarantors and whether or not the Company is joined in any such action or actions;
(e)payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations will in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment will not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment will not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;
(f)any Secured Party, upon such terms as it deems appropriate (subject to the provisions of the Credit Documents), without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Secured Party in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Secured Party may have against any such security, in each case as such Secured Party in its discretion may determine consistent herewith or the applicable Secured Rate Contract or Bank Product Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against the Company or any security for the

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Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents, the Secured Rate Contracts or the Bank Product Agreements; and
(g)this Guaranty and the obligations of Guarantors hereunder will be valid and enforceable and will not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor will have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents, the Secured Rate Contracts or the Bank Product Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Secured Rate Contracts, the Bank Product Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Secured Rate Contract, such Bank Product Agreements or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents, any of the Secured Rate Contracts, any Bank Product Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Secured Party might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Secured Party’s consent to the change, reorganization or termination of the corporate structure or existence of the Company or any Subsidiary and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which the Company may allege or assert against any Secured Party in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.
7.4Waivers by Guarantors. To the fullest extent permitted by law, each Guarantor hereby waives, for the benefit of the Secured Parties: (a) any right to require any Secured Party, as a condition of payment or performance by such Guarantor, to (i) proceed against the Company, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any credit on the books of any Secured Party in favor of the Company or any other Person, or (iv) pursue any other remedy in the power of any Secured Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Secured Party’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of

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default hereunder, the Secured Rate Contracts, the Bank Product Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Company and notices of any of the matters referred to in Section 7.3 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.
7.5Guarantors’ Rights of Subrogation, Contribution, etc. Until the Guaranteed Obligations will have been indefeasibly paid in full in cash and the Revolving Credit Commitments will have terminated and all Letters of Credit have been cancelled, or have expired or have been cash collateralized or otherwise backstopped in a manner satisfactory to the applicable Issuing Bank and all amounts drawn thereunder have been reimbursed in full, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Company or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Company with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Secured Party now has or may hereafter have against the Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Secured Party. In addition, until the Guaranteed Obligations will have been indefeasibly paid in full in cash and the Revolving Credit Commitments will have terminated and all Letters of Credit have been cancelled, or have expired or have been cash collateralized or otherwise backstopped in a manner satisfactory to the applicable Issuing Bank and all amounts drawn thereunder have been reimbursed in full, each Guarantor will withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, will be junior and subordinate to any rights any Secured Party may have against the Company, to all right, title and interest any Secured Party may have in any such collateral or security, and to any right any Secured Party may have against such other guarantor. If any amount will be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations will not have been finally and indefeasibly paid in full, such amount will be held in trust for the Administrative Agent on behalf of Secured Parties and will forthwith be paid over to the Administrative Agent for the benefit of Secured Parties to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.
7.6Subordination of Other Obligations. Any Indebtedness of the Company or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing will be held in trust for the Administrative Agent on behalf of Secured Parties and will forthwith be paid over to the Administrative Agent for the benefit of Secured Parties to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.
7.7Continuing Guaranty. This Guaranty is a continuing guaranty and will remain in effect until all of the Guaranteed Obligations will have been paid in full and the Revolving Credit Commitments will have terminated and all Letters of Credit have been cancelled, or have expired or have been cash collateralized or otherwise backstopped in a manner satisfactory to the Issuing Banks and all amounts drawn thereunder have been reimbursed in full. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

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7.8Authority of Guarantors or the Company. It is not necessary for any Secured Party to inquire into the capacity or powers of any Guarantor or the Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.
7.9Financial Condition of the Company. Any Credit Extension may be made to the Company or continued from time to time, and any Rate Contracts may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of the Company at the time of any such grant or continuation or at the time such Rate Contracts is entered into, as the case may be. No Secured Party will have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of the Company. Each Guarantor has adequate means to obtain information from the Company on a continuing basis concerning the financial condition of the Company and their ability to perform their obligations under the Credit Documents and the Rate Contracts, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Company and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Secured Party to disclose any matter, fact or thing relating to the business, operations or conditions of the Company now known or hereafter known by any Secured Party.
7.10Bankruptcy, etc.
(a)The obligations of the Guarantors hereunder will not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Company or any other Guarantor or by any defense which the Company or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.
(b)Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) will be included in the Guaranteed Obligations because it is the intention of the Guarantors and Secured Parties that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve the Company of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.
(c)In the event that all or any portion of the Guaranteed Obligations are paid by the Company, the obligations of Guarantors hereunder will continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Secured Party as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered will constitute Guaranteed Obligations for all purposes hereunder.
7.11Discharge of Guaranty upon Sale of Guarantor. If, in compliance with the terms and provisions of the Credit Documents, (a) all of the Capital Stock of any Guarantor or any of its successors in interest hereunder or (b) all or substantially all of the property of any Guarantor is sold, disposed of or otherwise transferred (such Guarantor, a “Transferred Guarantor”) to any Person (other than any other Credit Party), such Transferred Guarantor will, upon the consummation of such sale, disposition or other transfer (including by merger or consolidation), automatically be discharged and released, without any further action by any Secured Party or any other Person, effective as of the time of such sale, disposition or other transfer, from its obligations under this Agreement (including under Sections 10.2 and 10.3) and the other Credit Documents, including its obligations to pledge and grant any Collateral owned by it pursuant to any Collateral Document and, in the case of the sale of all of the Capital Stock of such Transferred Guarantor, the pledge of such Capital Stock to the Collateral Agent pursuant to the Collateral

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Documents will be released, and the Collateral Agent will take, and the Secured Parties hereby irrevocably authorize the Collateral Agent to take, such actions as are necessary or desirable to effect each discharge and release described in this Section 7.11 in accordance with the relevant provisions of the Collateral Documents.
7.12General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 7.1 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.1, then, notwithstanding any other provision to the contrary, the amount of such liability will, without any further action by such Guarantor, any Credit Party or any other Person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 7.2 and the right of subrogation) that is valid and enforceable, not void or voidable and not subordinated to the claims of other creditors as determined in such action or proceeding.
7.13Keepwell. Each Qualified ECP Guarantor that is the Company or a Domestic Subsidiary of the Company hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor will only be liable under this Section 7.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.13, or otherwise under this Guaranty, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 7.13 will remain in full force and effect until the Guaranteed Obligations have been paid in full and the Revolving Credit Commitments will have terminated, and all Loans or other Obligations hereunder which are accrued and payable have been paid or satisfied and all Letters of Credit will have expired (without any pending drawing) or have been cancelled or cash collateralized in accordance with the terms of this Agreement. Each Qualified ECP Guarantor intends that this Section 7.13 constitute, and this Section 7.13 will be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
Section 8.EVENTS OF DEFAULT
8.1 Events of Default. Each of the events referred to in clauses (a) through (m) of this Section 8.1 shall constitute an “Event of Default”:
(a)Failure to Make Payments When Due. Failure by the Company to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by mandatory prepayment or otherwise; or (ii) when due any amount payable to the applicable Issuing Bank in reimbursement of any drawing under a Letter of Credit (including any requirement to deposit cash collateral in connection therewith); or (iii) any interest on any Loan or any fee or any other amount due hereunder within five (5) Business Days after the date due; or
(b)Default in Other Agreements.
(i)Failure of the Company, any other Credit Party or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) with an aggregate principal amount (including undrawn commitments) in excess of $25,000,000, in each case beyond the grace period, if any, provided therefor; or
(ii)a breach or default by the Company, any other Credit Party or its Subsidiaries with respect to any other material term of (1) one or more items of Indebtedness with an aggregate principal amount (including undrawn commitments) in excess of $25,000,000 or (2) any loan agreement, mortgage, indenture or other

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agreement relating to Indebtedness with an aggregate principal amount (including undrawn commitments) in excess of $25,000,000, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee or agent on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity;
provided that (x) Section 8.1(b)(ii) will not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness and (y) such failure described in Section 8.1(b) is unremedied or is not duly waived or cured prior to any termination of commitments or acceleration hereunder; or
(c)Breach of Negative Covenants or Financial Covenants. Failure of the Company, any of its Subsidiaries to perform or comply with any term, condition or covenant contained in Section 6; or
(d)Breach of Representations, Etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any Subsidiary in writing pursuant to the terms of the Credit Documents was false in any material respect (or, to the extent such representation and warranty contains qualifications as to materiality, it was false in any respect) as of the date made or deemed made; or
(e)Breach of Other Covenants. The Company or any Subsidiary (i) defaults in the performance of or compliance with any covenant contained in Section 5.1(h)(i), Section 5.2 (as applicable only to the existence of the Company and each Subsidiary Borrower) or Section 5.10, (ii) defaults in any material respect in the performance of or compliance with any covenant contained in Section 5.14, or (iii) defaults in the performance of or compliance with any covenant contained in any other covenant in this Agreement or in any of the other Credit Documents, other than any such covenants referred to in subclauses (i) and (ii) above or any other provision of this Section 8.1, and, solely with respect to this clause (iii), such default is not remedied, cured or waived within thirty (30) days after the earlier to occur of the date on which a Responsible Officer has knowledge of such default and the date of receipt by the Company of written notice from the Administrative Agent of such default; or
(f)Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court of competent jurisdiction enters a decree or order for relief in respect of the Company or any Subsidiary (other than an Immaterial Subsidiary) in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief is granted under any applicable federal or state law; or (ii) an involuntary case is commenced against the Company or any Subsidiary (other than an Immaterial Subsidiary) under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any Subsidiary (other than an Immaterial Subsidiary), or over all or a substantial part of its property, is entered; or there occurs the involuntary appointment of an interim receiver, trustee or other custodian of the Company or any Subsidiary (other than an Immaterial Subsidiary) for all or a substantial part of its property; or a warrant of attachment, execution or similar process is issued against any substantial part of the property of the Company or any Subsidiary (other than an Immaterial Subsidiary), and any such event described in this clause (ii) continues for sixty (60) days without having been dismissed, bonded or discharged; or
(g)Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) The Company or any Subsidiary (other than an Immaterial Subsidiary) has an order for relief entered with respect to it or commences a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (ii) the Company or any Subsidiary (other than an Immaterial

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Subsidiary) makes any assignment for the benefit of creditors; or (iii) the Company or any Subsidiary (other than an Immaterial Subsidiary) admits in writing its inability to pay its debts as such debts become due; or (iv) the board of directors (or similar governing body) of the Company or any Subsidiary (other than an Immaterial Subsidiary) (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the actions referred to herein or in Section 8.1(f); or
(h)Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving in any individual case an amount in excess of $25,000,000 (to the extent not covered by insurance (as to which a solvent and unaffiliated insurance company has acknowledged coverage) or third-party indemnities (as to which the indemnitor has acknowledged responsibility)) is entered or filed against the Company or any Subsidiary (other than an Immaterial Subsidiary) or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder); or
(i)Dissolution. Any order, judgment or decree is entered against the Company or any Subsidiary (other than an Immaterial Subsidiary) decreeing the involuntary dissolution or split up of such Credit Party and such order remains undischarged or unstayed for a period in excess of sixty (60) days; or
(j)ERISA; Foreign Plans. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of the Borrowers under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount that would reasonably be expected to have a Material Adverse Effect, (ii) the Borrowers or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount that would reasonably be expected to have a Material Adverse Effect or (iii) any of Borrowers or the Subsidiaries shall have been notified that any of them has, in relation to a Foreign Plan, incurred a debt or other liability in respect of Foreign Plans, in each case, that would reasonably be expected to have a Material Adverse Effect; or
(k)Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof:
(i)the Guaranty for any reason, other than the satisfaction in full of all Obligations, ceases to be in full force and effect (other than in accordance with its terms) or is declared to be null and void or any Guarantor repudiates its obligations thereunder;
(ii)this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or is declared null and void, or the Collateral Agent does not have or ceases to have a valid and perfected Lien in all or a material portion of the Collateral purported to be covered by the Collateral Documents (except to the extent not required to be valid or perfected by the Credit Documents) with the priority required by the relevant Collateral Document, in each case, for any reason other than actions taken by or on behalf of the Collateral Agent or any Secured Party or the failure of the Collateral Agent or any Secured Party to take any action within its control and except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy; or
(iii)any Credit Party contests the validity or enforceability of any Credit Document in writing or denies in writing that it has any further liability, including with respect to future advances by the Lenders, under any Credit Document to which it is a party; or
(l)Junior Financing Documentation. The payment or lien subordination provisions, as applicable, set forth in any Junior Lien Intercreditor Agreement or any Subordination Agreement to

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which a Debt Representative representing any Junior Financing that is Material Indebtedness is a party, cease to be effective or cease to be legally valid, binding and enforceable, against the lenders or holders of the Junior Financing represented by such Debt Representative; or
(m)Change of Control. A Change of Control occurs.
8.2Remedies upon an Event of Default. Upon the occurrence of any Event of Default and the request of the Required Lenders (provided that such request shall not be required in the case of any Event of Default pursuant to Section 8.1(f) or 8.1(g)), upon notice to the Company by the Administrative Agent:
(a)the applicable Revolving Credit Commitments and the obligation of the Issuing Banks to Issue any Letter of Credit will immediately terminate or be reduced (as specified by the Administrative Agent);
(b)the aggregate principal of all applicable Loans, all accrued and unpaid interest thereon, all fees and all other Obligations under this Agreement and the other Credit Documents, together with an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit will have presented, or will be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit), will become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Credit Party; provided that the foregoing will not affect in any way the obligations of the Lenders under Section 2.4(e);
(c)the Company will immediately comply with the provisions of Section 2.4(h) with respect to the deposit of cash collateral to secure the Letter of Credit Usage and future payment of related fees; an
(d)the Administrative Agent may, and may cause the Collateral Agent to, exercise any and all of its other rights and remedies under applicable law (including any applicable UCC) or at equity, hereunder and under the other Credit Documents.
provided that upon an Event of Default pursuant Section 8.1(f) or 8.1(g), the Revolving Credit Commitments of each Lender and the obligations of the Issuing Bank to issue (or to cause it designee to issue) Letters of Credit shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable and the obligation of the Company to cash collateralize the Letters of Credit as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent, the Collateral Agent or any Lender.
8.3Application of Proceeds. Notwithstanding anything to the contrary contained in this Agreement or any other Credit Document, upon the occurrence and during the continuance of an Event of Default and after the acceleration of the principal amount of any of the Loans hereunder:
(a)each Credit Party irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by the Administrative Agent, the Collateral Agent or any Issuing Bank from or on behalf of any Credit Party, and, as between each Credit Party on the one hand and the Administrative Agent, the Collateral Agent, each Issuing Bank and the Lenders on the other, the Administrative Agent and each Issuing Bank will have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as the Administrative Agent (or, as applicable, such Issuing Bank) may deem advisable and consistent with this Agreement (including pursuant to clause (b) below) notwithstanding any previous application by Administrative Agent (or, as applicable, such Issuing Bank); and
(b)subject to Section 2.15(d), any and all payments received by any Secured Party (other than through the Administrative Agent), including proceeds of Collateral, will be applied:

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(i)first, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to the Administrative Agent or the Collateral Agent with respect to this Agreement, the other Credit Documents or the Collateral;
(ii)second, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to any Lender or Issuing Bank with respect to this Agreement, the other Credit Documents or the Collateral;
(iii)third, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts);
(iv)fourth, (A) to the principal amount of the Obligations, including, without limitation, with respect to the deposit of cash collateral to secure the Letter of Credit Usage and future payment of related fees in compliance with Section 2.4(h), (B) to any Obligations under any Secured Rate Contract and (C) to any Obligation under any Bank Product Agreement for which the Administrative Agent has received written notice of such Obligations as being outstanding in an aggregate amount not to exceed $5,000,000;
(v)fifth, to any other Indebtedness or obligations of any Credit Party owing to the Administrative Agent, the Collateral Agent, any Lender or any other Secured Party under the Credit Documents or any Bank Product Agreement for which the Administrative Agent has received written notice of such Obligations as being outstanding under such Bank Product Agreement; and
(vi)sixth, to the Company or to whomever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.
In carrying out the foregoing, (a) amounts received will be applied in the numerical order provided until exhausted prior to the application to the next succeeding category and (b) each of the Persons entitled to receive a payment in any particular category will receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category.
Section 9.AGENTS
9.1Appointment and Duties.
(a)Appointment of Agent. Each Lender and each Issuing Bank hereby appoints JPMorgan (together with any successor Agent pursuant to Section 9.9) as the Administrative Agent and the Collateral Agent hereunder and authorizes each such Agent to (i) execute and deliver the Credit Documents and accept delivery thereof on its behalf from any Credit Party, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to such Agent under such Credit Documents and (iii) exercise such powers as are reasonably incidental thereto. In furtherance of the foregoing, each of the Lenders (including in its capacity as a potential Secured Swap Provider or a Bank Product Provider) hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or in trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.4 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), will be entitled to the benefits of all provisions of this Section 9 (including Section 9.8(b), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Credit Documents) as if set forth in full herein with respect thereto. The provisions of this Section 9 are solely for the benefit of the Agents, the Issuing Banks and the Lenders and no Credit Party will have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent will act solely as an agent of the Lenders and

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does not assume and will not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Company or any Subsidiary.
(b)Duties as Collateral and Disbursing Agent. Without limiting the generality of clause (a) above, each of the Administrative Agent and the Collateral Agent, as applicable, will each have the right and authority (to the exclusion of the Lenders and the Issuing Banks), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders and the Issuing Banks with respect to all payments and collections arising in connection with the Credit Documents (including in any proceeding described in Section 8.1(f) or (g) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Credit Document to any Secured Party is hereby authorized to make such payment to such Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 8.1(f) or (g) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Person), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Credit Documents, (vi) except as may be otherwise specified in any Credit Document, exercise all remedies given to such Agent and the other Secured Parties with respect to the Credit Parties and/or the Collateral, whether under the Credit Documents, applicable Law or otherwise and (vii) execute any amendment, consent or waiver under the Credit Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that each such Agent hereby appoints, authorizes and directs each Lender and the Issuing Bank to act as collateral sub-agent for such Agent, the Lenders and the Issuing Banks for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by a Credit Party with, and cash and Cash Equivalents held by, such Lender or Issuing Bank, and may further authorize and direct the Lenders and the Issuing Banks to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to such Agent, and each Lender and Issuing Bank hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.
(c)Limited Duties. Under the Credit Documents, each of the Administrative Agent and the Collateral Agent (i) is acting solely on behalf of the Secured Parties (except to the limited extent provided in Section 2.7(b) with respect to the Register), with duties that are entirely administrative in nature, notwithstanding the use of the defined terms “Administrative Agent,” “Collateral Agent,” “Agent,” the terms “agent” and “collateral agent” and similar terms in any Credit Document to refer to such Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Credit Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender, Issuing Bank or other Person and (iii) will have no implied functions, responsibilities, duties, obligations or other liabilities under any Credit Document, and each Secured Party, by accepting the benefits of the Credit Documents, hereby waives and agrees not to assert any claim against such Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.
9.2Binding Effect. Each Secured Party, by accepting the benefits of the Credit Documents, agrees that (a) any action taken by the Administrative Agent, the Collateral Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Credit Documents, (b) any action taken by the Administrative Agent or the Collateral Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (c) the exercise by the Administrative Agent, the Collateral Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, will be authorized and binding upon all of the Secured Parties.

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9.3Use of Discretion.
(a)No Action without Instructions. Neither the Administrative Agent nor the Collateral Agent will be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Credit Document or (ii) pursuant to instructions from the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders). Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrower and the Subsidiaries), accountants, experts and other professional advisors selected by it. No Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).
(b)Right Not to Follow Certain Instructions. Notwithstanding clause (a) above, neither the Administrative Agent nor the Collateral Agent will be required to take, or to omit to take, any action in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder (i) unless, upon demand, such Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to such Agent, any other Person) against all Liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against such Agent or any Related Person thereof or (ii) that is, in the opinion of such Agent or its counsel, may expose such Agent to liability or that is contrary to any Credit Document or applicable Law including, for the avoidance of doubt any action that may be in violation of the automatic stay or that may affect a foreclosure, modification or termination of property of a Defaulting Lender under any Bankruptcy Proceeding or under the Bankruptcy Code, and no Agent will have any duty to disclose or will be liable for the failure to disclose, any information relating to any Credit Party or any of its Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity.
(c)Exclusive Right to Enforce Rights and Remedies. Notwithstanding anything to the contrary contained herein or in any other Credit Document, the authority to enforce rights and remedies hereunder and under the other Credit Documents against the Credit Parties or any of them will be vested exclusively in, and all actions and proceedings in equity or at law in connection with such enforcement will be instituted and maintained exclusively by, the Administrative Agent and the Collateral Agent in accordance with the Credit Documents for the benefit of all the Lenders and the Issuing Banks; provided that the foregoing will not prohibit (i) each of the Administrative Agent and the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as such Agent) hereunder and under the other Credit Documents, (ii) each Issuing Bank and the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Bank or Swing Line Lender, as the case may be) hereunder and under the other Credit Documents, (iii) any Lender from exercising setoff rights in accordance with Section 10.4 or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any bankruptcy or other debtor relief law; provided further, that if at any time there is no Person acting as the Administrative Agent hereunder and under the other Credit Documents, then (A) the Required Lenders will have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.1 and (B) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 10.4, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
9.4Delegation of Rights and Duties. Each of the Administrative Agent and the Collateral Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Credit Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party). Upon acceptance of any such delegation from the Administrative Agent or the Collateral Agent, any such Person will benefit from this Section 9 to the extent provided by such Agent

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and will be, and will be deemed to have agreed to be, bound by the provisions of Sections 10.14, 10.15, 10.16 and 10.17.
9.5Reliance and Liability.
(a)Each of the Administrative Agent and the Collateral Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 10.6, (ii) rely on the Register to the extent set forth in Section 10.6, (iii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Credit Party) and (iv) rely and act upon any document and information (including those transmitted by Electronic Transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.
(b)None of the Administrative Agent, the Collateral Agent and their respective Related Persons will be liable for any action taken or omitted to be taken by any of them under or in connection with any Credit Document, and each Secured Party, the Company and each other Credit Party hereby waive and will not assert (and the Company will cause each other Credit Party to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of such Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, neither the Administrative Agent nor the Collateral Agent:
(i)will be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of such Agent, when acting on behalf of such Agent);
(ii)will be responsible to any Lender, Issuing Bank or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Credit Document;
(iii)makes any warranty or representation, or will be responsible, to any Lender, Issuing Bank or other Person for (A) any statement, document, information, including any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, (B) any representation or warranty made or furnished by or on behalf of any Credit Party or any Related Person of any Credit Party in connection herewith or with any Credit Document or any transaction contemplated herein or therein or any other document, certificate or information with respect to any Credit Party, whether or not transmitted or (except for documents expressly required under any Credit Document to be transmitted to the Lenders) omitted to be transmitted by such Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by such Agent in connection with the Credit Documents, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Credit Document or the occurrence of any Default, (D) the execution, effectiveness, genuineness, validity, enforceability, collectability, sufficiency or genuineness hereof or of any Credit Document or any other agreement, instrument or document or (E) the satisfaction of any condition set forth in Section 3 or elsewhere in any Credit Document, and (F) and, for each of the items set forth in clauses (A) through (E) hereof, each Lender and Issuing Bank hereby waives and agrees not to assert any right, claim or cause of action it might have against the Administrative Agent or the Collateral Agent based thereon; and

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(iv)will have any duty to ascertain or to inquire as to the performance or observance of any provision of any Credit Document, whether any condition set forth in any Credit Document is satisfied or waived, as to the financial condition of any Credit Party or as to the occurrence or continuation or possible occurrence or continuation of any Default or Event of Default or will be deemed to have notice or knowledge of such occurrence or continuation unless it has received a written notice from the Company or any Lender or Issuing Bank describing such Default or Event of Default clearly labeled “notice of default” (in which case such Agent will promptly give notice of such receipt to all Lenders).
(c)Each party to this Agreement acknowledges and agrees that the Administrative Agent may from time to time use one or more outside service providers for the tracking of all Uniform Commercial Code financing statements (and/or other collateral related filings and registrations from time to time) required to be filed or recorded pursuant to the Credit Documents and the notification to the Administrative Agent, of, among other things, the upcoming lapse or expiration thereof. No Agent will be liable for any action taken or not taken by any such service provider.
9.6Agent Individually. Each of the Administrative Agent and the Collateral Agent and their Affiliates may make loans and other extensions of credit to, acquire Capital Stock of, engage in any kind of business, including but not limited to any type of financial advisory business, with any Credit Party or Affiliate thereof as though it were not acting as an Agent and may receive separate fees and other payments therefor. To the extent the Administrative Agent, the Collateral Agent or any of their respective Affiliates makes any Loan or otherwise becomes a Lender hereunder, it will have and may exercise the same rights and powers hereunder and will be subject to the same obligations and liabilities as any other Lender and the terms “Lender,” “Required Lender,” and any similar terms will, except where otherwise expressly provided in any Credit Document, include such Agent or such Affiliate, as the case may be, in its individual capacity as Lender or as one of the Required Lenders.
9.7Lender Credit Decision.
(a)Each Lender and Issuing Bank acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, any Lender or Issuing Bank or any of their Related Persons or upon any document (including any offering and disclosure materials in connection with the syndication of the Loans) solely or in part because such document was transmitted by such Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Credit Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Credit Document or with respect to any transaction contemplated in any Credit Document, in each case based on such documents and information as it will deem appropriate. Each Lender further represents and warrants that it has reviewed the confidential information memorandum and each other document made available to it on the Platform in connection with this Agreement and has acknowledged and accepted the terms and conditions applicable to the recipients thereof (including any such terms and conditions set forth, or otherwise maintained, on the Platform with respect thereto). Except for documents expressly required by any Credit Document to be transmitted by the Administrative Agent or the Collateral Agent to the Lenders or Issuing Banks, no such Agent will have any duty or responsibility to provide any Lender or Issuing Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Credit Party or any Affiliate of any Credit Party that may come in to the possession of such Agent or any of its Related Persons.
(b)If any Lender or Issuing Bank has elected to abstain from receiving Nonpublic Information concerning the Credit Parties or their Affiliates, such Lender or Issuing Bank acknowledges that, notwithstanding such election, the Administrative Agent and/or the Credit Parties will, from time to time, make available syndicate-information (which may contain Nonpublic Information) as required by the terms of, or in the course of administering the Loans to the credit contact(s) identified for receipt of such information on the Lender’s administrative questionnaire who are able to receive and use all syndicate-level information (which may contain Nonpublic Information) in accordance with such Lender’s compliance policies and contractual obligations and applicable Law, including federal and state securities laws; provided that if such contact is not so identified in such questionnaire, the relevant Lender

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or Issuing Bank hereby agrees to promptly (and in any event within one (1) Business Day) provide such a contact to the Administrative Agent and the Credit Parties upon request therefor by the Administrative Agent or the Credit Parties. Notwithstanding such Lender’s or Issuing Bank’s election to abstain from receiving material non-public information, such Lender or Issuing Bank acknowledges that if such Lender or Issuing Bank chooses to communicate with the Administrative Agent, it assumes the risk of receiving Nonpublic Information concerning the Credit Parties or their Affiliates. In the event that any Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither the Company nor the Administrative Agent has any responsibility for such Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Credit Documents.
(c)Each Lender, by delivering its signature page to this Agreement or an Assignment Agreement and funding its Loan, will be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, the Required Lenders or the Lenders, as applicable, on the Closing Date.
9.8Expenses; Indemnities; Withholding.
(a)Each Lender agrees to reimburse the Administrative Agent, the Collateral Agent and each of their respective Related Persons (to the extent not reimbursed by any Credit Party) promptly upon demand, severally and ratably, in proportion to its Pro Rata Share, for any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Credit Party) that may be incurred by such Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement of, or the taking of any other action (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding (including preparation for and/or response to any subpoena or request for document production relating thereto) or otherwise) in respect of, or legal advice with respect to, its rights or responsibilities under, any Credit Document.
(b)Each Lender further agrees to indemnify the Administrative Agent, the Collateral Agent and each of their respective Related Persons (to the extent not reimbursed by any Credit Party), severally and ratably, in proportion to its Pro Rata Share, from and against Liabilities (including, to the extent not indemnified pursuant to Section 9.8(c), taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Lender) that may be imposed on, incurred by or asserted against such Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Credit Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by such Agent or any of its Related Persons under or with respect to any of the foregoing (IN ALL CASES, WHETHER OR NOT CAUSED OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF ANY AGENT OR RELATED PERSON); provided, however, that no Lender will be liable to the Administrative Agent, the Collateral Agent or any of their respective Related Persons to the extent such liability has resulted solely and directly for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, claims, suits, judgments, litigations, investigations, inquiries or proceedings, costs, expenses or disbursements which have resulted from the gross negligence or willful misconduct of such Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. No Lender shall be liable under this Section or otherwise for any failure of another Lender to satisfy such other Lender’s obligations under the Credit Documents.
(c)To the extent required by any applicable law, the Administrative Agent and the Collateral Agent may withhold from any payment to any Lender under a Credit Document an amount equal to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that such Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate certification form was not delivered, was not properly executed, or fails to establish an exemption from, or reduction of, withholding tax with respect to a particular type of payment, or because such Lender failed to notify such Agent or any other Person of a

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change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), or such Agent reasonably determines that it was required to withhold taxes from a prior payment but failed to do so, such Lender will promptly indemnify such Agent fully for all amounts paid, directly or indirectly, by such Agent as tax or otherwise, including penalties and interest, and together with all expenses incurred by such Agent, including legal expenses, allocated internal costs and out-of-pocket expenses. Each of the Administrative Agent and the Collateral Agent may offset against any payment to any Lender under a Credit Document, any applicable withholding tax that was required to be withheld from any prior payment to such Lender but which was not so withheld, as well as any other amounts for which such Agent is entitled to indemnification from such Lender under this Section 9.8(c).
9.9Resignation of Administrative Agent, Collateral Agent or Issuing Bank.
(a)Each of the Administrative Agent and the Collateral Agent may resign at any time by delivering notice of such resignation to the Lenders and the Company, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice will be effective, in accordance with the terms of this Section 9.9. If such Agent delivers any such notice, the Required Lenders will have the right, subject to the consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), at all times other than during the continuation of an Event of Default under Section 8.1(a), (f) or (g), to appoint a successor Administrative Agent or Collateral Agent, as applicable. The Administrative Agent’s resignation shall become effective on the earliest of (i) 30 days after delivery of the notice of resignation (regardless of whether a successor has been appointed or not), (ii) the appointment of a successor Administrative Agent by the Required Lenders or (iii) such other date, if any, agreed to by the Required Lenders. If, after 30 days after the date of such retiring Agent’s notice of resignation, no successor Administrative Agent or Collateral Agent, as applicable, has been appointed by the Required Lenders that has accepted such appointment, then such retiring Agent may, on behalf of the Lenders, appoint a successor Administrative Agent or Collateral Agent, as applicable, from among the Lenders or a commercial banking institution organized under the laws of the United States (or any State thereof) or a United States branch or agency of a commercial banking institution, in each case, having combined capital and surplus of at least $500,000,000. Each appointment under this clause (a) will be subject to the prior consent of the Company, which will not be unreasonably withheld but will not be required during the continuance of an Event of Default.
(b)Effective immediately upon its resignation, (i) any retiring Administrative Agent or Collateral Agent will be discharged from its duties and obligations under the Credit Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lender or the Issuing Banks under any of the Credit Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed), (ii) the Lenders will assume and perform all of the duties of such Agent until a successor Administrative Agent or Collateral Agent, as applicable, will have accepted a valid appointment hereunder, (iii) such retiring Agent and its Related Persons will no longer have the benefit of any provision of any Credit Document as Administrative Agent or Collateral Agent, as applicable, other than with respect to any actions taken or omitted to be taken while such retiring Agent was, or because such Agent had been, validly acting as Administrative Agent or Collateral Agent, as applicable, under the Credit Documents and (iv) subject to its rights under Section 9.3, such retiring Agent will take such action as may be reasonably necessary to assign to the applicable successor Administrative Agent or Collateral Agent its rights as Administrative Agent or Collateral Agent, as applicable, under the Credit Documents. After any retiring Administrative Agent’s or Collateral Agent’s resignation hereunder as the Administrative Agent, the provisions of this Section 9 and Sections 10.2, 10.3, 10.4, 10.10, 10.14, 10.15, and 10.16 will inure to its benefit, its sub-agents and their respective affiliates benefit as to any actions taken or omitted to be taken by any of them while it was Administrative Agent or Collateral Agent hereunder. Effective immediately upon the acceptance of a valid appointment as Administrative Agent or Collateral Agent by a successor Administrative Agent or Collateral Agent, such successor Administrative Agent or Collateral Agent will succeed to, and become vested with, all the rights, powers, privileges and duties of such retiring Agent under the Credit Documents and the retiring Administrative Agent or Collateral Agent will promptly (A) transfer to its successor all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent or Collateral Agent under the Credit Documents, and (B) execute and deliver to such successor Administrative Agent or Collateral Agent such

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amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent or Collateral Agent of the security interests created under the Collateral Documents.
(c)Any Issuing Bank may resign at any time by delivering notice of such resignation to the Administrative Agent, effective on the date set forth in such notice or, if no such date is set forth therein, on the date such notice will be effective. Upon such resignation, the applicable Issuing Bank will remain an Issuing Bank and will retain its rights and obligations in its capacity as such (other than any obligation to Issue Letters of Credit but including the right to receive fees or to have Lenders participate in any L/C Reimbursement Agreement Obligation thereof) with respect to Letters of Credit Issued by such Issuing Bank prior to the date of such resignation and will otherwise be discharged from all other duties and obligations under the Credit Documents.
9.10Release of Collateral or Guarantors.
(a)Each Lender and Issuing Bank hereby consents to the release and hereby directs the Administrative Agent and the Collateral Agent to release (or, in the case of clause (b)(ii) below, release or subordinate) the following:
(i)any Guarantor from its guaranty of any Obligation pursuant to Section 7.11 or upon such Guarantor becoming an Excluded Subsidiary, and such Guarantor will be automatically released from its Obligations thereunder; provided, however, that the release of any Guarantor Subsidiary from its obligations under this Agreement and the other Credit Documents as a result of it becoming an Excluded Subsidiary of the type described in clause (h) of the definition thereof (and which clause is the only basis on which such Guarantor Subsidiary would constitute an Excluded Subsidiary) shall only be permitted if at the time such Guarantor Subsidiary becomes an Excluded Subsidiary of such type (1) no Default or Event of Default shall have occurred and be continuing, (2) after giving Pro Forma effect to such release and the consummation of the transaction that causes (or, in the absence of this proviso, would cause) such Subsidiary to be an Excluded Subsidiary of such type, the Company is deemed to have made a new Investment in such Subsidiary for purposes of Section 6.6 (as if such Subsidiary were then newly acquired) in an amount equal to (I) the fair market value of such Subsidiary as of the date that it becomes such an Excluded Subsidiary (as reasonably determined by the Company in good faith), times (II) the percentage of the total Capital Stock of such Subsidiary then issued and outstanding that is retained by the Credit Parties on such date, and such Investment is permitted pursuant to Section 6.6 (other than Section 6.6(k)) at such time, (3) the Capital Stock of such Subsidiary then issued and outstanding that is not retained by Credit Parties on such date shall be owned by a Person that is not a Credit Party or an Affiliate of a Credit Party, (4) the transaction pursuant to which such Guarantor Subsidiary became an Excluded Subsidiary of such type was (i) not entered into in contemplation of the release provision set forth in this Section 9.10(a) and (ii) a bona fide joint venture or otherwise not prohibited pursuant to Section 6.8 and (5) a Responsible Officer of the Company certifies to the Administrative Agent compliance with preceding clauses (1) through (4); provided further, that no such release shall occur if such Guarantor continues to be a guarantor in respect of any Material Indebtedness that is Junior Financing or any Permitted Refinancing in respect of any of the foregoing;
(ii)any Lien held by the Collateral Agent for the benefit of the Secured Parties against any Guarantor upon the release of such Guarantor from its guaranty pursuant to clause (i) above;
(iii)any Lien held by the Collateral Agent for the benefit of the Secured Parties against (1) any Collateral that is sold, transferred, conveyed or otherwise disposed of by a Credit Party in a transaction permitted by the Credit Documents (including pursuant to a valid waiver or consent), (2) any property subject to a Lien permitted hereunder in reliance upon Section 6.1(d) and (3) all of the Collateral and all Credit Parties, upon (A) termination of the Revolving Credit Commitments, (B) payment and

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satisfaction in full of all Loans, all obligations to reimburse the Issuing Banks for drawings honored under Letters of Credit, all other Obligations under the Credit Documents (excluding contingent obligations as to which no claim has been asserted) and all Obligations arising under Secured Rate Contracts and Bank Product Agreements that the Administrative Agent has theretofore been notified in writing by the holder of such Obligations are then due and payable, (C) deposit of cash collateral with respect to all contingent Obligations (or, as an alternative to cash collateral, in the case of any Letter of Credit Obligation, receipt by the Administrative Agent of a back-up letter of credit) in amounts and on terms and conditions and with parties satisfactory to the Administrative Agent, the applicable Issuing Bank and each Indemnitee that is, or may be, owed such Obligations (excluding contingent Obligations (other than obligations to reimburse the Issuing Banks for drawings honored under Letters of Credit) as to which no claim has been asserted), and, in the case of this clause (3), the Collateral Documents, the guarantees made herein, the Liens and all other security interests granted thereunder will automatically terminate, and (D) to the extent requested by the Administrative Agent, receipt by the Administrative Agent and the Secured Parties of liability releases from the Credit Parties each in form and substance reasonably acceptable to the Administrative Agent;
(iv)any Lien held by the Collateral Agent for the benefit of the Secured Parties against any Credit Party against accounts receivable sold pursuant to a Permitted Supplier Financing Arrangement; and
(v)the releases contemplated by Section 10.28.
(b)Each Lender and Issuing Bank hereby directs the Administrative Agent and the Collateral Agent, and each of the Administrative Agent and the Collateral Agent hereby agrees, upon receipt of reasonable advance notice from the Company, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section 9.10, subject to receipt by the Administrative Agent of a certification of the Company as to such matters as are reasonably required by the Administrative Agent. To the extent any Collateral is disposed of as permitted by this Section to any Person other than a Credit Party, such Collateral will be sold free and clear of Liens created by the Credit Documents and the Administrative Agent will be authorized to take any actions deemed appropriate in order to effect the foregoing.
(c)In the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent (at the direction of the Required Lenders) or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders will otherwise agree in writing), at the direction of the Required Lenders, will be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition (including pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), the Collateral Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code). Any release of guarantee obligations will be deemed subject to the provision that such guarantee obligations will be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby will be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made. The Collateral Agent will not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor will the Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

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9.11Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Credit Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Revolving Loans, the Letters of Credit, the Revolving Credit Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Credit Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related hereto or thereto).
For purposes of this Section 9.11, “Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

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9.12Joint Lead Arrangers and Joint Bookrunners. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Credit Document, none of the Joint Lead Arrangers and Joint Bookrunners will have any duties or responsibilities, nor will any of such Agents have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities will be read into this Agreement or any other Credit Document or otherwise exist against any of such Agents. At any time that any Lender serving (or whose Affiliate is serving) as Joint Lead Arranger or Joint Bookrunner will have transferred to any other Person (other than any Affiliates) all of its interests in the Loans, such Lender (or an Affiliate of such Lender acting as Joint Lead Arranger or Joint Bookrunner) will be deemed to have concurrently resigned as such Joint Lead Arranger or Joint Bookrunner.
9.13Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim. In the case of pendency of any proceeding under any Bankruptcy Proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan will then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent will have made any demand on the Company) will be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)to file a verified statement pursuant to the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;
(b)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its respective agents and counsel and all other amounts due the Administrative Agent under Section 2, Section 10.2 and Section 10.3) allowed in such judicial proceeding; and
(c)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent will consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under this Agreement. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Administrative Agent, its agents and counsel, and any other amounts due the Administrative Agent under this Agreement out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a Lien on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.
Nothing contained herein will be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
9.14Matters of Foreign Law.
(a)Germany. The parties hereto acknowledge and agree for the purposes of taking and ensuring the continuing validity of German law governed pledges (Pfandrechte) with the creation of parallel debt obligations of the Company and its Subsidiaries as will be further described in a separate German law governed parallel debt undertaking. The Administrative Agent shall (i) hold such parallel debt undertaking as fiduciary agent (Treuhaender) and (ii) administer and hold as fiduciary agent

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(Treuhaender) any pledge created under a German law governed Collateral Document which is created in favor of any Secured Party or transferred to any Secured Party due to its accessory nature (Akzessorietaet), in each case of (i) and (ii) in its own name and for the account of the Secured Parties. Each Lender, on its own behalf and on behalf of its affiliated Secured Parties, hereby authorizes the Administrative Agent to enter as its agent (Vertreter) in its name and on its behalf into any German law governed Collateral Document, to accept as its agent in its name and on its behalf any pledge under such Collateral Document and to agree to and execute as its agent in its name and on its behalf any amendments, supplements and other alterations to any such Collateral Document and to release any such Collateral Document and any pledge created under any such Collateral Document in accordance with the provisions herein and/or the provisions in any such Collateral Document.
(b)Additional Foreign Law Provisions. To the extent that, after the Closing Date, the Company designates any additional Subsidiary Borrower that is organized under the laws of any jurisdiction (other than of any State or the District of Columbia of the United States of America), the applicable Subsidiary Borrower Agreement may include additional acknowledgements and undertakings with respect to such Subsidiary Borrower as counsel to the Company may deem reasonably necessary or appropriate in connection with such designation (in consultation with the Administrative Agent), and any such provision in such Subsidiary Borrower Agreement shall be incorporated by reference in this Agreement.
Section 10.MISCELLANEOUS
10.1Notices.
(a)Addresses. All notices and other communications required or expressly authorized to be made by this Agreement will be given in writing, unless otherwise expressly specified herein, and (i) addressed to the address set forth on Appendix B or otherwise indicated to the Company and the Administrative Agent in writing, (ii) posted to the Platform (to the extent such system is available and set up by or at the direction of the Administrative Agent prior to posting), (iii) posted to any other E-System approved by or set up by or at the direction of the Administrative Agent or (iv) addressed to such other address as will be notified in writing (A) in the case of the Company, the Administrative Agent, the Collateral Agent and the Swing Line Lender, to the other parties hereto and (B) in the case of all other parties, to the Company, the Administrative Agent and the Collateral Agent. Transmissions made by electronic mail or E-Fax to the Administrative Agent will be effective only (x) for notices where such transmission is specifically authorized by this Agreement, (y) if such transmission is delivered in compliance with procedures of the Administrative Agent applicable at the time and previously communicated to Borrower, and (z) if receipt of such transmission is acknowledged by the Administrative Agent.
(b)Effectiveness. All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement will be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one (1) Business Day after delivery to such courier service, (iii) if delivered by mail, three (3) Business Days after deposit in the mail, (iv) if delivered by facsimile (other than to post to an E-System pursuant to clause (a)(ii) or (a)(iii) above), upon sender’s receipt of confirmation of proper transmission, and (v) if delivered by posting to any E-System, on the later of the Business Day of such posting and the Business Day access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System; provided, however, that no communications to the Administrative Agent pursuant to this Section 10.1 will be effective until received by the Administrative Agent.
(ii)The posting, completion and/or submission by any Credit Party of any communication pursuant to an E-System will constitute a representation and warranty by the Credit Parties that any representation, warranty, certification or other similar statement required by the Credit Documents to be provided, given or made by a Credit Party in connection with any such communication is true, correct and complete except as expressly noted in such communication or ESystem.

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(c)Each Lender will notify the Administrative Agent and the Collateral Agent in writing of any changes in the address to which notices to such Lender should be directed, of addresses of its Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent will reasonably request.
(d)Electronic Transmissions.
(i)Authorization. Subject to the provisions of Section 10.1(a), each of the Administrative Agent, the Collateral Agent, the Lenders, each Credit Party and each of their Related Persons, is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Credit Document and the transactions contemplated therein. Each Credit Party and each Secured Party hereto acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.
(ii)Signatures. Subject to the provisions of Section 10.1(a), (i)(A) no posting to any E-System will be denied legal effect merely because it is made electronically, (B) each E-Signature on any such posting will be deemed sufficient to satisfy any requirement for a “signature” and (C) each such posting will be deemed sufficient to satisfy any requirement for a “writing,” in each case including pursuant to any Credit Document, any applicable provision of any applicable UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and will be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which the Administrative Agent, the Collateral Agent, each other Secured Party and each Credit Party may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature will, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable Law requiring certain documents to be in writing or signed; provided, however, that nothing herein will limit such party’s or beneficiary’s right to contest whether any posting to any E-System or E-Signature has been altered after transmission.
(iii)Separate Agreements. All uses of an E-System will be governed by and subject to, in addition to Section 10.1, the separate terms, conditions and privacy policy posted or referenced in such E-System (or such terms, conditions and privacy policy as may be updated from time to time, including on such E-System) and related Contractual Obligations executed by the Administrative Agent and Credit Parties in connection with the use of such E-System.
(iv)LIMITATION OF LIABILITY. ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS WILL BE PROVIDED “AS IS” AND “AS AVAILABLE.” NONE OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF ANY E-SYSTEMS OR ELECTRONIC TRANSMISSION AND DISCLAIMS ALL LIABILITY (WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN CONTRACT, TORT OR OTHERWISE)) FOR

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ERRORS OR OMISSIONS THEREIN. NO WARRANTY OF ANY KIND IS MADE BY THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT ANY LENDER OR ANY OF THEIR RELATED PERSONS IN CONNECTION WITH ANY E SYSTEMS OR ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS. The Company, each other Credit Party executing this Agreement and each Secured Party agrees that the Administrative Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.
(e)Each Credit Party agrees that the Administrative Agent may make the communications described in clause (a) above available to the other Agents, the Lenders, the Swing Line Lender or the Issuing Banks by posting such communications on any Platform.
(f)Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to information that is not made available through the “Public Side Information” portion of the Platform and that may contain Nonpublic Information with respect to the Company, the Subsidiaries or their respective securities for purposes of United States federal or state securities laws. In the event that any Public Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither the Company nor the Administrative Agent has any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Credit Documents.
10.2Expenses. The Company agrees to pay promptly, in each case for which an invoice has been delivered to the Company, (a) if the Closing Date occurs, all actual, reasonable and documented in reasonable detail out-of-pocket costs and expenses of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Joint Lead Arrangers in the preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all the costs of furnishing all opinions by counsel for the Company and the other Credit Parties; (c) the actual, reasonable and documented in reasonable detail out-of-pocket fees, expenses and disbursements of counsel to the Administrative Agent, the Collateral Agent, the Issuing Banks and the Joint Lead Arrangers in connection with (i) the negotiation, preparation, execution and administration of the Credit Documents (if the Closing Date occurs) and (ii) any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Company, limited to fees, expenses and disbursements of one primary counsel and, if reasonably necessary, one local counsel in each relevant jurisdiction (which may be a single local counsel acting in multiple jurisdictions); (d) all the actual, reasonable and documented in reasonable detail expenses of creating, perfecting and recording Liens in favor of the Collateral Agent, for the benefit of the Secured Parties, including filing and recording fees, expenses and Taxes, stamp or documentary Taxes, search fees, title insurance premiums and actual, reasonable documented out-of-pocket fees, expenses and disbursements of counsel to each of the Administrative Agent and the Collateral Agent and of counsel providing any opinions that the Administrative Agent and the Collateral Agent or the Required Lenders may reasonably request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (e) all the actual, reasonable and documented in reasonable detail out-of-pocket costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers reasonably engaged by the Administrative Agent and the Collateral Agent; (f) all the actual, reasonable and documented in reasonable detail out-of-pocket costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by the Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (g) all the actual, reasonable and documented in reasonable detail out-of-pocket costs and reasonable expenses of the Administrative Agent and the Joint Lead Arrangers in connection with the administration of the Credit Documents and any amendment, waiver or consent in respect thereof; (h)

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without duplication of payments described in Section 2.20(c), all Other Taxes; and (i) after the occurrence and during the continuance of a Default or an Event of Default, all actual, reasonable and documented in reasonable detail out-of-pocket costs and expenses, including reasonable attorneys’ fees and costs of settlement, incurred by any Agent, any Issuing Bank and the Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or preservation of any right or remedy under any Credit Document or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings, limited, in the case of legal fees and expenses, to fees, disbursements and expenses of one counsel to the Agents and the Lenders taken as a whole (and, if reasonably necessary, one local counsel in any relevant jurisdiction (which may be a single local counsel acting in multiple jurisdictions) and, solely in the event of an actual or potential conflict of interest between any Agent and the Lenders, where the Person or Persons affected by such conflict of interest inform the Company in writing of such conflict of interest, one additional counsel in each relevant jurisdiction to each group of affected Persons similarly situated taken as a whole)). For the avoidance of doubt, no payment or expense reimbursement shall be made pursuant to this Section 10.2 in respect of Excluded Taxes.
10.3Indemnity; Certain Waivers.
(a)Indemnity. In addition to the payment of expenses pursuant to Section 10.2, each Credit Party agrees to indemnify, pay and hold harmless, each Agent, each Issuing Bank, each Lender and each of their respective Related Persons (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided that no Credit Party will have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities (i) arise from (A) the bad faith, gross negligence or willful misconduct of that Indemnitee or its Related Persons as determined by a court of competent jurisdiction in a final non-appealable order or (B) any material breach of the obligations of that Indemnitee or its Related Persons under this Agreement or any other Credit Document as determined by a court of competent jurisdiction in a final non-appealable order, (ii) relate to any dispute solely among Indemnitees other than (A) claims against an Agent, in its capacity as such or in fulfilling its role as an Agent, and (B) claims arising out of any act or omission on the part of any Credit Party or any Subsidiary or Affiliates or (iii) any settlement entered into by any Indemnitee or of any Related Person in connection with the foregoing without the Company’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), but, if such settlement occurs with Borrower’s written consent or if there is a final judgment for the plaintiff in any action or claim with respect to any of the foregoing, the Company will be liable for such settlement or for such final judgment. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. The Credit Parties agree that, without the prior written consent of the Administrative Agent, which consent will not be unreasonably withheld or delayed, the Credit Parties will not enter into any settlement of a Claim in respect of which indemnification could have been sought by an Indemnitee under this Section 10.3(a) unless such settlement includes an explicit and unconditional release from the party bringing such Claim of all Indemnitees which could have sought indemnification with respect to such Claim under this Section 10.3(a). This Section 10.3 will not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(b)To the extent that the Credit Parties fail to indefeasibly pay any amount required to be paid by them to the Agents, the Issuing Banks or the Swing Line Lender under Sections 10.3(a) in accordance with Section 9.8(b), each Lender severally agrees to pay to the applicable Agent, the applicable Issuing Bank or the Swing Line Lender, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (such indemnity will be effective whether or not the related losses, claims, damages, liabilities and related expenses are incurred or asserted by any party hereto or any third party); provided that the unreimbursed Claim was incurred by or asserted against any of the Agents, the Issuing Banks or the Swing Line Lender in its capacity as such.

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(c)No Indemnitee will be liable for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems (including the Platform) and neither any Indemnitee nor any Credit Party (or any of their respective directors, officers, employees, controlling Persons, controlled affiliates or agents) will be liable for any indirect, special, punitive or consequential damages in connection with the Transactions, this Agreement or any other Credit Document (including the Facilities and the use of proceeds hereunder), or with respect to any activities or other transactions related to the Facilities; provided that nothing contained in this sentence limits the Credit Parties’ indemnity and reimbursement obligations to the extent such special, indirect, punitive or consequential damages are included in any third party claim in connection with which such Indemnitee is entitled to indemnification hereunder.
10.4Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than the Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder, the Letters of Credit and participations therein and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit and participations therein or with any other Credit Document, irrespective of whether or not (a) such Lender will have made any demand hereunder or (b) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder will have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured. Notwithstanding the foregoing, nothing contained in this Section 10.4 shall provide any Lender with any recourse against Excluded Assets.
10.5Amendments and Waivers.
(a)Required Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, will in any event be effective without the written concurrence of the Required Lenders, except the Administrative Agent may, with the consent of the Company only, amend, modify or supplement this Agreement (i) to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or Issuing Bank, provided that no such amendment will become effective until the fifth Business Day after it has been posted to the Lenders, and then only if the Required Lenders have not objected in writing within such five (5) Business Day period, (ii) to enter into additional or supplemental Collateral Documents, (iii) to release Collateral or Guarantors in accordance with Section 9 of this Agreement and the Collateral Documents and (iv) any Fee Letter may be amended by the parties thereto without the consent of any other Person.
(b)Affected Lenders’ Consent. No amendment, modification, termination, or consent will be effective if the effect thereof would:
(i)extend the scheduled final maturity date of any Loan of any Lender without the written consent of such Lender; provided that no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default will constitute an extension of a final maturity date (other than a waiver of a Default or Event of Default resulting from any failure to pay at the final maturity date);
(ii)waive, reduce or postpone any scheduled repayment (but not prepayment or mandatory prepayment, which will be governed by Section 10.5(a)) of any Loan held by any Lender pursuant to Section 2.12 without the written consent of such Lender;

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(iii)extend the stated expiration date of any Letter of Credit beyond the Revolving Credit Commitment Termination Date without the written consent of the applicable Issuing Bank (it being acknowledged and agreed that each Issuing Bank may agree to extend such stated expiration date in connection with an Extension under Section 10.5(h));
(iv)reduce the rate of interest on any Loan held by any Lender (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.10) or any fee payable to a Lender under this Agreement without the written consent of such Lender;
(v)extend the time for payment of any such interest, fees or reimbursement obligation in respect of any Letter of Credit without the written consent of all the Lenders directly affected thereby (it being understood that the waiver of any mandatory prepayment will not constitute an extension of any time for payment of interest or fees);
(vi)reduce the principal amount of any Loan held by a Lender without the written consent of such Lender or reduce any reimbursement obligation in respect of any Letter of Credit without the written consent of the applicable Issuing Bank to which such reimbursement obligation is payable;
(vii)amend, modify, terminate or waive any provision of Section 10.5(a), this Section 10.5(b) or Section 10.5(c) without the written consent of all Lenders and, as applicable, all Issuing Banks;
(viii)amend (x) the definition of “Required Lenders”, (y) the definition of “Pro Rata Share” or (z) the pro rata application of payments otherwise required by the terms of this Agreement as in effect on the Closing Date in each case without the written consent of all Lenders; provided that, with the consent of the Required Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Required Lenders” or “Pro Rata Share”, as applicable, on substantially the same basis as the Revolving Credit Commitments and the Revolving Loans are included on the Closing Date; provided further, that such definitions may also be amended in furtherance of any amendment permitted by another subsection of this Section 10.5(b) with the consent of such Persons as are required by such subsection;
(ix)amend, modify, terminate or waive any provision of Section 10.6(g) (as it relates to any participation with the Company or its Affiliates) without the written consent of all Lenders;
(x)release, or subordinate the Collateral Agent’s Liens on, all or substantially all of the Collateral or release all or substantially all of the Guarantors from the Guaranty, except as expressly provided in the Credit Documents as in effect on the Closing Date, or in connection with securing additional secured obligations equally and ratably with the other Obligations in accordance with the Credit Documents as in effect on the Closing Date, without the written consent of all Lenders;
(xi)consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document without the written consent of all Lenders;
(xii)extend or increase any Revolving Credit Commitments of any Lender without the written consent of such Lender;

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(xiii)subordinate the Obligations under the Credit Documents to any other Indebtedness without the written consent of each adversely affected Lender;
(xiv)amend or modify the definition of “Secured Swap Provider”, “Obligations”, “Secured Rate Contracts”, “Bank Products” and “Bank Product Provider”, in each case, in a manner materially adverse to any Secured Swap Provider or Bank Product Provider (as applicable) holding outstanding Obligations under Secured Rate Contracts or Bank Products (as applicable) at such time without the written consent of such Person; or
(xv)amend or modify the consent rights of the Lenders in the definitions of “Alternative Currencies” and “Eligible Subsidiary” in each case without the written consent of all Lenders.
provided that (x) any change to the definition of Total Net Leverage Ratio or in the component definitions thereof shall not constitute a reduction in the unused commitment fees, and the agreement, consent or waiver by the Required Lenders of unused commitment fees as set forth in the paragraph immediately succeeding the table in the definition of “Applicable Commitment Fee Rate” in Section 1.1 shall not constitute a postponement of any date scheduled for, or a reduction in the amount of, any payment of interest or any payment of fees, and (y) the Required Lenders may waive any increase in the interest rate applicable to any Loan or other Obligation pursuant to Section 2.10.
(c)Other Consents. No amendment, waiver or consent will, unless in writing and signed by the Administrative Agent, the Collateral Agent, the Swing Line Lender or the Issuing Banks, as the case may be, in addition to the Required Lenders or all Lenders directly affected thereby, as the case may be (or by Administrative Agent with the consent of the Required Lenders or all the Lenders directly affected thereby, as the case may be), affect the rights or duties of the Administrative Agent, the Collateral Agent, the Swing Line Lender or the Issuing Banks, as applicable, in its capacity as such, under this Agreement or any other Credit Document. Further, no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, will:
(i)increase or extend any Revolving Credit Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided that (x) no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default (other than any Default or Event of Default arising from the failure to pay any amounts otherwise then due and payable hereunder) will constitute an increase in or extension of any Revolving Credit Commitment of any Lender, and (y) any change to the definition of Total Net Leverage Ratio or in the component definitions thereof shall not constitute an increase or extension of any Revolving Credit Commitment and the agreement, consent or waiver by the Required Lenders of interest or unused commitment fees as set forth in the paragraph immediately succeeding the applicable table in the definition of “Applicable Commitment Fee Rate” in Section 1.1 shall not constitute an increase or extension of any Revolving Credit Commitment;
(ii)amend, modify, terminate or waive any provision hereunder relating to the Swing Line Sub-limit or the Swing Line Loans without the consent of the Swing Line Lender and the Required Lenders;
(iii)alter the required application of any repayments or prepayments (including payments made from proceeds of Collateral) as between Classes pursuant to Section 2.15 or Section 8.3 or modify Section 2.17 without the consent of all Lenders, Bank Product Providers and Secured Swap Providers of each class otherwise entitled thereto which is being allocated a lesser repayment or prepayment (including payments made from proceeds of Collateral) as a result thereof; provided that Required Lenders

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may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered;
(iv)amend, modify, terminate or waive any obligation of the Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.4(e) without the written consent of the Administrative Agent and of the Issuing Banks and the Required Lenders;
(v)amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent; or
(vi)amend, waive or otherwise modify any provision of the paragraph immediately succeeding the table in the definition of “Applicable Commitment Fee Rate” in Section 1.1 without the consent of the Required Lenders (but no consent of other Lenders shall be required); or
(vii)amend, modify or waive any condition precedent set forth in Section 3.2 with respect to making Revolving Loans, Swing Line Loans or the issuance of Letters of Credit without the consent of the Required Lenders.
(d)Execution of Amendments, etc. The Administrative Agent may, but will have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent will be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case will entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 will be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit will not be construed as a waiver of any Default or Event of Default, regardless of whether any Agent, any Lender or Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on the Company or any other Credit Party in any case will entitle the Company or any other Credit Party to any other or further notice or demand in similar or other circumstances.
(e)Intercreditor Agreements and Subordination Agreements. Notwithstanding anything to the contrary in this Agreement, no Lender consent is required to effect (i) the entry into, amendment or supplement to any Intercreditor Agreement or any Subordination Agreement, in any such case that is (A) for the purpose of adding the holders of Pari Passu Lien Indebtedness, Junior Lien Indebtedness or Subordinated Debt (or a Debt Representative with respect thereto), as applicable, permitted hereunder as parties thereto (regardless of whether also constituting another category of Indebtedness hereunder), as expressly contemplated by the terms of such Intercreditor Agreement or such Subordination Agreement (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor or subordination agreement as determined by the Administrative Agent, are required to effectuate the foregoing; provided that such other changes are not adverse, in any material respect, to the interests of the Lenders) or (B) expressly contemplated by any Intercreditor Agreement or any Subordination Agreement.
(f)Additional Amendments Provisions.
(i)Nothing herein will be deemed to prohibit an amendment and/or amendment and restatement of this Agreement consented to by the Required Lenders, the Company and the Administrative Agent (A) to add one or more additional credit facilities to this Agreement (it being understood that no Lender will have any obligation to provide or to commit to provide all or any portion of any such additional credit facility) and to

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permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Revolving Loans and the accrued interest and fees in respect thereof and (B) to effect the amendments contemplated by the proviso in Section 10.5(b)(viii) and such other amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent to provide for such additional credit facility.
(g)Extension.
(i)Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Company to all Lenders having Revolving Credit Commitments with a like commitment termination date, in each case on a pro rata basis (based on the aggregate outstanding principal amounts of Revolving Credit Commitments) and on the same terms to each such Lender, the Company is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the commitment termination of each such Lender’s Revolving Credit Commitments of such class, and, subject to the terms hereof, otherwise modify the terms of such Revolving Credit Commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate and/or fees payable in respect of such Revolving Credit Commitments (and related outstandings) (each, an “Extension;” and each group of Revolving Credit Commitments, in each case as so extended, as well as the original Revolving Credit Commitments (in each case not so extended), being a separate “tranche”), so long as the following terms are satisfied:
(1)no Default or Event of Default will have occurred and be continuing at the time the Extension Offer is delivered to the Lenders or at the time of such Extension; and
(2)except as to interest rates, fees and final commitment termination date (which will be determined by the Company and set forth in the relevant Extension Offer, subject to acceptance by the applicable Lenders), the Revolving Credit Commitment of any Lender that agrees to an Extension with respect to such Revolving Credit Commitment extended pursuant to an Extension (an “Extended Revolving Credit Commitment”) and the related outstandings will be a Revolving Credit Commitment (or related outstandings, as the case may be) with the same terms (or terms not less favorable to existing Lenders holding Revolving Credit Commitments) as the original Revolving Credit Commitments (and related outstandings); provided that (1) the borrowing and payments (except for (A) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings), (B) repayments required upon the commitment termination date of the non-extending tranche of Revolving Credit Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments) of Revolving Loans with respect to Extended Revolving Credit Commitments after the applicable Extension date will be made on a pro rata basis with all other Revolving Credit Commitments, (2) subject to Section 10.5(c), all Swing Line Loans and Letters of Credit will be participated in on a pro rata basis by all Lenders with Revolving Credit Commitments (including Extended Revolving Credit Commitments) in accordance with their percentage of the Revolving Credit Commitments, (3) assignments and participations of Extended Revolving Credit Commitments and related Revolving Loans will be governed by the same assignment and participation provisions applicable to the other Revolving Credit Commitments

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and Revolving Loans and (4) at no time will there be Revolving Credit Commitments hereunder (including Extended Revolving Credit Commitments and any existing Revolving Credit Commitments) which have more than two (2) different maturity dates.
(ii)If the aggregate principal amount of Revolving Credit Commitments in respect of which a Lender will have accepted the relevant Extension Offer will exceed the maximum aggregate principal amount of Revolving Credit Commitments offered to be extended by the Company pursuant to such Extension Offer, then the Revolving Credit Commitments of such Lender will be extended ratably up to such maximum amount based on the respective principal or commitment amounts with respect to which such Lender have accepted such Extension Offer. With respect to all Extensions consummated by the Company pursuant to this Section, (i) such Extensions will not constitute voluntary or mandatory payments or prepayments for purposes of Sections 2.13 or 2.14 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Company may at its election specify as a condition to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Company’s sole discretion and may be waived by the Company) of Revolving Credit Commitments (as applicable) of any or all applicable tranches be tendered. The Administrative Agent, the Collateral Agent, the Issuing Banks, the Swing Line Lender and the Lenders hereby consent to the transactions contemplated by this Section (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement or any other Credit Document that may otherwise prohibit or conflict with any such Extension or any other transaction contemplated by this Section.
(iii)No consent of any Lender, any Issuing Bank, the Swing Line Lender, the Collateral Agent or the Administrative Agent will be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Revolving Credit Commitments (or a portion thereof) and (B) with respect to any Extension of the Revolving Credit Commitments, the consent of the Issuing Banks and the Swing Line Lender. All Extended Revolving Credit Commitments and all obligations in respect thereof will be Obligations under this Agreement and the other Credit Documents and secured by the same Liens on the Collateral that secure all other applicable Obligations. The Lenders hereby irrevocably authorize the Administrative Agent and the Collateral Agent to enter into amendments to this Agreement and the other Credit Documents with the Company (on behalf of all Credit Parties) as may be necessary in order to establish new tranches or sub-tranches in respect of Revolving Credit Commitments so extended and such technical amendments as may be necessary in the reasonable opinion of the Administrative Agent and the Company in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section (any such amendment, an “Extension Amendment”). In addition, if so provided in such amendment and with the consent of the Issuing Banks, participations in Letters of Credit expiring on or after the applicable commitment termination date will be re-allocated from Lenders holding non-extended Revolving Credit Commitments to Lenders holding Extended Revolving Credit Commitments in accordance with the terms of such amendment; provided, however, that such participation interests will, upon receipt thereof by the relevant Lenders holding Revolving Credit Commitments, be deemed to be participation interests in respect of such Revolving Credit Commitments and the terms of such participation interests will be adjusted accordingly. The Administrative Agent will promptly notify each Lender of the effectiveness of each such Extension Amendment.

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(iv)In connection with any Extension, the Company will provide the Administrative Agent at least five (5) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and will agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 10.5(g). This Section 10.5(g) will supersede any provisions of this Section 10.5 or Section 2.17 or 10.4 to the contrary.
10.6Successors and Assigns; Participations.
(a)Generally. This Agreement will be binding upon the parties hereto and their respective successors and assigns and will inure to the benefit of the parties hereto and the successors and assigns of the Lenders. No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all of the Lenders. Nothing in this Agreement, expressed or implied, will be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Register. Each Credit Party, the Administrative Agent and the Lenders will deem and treat the Persons listed as the Lenders in the Register as the holders and owners of the corresponding Revolving Credit Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Revolving Credit Commitment or Loan (whether or not evidenced by a Note) will be effective, in each case, unless and until recorded in the Register following receipt of an Assignment Agreement effecting the assignment or transfer thereof, together with the required forms and certificates regarding Tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 10.6(d). Each assignment will be recorded in the Register following receipt by the Administrative Agent of the Assignment Agreement, applicable know-your-customer documentation, and recordation and processing fee. The date of such recordation of a transfer will be referred to herein as the “Assignment Effective Date.” Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender will be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Revolving Credit Commitments or Loans.
(c)Right to Assign. Each Lender will have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Revolving Credit Commitment or Loans owing to it or other Obligation (provided that, pro rata assignments will not be required, but each such assignment will be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Loan and any related Revolving Credit Commitment):
(i)to any Person meeting the criteria of clause (a) or clause (c) of the definition of “Eligible Assignee” upon the giving of notice to the Company and the Administrative Agent and, for any assignment of Revolving Credit Commitments and/or Revolving Loans, consented to by each of the Swing Line Lender and the Issuing Banks (such consent not to be unreasonably withheld or delayed); and
(ii)to any Person meeting the criteria of clause (b) of the definition of “Eligible Assignee” and consented to by each of the Borrower, the Administrative Agent, the Swing Line Lender and the Issuing Banks (each such consent not to be (x) unreasonably withheld, delayed or conditioned and (y) in the case of the Company, required at any time an Event of Default will have occurred and then be continuing); provided that (1) the Company’s refusal to accept an assignment to a Disqualified Lender will be deemed to be reasonable, (2) the Company’s consent will be required with respect to any assignments to Disqualified Lenders and (3) the Company will be deemed to have

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consented to any such assignment (other than to an assignment to a Disqualified Lender) unless it will object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof; provided further, that each such assignment pursuant to this Section 10.6(c)(ii) will be in an aggregate amount of not less than $5,000,000 (or such lesser amount as may be agreed to by the Company and the Administrative Agent or as will constitute the aggregate amount of the Revolving Credit Commitments and Revolving Loans of the assigning Lender) with respect to the assignment of the Revolving Credit Commitments and Revolving Loans.
Notwithstanding the foregoing, no assignment may be made (A) to a Natural Person or (B) to a Disqualified Lender and, to the extent that any assignment of any Loan and/or related Revolving Credit Commitment is purported to be made to a Disqualified Lender, such Person shall be required immediately (and in any event within five (5) Business Days) to assign all Loans and Revolving Credit Commitments then owned by such Person to another Lender (other than a Defaulting Lender) or Eligible Assignee at a purchase price equal to the lesser of (x) the principal amount thereof and (y) the amount that such Person paid to acquire such Loans or Revolving Credit Commitments, in each case, plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder (and the Company shall be entitled to seek specific performance in any applicable court of law or equity to enforce this sentence).
(d)Mechanics. Assignments and assumptions of Loans and Revolving Credit Commitments will only be effected by manual execution and delivery to the Administrative Agent of an Assignment Agreement and will be effective as of the applicable Assignment Effective Date. In connection with all assignments there will be delivered to the Administrative Agent such forms, certificates or other evidence, if any, as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.20(f), together with payment to the Administrative Agent of a registration and processing fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.
(e)Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Revolving Credit Commitments and Loans, as the case may be, represents and warrants as of the Closing Date or as of the Assignment Effective Date that (i) (A) it is an Eligible Assignee and (B) it is not a Disqualified Lender, it being acknowledged by the Credit Parties, the Lenders and the other Secured Parties that the Administrative Agent will be entitled to rely on such representations and warranties set forth in this clause (i) without any diligence in respect to the accuracy of such representations and warranties and any breach of such representations and warranties by such Lender will not give rise to any liability on the part of the Administrative Agent; and (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Revolving Credit Commitments or Loans, as the case may be.
(f)Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the Assignment Effective Date (i) the assignee thereunder will have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans and Revolving Credit Commitments as reflected in the Register and will thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder will, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender will cease to be a party hereto on the Assignment Effective Date; provided that anything contained in any of the Credit Documents to the contrary notwithstanding, (A) the Issuing Banks will continue to have all rights and obligations thereof with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder and (B) such assigning Lender will continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Revolving Credit Commitments will be modified to reflect the Revolving Credit Commitment of such assignee and any Revolving Credit Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender will, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to the Administrative Agent for cancellation, and thereupon the Company will issue and

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deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Revolving Credit Commitments and/or outstanding Loans of the assignee and/or the assigning Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with clauses (b) through (f) will be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (g).
(g)Participations. Each Lender will have the right at any time to sell one or more participations to any Person (other than to (x) a Disqualified Lender or (y) the Company or its Affiliates) in all or any part of its Revolving Credit Commitments, Loans or in any other Obligation; provided that (x) the Administrative Agent may provide a list of Disqualified Lenders to any Lender upon the request of such Lender pursuant to Section 2.7(c) and (y) with respect to any participation by a Lender to a Disqualified Lender or, to the extent the Company’s consent is required under this Section 10.6, to any other Person, such participation will not be rendered void as a result but the Company shall be entitled to pursue any remedy available to them (whether at law or in equity, including specific performance to unwind such participation) against the Lender and such Disqualified Lender, as applicable, but in no case shall the Company or any other Person be entitled to pursue any remedy against the Administrative Agent. The holder of any such participation, other than an Affiliate of the Lender granting such participation, will not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (i) extend the scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Credit Commitment Termination Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Revolving Credit Commitment will not constitute a change in the terms of such participation, and that an increase in any Revolving Credit Commitment or Loan will be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder or release all or substantially all of the aggregate value of the guarantees in which such participant is participating. The Company agrees that each participant will be entitled to the benefits of Sections 2.18(d), 2.19 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided that (i) the participant agrees to be subject to the provisions of Sections 2.21 and 2.23 as if it were an assignee under Section 10.6(c), (ii) a participant will not be entitled to receive any greater payment under Sections 2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with the Company’s prior written consent to the participant and (iii) a participant that would be a Non-U.S. Lender if it were a Lender will not be entitled to the benefits of Section 2.20 unless the Company is notified of the participation sold to such participant and such participant agrees, for the benefit of the Company, to comply with Section 2.20 as though it were a Lender (it being understood that the documentation required under Section 2.20(f) or Section 2.20(g) will be delivered to the participant). Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Sections 2.21 and 2.23 with respect to any participant. To the extent permitted by law, each participant also will be entitled to the benefits of Section 10.4 as though it were a Lender; provided that such participant agrees to be subject to Section 2.17 as though it were a Lender. Each Lender that sells a participation or makes a grant to an SPC pursuant to Section 10.6(i), acting solely for this purpose as a non-fiduciary agent of the Company, will maintain a register on which it records the name and address of each participant or SPC, as applicable, and the principal amounts (and stated interest) of each participant’s or SPC’s interest in the Loans and Revolving Credit Commitments (each, a “Participant Register”). The entries in the Participant Register will be conclusive absent manifest error, and such Lender, the Company and the Administrative Agent will treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such Loans and Revolving Credit Commitments for all purposes of this Agreement, notwithstanding any notice to the contrary. No Lender will have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or SPC or any

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information relating to a participant’s or SPC’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) or proposed Section 1.163-5(b) of the United States Treasury Regulations (or any amended or successor version).
(h)Certain Other Assignments and Participations. In addition to any other assignment or participation permitted pursuant to this Section 10.6, any Lender may assign and/or pledge all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender, including, without limitation, to any Federal Reserve Bank or any other central bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank or any such other central bank; provided that no Lender, as between the Company and such Lender, will be relieved of any of its obligations hereunder as a result of any such assignment and pledge; provided further, in no event will the applicable Federal Reserve Bank, central bank, pledgee or trustee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder. Without limiting the foregoing, in the case of any Lender that is a fund that invests in bank loans or similar extensions of credit, such Lender may, without the consent of Borrower, the Issuing Bank, the Swing Line Lender, the Administrative Agent or any other Person, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities. For the avoidance of doubt, the Administrative Agent (in its capacity as the Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(i)Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company, the option to provide to the Company all or any part of any Revolving Loan that such Granting Lender would otherwise be obligated to make to the Company pursuant to this Agreement; provided that (i) nothing herein will constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender will be obligated to make such Loan pursuant to the terms hereof; provided further, that nothing herein will make the SPC a “Lender” for the purposes of this Agreement, obligate the Company or any other Credit Party or the Administrative Agent to deal with such SPC directly, obligate the Company or any other Credit Party in any manner to any greater extent than it was obligated to the Granting Lender, or increase costs or expenses of the Company. The Credit Parties and the Administrative Agent will be entitled to deal solely with, and obtain good discharge from, the Granting Lender and will not be required to investigate or otherwise seek the consent or approval of any SPC, including for the approval of any amendment, waiver or other modification of any provision of any Credit Document. The making of a Loan by an SPC hereunder will utilize the Revolving Credit Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC will be liable for any indemnity or similar payment obligation under this Agreement (all liability for which will remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement will survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States of America or any state thereof. In addition, notwithstanding anything to the contrary contained in this Section 10.6(i), any SPC may (i) with notice to, but without the prior written consent of, the Company and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Company and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

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(j)Electronic Signatures, Etc. The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement will be deemed to include electronic signatures or the keeping of records in electronic form, each of which will be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
10.7Independence of Covenants; Interpretation. All covenants hereunder will be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant will not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. Any dispute regarding the occurrence or continuance of a Default or Event of Default will be resolved by the Company and the Required Lenders (or Administrative Agent), and no Person other than the Required Lenders (or the Administrative Agent) will assert that a Default or Event of Default will have occurred and be continuing.
10.8Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein will survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.18, 2.19, 2.20, 10.2, 10.3, 10.14, 10.15 and 10.16 and the agreements of the Lenders set forth in Sections 2.17, 9.5, 9.6, 9.8 and 10.17 will survive the termination of all Revolving Credit Commitments, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof, and the payment in full of all other Obligations.
10.9No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document will impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor will any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and will be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Secured Rate Contracts or any of the Bank Product Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder will not impair any such right, power or remedy or be construed to be a waiver thereof, nor will it preclude the further exercise of any such right, power or remedy.
10.10Marshalling; Payments Set Aside. No Agent or any Lender will be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to the Administrative Agent or the Lenders (or to the Administrative Agent, on behalf of the Lenders), or the Administrative Agent or the Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law, any equitable cause or any intercreditor arrangement contemplated hereunder, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, will be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.
10.11Severability. In case any provision in or obligation hereunder or any Note will be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, will not in any way be affected or impaired thereby.

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10.12Obligations Several; Independent Nature of the Lenders’ Rights.
(a)The obligations of the Lenders hereunder are several and no Lender will be responsible for the obligations or Revolving Credit Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by the Lenders pursuant hereto or thereto, will be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender will be a separate and independent debt, and each Lender will be entitled to protect and enforce its rights arising out hereof and it will not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.
(b)Each Lender acknowledges and agrees that it will act collectively through the Administrative Agent and, without limiting the delegation of authority to the Administrative Agent set forth herein, the Required Lenders will direct the Administrative Agent with respect to the exercise of rights and remedies hereunder (including with respect to alleging the existence or occurrence of, and exercising rights and remedies as a result of, any Default or Event of Default in each case that could be waived with the consent of the Required Lenders), and such rights and remedies will not be exercised other than through the Administrative Agent.
10.13Headings. Section headings herein are included herein for convenience of reference only and will not constitute a part hereof for any other purpose or be given any substantive effect.
10.14Applicable Law. This Agreement and the rights and obligations of the parties hereunder will be governed by, and will be construed and enforced in accordance with, the laws of the State of New York.
10.15Consent to Jurisdiction.
(a)All judicial proceedings brought against any Credit Party arising out of or relating hereto or any other Credit Document, or any of the Obligations, will be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, each Credit Party, for itself and in connection with its properties, irrevocably (a) accepts generally and unconditionally the exclusive jurisdiction and venue of such courts; (b) waives any defense of forum non conveniens; (c) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to the applicable Credit Party at its address provided in accordance with Section 10.1; (d) agrees that service as provided in clause (c) above is sufficient to confer personal jurisdiction over the applicable Credit Party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and (e) agrees that Agents and Lenders retain the right to serve process in any other manner permitted by law or to bring proceedings against any Credit Party in the courts of any other jurisdiction.
(b)Each Subsidiary Borrower irrevocably designates and appoints the Company, as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 10.15(a) in any state or federal court of competent jurisdiction in the State, County and City of New York. The Company hereby represents, warrants and confirms that the Company has agreed to accept such appointment. Said designation and appointment shall be irrevocable by each such Subsidiary Borrower until all Revolving Loans, all reimbursement obligations, interest thereon and all other amounts payable by such Subsidiary Borrower hereunder and under the other Credit Documents shall have been paid in full in accordance with the provisions hereof and thereof and such Subsidiary Borrower shall have been terminated as a Borrower hereunder pursuant to Section 2.25. Each Subsidiary Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 10.15(a) in any state or federal court of competent jurisdiction in the State, County and City of New York by service of process upon the Company as provided in this Section 10.15(b); provided that, to the extent lawful and possible, notice of said service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to the Company and (if applicable to) such Subsidiary Borrower at its address set forth in the Subsidiary Borrower Agreement to which it is a party or to any other address of which such Subsidiary Borrower shall have given written notice to the Administrative Agent (with a copy thereof to

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the Company). Each Subsidiary Borrower irrevocably waives, to the fullest extent permitted by applicable law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon such Subsidiary Borrower in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to such Subsidiary Borrower. To the extent any Subsidiary Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution of a judgment, execution or otherwise), each Subsidiary Borrower hereby irrevocably waives such immunity in respect of its obligations under the Credit Documents. Nothing in this Agreement or any other Credit Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.
10.16WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF THE PARTIES HERETO WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.
10.17Confidentiality; Tombstones; Etc.
(a)Confidentiality. Each Agent, each Issuing Bank and each Lender will (A) not furnish any Nonpublic Information identified as such by the Company to any other Person and (B) treat all Nonpublic Information with the same degree of care as it treats its own confidential information, it being understood and agreed by the Company that, in any event, an Agent, an Issuing Bank or a Lender may make (i) disclosures of such information to creditors of any such Lender, Affiliates of such Agent, such Issuing Bank or such Lender, to their and such Affiliates’ shareholders, officers, directors, employees, legal counsel, independent auditors and other experts, advisors or agents who need to know such information in connection with the transactions contemplated hereby, are informed of the confidential nature of such information and are instructed to keep such information confidential (and to other Persons authorized by an Agent, Issuing Bank or Lender to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17) other than any Disqualified Lender, (ii) disclosure to any rating agency when required by it, (iii) disclosures required or requested by any Governmental Authority or self-regulatory authority or representative thereof or by the NAIC or pursuant to legal or judicial process, including in connection with assignments or pledges made pursuant to Section 10.6(h); provided that, unless specifically prohibited by applicable law, court order or any Governmental Authority or representative thereof, each Agent, each Issuing Bank and each Lender will notify the Company of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Agent, such Issuing Bank or such Lender (or such Lender’s Affiliates to whom disclosure has been made pursuant to the preceding clause (i)) by such Governmental Authority or representative thereof or self-regulatory authority or any such request pursuant to the Right to Financial Privacy Act of 1978) for disclosure of any such Nonpublic Information prior to disclosure of such information, (iv) disclosures in connection with the enforcement of its rights under any Credit Document, (v) disclosures to any other party to this Agreement, (vi) disclosures to an actual or prospective investor in an SPC (provided that such investor is not a Disqualified Lender and is advised of and agrees to be bound by either the provisions of this Section 10.17 or other provisions at least as restrictive as this Section 10.17), (vii) disclosures with the consent of the Company, (viii) disclosures to potential assignees, participants and credit support providers who are, in any such case, subject to an agreement containing provisions at least as restrictive as those contained in this Section 10.17 (it being understood that in no event shall such disclosure be made to any Disqualified Lender) and (ix) disclosures to the extent such Nonpublic Information (A) becomes publicly available other than as a

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result of a breach of this Section 10.17 or (B) becomes available to such Agent, such Issuing Bank or such Lender on a non-confidential basis from a source other than the Company or any Subsidiary or any of their respective Affiliates that is not known by such Agent, such Issuing Bank or such Lender to be subject to confidentiality obligations to the Company or any Subsidiary or their respective Affiliate. In addition, each Agent, each Issuing Bank and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents, the Issuing Banks and the Lenders in connection with the administration and management of this Agreement and the other Credit Documents. For the avoidance of doubt, in no event will any Agent, any Issuing Bank or any Lender disclose Nonpublic Information to any Disqualified Lender unless such disclosure is otherwise consented to by the Company. Notwithstanding anything to the contrary in any Credit Document, each Agent, each Issuing Bank and each Lender acknowledges and agrees that, solely in the case of trade secrets of the Company and its Subsidiaries, the Company shall identify the proposed disclosure of such trade secrets prior to actual disclosure thereof and if such Agent, such Issuing Bank or such Lender provides its express written consent to such receipt of such trade secrets, then such Agent, such Issuing Bank or such Lender hereby agrees to keep such trade secrets confidential in perpetuity; provided that (i) each Agent, each Issuing Bank and each Lender shall be permitted to decline to receive such trade secrets upon its express prior written consent and (ii) if any Agent, any Issuing Bank or any Lender so declines to receive such trade secrets, then the Company and the Subsidiaries shall be permitted to withhold such trade secrets from such Agent, such Issuing Bank or such Lender, as the case may be.
(b)Tombstones. Each Credit Party consents to the publication by the Administrative Agent of advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or worldwide web as it may choose, and the circulation of similar promotional materials, on and following the Closing Date in the form of a “tombstone” or otherwise, containing information customarily included in such advertisements and materials, including (i) the names of the Company and its Affiliates (or any of them), (ii) the Administrative Agent and its Affiliates’ titles and roles in connection with the Transactions and (iii) the amount, type and closing date of the Revolving Credit Commitments and the Loans.
10.18Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law will not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder will bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Company will pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Company to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess will be cancelled automatically and, if previously paid, will at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Company.
10.19Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission will be as effective as delivery of a manually executed counterpart hereof.
10.20No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises,

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this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
10.21Effectiveness; Entire Agreement. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Company and the Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.
10.22No Fiduciary Duty. Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Credit Parties. Each Credit Party acknowledges and agrees:
(a)nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Lenders and each Credit Party, its stockholders or its affiliates;
(b)the transactions contemplated by the Credit Documents are arm’s-length commercial transactions between the Lenders, on the one hand, and each Credit Party, on the other;
(c)in connection therewith and with the process leading to such transaction each of the Lenders is acting solely as a principal and not the agent or fiduciary of any Credit Party, its management, stockholders, creditors or any other Person;
(d)no Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Lender or any of its affiliates has advised or is currently advising any Credit Party on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Credit Documents;
(e)each Credit Party has consulted its own legal and financial advisors to the extent it deemed appropriate;
(f)each Credit Party is responsible for making its own independent judgment with respect to such transactions and the process leading thereto; and
(g)no Credit Party will claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any Credit Party, in connection with such transaction or the process leading thereto.
10.23No Third Parties Benefit. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Lenders, the Issuing Banks party hereto, the Agents and each other Secured Party, and their permitted successors and assigns, and no other Person will be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Credit Documents. No Agent or any Lender will have any obligation to any Person not a party to this Agreement or the other Credit Documents.
10.24PATRIOT Act. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Credit Parties that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of each Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Credit Parties in accordance with the PATRIOT Act.
10.25Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender

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that is an EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
10.26Acknowledgement Regarding any Supported QFCs.
To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Rate Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(a)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

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(b)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(c)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
10.27Judgment Currency.
(a)The Credit Parties’ obligations hereunder and under the other Credit Documents to make payments in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than Dollars, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the respective Lender or the applicable Issuing Bank of the full amount of Dollars expressed to be payable to the Administrative Agent or such Lender or such Issuing Bank under this Agreement or the other Credit Documents. If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than Dollars (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in Dollars, the conversion shall be made at the Dollar Equivalent determined as of the Calculation Date immediately preceding the day on which the judgment is given.
(b)If there is a change in the rate of exchange prevailing between the Calculation Date described in clause (a) above and the date of actual payment of the amount due, the Credit Parties shall pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Calculation Date.
(c)For purposes of determining the Dollar Equivalent or any other rate of exchange for this Section 10.27, such amounts shall include any premium and costs payable in connection with the purchase of Dollars.
10.28Amendment and Restatement. This Agreement is an amendment and restatement of the Existing Credit Agreement (which in turn was an amendment and restatement of the Original Credit Agreement). This Agreement does not extinguish, discharge or release the Obligations (as defined in the Existing Credit Agreement, the “Existing Obligations”) outstanding under the Existing Credit Agreement except to the extent such Obligations are paid as of the Closing Date, Collateral Agent’s Liens securing the Existing Obligations or the priority of any mortgage, pledge, security agreement or any other security therefor. For the avoidance of doubt, each of Kaman Lux and Kaman Aerospace Group, Inc. confirms for the benefit of the Secured Parties that, the Lien created by it pursuant to a Luxembourg law governed share pledge agreement dated 22 June 2016 between, amongst others, Kaman Aerospace Group, Inc. as pledgor, JPMorgan, as administrative agent for the benefit of the Secured Parties and Kaman Lux shall (a) remain in full force and effect notwithstanding the amendments referred to in this amendment and restatement agreement of the Existing Credit Agreement and (b) continue to secure its Obligations under the Credit Documents as amended (including, but not limited to, under this Agreement). Nothing herein contained shall be construed as a substitution or novation of the Existing Obligations, which shall remain in full force and effect, except to the extent such Obligations are paid as of the Closing Date or except as modified hereby or by instruments and agreements executed concurrently herewith. Nothing expressed or implied in this Agreement shall be construed as a release or other discharge of any Borrower or any other Credit Party under the Existing Credit Agreement and the Credit Documents entered into in connection therewith from any of its obligations and liabilities as “Company”, a “Borrower,” a

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“Guarantor” or a “Credit Party” thereunder. Notwithstanding the foregoing or any provision in any Credit Documents, the parties hereto acknowledge and agree that, upon the effectiveness of this Agreement:
(a)Kaman UK will be, and hereby is, irrevocably released as a “Subsidiary Borrower”, as a “Borrower” and as a “Guarantor” under the Credit Documents and from and after the Closing Date Kaman UK shall not constitute a Subsidiary Borrower, a Borrower or a Guarantor hereunder, and that certain Equitable Share Mortgage, dated February 5, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) by and between Kaman Aerospace Group, Inc., as mortgagor, and JPMorgan Chase Bank, N.A.., as administrative agent, shall be terminated, released and extinguished;
(b)none of the Foreign Subsidiaries (including, for the purposes of this clause (b), any Foreign Subsidiary Holding Company) or their Subsidiaries, owned directly or indirectly by Company shall provide a guarantee and no voting stock in excess of 66% in any Foreign Subsidiary and none of the Foreign Subsidiaries of Company or their direct or indirect assets (including any stock) provide collateral support (directly or indirectly), in each case, with respect to any Loan, Revolving Credit Commitment or other obligation under any Credit Document of Company or any Domestic Subsidiary;
(c)the Subsidiary Guaranty (as defined in the Existing Credit Agreement) in its entirety is amended and restated by, and replaced with, Section 7 of this Agreement; and
(d)Each of Kaman Engineering Services, Inc., a Washington corporation and an Immaterial Subsidiary of the Company (“Kaman Washington”), Kaman X Corporation, a Connecticut corporation and an Immaterial Subsidiary of the Company (“Kaman X Corporation”), and K-MAX Corporation, a Connecticut corporation and an Immaterial Subsidiary of the Company (“K-MAX”), will be, and hereby is, irrevocably released as a “Guarantor” under the Credit Documents and as a grantor and/or pledgor under the Collateral Documents, and from and after the Closing Date none of Kaman Washington, Kaman X Corporation and K-MAX will constitute a Guarantor hereunder or a grantor and/or pledgor under the Collateral Documents.
[Remainder of Page Intentionally Left Blank]

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[Signature Pages Intentionally Omitted]
~~IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.~~
~~THE COMPANY:~~
~~KAMAN CORPORATION~~
~~By:    _/s/ Robert D. Starr_____________________~~
    ~~Name:    Robert D. Starr~~
    ~~Title:    Executive Vice President and Chief~~
~~Financial Officer~~

~~[Signature Page to Second Amended & Restated Credit and Guaranty Agreement]~~
|US-DOCS\~~111257268.18~~127474950.5||

~~SUBSIDIARY BORROWERS:~~
~~RWG GERMANY GmbH~~
~~By:    _/s/ Robert G. Paterson _______________~~
    ~~Name: Robert G. Paterson~~
    ~~Title: Managing Director~~
~~KAMAN LUX HOLDINGS S.à r.l.~~
~~By:    _/s/ Robert D. Starr____________________~~
    ~~Name: Robert D. Starr~~
    ~~Title: Category A Manager~~

~~[Signature Page to Second Amended & Restated Credit and Guaranty Agreement]~~
|US-DOCS\~~111257268.18~~127474950.5||

~~GUARANTOR SUBSIDIARIES:~~
~~KAMAN AEROSPACE GROUP, INC.~~
~~KAMAN AEROSPACE CORPORATION~~
~~KAMATICS CORPORATION~~
~~KAMAN COMPOSITES – WICHITA, INC.~~
~~KAMAN COMPOSITES – VERMONT, INC.~~
~~KAMAN PRECISION PRODUCTS, INC.~~
~~EXTEX ENGINEERED PRODUCTS, INC.~~
~~By:    _/s/ Robert D. Starr     ____________~~
    ~~Name: Robert D. Starr~~
    ~~Title: Executive Vice President and Chief~~
~~Financial Officer~~

~~[Signature Page to Second Amended & Restated Credit and Guaranty Agreement]~~
|US-DOCS\~~111257268.18~~127474950.5||

~~JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent~~
~~By:    _/s/ Kelly Milton        _____ ________~~
    ~~Name: Kelly Milton~~
    ~~Title: Executive Director~~

~~[Signature Page to Second Amended & Restated Credit and Guaranty Agreement]~~
|US-DOCS\~~111257268.18~~127474950.5||

~~JPMORGAN CHASE BANK, N.A., as a Lender and as an Issuing Bank~~
~~By:    _/s/ Kelly Milton        _____ ________~~
    ~~Name: Kelly Milton~~
    ~~Title: Executive Director~~

~~[Signature Page to Second Amended & Restated Credit and Guaranty Agreement]~~
|US-DOCS\~~111257268.18~~127474950.5||

~~BANK OF AMERICA, N.A., as Swing Line Lender, as a Lender and as an Issuing Bank~~
~~By:    _/s/ Christopher T. Phelan_________________~~
    ~~Name: Christopher T. Phelan~~
    ~~Title: Senior Vice President~~

~~[Signature Page to Second Amended & Restated Credit and Guaranty Agreement]~~
|US-DOCS\~~111257268.18~~127474950.5||

~~Citizens Bank, N.A., as a Lender~~
~~By:    _/s/ Kathryn H. Lambrecht________________~~
    ~~Name: Kathyrn H. Lambrecht~~
    ~~Title: Vice President~~

~~[Signature Page to Second Amended & Restated Credit and Guaranty Agreement]~~
|US-DOCS\~~111257268.18~~127474950.5||

~~Fifth Third National Bank, National Association, as a Lender~~
~~By:    _/s/ Jose A. Rosado _____________________~~
    ~~Name: Jose A. Rosado~~
    ~~Title: Senior Vice President~~

~~[Signature Page to Second Amended & Restated Credit and Guaranty Agreement]~~
|US-DOCS\~~111257268.18~~127474950.5||

~~KeyBank National Association, as a Lender~~
~~By:    _/s/ Eric W. Domin______________________~~
    ~~Name: Eric W. Domin~~
    ~~Title: VP~~

~~[Signature Page to Second Amended & Restated Credit and Guaranty Agreement]~~
|US-DOCS\~~111257268.18~~127474950.5||

~~TRUIST BANK, as a Lender~~
~~By:    _/s/ Anika Kirs ______________________~~
    ~~Name: Anika Kirs~~
    ~~Title: Vice President~~
~~For any Lender requiring a second signature line:~~
~~By:    _ ______________________~~
    ~~Name:~~
    ~~Title:~~

~~[Signature Page to Second Amended & Restated Credit and Guaranty Agreement]~~
|US-DOCS\~~111257268.18~~127474950.5||

~~WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and as an Issuing Bank~~
~~By:    _/s/ Barbara A. Keegan___________________~~
    ~~Name: Barbara A. Keegan~~
    ~~Title: Senior Vice President~~

~~[Signature Page to Second Amended & Restated Credit and Guaranty Agreement]~~
|US-DOCS\~~111257268.18~~127474950.5||

~~Bank of Montreal, as a Lender~~
~~By:    _/s/ Andrew Berryman___ ______________~~
    ~~Name: Andrew Berryman~~
    ~~Title: Vice President~~

~~[Signature Page to Second Amended & Restated Credit and Guaranty Agreement]~~
|US-DOCS\~~111257268.18~~127474950.5||

~~Bank of Montreal, London Branch, as a Lender~~
~~By:    _/s/ Tom Woolgar ______________________~~
    ~~Name: TOM WOOLGAR~~
    ~~Title: MD & HEAD, CORPORATE~~
~~BANKING, EMEA~~
~~For any Lender requiring a second signature line:~~
~~By:    _/s/ Scott Matthews _____________________~~
    ~~Name: SCOTT MATTHEWS~~
    ~~Title: MD, CFO, INTERNATIONAL~~

~~[Signature Page to Second Amended & Restated Credit and Guaranty Agreement]~~
|US-DOCS\~~111257268.18~~127474950.5||

~~The Northern Trust Company, as a Lender~~
~~By:    _/s/ Eric Siebert ________________________~~
    ~~Name: Eric Siebert~~
    ~~Title: Senior Vice President~~

~~[Signature Page to Second Amended & Restated Credit and Guaranty Agreement]~~
|US-DOCS\~~111257268.18~~127474950.5||

~~U.S. Bank National Association, as a Lender~~
~~By:    _/s/ Paul F. Johnson _____________________~~
    ~~Name: Paul F. Johnson~~
    ~~Title: Vice President~~

~~[Signature Page to Second Amended & Restated Credit and Guaranty Agreement]~~
|US-DOCS\~~111257268.18~~127474950.5||

~~WEBSTER BANK, N.A., as a Lender~~
~~By:    _/s/ George G. Sims_____________________~~
    ~~Name: Paul G. Sims~~
    ~~Title: Senior Vice President~~
~~[Signature Page to Second Amended & Restated Credit and Guaranty Agreement]~~

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APPENDIX A
TO CREDIT AND GUARANTY AGREEMENT
Revolving Credit Commitments

Lender	Initial Revolving Commitment	Pro Rata Share
JPMorgan Chase Bank, N.A.	$100,000,000.00	12.500000000%
Bank of America, N.A.	$100,000,000.00	12.500000000%
Citizens Bank, N.A.	$100,000,000.00	12.500000000%
Fifth Third Bank, National Association	$75,000,000.00	9.375000000%
KeyBank National Association	$75,000,000.00	9.375000000%
Truist Bank	$75,000,000.00	9.375000000%
Wells Fargo Bank, National Association	$75,000,000.00	9.375000000%
Bank of Montreal	$50,000,000.00	6.250000000%
The Northern Trust Company	$50,000,000.00	6.250000000%
U.S. Bank National Association	$50,000,000.00	6.250000000%
Webster Bank, N.A.	$50,000,000.00	6.250000000%
Total	$800,000,000.00	100.000000000%

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APPENDIX B
TO CREDIT AND GUARANTY AGREEMENT
Notice Addresses
(i)    if to the Company or any other Credit Party:
c/o Kaman Corporation,
1332 Blue Hills Avenue,
Bloomfield, Connecticut 06002,
Attention: Jairaj Chetnani, Vice President & Treasurer (telecopy: +1.860.502.1253; jc.chetnani@kaman.com)
with a copy (which shall not constitute notice) to:
Latham & Watkins LLP
885 Third Avenue
New York, NY 10022
Attention: Dennis D. Lamont (telecopy: +1.212.751.4864; dennis.lamont@lw.com)
(ii)    if to Agent:
JPMorgan Chase Bank, N.A.
10 South Dearborn Street
Chicago, Illinois 60603
Attention: Philip Martino (telecopy: +1.312.732.4864; philip.c.martino@chase.com)
with a copy (which shall not constitute notice) to:
Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Attention: Jed Zobitz, Esq. (Telecopy: +1.212.474.3700; JZobitz@cravath.com)
(iii)    if to Agent in connection with any Credit Extension:
denominated in Dollars:
JPMorgan Chase Bank, N.A.
10 South Dearborn Street
Chicago, Illinois 60603
Attention: Philip Martino (telecopy: +1.312.732.4864; philip.c.martino@chase.com)
denominated in any Alternative Currency:
J.P. Morgan Europe Limited
25 Bank Street
Canary Wharf, London E14 5JP
Attention: The Manager, Loan & Agency Services (telecopy: +44.207.777.2360; loan_and_agency_london@jpmorgan.com)
(iv)    If to JPMorgan in its capacity as Issuing Bank:
JPMorgan Chase Bank, N.A.
10 South Dearborn Street
Chicago, Illinois 60603
Attention: Philip Martino (telecopy: +1.312.732.4864; philip.c.martino@chase.com)
Appendix B-1
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(iv)    if to BANA in its capacity as Swing Line Lender or Issuing Bank:
Bank of America, N.A.,
Sixth Floor
900 West Trade St.
Charlotte, NC 28255
Attention: David Tischler (telecopy: +1.704.625.4512; david.tischler@bofa.com)

Appendix B-2
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